     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 18, 1996


                                                      REGISTRATION NO. 333-06713

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                                AMENDMENT NO. 1
                                       TO
                                    FORM S-1

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------
                       PARACELSUS HEALTHCARE CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             CALIFORNIA                               8062                               95-3565943
  (State or Other Jurisdiction of         (Primary Standard Industrial                (I.R.S. Employer
   Incorporation or Organization)         Classification Code Number)              Identification Number)

                           --------------------------
                       155 NORTH LAKE AVENUE, SUITE 1100
                           PASADENA, CALIFORNIA 91101
                                 (818) 792-8600
              (Address, Including Zip Code, and Telephone Number,
       Including Area Code, of Registrant's Principal Executive Offices)
                         ------------------------------
                                 JAMES T. RUSH
              VICE PRESIDENT, FINANCE, AND CHIEF FINANCIAL OFFICER
                       155 NORTH LAKE AVENUE, SUITE 1100
                           PASADENA, CALIFORNIA 91101
                                 (818) 792-8600
           (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)
                         ------------------------------
                                   COPIES TO:

         Thomas C. Janson, Jr.                      Wayne M. Whitaker, Esq.                     Alison S. Ressler, Esq.
  Skadden, Arps, Slate, Meagher & Flom       Michener, Larimore, Swindle, Whitaker,               Sullivan & Cromwell
   300 South Grand Avenue, Suite 3400      Flowers, Sawyer, Reynolds & Chalk, L.L.P.            444 South Flower Street
     Los Angeles, California 90071                 3500 City Center Tower II                 Los Angeles, California 90071
             (213) 687-5000                           301 Commerce Street                            (213) 955-8000
                                                    Fort Worth, Texas 76102
                                                         (817) 335-4417

                           --------------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.
                           --------------------------

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                           --------------------------

                        CALCULATION OF REGISTRATION FEE


                                                                                      PROPOSED
                                                                    PROPOSED          MAXIMUM
                                                   AMOUNT           MAXIMUM          AGGREGATE
           TITLE OF EACH CLASS OF                  TO BE         OFFERING PRICE       OFFERING         AMOUNT OF
        SECURITIES TO BE REGISTERED              REGISTERED       PER UNIT (1)       PRICE (1)      REGISTRATION FEE
   % Senior Subordinated Notes due 2006.....  $275,000,000(2)        $1,000         $275,000,000       $94,828(3)


(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933.

(2) Includes $25,000,000 aggregate principal amount subject to an over-allotment option granted to the Underwriters.


(3) $86,207 of the fee has been paid previously.


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       PARACELSUS HEALTHCARE CORPORATION

                             CROSS REFERENCE SHEET

                   REQUIRED BY ITEM 501(B) OF REGULATION S-K


         REGISTRATION STATEMENT ITEM NUMBER AND CAPTION                     CAPTION OR LOCATION IN PROSPECTUS
- ----------------------------------------------------------------  -----------------------------------------------------
       1.  Forepart of the Registration Statement and Outside
            Front Cover Page of Prospectus......................  Outside Front Cover Page of Prospectus.
       2.  Inside Front and Outside Back Cover Pages of
            Prospectus..........................................  Inside Front and Outside Back Cover Pages of
                                                                   Prospectus; Available Information.
       3.  Summary Information, Risk Factors and Ratio of
            Earnings to Fixed Charges...........................  Prospectus Summary; Risk Factors; Company Unaudited
                                                                   Pro Forma Condensed Combining Financial Statements;
                                                                   Paracelsus Selected Historical Consolidated
                                                                   Financial and Operating Data.
       4.  Use of Proceeds......................................  Use of Proceeds.
       5.  Determination of Offering Price......................  Not applicable.
       6.  Dilution.............................................  Not applicable.
       7.  Selling Security Holders.............................  Not applicable.
       8.  Plan of Distribution.................................  Underwriting.
       9.  Description of Securities to Be Registered...........  Outside Front Cover Page of Prospectus; Prospectus
                                                                   Summary; Description of the Notes.
      10.  Interests of Named Experts and Counsel...............  Not applicable.
      11.  Information with Respect to the Registrant...........  Prospectus Summary; Risk Factors; The Merger and
                                                                   Financing; Use of Proceeds; Capitalization; Company
                                                                   Unaudited Pro Forma Condensed Combining Financial
                                                                   Statements; Paracelsus Selected Historical
                                                                   Consolidated Financial and Operating Data;
                                                                   Paracelsus Management's Discussion and Analysis of
                                                                   Financial Condition and Results of Operations;
                                                                   Champion Selected Historical Consolidated Financial
                                                                   and Operating Data; Champion Management's Discussion
                                                                   and Analysis of Financial Condition and Results of
                                                                   Operations; Business; Management; Executive
                                                                   Compensation; Certain Relationships and Related
                                                                   Transactions; Security Ownership of Management and
                                                                   Certain Beneficial Owners; Description of the Notes;
                                                                   Available Information; Financial Statements.
      12.  Disclosure of Commission Position on Indemnification
            for Securities Act Liabilities......................  Not applicable.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES
AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE
IN WHICH SUCH OFFER TO SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED JULY 18, 1996

PROSPECTUS
      , 1996

                                  $250,000,000


                                     [LOGO]

                       PARACELSUS HEALTHCARE CORPORATION

                        % SENIOR SUBORDINATED NOTES DUE 2006


    The % Senior Subordinated Notes due 2006 are being offered by Paracelsus Healthcare Corporation (the "Company") concurrently with the Merger pursuant to which Champion Healthcare Corporation will become a wholly owned subsidiary of the Company. Concurrently with the Notes Offering, the Company and certain selling shareholders of the Company are offering an aggregate of 7,895,000 shares of the Company's common stock in the Equity Offering. Consummation of each of the Notes Offering and the Equity Offering is contingent upon the consummation of the Merger; however, neither the Notes Offering nor the Equity Offering is contingent upon the consummation of the other.



    The  Notes will mature  on         , 2006. Interest on  the Notes is payable
semi-annually, in arrears, on       and        of each year, commencing        ,
1997.  The Notes will be redeemable at the option of the Company, in whole or in
part, at any time on or after        , 2001, at the redemption prices set  forth
herein, plus accrued and unpaid interest, if any, to the redemption date. The Company will not be required to make any mandatory redemption or sinking fund payments with respect to the Notes prior to maturity; however, in the event of a Change of Control, the Company will be required to make an offer to purchase the Notes, at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date.



    The Notes will be general unsecured obligations of the Company, will be subordinated in right of payment to all existing and future Senior Indebtedness of the Company, including borrowings under the New Credit Facility, and will rank PARI PASSU with $75.0 million aggregate principal amount of outstanding 9 7/8% Senior Subordinated Notes due 2003 of Paracelsus. On a pro forma basis giving effect to the Merger, the Notes Offering and the Equity Offering and the application of the net proceeds therefrom, the Notes would have been subordinated to $120.6 million of the Company's indebtedness at May 31, 1996, of which $112.1 million would have been secured Senior Indebtedness of the Company, and $8.5 million would have been indebtedness and other obligations of subsidiaries of the Company.



    SEE "RISK FACTORS" BEGINNING ON PAGE 10 FOR A DISCUSSION OF CERTAIN FACTORS THAT PROSPECTIVE INVESTORS SHOULD CONSIDER IN CONNECTION WITH AN INVESTMENT IN THE NOTES OFFERED HEREBY.


THESE SECURITIES HAVE  NOT BEEN APPROVED  OR DISAPPROVED BY  THE SECURITIES  AND
EXCHANGE   COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS  THE
       SECURITIES  AND  EXCHANGE  COMMISSION  OR  ANY  STATE   SECURITIES
       COMMISSION
          PASSED  UPON THE  ACCURACY OR  ADEQUACY OF  THIS PROSPECTUS.
              ANY REPRESENTATION  TO  THE CONTRARY  IS  A  CRIMINAL
                                    OFFENSE.


                                                    PRICE      UNDERWRITING     PROCEEDS
                                                    TO THE    DISCOUNTS AND      TO THE
                                                  PUBLIC (1)  COMMISSIONS (2) COMPANY (1)(3)
Per Note........................................           %             %              %
Total (4).......................................  $             $              $


(1) PLUS ACCRUED INTEREST, IF ANY, FROM THE DATE OF ISSUANCE.

(2) THE COMPANY HAS AGREED TO INDEMNIFY THE UNDERWRITERS AGAINST CERTAIN LIABILITIES, INCLUDING LIABILITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SEE "UNDERWRITING."

(3) BEFORE DEDUCTING EXPENSES PAYABLE BY THE COMPANY, ESTIMATED AT $         .


(4) THE COMPANY HAS GRANTED THE UNDERWRITERS A 30-DAY OPTION TO PURCHASE UP TO $25,000,000 AGGREGATE PRINCIPAL AMOUNT OF ADDITIONAL NOTES SOLELY TO COVER OVER-ALLOTMENTS, IF ANY. IF SUCH OPTION IS EXERCISED IN FULL, THE TOTAL PRICE TO THE PUBLIC, UNDERWRITING DISCOUNTS AND COMMISSIONS AND PROCEEDS TO
    THE  COMPANY WILL BE $          , $           AND $          , RESPECTIVELY.
    SEE "UNDERWRITING."



    The Notes are offered by the several Underwriters, subject to prior sale, when, as and if delivered to and accepted by the Underwriters and subject to various prior conditions, including their right to reject any order in whole or in part. It is expected that delivery of the Notes will be made in New York, New
York on or about       , 1996, against payment in same-day funds.

DONALDSON, LUFKIN & JENRETTE
   SECURITIES CORPORATION


                              BA SECURITIES, INC.



                                               NATIONSBANC CAPITAL MARKETS, INC.

                               [INSERT MAP HERE]
DESCRIPTION OF THE MAP ON THE INSIDE FRONT COVER PAGE UNDER THE TITLE OF "PARACELSUS HEALTHCARE CORPORATION"


The map depicts the United States showing the locations of the Company's facilities.


    IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE NOTES OFFERED HEREBY OR OTHER SECURITIES OF THE COMPANY AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               PROSPECTUS SUMMARY


    THE FOLLOWING SUMMARY INFORMATION IS QUALIFIED IN ITS ENTIRETY BY, AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS AND THE DOCUMENTS REFERRED TO HEREIN. UNLESS THE CONTEXT OTHERWISE REQUIRES, REFERENCES HEREIN TO "PARACELSUS" REFER TO PARACELSUS HEALTHCARE CORPORATION PRIOR TO THE MERGER OF CHAMPION HEALTHCARE CORPORATION ("CHAMPION") WITH AND INTO A WHOLLY OWNED SUBSIDIARY OF PARACELSUS (THE "MERGER"). REFERENCES TO THE "COMPANY" REFER TO PARACELSUS AFTER THE MERGER AND INCLUDE THE COMBINED OPERATIONS OF PARACELSUS AND CHAMPION. IN ADDITION, ALL REFERENCES TO PROCEEDS TO THE COMPANY FROM THE NOTES OFFERING OR THE OFFERINGS (EACH AS DEFINED BELOW) AND ALL PRO FORMA AND ADJUSTED FINANCIAL INFORMATION ASSUME NO EXERCISE OF THE UNDERWRITERS' OVER-ALLOTMENT OPTION WITH RESPECT TO THE NOTES. CERTAIN STATEMENTS UNDER THIS CAPTION "PROSPECTUS SUMMARY" CONSTITUTE "FORWARD-LOOKING STATEMENTS" UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT (THE "REFORM ACT"). SEE "RISK FACTORS -- FORWARD-LOOKING STATEMENTS."


                                  THE COMPANY


    Paracelsus is a leading healthcare company that owns and operates acute care and specialty hospitals and related healthcare businesses serving selected markets in the United States. Paracelsus currently owns and operates 18 acute care hospitals with a total of 1,685 licensed beds in California, Utah, Tennessee, Texas, Florida, Georgia and Mississippi. Paracelsus' acute care hospitals provide a broad array of general medical and surgical services on an inpatient, outpatient and emergency basis. In addition, certain hospitals and their related facilities offer rehabilitative medicine, substance abuse treatment, psychiatric care and Acquired Immune Deficiency Syndrome ("AIDS") care. In California, Paracelsus also owns and operates three psychiatric hospitals with 218 licensed beds, four skilled nursing facilities with 232 licensed beds and a 60-bed rehabilitative hospital. In addition, Paracelsus owns and operates 11 home health agencies and 16 medical office buildings adjacent to certain of its hospitals. For the 12 months ended March 31, 1996 on a pro forma basis after giving effect to acquisitions and dispositions, Paracelsus would have had total operating revenues of $516.9 million, Adjusted EBITDA (as defined below) of $55.8 million and a net loss of $3.1 million. The net loss includes an unusual charge recorded in March 1996 of $22.4 million (or $13.2 million, net of taxes) related to the settlement of two lawsuits.



    On April 12, 1996, Paracelsus entered into an Agreement and Plan of Merger, as amended and restated on May 29, 1996 (the "Merger Agreement"), with Champion pursuant to which Champion will become a wholly owned subsidiary of the Company. Champion currently owns and operates five acute care hospitals with a total of 722 licensed beds in Utah, Texas and Virginia and owns a 50% interest in, and operates, a partnership that owns two additional acute care hospitals with a total of 341 licensed beds in North Dakota under the name "Dakota Heartland Health System" ("DHHS"). Champion's acute care hospitals generally offer the same types of services provided by Paracelsus' acute care hospitals. Champion also owns and operates two psychiatric hospitals with a total of 219 licensed beds in Missouri and Louisiana. For the 12 months ended March 31, 1996 on a pro forma basis after giving effect to acquisitions and dispositions, Champion would have had net revenue of $198.2 million, Adjusted EBITDA of $32.2 million and net income of $3.9 million.



    Following the Merger, the Company will operate 31 hospitals in 11 states, including 25 acute care hospitals with 2,748 licensed beds, five psychiatric hospitals with 437 licensed beds and a rehabilitative hospital with 60 licensed beds. On a pro forma combined basis for the 12 months ended March 31, 1996, after giving effect to the Offerings, the Company would have had total operating revenues of $714.8 million, Adjusted EBITDA of $88.1 million and a net loss of $6.7 million. The net loss includes the unusual charge related to the settlement of two lawsuits. These pro forma combined results do not give effect to any cost savings that management believes will be realized as a result of the Merger due to the combination of the corporate operations of Paracelsus and Champion and the elimination of certain corporate consulting contracts of Paracelsus. In addition, the combined entity should benefit from economies of scale in such areas as purchasing, marketing, information systems, risk management, acquisitions and development, accounting, reimbursement, corporate finance and quality assurance.



    The Company believes that the Merger represents a unique opportunity to integrate the operations of two companies that have a complementary portfolio of hospitals. Upon completion of the Merger, 22 of the 31 hospitals owned or operated by the Company will be located in markets where a hospital or hospital network operated by the Company is a preeminent provider. On a pro forma combined basis (excluding the PHC Salt Lake Hospital (as defined below) and the two hospitals owned by DHHS), the remaining 19 hospitals would have accounted for approximately 71% and 89% of the 28 remaining hospitals' operating revenues and Adjusted EBITDA, respectively, for the 12 months ended March 31, 1996.



    Following the Merger, the Company believes that it will be better positioned to implement its business strategy due to its greater scale and diversity of operations, expanded geographic presence and enhanced access to the public capital markets and other financing sources. The Company also believes that it will benefit from the addition to Paracelsus' management team of three key Champion executives who, following the Merger, will have primary responsibility for day to day management of the Company. These Champion executives have an average of 29 years of hospital industry experience and a proven track record in operating and growing publicly held hospital companies. Over the past five years, these executives grew Champion's net revenue at a compounded annual growth rate of 62.0%, from $24.3 million in 1991 to $167.5 million in 1995, while improving its Adjusted EBITDA margins from 9.4% in 1991 to 15.8% in 1995 and 19.2% for the three months ended March 31, 1996.



    After the Merger, the Company's principal executive offices will be located at 515 West Greens Road, Suite 800, Houston, Texas 77067. Its telephone number will be (713) 873-6623.


                               BUSINESS STRATEGY


    The Company's strategic objective is to establish each of its hospitals or hospital networks as the provider of choice in its market. To accomplish this, the Company first seeks to establish a presence in geographic locations that are best suited to developing a preeminent market position. These locations primarily include small to mid-sized markets with more favorable demographics and lower levels of penetration by managed care plans and alternative niche competitors than larger metropolitan areas. Moreover, the competing hospitals in the Company's target markets frequently will be not-for-profit facilities which the Company believes have higher cost structures than its hospitals. Second, the Company focuses on implementing operating strategies developed by the Company for positioning each of its hospitals or hospital networks as providers of measurably higher quality and lower cost healthcare services than competing providers. The key elements of the Company's operating strategies are as follows:


EXPAND STRATEGICALLY THROUGH SELECTED ACQUISITIONS


    The Company plans to continue to pursue expansion opportunities through the strategic acquisition of hospitals and complementary healthcare businesses in existing or new markets. The Company has demonstrated this strategy most recently by successfully acquiring four hospitals and a home health agency in the Salt Lake City market. The Company believes that its primary sources of acquisitions will be unaffiliated not-for-profit hospitals and facilities being divested by hospital systems for strategic, regulatory or performance reasons.


INCREASE MARKET PENETRATION


    The Company seeks to increase the market penetration of its hospitals by offering a full range of hospital and related healthcare services and by gaining market share from local competitors by providing measurably higher quality and lower cost services. For example, this strategy has been successfully demonstrated by the addition of obstetrics programs at each of The Medical Center of

Mesquite and Westwood Medical Center during the past 12 months. In addition, over the past 24 months the Company has acquired or established five home health agencies that cover 26 counties in Tennessee, providing a large referral base for the Company's four hospitals in that market.


ESTABLISH A COMPETITIVE COST ADVANTAGE


    The Company seeks to position each of its hospitals as the low cost provider in its market by monitoring and controlling fixed and variable operating expenses. Champion's executives have demonstrated an ability to reduce costs as indicated by the improvement in Champion's Adjusted EBITDA margins from 9.4% in 1991 to 15.8% in 1995 and 19.2% for the three months ended March 31, 1996. Labor costs are a primary focus of such efforts, and Champion's executives have reduced salaries, wages and benefits as a percentage of net revenue at Champion's hospitals (including DHHS) from 38.2% in 1994 to 37.9% in 1995 and 35.4% for the three months ended March 31, 1996. The Company believes that a low cost provider is better able to succeed in the current healthcare environment by aggressively pricing its managed care contracts and direct employer arrangements and by maintaining profitability under fixed payment systems.


IMPLEMENT A COMPETITIVE QUALITY ADVANTAGE


    The Company believes that preventing errors in the treatment process can improve quality and lower the cost of care by reducing the risk of adverse events to patients and the consequential costs of such events. For the past two years, the Company has piloted a proprietary program in four of its hospitals designed to identify and measure the incidence of patient treatment errors in 225 separate clinical categories. The Company believes the capability to quantify data regarding the quality of care in its hospitals will enable the Company to reduce the cost of care and will enhance the ability of its hospitals to win and profit from managed care contracts.


DEVELOP A COMPETITIVE SERVICE ADVANTAGE


    The Company believes that bureaucratic and impersonalized customer service is a historical structural deficiency within the hospital industry caused by service systems, policies and procedures that are designed for the convenience of physicians and hospitals rather than patients, payors and employers. The Company is developing a proprietary customer service system that it believes will differentiate its hospitals and facilities from those of its competitors and provide a competitive advantage.


REQUIRE LOCAL MANAGEMENT ACCOUNTABILITY

    The provision of high quality healthcare services is primarily a local business, and the Company's business strategy and operating programs emphasize local management initiative, responsibility and accountability combined with corporate support and oversight.

                   REFINANCINGS IN CONNECTION WITH THE MERGER


    The Company has filed a registration statement with respect to 5,200,000 newly-issued shares of common stock, no stated value per share (the "Common Stock"), that it plans to offer (the "Equity Offering") concurrently with the offering of Notes made hereby (the "Notes Offering" and, together with the Equity Offering, the "Offerings"). Certain shareholders of the Company will also be selling an aggregate of 2,695,000 shares of Common Stock in connection with the Equity Offering (3,879,250 if the over-allotment option with respect to the Common Stock is exercised in full). The Company will not receive any proceeds from the sale of Common Stock made by such selling shareholders.



    The Company currently intends that a portion of the estimated aggregate net proceeds to the Company from the Offerings of $297.2 million (consisting of $241.3 million from the Notes Offering and $55.9 million from the Equity Offering) will be used by Champion to prepay an estimated $159.2 million of outstanding Champion indebtedness (plus $6.6 million of prepayment premiums) as of May 31, 1996. The remaining net proceeds to the Company from the Offerings will be used to reduce outstanding indebtedness under either the existing Paracelsus credit facility (the "Existing Paracelsus Credit Facility") or the new credit facility (the "New Credit Facility") that the Company intends to establish as soon as practicable at or after the effective time of the Merger (the "Effective Time"), as applicable. Neither the Notes Offering nor the Equity Offering is contingent upon the consummation of the other. See "Risk Factors -- Significant Leverage," "The Merger and Financing" and "Use of Proceeds."



    The Company currently intends to refinance as soon as practicable at or after the Effective Time, through borrowings under the New Credit Facility, all amounts outstanding under the Existing Paracelsus Credit Facility (the "Credit Facility Refinancing"). The New Credit Facility will provide for borrowings of up to $400.0 million, of which $104.0 million is expected to be outstanding after giving effect to the Offerings and the Credit Facility Refinancing and the application of the net proceeds therefrom.


                               THE NOTES OFFERING


SECURITIES OFFERED................  $250,000,000  principal   amount  of          %   Senior
                                    Subordinated Notes due             , 2006 (the "Notes").
                                    In addition, the Company has granted to the Underwriters
                                    an  option exerciseable for 30 days from the date hereof
                                    to purchase up  to an  additional $25,000,000  principal
                                    amount of Notes solely to cover over-allotments, if any.
MATURITY DATE.....................  , 2006.
INTEREST PAYMENT DATES............  and       of each year, commencing             , 1997.
OPTIONAL REDEMPTION...............  In   whole  or  in  part,  at   any  time  on  or  after
                                                 , 2001 at the  redemption prices set  forth
                                    herein,   plus  accrued  and   unpaid  interest  to  the
                                    redemption date.
CHANGE OF CONTROL.................  Upon a Change  of Control,  the Company  is required  to offer  to purchase  the Notes  at 101%  of the principal
                                    amount thereof, plus accrued and unpaid interest to  the
                                    purchase  date. In addition, in  the event that pursuant
                                    to any Change of Control  Offer (as defined below)  made
                                    in  compliance  with the  Indenture governing  the Notes
                                    (the "Indenture") 80% or  more of the outstanding  Notes
                                    are  tendered and  accepted for payment  by the Company,
                                    then the Company will have the right to redeem all,  but
                                    not  less  than all,  of  the outstanding  Notes  not so
                                    tendered in such Change of Control Offer at a redemption
                                    price equal  to 101%  of the  principal amount  thereof,
                                    together  with accrued and unpaid interest. There can be
                                    no assurance that the Company will be able to repurchase
                                    the Notes in the event of a Change of Control. See "Risk
                                    Factors -- Possible Inability to Repurchase Notes upon a
                                    Change of Control."
RANKING...........................  The Notes will be  general unsecured obligations of  the
                                    Company  and will be subordinated in right of payment to
                                    all existing  and  future  Senior  Indebtedness  of  the
                                    Company,  including  borrowings  under  the  New  Credit
                                    Facility. On  a pro  forma basis  giving effect  to  the
                                    Merger  and the Offerings and the application of the net
                                    proceeds  therefrom,   the   Notes   would   have   been
                                    subordinated   to  $120.6   million  of   the  Company's
                                    indebtedness at May  31, 1996, of  which $112.1  million
                                    would  have been Senior Indebtedness of the Company, all
                                    of which would have been secured indebtedness, and  $8.5
                                    million   would   have  been   indebtedness   and  other
                                    obligations of

                                    subsidiaries of the Company. See "The Merger and Financ-
                                    ing," "Capitalization,"  "Description  of the  Notes  --
                                    General"  and "-- Subordination" and "Description of the
                                    New Credit Facility." In addition, upon the consummation
                                    of the Credit  Facility Refinancing  and Offerings,  the
                                    Company  expects  to  have available  $296.0  million of
                                    unused borrowing capacity under the New Credit  Facility
                                    (before   reduction  of  $9.7  million  for  commitments
                                    outstanding under letters of credit), all of which  will
                                    be  permitted  to  be borrowed  under  the  Indenture in
                                    accordance with the terms thereof. Borrowings under  the
                                    New Credit Facility will be secured by a lien on certain
                                    collateral  owned by  the Company  and its subsidiaries.
                                    The  Notes  will  be  effectively  subordinated  to  all
                                    indebtedness  and other  obligations of  subsidiaries of
                                    the Company, which, on a  pro forma basis giving  effect
                                    to  the Merger and the  Offerings and the application of
                                    the net proceeds therefrom, would have been $8.5 million
                                    at May 31,  1996. The  Notes will rank  PARI PASSU  with
                                    $75.0  million aggregate principal amount of outstanding
                                    9 7/8% Senior Subordinated Notes due 2003 of  Paracelsus
                                    (the "Existing Senior Subordinated Notes"). See "Company
                                    Unaudited   Pro  Forma   Condensed  Combining  Financial
                                    Statements."
CERTAIN COVENANTS.................  The Indenture will contain certain covenants, including,
                                    but  not  limited  to,   covenants  limiting:  (i)   the
                                    incurrence  by  the  Company  and  its  subsidiaries  of
                                    additional   indebtedness;   (ii)   certain   restricted
                                    payments,  including the payment of dividends on and the
                                    redemption of capital  stock by the  Company; (iii)  the
                                    creation    of   liens   securing   indebtedness;   (iv)
                                    restrictions on  the  ability  of  subsidiaries  to  pay
                                    dividends,  make certain payments  and transfer property
                                    to the Company; (v)  transactions with affiliates;  (vi)
                                    the  sale of assets; (vii) the  entry into a new line of
                                    business;  and   (viii)   the   Company's   ability   to
                                    consolidate or merge with or into, or to transfer all or
                                    substantially all of its assets to, another person.
USE OF PROCEEDS BY THE COMPANY....  The  aggregate  net  proceeds to  the  Company  from the
                                    Offerings are estimated to be $297.2 million (consisting
                                    of $241.3  million from  the  Notes Offering  and  $55.9
                                    million  from the Equity  Offering). The Company intends
                                    that a portion  of the net  proceeds from the  Offerings
                                    will  be used by Champion  to prepay an estimated $159.2
                                    million of outstanding Champion indebtedness (plus  $6.6
                                    million  of prepayment premiums) as of May 31, 1996. The
                                    remaining estimated net proceeds of $131.4 million  will
                                    be  used  to reduce  outstanding indebtedness  under the
                                    Existing Paracelsus Credit  Facility or  the New  Credit
                                    Facility, as applicable. See "Use of Proceeds."


    For definitions of certain capitalized terms used herein, see "Description of the Notes."

                                  RISK FACTORS


    SEE "RISK FACTORS" BEGINNING ON PAGE 10 FOR A DISCUSSION OF CERTAIN FACTORS THAT PROSPECTIVE INVESTORS SHOULD CONSIDER IN CONNECTION WITH AN INVESTMENT IN THE NOTES OFFERED HEREBY.

            SUMMARY UNAUDITED PRO FORMA FINANCIAL AND OPERATING DATA


    The Summary Unaudited Pro Forma Financial and Operating Data set forth below have been derived from the Company Unaudited Pro Forma Condensed Combining Financial Statements included elsewhere in this Prospectus. The Summary Unaudited Pro Forma Financial and Operating Data reflect the effect of the consummation of the Offerings, in each case as if such transactions had occurred at the beginning of each period presented for purposes of the pro forma income statement and operating data and on March 31, 1996 for purposes of the pro forma balance sheet data. The Summary Unaudited Pro Forma Financial and Operating Data set forth below also give effect to the Merger and the acquisitions and dispositions completed by Paracelsus and Champion since the beginning of each of the periods presented. All references in the Summary Unaudited Pro Forma Financial and Operating Data and in this Prospectus to share and per share data with respect to the Common Stock reflect the 66,159.426-for-one stock split to be effected prior to the Merger.



    The Summary Unaudited Pro Forma Financial and Operating Data set forth below and the Company Unaudited Pro Forma Condensed Combining Financial Statements included elsewhere herein do not purport to present the financial position or results of operations of the Company had the transactions and events assumed therein occurred on the dates specified, nor are they necessarily indicative of the results of operations that may be expected in the future. The Summary Unaudited Pro Forma Financial and Operating Data set forth below is qualified in its entirety by reference to, and should be read in conjunction with, the Company Unaudited Pro Forma Condensed Combining Financial Statements included elsewhere in this Prospectus.



    The Company currently intends to adopt a December 31 year end. Paracelsus currently reports its financial information on the basis of a September 30 fiscal year. Champion currently reports its financial information on the basis of a December 31 year. The Summary Unaudited Pro Forma Financial and Operating Data for the fiscal year ended September 30, 1995 includes Paracelsus' historical results of operations for the fiscal year ended September 30, 1995 and Champion's historical results of operations for the year ended December 31, 1995. The Summary Unaudited Pro Forma Financial and Operating Data for the six months ended March 31, 1995 and 1996 includes Paracelsus' and Champion's historical results of operations for the same six-month periods. The Summary Unaudited Pro Forma Balance Sheet Data includes the historical balance sheets of Paracelsus and Champion as of March 31, 1996. See "The Merger and Financing," "Company Unaudited Pro Forma Condensed Combining Financial Statements," "Paracelsus and Champion Unaudited Pro Forma Condensed Combining Financial Statements," "Paracelsus Unaudited Pro Forma Condensed Combining Financial Statements" and "Champion Unaudited Pro Forma Condensed Combining Statements of Income and Unaudited Historical Condensed Balance Sheet."

            SUMMARY UNAUDITED PRO FORMA FINANCIAL AND OPERATING DATA



                                                                                                SIX MONTHS ENDED
                                                                                                   MARCH 31,
                                                                     FISCAL YEAR ENDED   ------------------------------
                                                                     SEPTEMBER 30, 1995       1995            1996
                                                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
  Total operating revenues (1).....................................      $  696,899         $ 347,240       $ 368,555
  Costs and expenses:
      Salaries and benefits........................................         288,075           148,207         155,927
      Supplies.....................................................          70,828            35,785          34,717
      Purchased services...........................................          85,990            39,615          47,543
      Provision for bad debts......................................          55,616            27,004          27,845
      Other operating expenses.....................................         117,911            57,419          59,328
      Depreciation and amortization................................          32,510            15,776          17,575
      Interest.....................................................          37,895            19,263          19,219
      Equity in earnings of DHHS (2)...............................          (8,881)           (2,363)         (6,609)
      Restructuring and unusual charges (3)........................           4,177                --              --
      Settlement costs (4).........................................              --                --          22,356
                                                                         ----------      ---------------  -------------
          Total costs and expenses.................................         684,121           340,706         377,901
                                                                         ----------      ---------------  -------------
  Income (loss) before minority interests and income taxes.........          12,778             6,534          (9,346)
  Minority interests...............................................          (1,927)           (1,204)         (1,072)
                                                                         ----------      ---------------  -------------
  Income (loss) before income taxes................................          10,851             5,330         (10,418)
  Income taxes (benefit)...........................................           4,540             3,170          (3,730)
                                                                         ----------      ---------------  -------------
  Net income (loss) (5)............................................      $    6,311         $   2,160       $  (6,688)
                                                                         ----------      ---------------  -------------
                                                                         ----------      ---------------  -------------
  Income (loss) per share (5)......................................      $     0.11         $    0.04       $   (0.13)
                                                                         ----------      ---------------  -------------
                                                                         ----------      ---------------  -------------
  Weighted average number of common and common equivalent shares
   outstanding.....................................................          55,524            55,527          52,201
                                                                         ----------      ---------------  -------------
                                                                         ----------      ---------------  -------------
OPERATING DATA:
  Adjusted EBITDA (6)..............................................      $   85,433         $  40,369       $  48,732
  Adjusted EBITDA margin...........................................            12.3%             11.6%           13.2%
  Capital expenditures (7).........................................      $   62,553         $  18,170       $  21,388
  Ratio of Adjusted EBITDA to interest expense.....................             2.3x              2.1x            2.5x
  Ratio of net debt to Adjusted EBITDA (8).........................              --                --             4.2x



                                                                  AS OF
                                                              MARCH 31, 1996
BALANCE SHEET DATA:
  Cash and cash equivalents.................................    $    8,819
  Working capital...........................................       109,658
  Total assets..............................................       840,621
  Total debt................................................       377,562
  Shareholders' equity......................................       269,884


- ------------------------------

(1) Includes pro forma interest income of $2,375, $1,429 and $1,144 for the fiscal year ended September 30, 1995 and the six months ended March 31, 1995 and 1996, respectively.


(2) Champion operates DHHS pursuant to an operating agreement and accounts for its investment in DHHS under the equity method. DHHS began operations on December 31, 1994.


(3) Restructuring and unusual charges consisted of special bonuses of $4,177 (or $0.04 per share, net of taxes) paid to certain executive officers of Paracelsus.


(4) Settlement costs of $22,356 (or $0.25 per share, net of taxes) consisted of settlement payments, legal fees and the write-off of certain accounts receivable in connection with the settlement of two lawsuits.


(5) Without giving effect to the Equity Offering, net income (loss) would have been $5,993, $2,160 and $(7,777) for the fiscal year ended September 30, 1995 and the six months ended March 31, 1995 and 1996, respectively. For the same periods, income (loss) per share would have been $0.12, $0.04 and $(0.17), respectively. At March 31, 1996, pro forma total debt and shareholders' equity would have been $433,475 and $213,971, respectively.


(6) "Adjusted EBITDA" represents income before income taxes, depreciation and amortization, interest, cumulative effect of accounting change, restructuring and unusual charges, settlement costs, gains (losses) from disposal of facilities and extraordinary items. While Adjusted EBITDA is not a substitute for operating cash flows determined in accordance with generally accepted accounting principles, it is a commonly used tool for measuring a company's ability to service debt.


(7) Includes capital expenditures for special construction projects at BayCoast Medical Center and Westwood Medical Center of $38,047, $9,449 and $10,496 for the fiscal year ended September 30, 1995 and the six months ended March 31, 1995 and 1996, respectively.


(8) Represents pro forma total debt outstanding less cash and cash equivalents as of March 31, 1996 divided by pro forma Adjusted EBITDA of $88,104 for the 12 months ended March 31, 1996.

                                  RISK FACTORS


    PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS IN ADDITION TO THE OTHER INFORMATION SET FORTH IN THIS PROSPECTUS BEFORE MAKING AN INVESTMENT IN THE NOTES OFFERED HEREBY. CERTAIN STATEMENTS UNDER THIS CAPTION "RISK FACTORS" CONSTITUTE "FORWARD-LOOKING STATEMENTS" UNDER THE REFORM ACT. SEE "-- FORWARD-LOOKING STATEMENTS."


SIGNIFICANT LEVERAGE


    As of May 31, 1996, as adjusted on a pro forma basis to give effect to the Merger and the Offerings, the Company's total indebtedness, including the current portion of long-term indebtedness and capital lease obligations, would have been $452.8 million, which represents 63% of its total capitalization. See "Capitalization." In addition, upon consummation of the Offerings and the Credit Facility Refinancing, the Company expects to have $296.0 million of available credit under the New Credit Facility (before reduction of $9.7 million for commitments outstanding under letters of credit), all of which will be permitted to be borrowed under the New Credit Facility and the Indenture in accordance with their respective terms. On a pro forma basis, after giving effect to the Merger and the Offerings and the application of the net proceeds therefrom, the Company's earnings would have been insufficient to cover fixed charges by $9.3 million for the six months ended March 31, 1996. The pro forma earnings deficiency is primarily the result of an unusual charge recorded in March 1996 of $22.4 million related to the settlement of two lawsuits. See "Company Unaudited Pro Forma Condensed Combining Financial Statements." The Company believes that cash flows from operations will be sufficient to meet debt service requirements for interest and scheduled payments of principal under the Notes, the New Credit Facility and the Company's other indebtedness. However, there can be no assurance that the Company will be able to generate the cash flows necessary to permit the Company to meet such debt service requirements.



    The Company expects that the New Credit Facility will include covenants that prohibit or limit, among other things, the sale of assets, the making of acquisitions and other investments, the incurrence of additional debt and liens and the payment of dividends, and that require the Company to maintain a minimum consolidated net worth and to comply with certain financial ratio tests. See "Description of the New Credit Facility." In addition, the Indenture will include covenants that limit, among other things, the ability of the Company and its subsidiaries to incur additional indebtedness, make prepayments of certain indebtedness, pay dividends or redeem capital stock, create certain liens, sell certain assets, engage in certain transactions with affiliates, engage in certain mergers and consolidations and enter a new line of business. See "Description of the Notes -- Certain Covenants." The Company's failure to comply with any of these covenants could result in an event of default, thereby permitting acceleration of such indebtedness as well as indebtedness under other instruments that contain cross-acceleration or cross-default provisions, including the New Credit Facility, the indenture pursuant to which $75.0 million aggregate principal amount of outstanding 9 7/8% Senior Subordinated Notes due 2003 of Paracelsus (the "Existing Senior Subordinated Notes") was issued (the "Existing Senior Subordinated Notes Indenture") and the Indenture, which in turn could have a material adverse effect on the Company's financial condition and results of operations. See "Description of the New Credit Facility."



    The degree to which the Company is leveraged and the covenants described above may adversely affect the Company's ability to finance its future operations and could limit its ability to pursue business opportunities that may be in the interest of the Company and its security holders. In particular, changes in medical technology, existing, proposed and future legislation, regulations and the interpretation thereof, and the increasing importance of managed care contracts and integrated healthcare delivery systems may require significant investment in facilities, equipment, personnel or services. Although the Company expects that cash generated from operations and amounts available under the New Credit Facility will be sufficient to allow it to make such investments, there can be no assurance that the Company will be able to obtain the funds necessary to make such investments. Furthermore, tax-exempt or government-owned competitors have certain financial advantages such as endowments, charitable contributions, tax-exempt financing and exemption from sales, property and income taxes not available to the Company, providing them with a potential competitive advantage in making such investments.

SUBORDINATION; HOLDING COMPANY STRUCTURE


    The Notes will be subordinated in right of payment to all existing and future Senior Indebtedness of the Company. On a pro forma basis after giving effect to the Merger and the Offerings and the application of the net proceeds therefrom, the Notes would have been subordinated to $120.6 million of the Company's indebtedness at May 31, 1996 ($176.5 million without giving effect to the Equity Offering), of which $112.1 million would have been Senior Indebtedness of the Company ($168.0 million without giving effect to the Equity Offering), all of which would have been secured indebtedness. In addition, upon the consummation of the Offerings and the Credit Facility Refinancing, the Company expects to have available $296.0 million of unused borrowing capacity under the New Credit Facility (before reduction for approximately $9.7 million for commitments outstanding under letters of credit), all of which will be permitted to be borrowed under the New Credit Facility and the Indenture in accordance with their respective terms. All indebtedness incurred under the New Credit Facility will constitute Senior Indebtedness and will be secured. In addition, the Indenture limits the amount of indebtedness that may be incurred by the Company; however, to the extent that the Indenture permits additional indebtedness to be incurred, it does not limit the amount of such indebtedness that may be senior to the Notes. See "Description of the Notes."



    The Company generally may not pay the principal of, premium, if any, or interest on, the Notes or repurchase, redeem or otherwise retire any Notes if any obligation in respect of any Senior Indebtedness has not been paid when due or any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms, unless, in either case, the default has been cured or waived, any such acceleration has been rescinded or such Senior Indebtedness has been paid in full. In addition, if any other default exists with respect to certain Senior Indebtedness and certain other conditions are satisfied, the Company may not make any payment on the Notes for a designated period of time. Upon any payment or distribution of the assets of the Company upon a total or partial dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company, the holders of Senior Indebtedness will be entitled to receive payment in full before the holders of the Notes are entitled to receive any payment. See "Description of the Notes -- Subordination."


    Borrowings under the New Credit Facility will be secured by a first priority lien on the capital stock of most of the Company's significant subsidiaries. The Notes will be unsecured. If the Company becomes insolvent or is liquidated, or if its indebtedness is accelerated, the lenders under the New Credit Facility will be entitled to payment in full from the proceeds of their security prior to any payment to holders of the Notes. In such event, it is possible that there would be no assets remaining from which claims of the holders of Notes could be satisfied or, if any assets remain, such assets may be insufficient to satisfy fully such claims. See "Description of the New Credit Facility."


    The Notes will also be effectively subordinated to all existing and future liabilities of the Company's subsidiaries. As of May 31, 1996, on a pro forma basis after giving effect to the Merger and the Offerings and the application of the net proceeds therefrom, the amount of all indebtedness and other obligations of the Company's subsidiaries would have been $8.5 million of the $120.6 million of the Company's indebtedness to which the Notes would have been effectively subordinated. Substantially all of the Company's operations are conducted, and substantially all of the Company's assets are owned, by its subsidiaries. As a consequence, the Company's ability to make required principal and interest payments with respect to the Company's indebtedness, including the Notes, depends on the earnings of its subsidiaries and its ability to receive funds from such subsidiaries through dividends or other payments. The Notes are obligations of the Company only, and the Company's subsidiaries are not obligated or required to pay any amounts due pursuant to the Notes or to make funds available therefor in the form of dividends or advances to the Company. Any right of the Company to participate in any distribution of the assets of any of the Company's subsidiaries upon the liquidation, reorganization or insolvency of such subsidiary (and the consequent right of the holders of the Notes to participate in those assets) will be subject to the claims of the creditors (including trade creditors) and preferred shareholders, if any, of such subsidiary, except to the extent the Company has a claim against such subsidiary as a creditor of such subsidiary. In addition, in the event that claims of the Company as a creditor of such subsidiary are recognized, such claims would be subordinate to any security interest in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by the Company. However, the ability of the Company and its subsidiaries to incur certain obligations in the future is limited by certain of the restrictive covenants contained in the New Credit Facility and in the Indenture. See "Description of the Notes" and "Description of the New Credit Facility."

COMPETITION

    The healthcare industry has been characterized in recent years by increased competition for patients and quality staff physicians, excess inpatient capacity at hospitals, a shift from inpatient to outpatient settings and increased consolidation. The principal factors contributing to these trends are advances in medical technology, cost-containment efforts by managed care plans, employers and traditional health insurers, changes in regulations and reimbursement policies, increases in the number and type of physicians and competing healthcare providers and changes in physician practice patterns.


    The Company's future success will depend, in part, on the ability of the Company's hospitals to continue to attract quality physicians, to enter into managed care contracts and to organize and structure integrated healthcare delivery systems with other healthcare providers and physician practice groups. Most of the Company's hospitals compete with other hospitals which provide comparable services. Some of these hospitals may have significantly greater financial resources than the Company and some offer a wider range of services than those offered by the Company's hospitals. Some of these hospitals are owned by governmental agencies that may be supported by Federal and/or state funding and others by tax exempt entities supported by endowments and charitable contributions, which support is not available to the Company's hospitals. The competitive position of the Company is also affected by the growth of managed care organizations, including health maintenance organizations ("HMOs"), preferred provider organizations ("PPOs") and other purchasers of group healthcare services. Such managed care organizations negotiate with hospitals and other healthcare providers to obtain discounts from established charges. The Company's ability to compete for managed care business in the future will depend, in part, on its ability to operate profitably in a capitated payment or negotiated price environment. There can be no assurance that the Company's hospitals will be able, on terms favorable to the Company, to attract quality physicians to their staffs, to enter into managed care contracts or to organize and structure integrated healthcare delivery systems for which other healthcare companies (including those with greater financial resources or a wider range of services) may be competing.


    Payor organizations have changed their payment methodologies and have increased their monitoring of the utilization of services, which has resulted in, among other things, a significant shift from inpatient to outpatient care. This shift from inpatient to outpatient care, which typically results in more cost effective care, has also resulted in substantial unused inpatient hospital capacity and a concurrent increase in the utilization of outpatient services and outpatient revenues. Partially as a result of these changes in the industry, there has been significant consolidation in the hospital industry over the past decade and many hospitals have closed, merged with a competitor or reduced their services. While the Company has added to its outpatient services, there can be no assurance that such additions will adequately compensate for the shift away from inpatient services. Although the occupancy rates and facility utilization for the Company's acute care facilities have remained fairly stable over the last three fiscal years, a number of the foregoing factors could cause the Company to experience a decrease in occupancy rates or overall facility utilization. The Company cannot predict with any degree of certainty the effect such changes or reforms or further changes or reforms might have on the business of the Company, and no assurance can be given that such changes or reforms will not have a material adverse effect on the Company's financial condition or results of operations.

BUSINESS EXPANSION


    The Company's ability to compete successfully for managed care contracts or to form or participate in integrated healthcare delivery systems may depend upon, among other things, the Company's ability to increase the number of its facilities and services offered. Part of the Company's business strategy is to expand its facilities and services through the acquisition of hospitals, other healthcare businesses and ancillary healthcare providers and recruitment of additional physicians. There can be no assurance that suitable acquisitions, for which other healthcare companies (including those with greater financial resources than the Company) may be competing, can be accomplished on terms favorable to the Company or that financing, if necessary, can be obtained for such acquisitions. See "-- Significant Leverage." In addition, there can be no assurance that the Company will be able to operate profitably any hospital facility, business or other asset it may acquire, effectively integrate the operations of such acquisitions or otherwise achieve the intended benefits of such acquisitions.


LIMITS ON REIMBURSEMENT


    The Company's hospitals are licensed under applicable state law and certified as providers under the Federal Medicare program and state Medicaid programs, from which the Company derived in total approximately 58% and 60% of its combined historical gross operating revenues for the fiscal year ended September 30, 1995, and the six months ended March 31, 1996, respectively. Such programs are highly regulated and subject to frequent and substantial changes. In recent years, basic changes in Medicare reimbursement programs have resulted, and are expected to continue to result, in reduced levels of reimbursement for a substantial portion of hospital procedures and costs. In addition, further changes are anticipated that are likely to result in further limitations on reimbursement levels. There can be no assurance that reimbursement will continue to be available for those procedures and costs of the Company currently reimbursed by Medicare and Medicaid. See "Business -- Medicare, Medicaid and Other Revenue."



    In addition, private payors, including managed care payors, increasingly are demanding discounted fee structures or the assumption by healthcare providers of all or a portion of the financial risk of delivering healthcare to their members through prepaid capitation arrangements. Inpatient utilization, admissions and occupancy rates continue to be negatively affected by payor-required pre-admission authorization and utilization review and by payor pressure to substitute less expensive outpatient and alternative healthcare services for inpatient procedures for less acutely ill patients. See "-- Competition." In addition, efforts to impose reduced allowances, greater discounts and more stringent cost controls by government and other payors are expected to continue. These changes could adversely affect the Company's financial condition and results of operations. In particular, as the number of patients covered by managed care payors increases, significant limits on the scope of services reimbursed and on reimbursement rates and fees could have a material adverse effect on the Company's financial condition and results of operations.


EXTENSIVE REGULATION


    The healthcare industry is subject to extensive Federal, state and local regulation relating to licensing, conduct of operations, ownership of facilities, addition of facilities and services and prices for services. In particular, Medicare and Medicaid antifraud and abuse amendments codified under
Section 1128B(b) of the Social Security Act (the "Antifraud Amendments") prohibit certain business practices and relationships that might affect the provision and cost of healthcare services reimbursable under Medicare and Medicaid. Sanctions for violating the Antifraud Amendments include criminal penalties and civil sanctions, including fines and possible exclusion from the Medicare and Medicaid programs. Pursuant to the Medicare and Medicaid Patient and Program Protection Act of 1987, the Department of Health and Human Services ("HHS") has issued regulations that describe some of the conduct and business relationships permissible under the Antifraud Amendments (the "Safe Harbors"). The fact that a given business arrangement does not fall within a Safe Harbor does not render the arrangement PER SE illegal. Business arrangements of healthcare service providers that fail to satisfy the applicable Safe Harbor criteria, however, risk increased scrutiny by enforcement authorities.

    The Company has joint ventures with physician investors that are subject to regulation under the Antifraud Amendments. None of such joint ventures falls within any of the Safe Harbors. Under the Company's joint venture arrangements, physician investors are not and will not be under any obligation to refer or admit their patients, including Medicare or Medicaid beneficiaries, to receive services at the Company's facilities, nor are distributions to those physician investors contingent upon or calculated with reference to referrals by the investors. On the basis thereof, the Company does not believe the ownership of interests in or receipt of distributions from the Company's joint ventures would be construed to be knowing and willful payments to the physician investors to induce them to refer patients in violation of the Antifraud Amendments. There can be no assurance, however, that government officials charged with responsibility for enforcing the prohibitions of the Antifraud Amendments will not assert that one or more of the Company's joint ventures is in violation of such provisions. To date, none of the Company's current joint ventures has been reviewed by any governmental authority for compliance with the Antifraud
Amendments. See "Business -- Regulation and Other Factors -- Other Federal Statutes and Regulations."

    In addition, Section 1877 of the Social Security Act was amended effective January 1, 1995 (such amendments being hereinafter referred to as "Stark II") to broaden significantly the scope of prohibited physician referrals under the Medicare and Medicaid programs to providers with which they have financial arrangements. Many states have adopted or are considering legislative proposals similar to Stark II, some of which extend beyond the Medicaid program to all healthcare services. The Company's participation in and development of joint ventures and other financial arrangements with physicians could be adversely affected by these amendments and similar state enactments. See "Business -- Regulation and Other Factors -- Other Federal Statutes and Regulations" and "-- State Statutes and Regulations."


    Certificates of need ("CONs"), which are issued by certain state governmental agencies with jurisdiction over healthcare facilities, are at times required for the construction of new facilities, the expansion of old facilities, capital expenditures exceeding a prescribed amount, changes in bed capacity or services and certain other matters. The Company operates facilities in seven states that require state approval under CON programs. No assurance can be given that the Company will be able to obtain additional CONs in any jurisdiction where such CONs are required. See "Business -- Regulation and Other Factors -- Certificate of Need Requirements."


    The Company is unable to predict the future course of Federal, state and local regulation or legislation, including Medicare and Medicaid statutes and regulations. Changes in the regulatory framework could have a material adverse effect on the Company's financial condition and results of operations.

HEALTHCARE REFORM LEGISLATION


    In recent years, an increasing number of legislative initiatives have been introduced or proposed in Congress and in state legislatures that would effect major changes in the healthcare system, either nationally or at the state level. Among the proposals under consideration are price controls on hospitals, insurance market reforms to increase the availability of group health insurance to small businesses, requirements that all businesses offer health insurance coverage to their employees and the creation of a government health insurance plan or plans that would cover all citizens. There continue to be efforts at the Federal level to introduce various insurance market reforms, expanded fraud and abuse and anti-referral legislation and further reductions in Medicare and Medicaid reimbursement. A broad range of both similar and more comprehensive healthcare reform initiatives is likely to be considered at the state level. In an effort to reduce the Federal budget deficit, Congress is considering reductions to Medicaid spending that could reduce payments to the Company's hospitals for services provided to Medicaid recipients, including, among others, payments to teaching hospitals and hospitals providing a disproportionate amount of care to indigent patients. A reduction in these payments could adversely affect the Company's total operating revenues and operating margins. It is uncertain what action Congress or state legislatures may take or if any such action would become law.

The Company cannot predict whether any of the above proposals or any other proposals will be adopted, and, if adopted, no assurance can be given that the implementation of such legislation will not have a material adverse effect on the Company's financial condition or results of operations.

DEPENDENCE ON KEY PERSONNEL AND PHYSICIANS

    The Company's operations are dependent on the efforts, ability and experience of its key executive officers. In addition, the Company's continued growth depends on its ability to attract and retain skilled employees, on the ability of its officers and key employees to manage growth successfully and on the Company's ability to attract and retain quality physicians and management teams at its facilities. Further, since physicians generally control the majority of hospital admissions, the success of the Company is, in part, dependent upon the number, specialties and quality of physicians on its hospitals' medical staffs, most of whom have no long-term contractual relationship with the Company and may terminate their association with the Company's hospitals at any time. No assurance can be given that the loss of some or all of these key executive officers or an inability to attract or retain sufficient numbers of qualified physicians or hospital management teams will not have a material adverse effect on the Company's financial condition or results of operations.

CONCENTRATION OF OPERATIONS


    Of  the  31  hospital  facilities  to  be  operated  by  the  Company  after consummation of the Merger, five will be located in the Salt Lake City metropolitan area. On a pro forma combined basis, excluding the effect of the Company's acquisition of assets relating to FHP Hospital, a 125-bed acute care hospital, and its surrounding campus, in Salt Lake City (the "PHC Salt Lake Hospital"), these hospitals would have accounted for 25% and 34% of the Company's total hospital operating revenues and Adjusted EBITDA, respectively, for the 12 months ended March 31, 1996. The Company expects that total hospital operating revenues and Adjusted EBITDA anticipated to be received by the Company in connection with the operation of PHC Salt Lake Hospital will further increase the contribution of the Utah operations to the Company's total hospital operating revenues and Adjusted EBITDA. See "Business -- Recent Transactions." The Company's management believes that its strategy of acquiring hospitals in the Salt Lake City area will enhance its ability to compete for managed care contracts and organize and structure an integrated healthcare delivery system in that market, although there can be no assurance that such strategy will be successful. In addition, the Company has eight hospitals in the Los Angeles metropolitan area, a competitive and overbedded environment. On a pro forma combined basis, these hospitals would have accounted for 23% and 9% of the Company's total hospital operating revenues and Adjusted EBITDA, respectively, for the 12 months ended March 31, 1996. The Company may be particularly sensitive to economic, competitive and regulatory conditions in these metropolitan areas, and the future success of the Company may be substantially affected by its ability to compete effectively in these markets.


PROFESSIONAL LIABILITY INSURANCE

    As is typical in the healthcare industry, the Company is subject to claims and legal actions by patients and others in the ordinary course of business. In the past, the Company established self-insurance programs and related trust funds for the settlement of claims not covered by third-party insurance. In October 1992, the Company established an insurance subsidiary to insure the Company and its other subsidiaries against liability for future general liability and malpractice claims. Such subsidiary insures the Company's hospitals for the first $500,000 per occurrence of general and professional liability risks occurring after October 1, 1987 and the first $250,000 per occurrence of workers' compensation liability risks occurring after October 1, 1992. Although management expects that the Company's self-insurance and related-party insurance, together with its third-party insurance coverage, will be adequate to provide for liability claims, there can be no assurance that such insurance will prove to be adequate.

POSSIBLE INABILITY TO REPURCHASE NOTES UPON A CHANGE OF CONTROL


    In the event of a Change of Control, the Company will be required to offer to purchase the Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the purchase date. In addition, in the event of a change of control under the Existing Senior Subordinated Notes Indenture, the Company is required to offer to purchase all of the Existing Senior Subordinated Notes at 101% of the principal amount thereof, plus accrued and unpaid interest to the purchase date. Not all events that result in a change of control with respect to the Existing Senior Subordinated Notes will result in a Change of Control with respect to the Notes. The terms of the New Credit Facility will prohibit the Company from repurchasing Notes upon the occurrence of a Change of Control. Accordingly, the Company may not be able to satisfy its obligations to repurchase the Notes unless the Company is able to refinance or obtain waivers with respect to the New Credit Facility and certain other indebtedness. There can be no assurance that the Company will have the financial resources necessary to purchase all of the Notes and the Existing Senior Subordinated Notes tendered by the holders thereof in the event of a Change of Control, particularly if such Change of Control requires the Company to refinance, or results in the acceleration of, the New Credit Facility or any other indebtedness. See "Description of the Notes" and "Description of the New Credit Facility."


LACK OF PUBLIC MARKET


    The Notes are a new issue of securities with no established trading markets. The Underwriters (as defined below) have advised the Company that each of them currently intends to make a market in the Notes as permitted by applicable laws and regulations. However, the Underwriters are under no obligation to do so and may discontinue any market making activities at any time at the sole discretion of each Underwriter. There can be no assurance as to the liquidity of any market that may develop for the Notes, the ability of holders to sell their Notes or the price at which holders would be able to sell their Notes. If a trading market does not develop or is not maintained, holders of the Notes may experience difficulty in reselling them or may be unable to sell them at all. If a trading market for the Notes develops, the Notes may trade at a discount from their principal amount. Future trading prices of the Notes will depend on many factors, including prevailing interest rates, the Company's operating results, factors relating to the healthcare market generally and the market for similar securities. The Company does not intend to apply for listing of the Notes on any securities exchange.


FORWARD-LOOKING STATEMENTS

    Certain statements contained in this Prospectus, including without limitation statements containing the words "believes," "anticipates,""intends," "expects" and words of similar import, constitute "forward-looking statements" within the meaning of the Reform Act. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business conditions, both nationally and in the regions in which the Company operates; industry capacity; demographic changes; existing government regulations and changes in, or the failure to comply with, government regulations; legislative proposals for healthcare reform; the ability to enter into managed care provider arrangements on acceptable terms; changes in Medicare and Medicaid reimbursement levels; liability and other claims asserted against the Company; competition; the loss of any significant customers; changes in business strategy or development plans; the ability to attract and retain qualified personnel, including physicians; the significant indebtedness of the Company after the Merger; the availability and terms of capital to fund the expansion of the Company's business, including the acquisition of additional facilities; and other factors referenced in this Prospectus. Certain of these factors are discussed in more detail elsewhere in this Prospectus, including without limitation under the captions "Prospectus Summary," "Risk Factors," "Paracelsus Management's Discussion and Analysis of Financial Condition and Results of Operations," "Champion Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business." GIVEN THESE UNCERTAINTIES, PROSPECTIVE INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON SUCH FORWARD-LOOKING STATEMENTS. The Company disclaims any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

                            THE MERGER AND FINANCING

THE MERGER; PARACELSUS STOCK SPLIT


    On April 12, 1996, Paracelsus, PC Merger Sub, Inc., a Delaware corporation and a newly formed wholly owned subsidiary of Paracelsus, and Champion entered into the Merger Agreement pursuant to which Champion will become a wholly owned subsidiary of Paracelsus. Prior to the Effective Time, each of the 450 issued and outstanding shares of Common Stock will be split into, and each share will become and thereafter represent, 66,159.426 shares of Common Stock (the "Paracelsus Stock Split"). At the Effective Time, as a result of the Merger, (i) each share of Champion common stock (the "Champion Common Stock") will automatically be converted into the right to receive one share of Common Stock and (ii) each share of Champion preferred stock (the "Champion Preferred Stock" and, together with the Champion Common Stock, the "Champion Capital Stock") will automatically be converted into the right to receive two shares of Common Stock. Approval of the Merger requires (i) the affirmative vote of the holders of a majority of the total voting power represented by the outstanding shares of Champion Capital Stock, voting together as a single class, (ii) the affirmative vote of the holders of at least 90% of the outstanding shares of Champion Series C Cumulative Convertible Preferred Stock, voting as a separate class and (iii) the affirmative vote of the holders of at least 90% of the outstanding shares of Champion Series D Cumulative Convertible Preferred Stock, voting together as a separate class. The holders of all of the outstanding shares of Champion Preferred Stock, which in the aggregate represent approximately 26% of the total voting power of the outstanding shares of Champion Capital Stock, have entered into an agreement with Champion to vote all shares of Champion Preferred Stock beneficially owned by them in favor of the Merger.


PARACELSUS DIVIDEND PRIOR TO EFFECTIVE TIME


    Prior to the Effective Time, Paracelsus will declare a dividend (the "Dividend") in the amount of $21.1 million, plus $3,574 for each day from and including July 31, 1996 to the date the Dividend is paid, payable to Park Hospital GmbH, a German corporation wholly owned by Dr. Manfred George Krukemeyer, the Chairman of the Board and principal shareholder of the Company (the "Paracelsus Shareholder"), to be paid on a date not later than 60 days after the Effective Time.



    Pursuant to the dividend and note agreement between the Paracelsus Shareholder and Paracelsus (the "Dividend and Note Agreement") to be entered into immediately prior to the Effective Time, the Paracelsus Shareholder will agree to purchase promptly after receipt of the Dividend a 6.51% subordinated note due 2006 of Paracelsus (the "Shareholder Subordinated Note") for $7.2 million. The Shareholder Subordinated Note will have a term of 10 years, will bear interest at the rate of 6.51% per year and will provide for payments of principal and accrued interest in an aggregate annual amount of $1.0 million. The Shareholder Subordinated Note will be generally subordinated in right of payment to: (i) all "senior indebtedness" as defined in the Existing Senior Subordinated Notes Indenture (including without limitation the New Credit Facility); (ii) the Existing Senior Subordinated Notes; (iii) the Notes and any other indebtedness ranking PARI PASSU with the Notes and/or refinancing indebtedness; and (iv) any other indebtedness for borrowed money with an initial principal amount in excess of $50.0 million that is designated by the Company as ranking senior to the Shareholder Subordinated Note.



CREDIT FACILITY REFINANCING



    In connection with the Merger and the Credit Facility Refinancing, the Company currently intends to arrange for the New Credit Facility with Bank of America National Trust and Savings Association ("Bank of America NT&SA"), as Administrative Agent, Banque Paribas, as Documentation Agent, and NationsBank of Texas, N.A. ("NationsBank"), as Managing Agent, and a syndicate of other lenders at or as soon as practicable after the Effective Time. The New Credit Facility will provide for borrowings of up to $400.0 million. The Company currently intends to refinance, through borrowings under the New Credit Facility, all amounts outstanding under the Existing Paracelsus Credit Facility. At May 31, 1996, the balance outstanding under the Existing Paracelsus Credit Facility was approximately $189.0 million. The Merger is not conditioned upon the closing of the Credit Facility

Refinancing. However, if the Credit Facility Refinancing is not consummated, Champion and Paracelsus may be required to obtain certain consents and waivers under their respective existing credit facilities in order to consummate the Merger. The failure to obtain such consents and waivers may be deemed to give rise to a default thereunder and perhaps cause other defaults under the outstanding obligations of Champion and Paracelsus. There can be no assurance that such consents and waivers, if required, would be obtained. Although the Company currently intends to consummate the Credit Facility Refinancing concurrently with or promptly following the consummation of the Notes Offering, unless the context otherwise requires, all references in this Prospectus to the Company's indebtedness assume that the Credit Facility Refinancing has not occurred and that the Existing Paracelsus Credit Facility is in effect. See "Risk Factors -- Significant Leverage."


FINANCING PLAN


    The following sets forth as of May 31, 1996 the pro forma sources and uses of funds raised in the Offerings, assuming (i) $250,000,000 aggregate principal amount of Notes are sold by the Company in the Notes Offering at 100% of their principal amount and (ii) 5,200,000 newly issued shares of Common Stock are offered and sold by the Company in the Equity Offering at a public offering price of $11.50 per share.



                                                                                                    (IN THOUSANDS)

SOURCES OF FUNDS
Notes Offering....................................................................................   $    250,000
Equity Offering...................................................................................         59,800
                                                                                                    --------------
        Total.....................................................................................   $    309,800
                                                                                                    --------------
                                                                                                    --------------
USE OF FUNDS
Existing Paracelsus Credit Facility/New Credit Facility (1).......................................   $    131,449
Champion Credit Facility (as defined below).......................................................         54,200
Champion Series D Notes (as defined below)........................................................         59,258
Champion Series E Notes (as defined below)........................................................         35,000
Certain other Champion indebtedness...............................................................         10,701
Prepayment premiums on Champion indebtedness......................................................          6,555
Estimated fees and expenses (2)...................................................................         12,637
                                                                                                    --------------
        Total.....................................................................................   $    309,800
                                                                                                    --------------
                                                                                                    --------------


- ------------------------

(1) After giving effect to the Offerings and the application of net proceeds therefrom, $100.0 million would have been outstanding under the Existing Paracelsus Credit Facility as of May 31, 1996 on a pro forma basis. After giving effect to the Credit Facility Refinancing, this amount would be $104.0 million (assuming fees and expenses to effect the Credit Facility Refinancing of $4.0 million.)



(2)  Includes  estimated  underwriting  discounts  and  commissions  and   other
    estimated expenses of the Company in connection with the Offerings.

                                USE OF PROCEEDS


    The Company intends that a portion of the estimated aggregate net proceeds to the Company of $241.3 million from the Notes Offering and $55.9 million from the Equity Offering, in each case after deducting estimated expenses and underwriting discounts and commissions, will be loaned or contributed to Champion to be used to prepay the following Champion indebtedness as of May 31, 1996: (i) $54.2 million outstanding under Champion's existing credit facility (the "Champion Credit Facility") (which currently bears interest at the weighted average rate of 8.6% per annum and matures on March 31, 1999); (ii) $59.3 million outstanding principal amount of Champion's 11% Series D Subordinated Notes due December 31, 2003 (the "Champion Series D Notes"), plus prepayment premiums equal to 6% of the face value of such notes; (iii) $35.0 million outstanding principal amount of Champion's 11% Series E Senior Subordinated Notes due December 31, 2003 (which currently bears interest at the rate of 11.5% per annum) (the "Champion Series E Notes" and, together with the Champion Series D Notes, the "Champion Notes"), plus prepayment premiums equal to 6% of the face value of such notes; and (iv) $10.7 million principal amount of certain other outstanding Champion indebtedness (which currently bears interest at the rate of 13.05% per annum and matures on November 1, 2008), plus aggregate prepayment premiums equal to approximately $900,000. The estimated remaining aggregate net proceeds to the Company of $131.4 million from the Offerings will be used to reduce outstanding indebtedness under the Existing Paracelsus Credit Facility or the New Credit Facility, as applicable. Consummation of the Notes Offering is not contingent upon the Equity Offering, and there can be no assurance as to whether or when the Equity Offering will be consummated. In the event that the Equity Offering is not consummated, the net proceeds of the Notes Offering will be sufficient to refinance the Champion indebtedness described above, however the Company will have more debt outstanding and less borrowing capacity available under the Existing Paracelsus Credit Facility or New Credit Facility, as applicable. See "Capitalization."

                                 CAPITALIZATION


    The following table sets forth the cash and cash equivalents, short-term debt and capitalization of the Company at March 31, 1996 (i) as adjusted to give effect to the Merger and (ii) as further adjusted to give effect to the Offerings and the application of the net proceeds therefrom, in each case as if such transactions had occurred on March 31, 1996. The Notes Offering is not contingent upon the consummation of the Equity Offering. See "The Merger and Financing" and "Use of Proceeds."



                                                                                                     ADJUSTED FOR
                                                                                                      THE MERGER
                                                                                         ADJUSTED      AND THE
                                                                                          FOR THE     OFFERINGS
                                                                                          MERGER         (1)
                                                                                         (DOLLARS IN THOUSANDS)
Cash and cash equivalents (2).........................................................   $   8,819    $    8,819
                                                                                        -----------  ------------
                                                                                        -----------  ------------
Short-term debt (including current maturities of long-term debt)......................   $   3,292    $    2,464
                                                                                        -----------  ------------
                                                                                        -----------  ------------
Long-term debt and capital lease obligations (net of current maturities):
  Existing Paracelsus Credit Facility(3)..............................................   $ 137,109    $   22,582
  Champion Credit Facility(4).........................................................      66,200        --
  Mortgages payable, notes and capitalized leases.....................................      37,596        27,516
  Existing Senior Subordinated Notes..................................................      75,000        75,000
  Notes offered hereby................................................................      --           250,000
  Champion Series D Notes(5)..........................................................      63,705        --
  Champion Series E Notes(6)..........................................................      34,371        --
                                                                                        -----------  ------------
    Total long-term debt..............................................................     413,981       375,098
                                                                                        -----------  ------------
Shareholders' equity:
  Preferred Stock, $0.01 par value (7)................................................      --            --
  Common stock, no stated value (8)...................................................     173,370       229,283
  Common stock subscribed (80,000 shares).............................................          40            40
  Common stock subscription receivable................................................         (40)          (40)
  Additional paid-in capital..........................................................         390           390
  Unrealized gains on marketable securities...........................................          42            42
  Retained earnings...................................................................      44,566        40,169
                                                                                        -----------  ------------
    Total shareholders' equity........................................................     218,368       269,884
                                                                                        -----------  ------------
      Total capitalization............................................................   $ 632,349    $  644,982
                                                                                        -----------  ------------
                                                                                        -----------  ------------


- --------------------------

(1) Without giving effect to the Equity Offering, amounts outstanding under the Existing Paracelsus Credit Facility, total long-term debt, common stock and total shareholders' equity would be $78,495, $431,011, $173,370 and $213,971, respectively.


(2) As of May 31, 1996, combined historical cash and cash equivalents was $3,100.


(3) Does not reflect an aggregate of $94,373 of net additional borrowings by the Company between March 31, 1996 and May 31, 1996 under the Existing Paracelsus Credit Facility, $86,750 of which was incurred to fund a portion of the $22,356 in settlement costs and the acquisition of the PHC Salt Lake Hospital assets for $70,000 in cash. There are no operating results relating to the acquired PHC Salt Lake Hospital assets included in this Prospectus. The remaining $7,623 of net additional borrowings included $6,685 to reduce amounts outstanding under the accounts receivable financing program. Such additional borrowings will be refinanced as part of the Credit Facility Refinancing. See "Paracelsus Management's Discussion and Analysis of Financial Condition and Results of Operations -- Results of Operations" and "Business -- Recent Transactions."



(4) Does not reflect net repayments of $12,000 made through May 31, 1996.



(5) Does not reflect a $4,447 reduction in borrowings as a result of certain warrant holders tendering Champion Series D Notes to exercise such warrants.



(6) Net of discount of approximately $629.



(7) As adjusted for the Merger, 25,000,000 shares authorized and 1,500,000 shares designated as "Participating Preferred Stock."



(8) As adjusted for the Merger, 150,000,000 shares authorized and 49,447,167 shares issued; and as further adjusted for the Equity Offering, 150,000,000 shares authorized and 54,647,167 shares issued.

                          COMPANY UNAUDITED PRO FORMA
                    CONDENSED COMBINING FINANCIAL STATEMENTS


    The Company Unaudited Pro Forma Condensed Combining Financial Statements set forth below have been derived from the Paracelsus and Champion Unaudited Pro Forma Condensed Combining Financial Statements included elsewhere in this Prospectus. The Company Unaudited Pro Forma Condensed Combining Financial Statements reflect the effect of the consummation of each of the Offerings, in each case as if such transactions had occurred at the beginning of each period presented for purposes of the pro forma income statements and on March 31, 1996 for purposes of the pro forma balance sheet data. The Company Unaudited Pro Forma Condensed Combining Financial Statements also give effect to the Merger and the acquisitions and dispositions by each of Paracelsus and Champion completed since the beginning of each of the periods presented.



    The Company currently intends to adopt a December 31 year end. Paracelsus currently reports its financial information on the basis of a September 30 fiscal year. Champion currently reports its financial information on the basis of a December 31 year. The Company Unaudited Pro Forma Condensed Combining Statement of Income for the fiscal year ended September 30, 1995 includes Paracelsus' historical results of operations for the fiscal year ended September 30, 1995 and Champion's historical results of operations for the year ended December 31, 1995. The Company Unaudited Pro Forma Condensed Combining Statement of Income for the six months ended March 31, 1995 and 1996 includes Paracelsus' and Champion's historical results of operations for the same six-month periods. The Company Unaudited Pro Forma Condensed Combining Balance Sheet includes the historical balance sheets of Paracelsus and Champion as of March 31, 1996.



    The Company Unaudited Pro Forma Condensed Combining Financial Statements set forth below and the Paracelsus and Champion Unaudited Pro Forma Condensed Combining Financial Statements, the Paracelsus Unaudited Pro Forma Condensed Combining Financial Statements and the Champion Unaudited Pro Forma Condensed Combining Statements of Income included elsewhere herein do not purport to present the financial position or results of operations of Paracelsus and Champion had the transactions and events assumed therein occurred on the dates specified, nor are they necessarily indicative of the results of operations that may be expected in the future. The Company Unaudited Pro Forma Condensed Combining Financial Statements set forth below are qualified in their entirety by reference to, and should be read in conjunction with, the Paracelsus and Champion Unaudited Pro Forma Condensed Combining Financial Statements, the Paracelsus Unaudited Pro Forma Condensed Combining Financial Statements and the Champion Unaudited Pro Forma Condensed Combining Statements of Income and Unaudited Historical Condensed Balance Sheet included elsewhere in this Prospectus. See "Risk Factors -- Significant Leverage," "The Merger and Financing," "Paracelsus Management's Discussion and Analysis of Financial Condition and Results of Operations," "Champion Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business -- Recent Transactions."

                          COMPANY UNAUDITED PRO FORMA
                    CONDENSED COMBINING STATEMENT OF INCOME
                  FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1995
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                                               PRO FORMA                       PRO FORMA
                                                                                FOR THE                         FOR THE
                                                  PRO FORMA    ADJUSTMENTS      MERGER        ADJUSTMENTS       MERGER
                                                   FOR THE    FOR THE NOTES  AND THE NOTES  FOR THE EQUITY      AND THE
                                                   MERGER       OFFERING       OFFERING        OFFERING        OFFERINGS
Total operating revenues.......................  $   696,899                  $   696,899                     $   696,899
Costs and expenses:
  Salaries and benefits........................      288,075                      288,075                         288,075
  Supplies.....................................       70,828                       70,828                          70,828
  Purchased services...........................       85,990                       85,990                          85,990
  Provision for bad debts......................       55,616                       55,616                          55,616
  Other operating expenses.....................      117,911                      117,911                         117,911
  Depreciation and amortization................       31,635  $      875(1)        32,510                          32,510
  Interest.....................................       36,803       1,631(2)        38,434    $    (539)(5)         37,895
  Equity in earnings of DHHS...................       (8,881)                      (8,881)                         (8,881)
  Restructuring and unusual charges............        4,177                        4,177                           4,177
                                                 -----------  -------------  -------------      ------       -------------
Total costs and expenses.......................      682,154       2,506          684,660         (539)           684,121
                                                 -----------  -------------  -------------      ------       -------------
Income before minority interests and income
 taxes.........................................       14,745      (2,506)          12,239          539             12,778
Minority interests.............................       (1,927)                      (1,927)                         (1,927)
                                                 -----------  -------------  -------------      ------       -------------
Income before income taxes.....................       12,818      (2,506)          10,312          539             10,851
Income taxes...................................        5,346      (1,027)(3)        4,319          221(3)           4,540
                                                 -----------  -------------  -------------      ------       -------------
Net income.....................................  $     7,472  $   (1,479)     $     5,993    $     318        $     6,311
                                                 -----------  -------------  -------------      ------       -------------
                                                 -----------  -------------  -------------      ------       -------------
Income per share...............................  $      0.15                  $      0.12                     $      0.11
                                                 -----------                 -------------                   -------------
                                                 -----------                 -------------                   -------------
Weighted average number of common and common
 equivalent shares outstanding.................       50,324                       50,324        5,200(5)          55,524
                                                 -----------                 -------------      ------       -------------
                                                 -----------                 -------------      ------       -------------
Ratio of earnings to fixed charges (4).........          1.3x                         1.3x                            1.3x
                                                 -----------                 -------------                   -------------
                                                 -----------                 -------------                   -------------


     See notes to Company unaudited pro forma condensed combining financial statements.

                          COMPANY UNAUDITED PRO FORMA
                    CONDENSED COMBINING STATEMENT OF INCOME
                    FOR THE SIX MONTHS ENDED MARCH 31, 1995
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                                               PRO FORMA                       PRO FORMA
                                                                                FOR THE                         FOR THE
                                                  PRO FORMA    ADJUSTMENTS      MERGER        ADJUSTMENTS       MERGER
                                                   FOR THE    FOR THE NOTES  AND THE NOTES  FOR THE EQUITY      AND THE
                                                   MERGER       OFFERING       OFFERING        OFFERING        OFFERINGS
Total operating revenues.......................  $   347,240                  $   347,240                     $   347,240
Costs and expenses:
  Salaries and benefits........................      148,207                      148,207                         148,207
  Supplies.....................................       35,785                       35,785                          35,785
  Purchased services...........................       39,615                       39,615                          39,615
  Provision for bad debts......................       27,004                       27,004                          27,004
  Other operating expenses.....................       57,419                       57,419                          57,419
  Depreciation and amortization................       15,338  $      438(1)        15,776                          15,776
  Interest.....................................       17,099       2,164(2)        19,263                          19,263
  Equity in earnings of DHHS...................       (2,363)                      (2,363)                         (2,363)
                                                 -----------  -------------  -------------                   -------------
Total costs and expenses.......................      338,104       2,602          340,706                         340,706
                                                 -----------  -------------  -------------                   -------------
Income before minority interests
 and income taxes..............................        9,136      (2,602)           6,534                           6,534
Minority interests.............................       (1,204)                      (1,204)                         (1,204)
                                                 -----------  -------------  -------------                   -------------
Income before income taxes.....................        7,932      (2,602)           5,330                           5,330
Income taxes...................................        4,237      (1,067)(3)        3,170                           3,170
                                                 -----------  -------------  -------------                   -------------
Net income.....................................  $     3,695  $   (1,535)     $     2,160                     $     2,160
                                                 -----------  -------------  -------------                   -------------
                                                 -----------  -------------  -------------                   -------------
Income per share...............................  $      0.07                  $      0.04                     $      0.04
                                                 -----------                 -------------                   -------------
                                                 -----------                 -------------                   -------------
Weighted average number of common and common
 equivalent shares outstanding.................       50,327                       50,327        5,200(5)          55,527
                                                 -----------                 -------------      ------       -------------
                                                 -----------                 -------------      ------       -------------
Ratio of earnings to fixed charges (4).........          1.4x                         1.3x                            1.3x
                                                 -----------                 -------------                   -------------
                                                 -----------                 -------------                   -------------


     See notes to Company unaudited pro forma condensed combining financial statements.

                          COMPANY UNAUDITED PRO FORMA
                    CONDENSED COMBINING STATEMENT OF INCOME
                    FOR THE SIX MONTHS ENDED MARCH 31, 1996
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                                                     PRO FORMA                     PRO FORMA
                                                                                      FOR THE      ADJUSTMENTS      FOR THE
                                                        PRO FORMA    ADJUSTMENTS      MERGER         FOR THE        MERGER
                                                         FOR THE    FOR THE NOTES  AND THE NOTES     EQUITY         AND THE
                                                         MERGER       OFFERING       OFFERING       OFFERING       OFFERINGS
Total operating revenues.............................  $   368,555                  $   368,555                   $   368,555
Costs and expenses:
  Salaries and benefits..............................      155,927                      155,927                       155,927
  Supplies...........................................       34,717                       34,717                        34,717
  Purchased services.................................       47,543                       47,543                        47,543
  Provision for bad debts............................       27,845                       27,845                        27,845
  Other operating expenses...........................       59,328                       59,328                        59,328
  Depreciation and amortization......................       17,137   $     438(1)        17,575                        17,575
  Interest...........................................       19,686       1,378(2)        21,064   $  (1,845)(5)        19,219
  Equity in earnings of DHHS.........................       (6,609)                      (6,609)                       (6,609)
  Settlement costs...................................       22,356                       22,356                        22,356
                                                       -----------  -------------  -------------  -------------  -------------
Total costs and expenses.............................      377,930       1,816          379,746      (1,845)          377,901
                                                       -----------  -------------  -------------  -------------  -------------
Loss before minority interests
 and income taxes....................................       (9,375)     (1,816)         (11,191)      1,845            (9,346)
Minority interests...................................       (1,072)                      (1,072)                       (1,072)
                                                       -----------  -------------  -------------  -------------  -------------
Loss before income taxes.............................      (10,447)     (1,816)         (12,263)      1,845           (10,418)
Income tax benefit...................................       (3,741)       (745)(3)       (4,486)        756(3)         (3,730)
                                                       -----------  -------------  -------------  -------------  -------------
Net loss.............................................  $    (6,706)  $  (1,071)     $    (7,777)  $   1,089       $    (6,688)
                                                       -----------  -------------  -------------  -------------  -------------
                                                       -----------  -------------  -------------  -------------  -------------
Loss per share.......................................  $     (0.14)                 $     (0.17)                  $     (0.13)
                                                       -----------                 -------------                 -------------
                                                       -----------                 -------------                 -------------
Weighted average number of common and common
 equivalent shares outstanding.......................       47,001                       47,001       5,200(5)         52,201
                                                       -----------                 -------------  -------------  -------------
                                                       -----------                 -------------  -------------  -------------
Ratio of earnings to fixed charges (4)...............      --                           --                            --
                                                       -----------                 -------------                 -------------
                                                       -----------                 -------------                 -------------


     See notes to Company unaudited pro forma condensed combining financial statements.

                          COMPANY UNAUDITED PRO FORMA
                       CONDENSED COMBINING BALANCE SHEET
                                 MARCH 31, 1996
                                 (IN THOUSANDS)



                                                                                 PRO FORMA                       PRO FORMA
                                                PRO FORMA      ADJUSTMENTS     FOR THE MERGER   ADJUSTMENTS    FOR THE MERGER
                                                 FOR THE      FOR THE NOTES    AND THE NOTES   FOR THE EQUITY     AND THE
                                                 MERGER         OFFERING          OFFERING        OFFERING       OFFERINGS
                                                           ASSETS
Current assets:
  Cash and cash equivalents..................  $     8,819  $    250,000(6)     $      8,819   $   55,913(5)    $      8,819
                                                                (250,000)(6)                      (55,913)(5)
  Marketable securities......................       10,051                            10,051                          10,051
  Accounts receivable, less allowance for
   uncollectibles............................      136,422                           136,422                         136,422
  Supplies...................................       13,524                            13,524                          13,524
  Deferred income taxes......................       47,630         3,055(7)           50,685                          50,685
  Other current assets.......................        7,687                             7,687                           7,687
                                               -----------  -----------------  --------------  --------------  --------------
    Total current assets.....................      224,133         3,055             227,188         --              227,188
Property and equipment, net of accumulated
 depreciation................................      400,828                           400,828                         400,828
Investment in DHHS...........................       52,118                            52,118                          52,118
Other assets.................................      151,737         8,750(1)          160,487                         160,487
                                               -----------  -----------------  --------------  --------------  --------------
    Total assets.............................  $   828,816  $     11,805        $    840,621   $     --         $    840,621
                                               -----------  -----------------  --------------  --------------  --------------
                                               -----------  -----------------  --------------  --------------  --------------

                                            LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable and other current
   liabilities...............................  $   115,066                      $    115,066                    $    115,066
  Current maturities of long-term debt.......        3,292  $       (828)(6)           2,464                           2,464
                                               -----------  -----------------  --------------                  --------------
    Total current liabilities................      118,358          (828)            117,530                         117,530
Long-term debt and capital lease
 obligations.................................      413,981        17,030(6)          431,011   $  (55,913)(5)        375,098
Deferred income taxes........................       47,590                            47,590                          47,590
Other long-term liabilities..................       30,519                            30,519                          30,519
Shareholders' equity.........................      218,368        (4,397)(7)         213,971       55,913(5)         269,884
                                               -----------  -----------------  --------------  --------------  --------------
    Total liabilities and shareholders'
     equity..................................  $   828,816  $     11,805        $    840,621   $     --         $    840,621
                                               -----------  -----------------  --------------  --------------  --------------
                                               -----------  -----------------  --------------  --------------  --------------


     See notes to Company unaudited pro forma condensed combining financial statements.

                      NOTES TO COMPANY UNAUDITED PRO FORMA
                    CONDENSED COMBINING FINANCIAL STATEMENTS


(1) To record the pro forma increase in amortization of deferred financing costs as a result of the $250,000,000 Notes Offering. The Notes are assumed to have a term of 10 years, with deferred financing costs equal to approximately 3.5% of the principal amount, or $8,750,000. Deferred financing costs are assumed capitalized in long-term assets and amortized over the term of the Notes. See "Risk Factors -- Significant Leverage" and "The Merger and Financing."



(2) To record a pro forma net increase in interest expense in connection with the Notes Offering. The Unaudited Pro Forma Condensed Combining Statements of Income assume that the Notes have an annual interest rate of 10% and that net proceeds from the Notes Offering are used to pay the following:
     (i) the Champion Notes, including prepayment premiums equal to 6% of the face value of the Champion Notes; (ii) amounts outstanding under the Champion Credit Facility; (iii) the pro forma increases in the Champion Credit Facility as reflected in Champion Unaudited Pro Forma Condensed Combining Statements of Income included elsewhere herein; (iv) amounts outstanding under certain other Champion indebtedness; and (v) to the extent funds are available, actual and pro forma amounts outstanding under the Existing Paracelsus Credit Facility as reflected in the Paracelsus Unaudited Pro Forma Condensed Combining Statements of Income and the Paracelsus and Champion Unaudited Pro Forma Condensed Combining Statements of Income included elsewhere herein (items (i) through (v), the "Old Debt Amounts"). The Old Debt Amounts averaged approximately $248,074,000 for the fiscal year ended September 30, 1995, and approximately $229,428,000 and
     $303,144,000 for the six months ended March 31, 1995 and 1996, respectively. If the assumed interest rates increased by 0.25%, interest expense would increase by $625,000 for the fiscal year ended September 30, 1995 and $312,500 for the six months ended March 31, 1995 and 1996.



(3) To reflect the pro forma provision for income taxes at the effective rate of 41%.



(4) For purposes of computing the ratio of earnings to fixed charges, earnings include income before fixed charges, provision for Federal and state income taxes and minority interests. Fixed charges consist of interest expense, including amortization of financing costs and the interest component of capitalized leases and that portion of operating lease expense which the Company believes is representative of the interest component of rental expense. For the six months ended March 31, 1996, after giving effect to the Merger, the Notes Offering and the Equity Offering, combined pro forma earnings were inadequate to cover fixed charges by $9,375,000, $11,191,000 and $9,346,000, respectively.



(5) To reflect the consummation of the Equity Offering and the application of the estimated net proceeds of $55,913,000 therefrom to reduce outstanding indebtedness under the Existing Paracelsus Credit Facility. On a pro forma basis, after application of estimated net proceeds of $241,250,000 from the issuance of the Notes, amounts outstanding under the Existing Paracelsus Credit Facility averaged approximately $6,824,000 and $61,894,000 for the fiscal year ended September 30, 1995 and the six months ended March 31, 1996, respectively. No amounts were assumed outstanding for the six months ended March 31, 1995 on a pro forma basis.

                      NOTES TO COMPANY UNAUDITED PRO FORMA
              CONDENSED COMBINING FINANCIAL STATEMENTS (CONTINUED)

(6) To reflect the pro forma sources and uses of cash in connection with the Notes Offering as of March 31, 1996, summarized as follows (in thousands):


                                                                     PRO FORMA    PRO FORMA
                                                                    ADJUSTMENTS  ADJUSTMENTS
                                                                      TO CASH      TO DEBT
Notes offered hereby..............................................   $ 250,000   $    250,000
                                                                    -----------  ------------
                                                                    -----------
Uses:
  Existing Paracelsus Credit Facility, including pro forma
   amounts........................................................   $  58,614   $    (58,614)
  Champion Credit Facility........................................      66,200        (66,200)
  Champion Series D Notes.........................................      63,705        (63,705)
  Champion Series E Notes.........................................      35,000        (35,000)
  Certain other Champion indebtedness.............................      10,908        (10,908)
  Financing cost -- Notes.........................................       8,750
  Prepayment premiums on Champion Notes and other Champion
   indebtedness...................................................       6,823
  Unamortized discount on Champion Notes..........................                        629
                                                                    -----------  ------------
  Pro forma adjustment -- total uses..............................   $ 250,000       (233,798)
                                                                    -----------  ------------
                                                                    -----------
  Net pro forma adjustment to long-term debt, ($(828) - Current;
   $17,030 - Long-term)...........................................               $     16,202
                                                                                 ------------
                                                                                 ------------



(7) To record the effect on shareholders' equity for the extraordinary loss from early extinguishment of debt and the related deferred tax assets at the effective rate (41%) resulting from the following Notes Offering-related events (in thousands):



Prepayment premiums on Champion Notes and other
 Champion debt.......................................   $   6,823
Unamortized discount on Champion Notes...............         629
                                                       -----------
  Total..............................................       7,452    $   7,452
Income tax benefit at the effective rate.............          41%
                                                       -----------
Pro forma adjustment to current deferred tax
 assets..............................................   $   3,055       (3,055)
                                                       -----------  -----------
                                                       -----------
Pro forma adjustment to shareholders' equity for
 the extraordinary loss from early extinguishment
 of debt (a).........................................                $   4,397
                                                                    -----------
                                                                    -----------


- ------------------------

(a) Extraordinary loss from early extinguishment of debt has not been reflected in the Unaudited Pro Forma Condensed Statements of Income for the periods presented. After giving effect to the Merger and the Offerings, pro forma income (loss) per share would have been as follows if such loss had been reflected in the Unaudited Pro Forma Condensed Combining Statements of
    Income:



                                                                               SIX MONTHS ENDED
                                                                                  MARCH 31,
                                                         FISCAL YEAR ENDED   --------------------
                                                        SEPTEMBER 30, 1995     1995       1996
Income (loss) per share...............................       $    0.03       $   (0.04) $   (0.21)
                                                                 -----       ---------  ---------
                                                                 -----       ---------  ---------

    PARACELSUS SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OPERATING DATA



    The following tables set forth selected historical financial data and other operating information for Paracelsus for the five fiscal years ended September 30, 1995 and for the six months ended March 31, 1995 and 1996. The selected historical financial data for the five fiscal years ended September 30, 1995 has been derived from the audited consolidated financial statements of Paracelsus and from the underlying accounting records of Paracelsus. The selected historical financial information for the six months ended March 31, 1995 and 1996 has been derived from the unaudited condensed consolidated financial statements of Paracelsus and reflects all adjustments (consisting of normal recurring adjustments) that, in the opinion of the management of Paracelsus, are necessary for a fair presentation of such information. Operating results for the six months ended March 31, 1996 are not necessarily indicative of the results that may be expected for fiscal 1996. All information set forth below should be read in conjunction with "Paracelsus Management's Discussion and Analysis of Financial Condition and Results of Operations" and with the consolidated financial statements and related notes of Paracelsus included elsewhere in this Prospectus.



                                                                                                                 SIX MONTHS
                                                               FISCAL YEARS ENDED SEPTEMBER 30,               ENDED MARCH 31,
                                                     -----------------------------------------------------  --------------------
                                                       1991       1992       1993       1994       1995       1995       1996
                                                                                   (IN THOUSANDS)
INCOME STATEMENT DATA:
  Total operating revenues (1).....................  $ 366,959  $ 411,211  $ 435,102  $ 507,864  $ 509,729  $ 252,356  $ 260,590
  Costs and expenses:
    Salaries and benefits..........................    150,053    163,970    174,849    209,772    209,672    108,575    113,162
    Supplies.......................................     26,229     31,110     34,245     42,890     40,780     21,432     19,363
    Purchased services.............................     43,657     50,801     48,951     55,078     58,113     28,118     34,174
    Provision for bad debts........................     19,493     25,784     26,629     33,110     39,277     19,283     20,191
    Other operating expenses.......................     83,088     95,438    100,287    114,096     99,777     46,730     46,906
    Depreciation and amortization..................     11,808     12,833     14,587     16,565     17,276      8,734      7,972
    Interest.......................................     12,043     10,496     10,213     12,966     15,746      7,652      7,685
    Restructuring and unusual charges (2)..........     --         --         --         --          5,150     --         --
    Settlement costs (3)...........................     --         --         --         --         --         --         22,356
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Total costs and expenses.........................    346,371    390,432    409,761    484,477    485,791    240,524    271,809
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Income (loss) before minority interests, income
   taxes, cumulative effect of accounting change
   and extraordinary loss..........................     20,588     20,779     25,341     23,387     23,938     11,832    (11,219)
  Minority interests (4)...........................     (2,697)    (3,393)    (2,683)    (2,517)    (1,927)    (1,204)    (1,072)
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Income (loss) before income taxes, cumulative
   effect of accounting change and extraordinary
   loss............................................     17,891     17,386     22,658     20,870     22,011     10,628    (12,291)
  Income taxes (benefit)...........................      7,337      7,128     10,196      8,567      9,024      4,357     (5,040)
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Income (loss) before cumulative effect of
   accounting change and extraordinary loss........     10,554     10,258     12,462     12,303     12,987      6,271     (7,251)
  Cumulative effect of accounting change (5).......      4,377     --         --         --         --         --         --
  Extraordinary loss (6)...........................     --         --         --           (497)    --         --         --
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Net income (loss)................................  $  14,931  $  10,258  $  12,462  $  11,806  $  12,987  $   6,271  $  (7,251)
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Ratio of earnings to fixed charges (7)...........       2.4x       2.5x       2.8x       2.2x       2.1x       2.1x     --

OPERATING DATA:
  Adjusted EBITDA (8)..............................  $  41,205  $  42,025  $  47,458  $  50,401  $  51,157  $  27,014  $  25,722
  Adjusted EBITDA margin...........................       11.2%      10.2%      10.9%       9.9%      10.0%      10.7%       9.9%
  Capital expenditures.............................  $  12,398  $  15,695  $  14,676  $  14,342  $  15,835  $   5,322  $   7,123


                                                                AS OF SEPTEMBER 30,                     AS OF MARCH 31,
                                               -----------------------------------------------------  --------------------
                                                 1991       1992       1993       1994       1995       1995       1996
                                                                             (IN THOUSANDS)
BALANCE SHEET DATA:
  Cash and cash equivalents..................  $   2,972  $     773  $   1,204  $   1,452  $   2,949  $   2,107  $   3,149
  Working capital............................     30,040     67,381     41,355     62,860     60,381     67,649     73,415
  Total assets...............................    267,785    288,924    296,097    330,001    344,632    342,113    368,216
  Total debt.................................    122,306    120,004    104,548    117,718    121,728    125,940    144,661
  Shareholder's equity.......................     68,039     77,466     88,714     97,515    104,949    102,149     96,365

(1) Total operating revenues were comprised of patient revenue (net of contractual adjustments) and other revenue, including gains (losses) from disposal of facilities of $537, $(1,310) and $9,026 for the fiscal years ended September 30, 1991, 1992 and 1995, respectively.


(2) Restructuring and unusual charges in 1995 consisted of (i) a $973 charge for employee severance benefits and contract termination costs related to the closure of Bellwood Health Center psychiatric facility and (ii) special bonuses of $4,177 paid to certain executive officers for services provided.



(3) Settlement costs of $22,356 in the six months ended March 31, 1996 consisted of settlement payments, legal fees and the write-off of certain accounts receivable in connection with the settlement of two lawsuits.


(4) Represents the participation of physicians or physician groups in the profits of Paracelsus' majority-owned joint venture arrangements.

(5) Paracelsus adopted the liability method of accounting for income taxes in its financial statements for the fiscal year ended September 30, 1991. The cumulative effect of adopting the liability method for periods prior to October 1, 1991 resulted in a benefit of $4,377.

(6) Represents an extraordinary loss of $497 (net of income tax benefit) as a result of the early extinguishment of debt.

(7) For purposes of computing the ratio of earnings to fixed charges, earnings include income before fixed charges, provision for Federal and state income taxes, minority interests, extraordinary loss and cumulative effect of accounting change. Fixed charges consist of interest expense, including amortization of financing costs and the interest component of capitalized leases and that portion of operating lease expense which Paracelsus management believes is representative of the interest component of rental expense. Earnings were inadequate to cover fixed charges by $11,219 for the six months ended March 31, 1996.


(8) Adjusted EBITDA represents income before income taxes, depreciation and amortization, interest, cumulative effect of accounting change, restructuring and unusual charges, settlement costs, gains (losses) from disposal of facilities and extraordinary items. While Adjusted EBITDA is not a substitute for operating cash flows determined in accordance with generally accepted accounting principles, it is a commonly used tool for measuring a company's ability to service debt.

                PARACELSUS MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


    CERTAIN STATEMENTS UNDER THIS CAPTION "PARACELSUS MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" CONSTITUTE "FORWARD-LOOKING STATEMENTS" UNDER THE REFORM ACT. SEE "RISK FACTORS -- FORWARD-LOOKING STATEMENTS."

    The following should be read in conjunction with the Consolidated Financial Statements of Paracelsus and the related notes thereto included elsewhere in this Prospectus.

RESULTS OF OPERATIONS

    SIX MONTHS ENDED MARCH 31, 1996 COMPARED TO SIX MONTHS ENDED MARCH 31, 1995

    The results of operations discussed below compare the operating results for the six months ended March 31, 1996 to the operating results for the six months ended March 31, 1995. Paracelsus closed Bellwood Health Center on April 24, 1995 (the "Closed Facility"). All Paracelsus healthcare facilities outside California are referred to as the "Eastern Region Facilities."


    Operating revenues increased 3.3% to $260,590,000 for the six months ended March 31, 1996 from $252,356,000 for the comparable period in the prior year. After excluding operating revenues of the Closed Facility, operating revenues on a same-hospital basis increased $13,574,000, or 5.5%. This increase was principally due to an increase of $7,856,000 in the home health agency operating revenues generated by the Eastern Region Facilities, resulting from an increase of 125,953, or 52.2%, in home health agency visits. The remaining increase in operating revenues is attributed to the increase in outpatient visits, principally in the Eastern Region Facilities.



    Salaries and benefits increased 4.2% to $113,162,000 for the six months ended March 31, 1996 from $108,575,000 for the comparable period in the prior year. After excluding salaries and benefits of the Closed Facility, salaries and benefits increased $6,289,000, or 5.9%, offset by decreased salaries and benefits relating to the subcontracting of pharmacy purchases and management activities described below. This increase was principally due to an 11.1% increase in the employee workforce at the Eastern Region Facilities to service the expansion of the home health agency programs. In addition, the employee workforce was increased at the Eastern Region Facilities to service the increased volume of outpatient services. As a percentage of operating revenues, salaries and benefits increased to 43.4% for the six months ended March 31, 1996 from 43.0% for the comparable period in the prior year.


    Supplies decreased 9.7% to $19,363,000 for the six months ended March 31, 1996 from $21,432,000 for the comparable period in the prior year. The decrease was principally due to a reduction in pharmacy supplies expense for the six months ended March 31, 1996 of $2,835,000 as a result of the subcontracting in June 1995 of Paracelsus' pharmacy purchases and management activities to a pharmacy management company. Paracelsus also reduced its non-pharmacy supplies expense due to improved purchasing terms and price reductions received under its group purchasing contract. As a percentage of operating revenues, supplies decreased to 7.4% for the six months ended March 31, 1996 from 8.5% for the comparable period in the prior year.

    Purchased services increased 21.5% to $34,174,000 for the six months ended March 31, 1996 from $28,118,000 for the comparable period in the prior year due to the pharmacy management company contract, which increased purchased services by $3,665,000, and an increase in the home health agency programs' purchased services of $927,000 in the Eastern Region Facilities. As a percentage of operating revenues, purchased services increased to 13.1% for the six months ended March 31, 1996 from 11.1% for the comparable period in the prior year.

    Provision for bad debts increased 4.7% to $20,191,000 for the six months ended March 31, 1996 from $19,283,000 for the comparable period in the prior year, due primarily to an increase in provision for bad debts at two of the psychiatric facilities as a result of reductions in payments received for psychiatric services. As a percentage of operating revenues, provision for bad debts increased to 7.7% for the six months ended March 31, 1996 from 7.6% for the comparable period in the prior year.

    During March 1996, Paracelsus recognized a charge for the settlement of two lawsuits totaling $22,356,000. The charge included the settlement payments, the payment of legal fees associated with the lawsuits and the write-off of certain psychiatric accounts receivable.


    FISCAL YEAR 1995 COMPARED TO FISCAL YEAR 1994


    The results of operations discussed below compare the operating results for the fiscal year ended September 30, 1995 to the operating results for the fiscal year ended September 30, 1994. Paracelsus sold Womans Hospital on September 30, 1995 and Advanced Healthcare Diagnostics Services, a mobile diagnostics business, in August 1995 (collectively, the "Sold Facilities"), and acquired Jackson County Hospital on September 5, 1995 and Keith Medical Group on August 1, 1995 (collectively, the "Acquired Facilities").


    Operating revenues increased to $509,729,000 in 1995 from $507,864,000 in 1994, an increase of $1,865,000, or 0.4%. Included in the $509,729,000 operating revenues in 1995 is a net gain from the sale of the Sold Facilities of $9,026,000. After excluding the operating revenues of the Acquired Facilities, the Closed Facility and the Sold Facilities, and the net gain from the sale of the Sold Facilities, operating revenues on a same-hospital basis increased to $478,659,000 in 1995 from $471,808,000 in 1994, an increase of $6,851,000 or
1.5%. This increase in operating revenues was caused by growth in same-hospital outpatient volume. On a same-hospital basis, outpatient visits increased by 7.6% in 1995, while inpatient admissions decreased by 1.0% in 1995. The significant increase in outpatient visits in 1995 was primarily a result of Paracelsus' expansion into the home health services business, especially in its Eastern Region Facilities, and also the further introduction of additional outpatient services at several of Paracelsus' facilities. The decrease in admissions was primarily a result of the effect of managed care contracts and the shifting of inpatient care to outpatient services, especially at the California hospitals, where admissions, on a same-hospital basis, decreased by 4.9%.


    Total costs and expenses as a percentage of operating revenues, after excluding the net gain from the sale of the Sold Facilities from operating revenues, increased to 97.0% in 1995 from 95.4% in 1994. The primary reasons for this increase were the effect of the 1995 restructuring and an unusual charge of $5,150,000, which included severance benefits and contract termination costs of $973,000 for the closure of the Closed Facility and certain executives' special bonuses of $4,177,000 for services provided to Paracelsus. The closure costs and special bonuses increased operating costs and expenses as a percentage of operating revenues by 1.0%.



    Salaries and benefits decreased to $209,672,000 in 1995 from $209,772,000 in 1994, a decrease of $100,000. As a percentage of operating revenues, after excluding the net gain from the sale of the Sold Facilities, salaries and benefits increased to 41.9% in 1995 from 41.3% in 1994. This increase was mainly a result of annual merit pay increases, offset in part by reductions in staffing at several of the facilities.



    Supplies  decreased  to  $40,780,000 in  1995  from $42,890,000  in  1994, a decrease of $2,110,000, or 4.9%. The decrease in supplies is mainly a result of Paracelsus' emphasis on reducing inventory levels, more favorable terms resulting from Paracelsus' group purchasing contract and price reductions negotiated directly with vendors.


    Purchased services increased to $58,113,000 in 1995 from $55,078,000 in 1994, an increase of $3,035,000, or 5.5%, and as a percentage of operating revenues, after excluding the net gain from the sale of the Sold Facilities, increased to 11.6% in 1995 from 10.9% in 1994. Of the $3,035,000 increase, $2,349,000, or 77.4%, was caused by increases in purchased medical services mainly resulting from the increase in outpatient volume.

    The provision for bad debts increased to $39,277,000 in 1995 from $33,110,000 in 1994, an increase of $6,167,000, or 18.6%, and increased as a percentage of operating revenues, after excluding the net gain from the sale of the Sold Facilities, to 7.8% in 1995 from 6.5% in 1994. Of the $6,167,000 increase in 1995, $5,037,000, or 81.7%, was attributed to the three psychiatric facilities. The increase in the provision for bad debts at the three psychiatric facilities is attributed to the reductions in payments received for psychiatric services.


    Other operating expenses as a percentage of operating revenues decreased to 19.9% in 1995 from 22.5% in 1994. This reduction is mainly a result of lower medical malpractice liability costs and reductions in non-medical supplies, property insurance, rental/lease expense and consulting expenses.



    Depreciation and amortization increased to $17,276,000 in 1995 from $16,565,000 in 1994, an increase of $711,000, or 4.3%. This increase is mainly the result of capital expenditures made during 1995. Interest expense increased to $15,746,000 in 1995 from $12,966,000 in 1994, an increase of $2,780,000, or
21.4%. This increase was mainly caused by an increase in Paracelsus' average outstanding borrowings under the then existing credit facility and an increase in interest rates on the then existing credit facility and the commercial paper program.


    Minority interests decreased to $1,927,000 in 1995 from $2,517,000 in 1994, a decrease of $590,000, or 23.4%. This decrease was caused mainly by a decrease in the volume of business at two of Paracelsus' podiatry joint ventures, one of which was terminated during 1995, and an obesity surgery joint venture that was also terminated during 1995.

    FISCAL YEAR 1994 COMPARED TO FISCAL YEAR 1993


    The results of operations discussed below compare the operating results for the fiscal year ended September 30, 1994 to the operating results for the fiscal year ended September 30, 1993. Paracelsus acquired Desert Palms Community Hospital on August 31, 1993, Halstead Hospital on June 30, 1993 and Elmwood Medical Center on March 1, 1993 (collectively, the "1993 Acquisitions").



    Operating revenues increased to $507,864,000 in 1994 from $435,102,000 in 1993, an increase of $72,762,000, or 16.7%. Of this increase, $57,694,000 or
79.3% was attributable to the 1993 Acquisitions for which there was a full 12 months of operations in 1994. Excluding the 1993 Acquisitions, operating revenues on a same-hospital basis increased $15,068,000, or 3.7%. This increase in operating revenues was due primarily to an increase in gross outpatient revenues to $209,849,000 in 1994 from $187,646,000 in 1993, an increase of
$22,203,000, or 11.8%. The growth in outpatient services continues to result in part from the introduction of additional outpatient services at several of Paracelsus' facilities. Paracelsus' management believes the decline in inpatient occupancy rates to 42.6% in 1994 from 42.9% in 1993 resulted primarily from increased efforts by payors to reduce inpatient hospitalization, and to shift medical services to lower cost outpatient settings whenever possible. However, the reduction in occupancy rates between 1994 and 1993 is not as significant as was experienced between 1993 and 1992.


    Total costs and expenses as a percentage of operating revenues increased to 95.4% in 1994 from 94.2% in 1993. Through a continued effort to reduce other operating expenses, Paracelsus made reductions during 1994 in its insurance costs, including malpractice and workers' compensation. As a percentage of operating revenues, other operating expenses decreased to 22.5% in 1994 from 23.1% in 1993. Purchased services increased to $55,078,000 in 1994 from $48,951,000 in 1993, an increase of $6,127,000, or 12.5%. However, as a percentage of operating revenues, purchased services decreased to 10.9% in 1994 from 11.3% in 1993. The provision for bad debts increased to $33,110,000 in 1994 from $26,629,000 in 1993, an increase of $6,481,000, or 24.3%. After excluding the 1993 Acquisitions, the provision for bad debts increased by $2,574,000, or 10.1%. The increase was due primarily to higher provisions for bad debts at the three psychiatric facilities. As a percentage of operating revenues, the provision for bad debts increased to 6.5% in 1994 from 6.1% in 1993.

    Salaries and benefits increased to $209,772,000 in 1994 from $174,849,000 in 1993, an increase of $34,923,000, or 20.0%. Salaries and benefits as a percentage of operating revenues increased to 41.3% in 1994 from 40.2% in 1993. This increase was due primarily to additional staffing requirements at certain existing facilities and increases in Paracelsus' self-insured health insurance program. Effective October 1, 1994, Paracelsus replaced the self-insurance program at its California facilities, where health insurance costs are the highest, with an outside HMO/PPO program.


    Depreciation and amortization increased to $16,565,000 in 1994 from $14,587,000 in 1993, an increase of $1,978,000, or 13.6%. This increase is due primarily to having a full year of depreciation in 1994 for the 1993 Acquisitions and capital expenditures Paracelsus made in 1994. Interest expense increased to $12,966,000 in 1994 from $10,213,000 in 1993, an increase of $2,753,000, or 27.0%. This increase was attributable to interest on the Existing Senior Subordinated Notes issued in October 1993, and increases in interest rates applicable to Paracelsus' borrowings under its then existing credit facility and the commercial paper program.


LIQUIDITY AND CAPITAL RESOURCES

    Paracelsus' working capital as of March 31, 1996 was $73,415,000, an increase of $13,034,000 from September 30, 1995. The increase in working capital is primarily attributable to decreases in current maturities of long-term debt obligations and capital lease obligations, and an increase in accounts receivable. The increase in accounts receivable is attributable mainly to an increase in psychiatric and home healthcare services, which take longer to collect than Paracelsus' acute care receivables. The decrease in current maturities of long-term debt and capital lease obligations is attributable to the refinancing of mortgage debt on one of Paracelsus' partnerships. Other significant changes in working capital included an increase in deferred tax assets and accrued expenses related to the settlement of two lawsuits.


    On December 8, 1995, Paracelsus entered into the Existing Paracelsus Credit Facility, which provides up to $230,000,000 of revolving credit. The Existing Paracelsus Credit Facility has been used to finance acquisitions, to refinance existing credit facility borrowings and for general corporate purposes, including working capital and capital expenditures. Credit facility borrowings were increased from $27,500,000 at September 30, 1995 to $51,000,000 at March 31, 1996. The additional borrowings were used to refinance mortgage debt on one of Paracelsus' partnerships, to finance acquisitions of property and equipment and for working capital purposes. Paracelsus anticipates that existing capital resources and internally generated cash flows will be sufficient to fund capital expenditures, debt service and working capital requirements.


    The   accounts  receivable  financing   program  (the  "Accounts  Receivable
Program") implemented in 1993 provides Paracelsus with up to $65,000,000 in accounts receivable financing. Pursuant to the Accounts Receivable Program, Paracelsus' hospitals sell accounts receivable that meet certain requirements specified under the Accounts Receivable Program ("Eligible Receivables") to a special purpose subsidiary of Paracelsus, which in turn resells the Eligible Receivables to an unaffiliated trust (the "Trust") at a discount to reflect reserves for uncollectible receivables and interest expense. A special purpose subsidiary of a major lending institution provides the Trust with up to $65,000,000 in commercial paper financing to purchase the Eligible Receivables, secured by an interest in certain of the Eligible Receivables held by the Trust. Interest expense related to commercial paper and investment participations issued under the Accounts Receivable Program is passed through to Paracelsus and included as interest expense on Paracelsus' consolidated financial statements. At March 31, 1996, the maximum financing of $65,000,000 available under the program was outstanding.

RECENT PRONOUNCEMENTS


    In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121 ("SFAS 121"), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. SFAS 121 also addresses the accounting for long-lived assets that are expected to be disposed of. Paracelsus will adopt SFAS 121 on October 1, 1996, and, based on current circumstances, does not believe the effect of the adoption will be material.

IMPACT OF INFLATION AND CHANGING PRICES


    A significant portion of Paracelsus' operating expenses is subject to inflationary increases, the impact of which Paracelsus has historically been able to substantially offset through price increases, by expanding services and by increasing operating efficiencies. However, price increases alone have not kept up with increases in costs. To the extent that inflation occurs in the future, Paracelsus may not be able to pass on the increased costs associated with providing healthcare services to patients with government or managed care payors unless such payors correspondingly increase reimbursement rates.


EFFECT OF PROPOSED LEGISLATION


    Federal and state legislators continue to consider legislation that could significantly impact Medicare, Medicaid and other government funding of healthcare costs. Initiatives currently before Congress, if enacted, would significantly reduce payments under various government programs, including, among others, payments to teaching hospitals and hospitals providing a disproportionate amount of care to indigent patients. A reduction in these payments would adversely affect operating revenues and operating margins at certain of Paracelsus' hospitals. Paracelsus is unable to predict what legislation, if any, will be enacted at the Federal and state level in the future or what effect such legislation might have on Paracelsus' financial position, results of operations or liquidity.

     CHAMPION SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OPERATING DATA



    The following tables set forth selected historical financial data and other operating information for Champion for the five years ended December 31, 1995 and for the three months ended March 31, 1995 and 1996. The selected historical financial data for the five years ended December 31, 1995 has been derived from the audited consolidated financial statements of Champion and from the underlying accounting records of Champion. The selected historical financial information for the three months ended March 31, 1995 and 1996 has been derived from the unaudited condensed consolidated financial statements of Champion and reflects all adjustments (consisting of normal recurring adjustments) that, in the opinion of the management of Champion, are necessary for a fair presentation of such information. Operating results for the three months ended March 31, 1996 are not necessarily indicative of the results that may be expected for 1996. All information set forth below should be read in conjunction with "Champion Management's Discussion and Analysis of Financial Condition and Results of Operations" and with the consolidated financial statements and related notes of Champion included elsewhere in this Prospectus. Certain amounts derived from the consolidated statements of operations have been reclassified to conform with the presentation below.


                                                                                                                  THREE MONTHS
                                                                     YEARS ENDED DECEMBER 31,                   ENDED MARCH 31,
                                                    ----------------------------------------------------------  ----------------
                                                     1991       1992         1993          1994         1995     1995     1996
                                                                                   (IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
  Net revenue (1).................................  $24,307  $45,073      $ 89,832      $104,193      $167,520  $28,727  $50,681
  Expenses:
    Salaries and benefits.........................    9,875   19,642        36,698        41,042        72,188   12,762   22,006
    Supplies......................................    2,884    6,022        11,641        12,744        21,113    3,237    6,368
    Purchased services............................    3,092    5,671         9,606        15,190        23,595    3,897    6,534
    Provision for bad debts.......................    2,489    3,520         5,669         7,812        12,016    2,073    3,670
    Other operating expenses......................    3,687    7,682        14,427        14,277        20,999    3,779    6,330
    Depreciation and amortization.................      725    1,361         3,524         4,010         9,290    1,532    3,016
    Interest......................................      723    1,404         2,725         6,375        13,618    2,630    4,587
    Equity in earnings of DHHS....................    --       --            --            --           (8,881)  (1,478)  (3,973)
    Restructuring and unusual charges.............    --       1,300(2)     15,456(3)        300(4)      --       --       --
                                                    -------  ----------   -----------   -----------   --------  -------  -------
  Total expenses..................................   23,475   46,602        99,746       101,750       163,938   28,432   48,538
                                                    -------  ----------   -----------   -----------   --------  -------  -------
  Income (loss) before income taxes...............      832   (1,529)       (9,914)        2,443         3,582      295    2,143
  Income tax expense..............................      326       63         1,009           200           150      118      750
                                                    -------  ----------   -----------   -----------   --------  -------  -------
  Income (loss) before extraordinary items........      506   (1,592)      (10,923)        2,243         3,432      177    1,393
  Extraordinary items (5).........................      200    --           (1,230)        --           (1,118)   --       --
                                                    -------  ----------   -----------   -----------   --------  -------  -------
  Net income (loss)...............................  $   706  $(1,592)     $(12,153)     $  2,243      $  2,314  $   177  $ 1,393
                                                    -------  ----------   -----------   -----------   --------  -------  -------
                                                    -------  ----------   -----------   -----------   --------  -------  -------
  Income (loss) applicable to common stock........  $   343  $(2,451)     $(13,805)     $ (2,467)     $ (9,017) $(1,312) $ 1,344
                                                    -------  ----------   -----------   -----------   --------  -------  -------
                                                    -------  ----------   -----------   -----------   --------  -------  -------
OPERATING DATA:
  Adjusted EBITDA (6).............................  $ 2,280  $ 2,536      $ 11,791      $ 13,128      $ 26,490  $ 4,457  $ 9,746
  Adjusted EBITDA margin..........................      9.4%     5.6%         13.1%         12.6%         15.8%    15.5%    19.2%
  Capital expenditures............................  $ 1,422  $ 1,637      $  4,726      $ 12,561      $ 42,822  $ 7,060  $ 2,697


                                                            AS OF DECEMBER 31,                       AS OF MARCH 31,
                                          -------------------------------------------------------  --------------------
                                            1991       1992       1993       1994        1995        1995       1996
                                                                         (IN THOUSANDS)
BALANCE SHEET DATA:
  Cash and cash equivalents.............  $     919  $   6,204  $  66,686  $  48,424  $   7,583    $  32,908  $   5,670
  Working capital.......................      1,665      9,420     69,138     51,275      9,841       40,772     15,750
  Total assets..........................     15,444     57,574    118,947    216,553    291,260      212,839    308,022
  Total debt............................      7,431     26,246     62,084    110,065    164,914      108,807    184,046
  Redeemable preferred stock............      3,726     21,746     56,861     76,294     46,029(7)    77,918     46,078
  Stockholders' equity (deficit)........        293     (2,352)   (16,157)    (2,167)    31,869(7)    (3,450)    33,798

(1)   Net  revenue  was  comprised  of   patient  revenue  (net  of  contractual
    adjustments) and other revenue.

(2) In 1992, Champion expensed approximately $1,300 in fees and other costs related to its unsuccessful attempt to acquire twelve hospitals from Humana, Inc.

(3) On September 1, 1992, Champion acquired Gulf Coast Hospital ("GCH"), a competing hospital located approximately three miles from Champion's Baytown, Texas facility. Subsequent to the purchase, Champion consolidated the operations of GCH onto the campus of its existing Baytown hospital and, in June 1994, sold the former GCH property with restrictions limiting its use to non-competitive activities without Champion's permission. As a result of the consolidation, Champion incurred a charge of approximately $15,456 against earnings in 1993.

(4) In 1994, Champion incurred approximately $300 in fees and other costs related to its efforts to acquire Methodist Medical Center ("MMC") in Jacksonville, Florida. On March 6, 1995, Champion notified MMC's management that it would cease all actions related to this transaction; accordingly, such amounts were expensed in the fourth quarter of 1994.


(5) The extraordinary gain in 1991 relates to the utilization of net income tax benefits arising from the carryforward of net operating losses. Champion recognized extraordinary losses of $1,230 and $1,118 in 1993 and 1995, respectively, on early extinguishment of debt. The extraordinary loss for 1993 was net of a tax benefit of $634, and no tax benefit was allocated to the extraordinary losses in 1995.



(6) Adjusted EBITDA represents income before income taxes, depreciation and amortization, interest, cumulative effect of accounting change, restructuring and unusual charges, settlement costs, gains (losses) from disposal of facilities and extraordinary items. While Adjusted EBITDA is not a substitute for operating cash flows determined in accordance with generally accepted accounting principles, it is a commonly used tool for measuring a company's ability to service debt.



(7) Effective December 31, 1995, Champion entered into a recapitalization agreement which provided for the conversion of certain redeemable preferred stock to Champion Common Stock and eliminated the accrual of future dividends on its remaining Champion Preferred Stock.

                 CHAMPION MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    CERTAIN STATEMENTS UNDER THIS CAPTION "CHAMPION MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" CONSTITUTE "FORWARD-LOOKING STATEMENTS" UNDER THE REFORM ACT. SEE "RISK FACTORS -- FORWARD-LOOKING STATEMENTS."

    The following should be read in conjunction with the Consolidated Financial Statements of Champion and the related notes thereto included elsewhere in this Prospectus.

IMPACT OF ACQUISITIONS

    Champion was formed to acquire and operate acute care and specialty hospitals. At March 31, 1996, Champion owned seven hospitals and a 50% interest in DHHS, a partnership that is operated by Champion and that owns and operates two acute care hospitals with a total of 341 beds in North Dakota under the name "Dakota Heartland Health System."


    Because of the financial impact of Champion's recent acquisitions and the formation of DHHS, it is difficult to make meaningful comparisons between Champion's financial statements for the fiscal periods presented. Furthermore, each additional hospital acquisition can have a significant impact on Champion's overall financial performance. After acquiring a hospital, Champion attempts to implement various operating efficiencies and cost-cutting strategies, including staffing adjustments. Champion may also incur significant additional costs to expand the hospital's services and improve its market position. Champion can give no assurance that these investments and other activities will result in increases in net revenue or reductions in costs at the acquired facility. Consequently, an acquired hospital may adversely affect Champion's operating results in the near term. Champion believes this effect will be mitigated as more hospitals are acquired.


RESULTS OF OPERATIONS

    THREE MONTHS ENDED MARCH 31, 1996 COMPARED TO THE THREE MONTHS ENDED MARCH 31, 1995

    Champion had net revenue of $50,681,000 for the quarter ended March 31, 1996, compared to $28,727,000 for same period in 1995, an increase of $21,954,000, or 76.4%. The increase was due primarily to Champion's acquisition of the 200-bed Salt Lake Regional Medical Center ("SLRMC") in April 1995, the acquisition of home healthcare operations in June 1995 and in January 1996, and the commencement of operations at the 101-bed Westwood Medical Center ("WMC") in October 1995. WMC replaced the 60-bed Physicians and Surgeons Hospital located in Midland, Texas ("P&S"), which Champion had acquired in 1993.


    Champion's operations are labor intensive with salaries and benefits comprising the single largest item in operating expenses. Salaries and benefits increased 72.4% to $22,006,000 for the quarter ended March 31, 1996, compared to $12,762,000 in 1995, primarily as a result of Champion's acquisition of SLRMC and the acquisition of home healthcare operations. As a percentage of net revenue, salaries and benefits were 43.4% and 44.4% for the quarters ended March 31, 1996 and 1995, respectively. The decline in salaries and benefits as a percentage of net revenue reflects Champion's ongoing efforts to implement various operating efficiencies and cost-cutting measures at its hospitals.


    The major components of other operating and administrative expenses were professional fees, taxes (other than income), insurance, utilities and other services. In absolute terms, other operating and administrative expenses increased by 76.2% to $19,232,000 for the quarter ended March 31, 1996, compared to $10,913,000 in 1995, due to Champion's acquisition of SLRMC and the start-up of WMC. However, overall other operating and administrative expenses were substantially unchanged at 37.9% and 38.0% of net revenue for the quarters ended March 31, 1996 and 1995, respectively.

    Provision for bad debts was $3,670,000 for the quarter ended March 31, 1996, or 7.4% of net patient service revenue, compared to $2,073,000, or 7.5%, for the same period in 1995.

    Interest expense increased to $4,587,000 in the first quarter of 1996, compared to $2,630,000 for the comparable period in 1995, due principally to (i) the increase in amounts outstanding under the Champion Credit Facility as a result of its acquisition of SLRMC and Jordan Valley Hospital ("Jordan Valley") and (ii) the issuance of the Champion Series E Notes on June 12, 1995. The increase in interest expense was offset, in part, by a decline in the interest rate applicable to the Champion Credit Facility (a weighted average of approximately 8.71% and 9.12% for the quarters ended March 31, 1996 and 1995, respectively).


    Depreciation and amortization expense was $3,016,000 in 1996, compared to $1,532,000 in 1995, an increase of $1,484,000, or 96.9%. This increase is due primarily to Champion's acquisition of SLRMC and the completion of construction at WMC as well as Champion's ongoing capital improvement programs at its existing hospitals.


    Income before income taxes for the quarter ended March 31, 1996 includes approximately $3,973,000 attributable to Champion's equity in the earnings of DHHS, compared to approximately $1,478,000 for the same period a year earlier, or an increase of 168.8%. The increase was due to (i) a $1,535,000, or 5.9%, increase in DHHS net revenue for the quarter ended March 31, 1996, compared to the same period a year earlier, primarily as a result of an expanded and improved service mix, and (ii) a $3,175,000, or 14.1%, decrease in current period operating expenses, compared to the prior period. The reduction in operating expenses is due primarily to the elimination of duplicative services and overhead costs and reflects Champion's ongoing efforts to integrate the operations of the two hospitals that comprise DHHS.


    1995 COMPARED TO 1994

    Champion's net revenue was $167,520,000 for the year ended December 31, 1995, compared to $104,193,000 for 1994, an increase of $63,327,000, or 60.8%.
The increase was due primarily to hospital acquisitions in the fourth quarter of 1994 and the second quarter of 1995 (collectively, the "Champion Acquisitions"), and was offset, in part, by the contribution of Heartland Medical Center ("Heartland") to DHHS. Net revenue for 1994 included approximately $40,061,000 attributable to Heartland.


    The occupancy rate of Champion's consolidated hospitals was substantially unchanged at 38% in 1995 and 1994, due primarily to the acquisition of two psychiatric hospitals in the fourth quarter of 1994. In general, psychiatric hospitals derive a greater percentage of their revenue from inpatient services than do acute care hospitals. The occupancy rate at Champion's general acute care hospitals declined to 33% in 1995 compared to 35% in 1994, due primarily to Champion's contribution of Heartland to DHHS effective December 31, 1994, and due to an industry-wide trend of decreased inpatient utilization at acute care hospitals. Champion expects this trend to continue as Medicare, Medicaid, HMOs, PPOs and other third-party payors continue to exert pressure on healthcare providers to reduce hospital stays and to provide services, when appropriate, on a less expensive outpatient basis. Heartland had an occupancy rate of 41% in 1994.


    Gross outpatient revenue increased 45.8% from $63,387,000 in 1994 to $92,392,000 in 1995. Outpatient revenue as a percentage of gross patient service revenue declined from 38.1% in 1994 to 33.9% in 1995, due to Champion's acquisition of two psychiatric hospitals in the fourth quarter of 1994. Excluding these two facilities, outpatient revenue comprised 39.5% of gross patient revenue in 1995.


    Gross patient revenue attributable to Medicare increased to 42% in 1995, compared to 39% in 1994, due to the inclusion of certain of Champion's acquisitions for the full 12-month period ended December 31, 1995. These facilities generally derived a greater portion of their gross patient revenue from the Medicare program than did the hospitals owned and consolidated by Champion for the 12 months ended December 31, 1994. Gross revenue attributable to Medicaid increased to 19% in 1995 compared to 18% in 1994, due primarily to Champion's acquisition of two psychiatric hospitals in the fourth quarter of 1994. Approximately 50% of gross patient revenue at these facilities is attributable to the Medicaid program.


    Net patient service revenue is presented in the Consolidated Statement of Operations net of the provision for contractual allowances. Such provision was 40% in 1995 and 1994. The provision for contractual allowances as a percentage of gross patient service revenue is likely to increase in the future (i) as rate increases at Champion's hospitals exceed increases, if any, in fixed reimbursement rates, (ii) from increased discounts on standard rates due to pressure from third-party payors, such as HMOs, PPOs and private insurance companies and (iii) from increased inpatient utilization by Medicare and Medicaid patients. Payments received under these programs are generally less than established billing rates. The trend toward managed care may affect hospitals' ability to maintain their current rate of net revenue growth and operating margins.


    Net  revenue  for  1995  and   1994  included  approximately  $744,000   and
$2,196,000, respectively, in interest income earned on cash balances during the year.


    Champion's operations are labor intensive with salaries and benefits comprising the single largest item in operating expenses. Salaries and benefits increased 75.9% to $72,188,000 in 1995, compared to $41,042,000 in 1994, as a result primarily of the Champion Acquisitions. In addition, corporate salaries increased due to the increase in hospitals, new public reporting requirements and preparation for additional acquisitions. As a percentage of net revenue, salary and benefits increased to 43.1% in 1995, compared to 39.4% in 1994. This trend is largely a result of Champion's strategy of acquiring underperforming hospitals that often incur labor and other operating costs in excess of what Champion believes is necessary for the efficient operation of a facility. Champion attempts to reduce these costs over time by implementing various operating efficiencies and cost-cutting strategies. However, Champion can give no assurance that its efforts will ultimately result in significant cost reductions at these facilities.


    The major components of other operating expenses were professional fees, taxes (other than income), insurance, utilities and other services. In absolute terms, other operating and supplies expense increased by 54.6% to $65,707,000 in 1995, compared to $42,511,000 in 1994, as a result of the Champion Acquisitions. However, overall other operating and supplies expense declined to 39.2% of net revenue in 1995, compared to 40.8% in 1994.

    Provision for bad debts was $12,016,000 in 1995, or 7.3% of net patient service revenue, compared to $7,812,000, or 7.8%, in 1994. The prior year included approximately $700,000 in charges due to problems resulting from the installation of an information management system at one facility. Excluding this charge, provision for bad debts was approximately 7.1% of net patient service revenue in 1994.


    Interest expense increased from $6,375,000 in 1994 to $13,618,000 in 1995, due principally to (i) the increase in amounts outstanding under the Champion Credit Facility as a result of its acquisition of SLRMC and funding of ongoing construction projects; (ii) the issuance of the Champion Series D Notes on December 30, 1994 and the Champion Series E Notes on June 12, 1995 and (iii) debt assumed and/or issued in connection with Champion's acquisition of AmeriHealth, Inc. ("AmeriHealth") on December 6, 1994, through a merger (the "AmeriHealth Merger") and the acquisition of Psychiatric Healthcare Corporation ("Psychiatric Healthcare") in the fourth quarter of 1994. Interest expense also increased due to an increase in the interest rate applicable to its senior bank credit facility (a weighted average of approximately 9.3% and 7.7% for the years ended December 31, 1995 and 1994, respectively).


    Depreciation and amortization expense was $9,290,000 in 1995, compared to $4,010,000 in 1994, an increase of $5,280,000, or 131.7%. This increase is due primarily to the Champion Acquisitions, the completion of a hospital and medical office building in Midland, Texas and an ambulatory care center in Baytown, Texas, as well as Champion's ongoing capital improvement programs at its existing hospitals.

    Champion capitalized approximately $1,462,000 and $294,000 in interest costs associated with the construction of a hospital and other medical-related facilities at December 31, 1995 and 1994, respectively. With the completion of the hospital and medical office building in Midland, Texas and the ambulatory care center in Baytown, Texas, Champion expects capitalized interest to be minimal in 1996.


    Operating income for 1995 included approximately $8,881,000 attributable to Champion's equity in the earnings of DHHS. Champion contributed Heartland to DHHS effective December 31, 1994 and accounts for its investment in DHHS under the equity method. Previously, Champion had consolidated Heartland for financial reporting purposes. Operating income for 1994 included approximately $6,201,000 attributable to Heartland.


    1994 COMPARED TO 1993


    Champion's net revenue was $104,193,000 for the year ended December 31, 1994, compared to $89,832,000 for 1993, an increase of $14,361,000, or 16.0%.
This increase was due primarily to the inclusion of P&S for a full year in 1994, compared to eight months in 1993 (the year P&S was acquired) and Champion's acquisition of Psychiatric Healthcare and the AmeriHealth Merger in the fourth quarter of 1994. On a same hospital basis, net revenue decreased approximately $2,550,000, or 3.2%, in 1994 due to the elimination of a psychiatric program at Baycoast Medical Center ("BMC") and a decline in outpatient surgery cases due to capacity constraints following the consolidation of the operations of GCH onto the BMC campus in December 1993.



    The average occupancy rates at Champion's hospitals declined from 40.1% in 1993 to 38.3% in 1994. This decline is consistent with the industry trend of decreased inpatient utilization at acute care hospitals and is due primarily to increased pressure from Medicare, Medicaid, HMOs, PPOs and other third-party payors to reduce hospital stays and to provide services, where possible, on a less expensive outpatient basis. Gross outpatient revenue increased 6.1% from $59,738,000 in 1993 to $63,387,000 in 1994. Outpatient revenue as a percent of gross patient service revenue declined from 41.9% in 1993 to 38.1% in 1994, due primarily to Champion's acquisition of Psychiatric Healthcare effective October 1, 1994. In general, psychiatric hospitals derive a greater percentage of their gross revenue from inpatient services than do acute care hospitals. Exclusive of acquisitions, outpatient revenue comprised 41.3% of gross patient revenue in 1994.


    Provision for contractual allowances was 40.2% of gross patient service revenue for 1994, compared to 39.2% in 1993. This increase is consistent with industry expectations as discussed above.


    Approximately 39% of gross patient revenue was attributable to Medicare in 1994 and 1993. Gross revenue attributable to Medicaid increased to 18% in 1994 compared to 12% in 1993, due primarily to Champion's acquisition of Psychiatric Healthcare, which derives approximately 53% of its gross patient revenue from the Medicaid program, and due to a decline in revenue attributable to private and other payor sources at hospitals owned by Champion for the year ended December 31, 1994.



    Salaries and benefits increased 11.8% to $41,042,000 in 1994, compared to $36,698,000 in 1993, due primarily to the inclusion of P&S for a full year in 1994 and Champion's acquisition of Psychiatric Healthcare and the AmeriHealth Merger in the fourth quarter of 1994. As a percentage of net revenue, salary and benefits decreased to 39.4% in 1994, compared to 40.9% in 1993, as a result of Champion's ongoing efforts to improve staffing efficiencies in its acquired hospitals. For hospitals owned for the year ended December 31, 1994, salary and benefits were 37.7% of net revenues in 1994, compared to 39.4% in 1993.


    The major components of other operating expenses were professional fees, taxes (other than income), insurance, utilities and other services. Other operating and  supplies  expense increased  by  19.2% to  $42,511,000  in  1994, compared to $35,674,000 in 1993. Other operating and supplies expense increased to 40.8% of net revenue in 1994, compared to 39.7% in 1993. The increase in the percentage of net revenue is due primarily to non-capitalizable costs associated with Champion's acquisition activity.

    Provision for bad debts was $7,812,000 in 1994, or 7.8% of net patient service revenue, compared to $5,669,000, or 6.5%, in 1993. This 37.8% increase is due in part to the installation of a new computer system at one of Champion's hospitals that disrupted the hospital's billing procedures and accounts receivable detail. The hospital determined that approximately $700,000 in accounts receivable produced by the new system should have been charged to allowance for uncollectible accounts. Excluding this charge, provision for bad debts was approximately 7.1% of net patient service revenue in 1994.

    Depreciation and amortization expense was $4,010,000 in 1994, compared to $ 3,524,000 in 1993, an increase of $486,000, or 13.8%. The increase in depreciation and amortization expense was due primarily to Champion's acquisitions in 1994, Champion's ongoing capital improvement programs at its existing hospitals and the amortization of costs associated with Champion's issuance of the Champion Series D Notes.


    Interest expense increased from $2,725,000 in 1993 to $6,375,000 in 1994, due principally to Champion's issuance of $37,833,000 of the Champion Series D Notes effective December 31, 1993 and its establishment of a $20,000,000 senior bank credit facility on November 3, 1993, as well as interest expense associated with debt assumed and/or issued in the AmeriHealth Merger and the Psychiatric Healthcare acquisition. Interest expense also increased due to an increase in the interest rate applicable to its senior bank credit facility (a weighted average of approximately 7.7% and 6.5% at December 31, 1994 and 1993, respectively).



RECENT ACQUISITIONS AND OTHER INVESTMENTS



    On March 1, 1996, Champion acquired Jordan Valley from Columbia. Jordan Valley is a 50-bed acute care hospital located in West Jordan, Utah, a suburb of Salt Lake City. Jordan Valley was acquired in exchange for Autauga Medical Center, an 85-bed acute care hospital, and Autauga Health Care Center, a 72-bed skilled nursing facility, both in Prattville, Alabama (collectively, "Autauga"), plus preliminary cash consideration paid to Columbia of approximately $10,750,000. Cash consideration included approximately $3,750,000 for certain net working capital components, which are subject to further adjustment and final agreement by the parties, and reimbursement for certain capital expenditures made previously by Columbia. The transaction did not result in a gain or loss. The Alabama facilities were acquired as a part of the AmeriHealth Merger on December 6, 1994.


    On April 13, 1995, Champion acquired SLRMC from Columbia for approximately $61,042,000, which included approximately $11,783,000 for certain working capital components, resulting in a net purchase price of approximately $49,259,000. Champion funded the asset purchase from available cash and approximately $30,000,000 in borrowings under its senior bank credit facility. SLRMC is comprised of a 200-bed tertiary care hospital and five clinics and is located in Salt Lake City, Utah.

    On December 21, 1994, a wholly owned subsidiary of Champion that owned Heartland entered into the DHHS partnership with Dakota Hospital ("Dakota"), a not-for-profit corporation that owned a 199-bed acute care hospital, in Fargo, North Dakota. Champion and Dakota contributed their respective hospitals debt and lien free (except for capitalized lease obligations), including certain working capital components, and Champion contributed an additional $20,000,000 in cash, each in exchange for 50% ownership in the partnership. Champion will receive 55% of the net income and distributable cash flow ("DCF") of the partnership until such time as it has recovered on a cumulative basis an additional $10,000,000 of DCF in the form of an "excess" distribution. Because the partners through the partnership agreement and an operating agreement have delegated substantially all management of DHHS to Champion, the authority of the partnership's governing board is limited. Under the terms of the partnership agreement, Champion is obligated to advance funds to the partnership to cover any and all operating deficits of the partnership. Beginning July 1996, Dakota has the right to require Champion to purchase its partnership interest free of debt or liens for a cash purchase price equal to 5.5 times Dakota's pro rata share of earnings before depreciation, interest, income taxes and amortization, as defined in the partnership agreement, less Dakota's pro rata share of the partnership's long-term debt. DHHS had earnings before depreciation, interest, income taxes and amortization of approximately $19,000,000 for the year ended December 31, 1995. Beginning January 1998, the purchase price for Dakota's partnership interest shall not be less than $50,000,000. Should Dakota elect to exercise its option, Champion would likely finance the purchase through bank or other borrowings. Under the terms of the option, Champion has 12 months to consummate its obligations thereunder. As of December 31, 1995, Champion has received $825,000 in cash distributions from DHHS.


INFLATION


    The healthcare industry is labor intensive. Wages and other expenses are subject to rapid escalation, especially during periods of inflation and when shortages occur in the marketplace. In addition, suppliers attempt to pass along increases in their costs by charging Champion higher prices. In general, Champion's revenue increases through price increases or changes in reimbursement levels have not kept up with cost increases. However, by expanding services and by increasing operating efficiencies, Champion has historically been able to substantially offset increases in such costs. In light of cost-containment measures imposed by government agencies, private insurance companies and managed-care plans, Champion is likely to experience continued pressure on operating margins in the future.

                                    BUSINESS

    CERTAIN STATEMENTS UNDER THIS CAPTION "BUSINESS" CONSTITUTE "FORWARD-LOOKING
STATEMENTS"   UNDER  THE  REFORM  ACT.  SEE  "RISK  FACTORS  --  FORWARD-LOOKING
STATEMENTS."

GENERAL


    Paracelsus is a leading healthcare company that owns and operates acute care and specialty hospitals and related healthcare businesses serving selected markets in the United States. Paracelsus currently owns and operates 18 acute care hospitals with a total of 1,685 licensed beds in California, Utah, Tennessee, Texas, Florida, Georgia and Mississippi. Paracelsus' acute care hospitals provide a broad array of general medical and surgical services on an inpatient, outpatient and emergency basis. In addition, certain hospitals and their related facilities offer rehabilitative medicine, substance abuse treatment, psychiatric care and AIDS care. In California, Paracelsus also owns and operates three psychiatric hospitals with 218 licensed beds, four skilled nursing facilities with 232 licensed beds and a 60-bed rehabilitative hospital. In addition, Paracelsus owns and operates 11 home healthcare agencies and 16 medical office buildings adjacent to certain of its hospitals. For the 12 months ended March 31, 1996 on a pro forma basis after giving effect to acquisitions and dispositions, Paracelsus would have had total operating revenues of $516.9 million, Adjusted EBITDA of $55.8 million and a net loss of $3.1 million. The net loss includes an unusual charge recorded in March 1996 of $22.4 million (or $13.2 million, net of taxes) related to the settlement of two lawsuits.



    As a result of the Merger, Champion will become a wholly owned subsidiary of the Company. Champion currently owns and operates five acute care hospitals with a total of 722 licensed beds in Utah, Texas and Virginia and owns a 50% interest in, and operates, DHHS, a partnership that owns two additional acute care hospitals with a total of 341 licensed beds in North Dakota. Champion's acute care hospitals generally offer the same types of services provided by Paracelsus' acute care hospitals. Champion also owns and operates two psychiatric hospitals with a total of 219 licensed beds in Missouri and Louisiana. For the 12 months ended March 31, 1996 on a pro forma basis giving effect to acquisitions and dispositions, Champion would have had net revenue of $198.2 million, Adjusted EBITDA of $32.2 million and net income of $3.9 million.



    Following the Merger, the Company will operate 31 hospitals in 11 states including 25 acute care hospitals with 2,748 licensed beds, five psychiatric hospitals with 437 licensed beds and a rehabilitative hospital with 60 licensed beds. On a pro forma combined basis for the 12 months ended March 31, 1996, after giving effect to the Offerings, the Company would have had total operating revenues of $714.8 million, Adjusted EBITDA of $88.1 million and a net loss of $6.7 million. The net loss includes the unusual charge related to the settlement of two lawsuits. These pro forma combined results do not give effect to any cost savings that management believes will be realized as a result of the Merger due to the combination of the corporate operations of Paracelsus and Champion and the elimination of certain corporate consulting contracts of Paracelsus. In addition, the combined entity should benefit from economies of scale in such areas as purchasing, marketing, information systems, risk management, acquisitions and development, accounting, reimbursement, corporate finance and quality assurance.



    The Company believes that the Merger represents a unique opportunity to integrate the operations of two companies that have a complementary portfolio of hospitals. Upon completion of the Merger, 22 of the 31 hospitals owned or operated by the Company will be located in markets where a hospital or hospital network operated by the Company is a preeminent provider. On a pro forma combined basis (excluding the PHC Salt Lake Hospital and the two hospitals owned by DHHS), the remaining 19 hospitals would have accounted for approximately 71% and 89% of the 28 remaining hospitals' operating revenues and Adjusted EBITDA, respectively, for the 12 months ended March 31, 1996.



    Following the Merger, the Company believes that it will be better positioned to implement its business strategy due to its greater scale and diversity of operations, expanded geographic presence and enhanced access to the public capital markets and other financing sources. The Company also believes that it will benefit from the addition to Paracelsus' management team of three key Champion executives who, following the Merger, will have primary responsibility for day to day management of the Company. These Champion executives have an average of 29 years of hospital industry experience and a proven track record in operating and growing publicly held hospital companies. Over the past five years, these executives grew Champion's net revenue at an annual growth rate of 62.0% from $24.3 million in 1991 to $167.5 million in 1995 while improving its Adjusted EBITDA margins from 9.4% in 1991 to 15.8% in 1995 and 19.2% for the three months ended March 31, 1996.


BUSINESS STRATEGY


    The Company's strategic objective is to establish each of its hospitals or hospital networks as the provider of choice in its market. To accomplish this, the Company first seeks to establish a presence in geographic locations that are best suited to developing a preeminent market position. These locations primarily include small to mid-sized markets with more favorable demographics and lower levels of penetration by managed care plans and alternative niche competitors than larger metropolitan areas. Moreover, the competing hospitals in the Company's target markets frequently will be not-for-profit facilities which the Company believes have higher cost structures than its hospitals. Second, the Company focuses on implementing operating strategies developed by the Company for positioning each of its hospitals or hospital networks as providers of measurably higher quality and lower cost healthcare services than competing providers. The key elements of the Company's operating strategies are as follows:


    EXPAND STRATEGICALLY THROUGH SELECTED ACQUISITIONS


    The Company plans to continue to pursue expansion opportunities through the strategic acquisition of hospitals and complementary healthcare businesses in existing or new markets. The Company has demonstrated this strategy most recently by successfully acquiring four hospitals and a home health agency in the Salt Lake City market. The Company's primary criteria for its target markets include: (i) a service area population of between 30,000 and 500,000; (ii) favorable demographics in terms of population growth, age profile, employment rates, business climate, economic activity and family income levels; (iii) low levels of managed care penetration; and (iv) limited competition from other hospitals and alternative healthcare providers. The Company targets for acquisition those hospitals that have the following characteristics: (a) a stable market position with potential for improvement; (b) an appropriate range and depth of medical services or the capacity to add needed services; (c) a favorable reputation in the community; (d) current financial underperformance due to an excessive cost structure; (e) a sufficient base of capable, high quality physicians; and (f) no required extraordinary capital investment. The Company believes that its primary sources of acquisitions will be unaffiliated not-for-profit hospitals and facilities being divested by hospital systems for strategic, regulatory or performance reasons.


    INCREASE MARKET PENETRATION


    The Company seeks to increase the market penetration of its hospitals by offering a full range of hospital and related healthcare services and by gaining market share from local competitors by providing measurably higher quality and lower cost services. The Company will selectively add new services such as obstetrics, open-heart surgery and skilled nursing beds at its hospitals and, when appropriate, invest in new technologies. For example, this strategy has been sucessfully demonstrated by the addition of obstetrics programs at each of The Medical Center of Mesquite and WMC during the past 12 months. The Company will also develop complementary healthcare businesses such as primary care clinics, home health agencies and rehabilitative clinics to augment the service capabilities of its existing hospitals and enable the delivery of care in the most cost effective and medically appropriate setting. In addition, over the past 24 months, the Company has acquired or established five home health agencies that cover 26 counties in Tennessee, providing a large referral base for the Company's four hospitals in that market. In some cases, the Company may also acquire or merge with other providers or establish alliances with such providers through affiliation agreements, joint venture arrangements or partnerships. Furthermore, since physicians still direct the majority of hospital admissions, the Company focuses on supporting and retaining existing physicians and attracting other qualified physicians in existing or underserved medical specialties. The Company may either affiliate, joint venture or partner with physician practices or, in selected cases, manage or acquire such physician practices.

    ESTABLISH A COMPETITIVE COST ADVANTAGE


    The Company seeks to position each of its hospitals as the low cost provider in its market by monitoring and controlling fixed and variable operating expenses. Champion's executives have demonstrated an ability to reduce costs as indicated by the improvement in Champion's Adjusted EBITDA margins from 9.4% in 1991 to 15.8% in 1995 and 19.2% for the three months ended March 31, 1996. The Company believes that a low cost provider is better able to succeed in the current healthcare environment by aggressively pricing its managed care contracts and direct employer arrangements and by maintaining profitability under fixed payment arrangements. The Company focuses on the following major areas for cost control:



    LABOR COSTS. Salaries and benefits represent the single largest component of hospital operating expenses. The Company seeks to reduce labor costs by (i) implementing staffing standards and adjusting staffing according to changes in volume and patient needs; (ii) eliminating unnecessary levels of management; and (iii) increasing the productivity of skilled employees by shifting certain lower skill tasks to lower paid personnel. Champion's executives have reduced salaries, wages and benefits as a percentage of net revenue at Champion's hospitals (including DHHS) from 38.2% in 1994 to 37.9% in 1995 and 35.4% for the three months ended March 31, 1996.


    SUPPLY COSTS. The Company seeks to realize savings on medical supplies, the second largest component of hospital operating expenses, by (i) standardizing high volume products; (ii) participating in purchasing groups; (iii) monitoring supply usage; and (iv) otherwise taking advantage of volume purchasing to achieve better pricing.

    CONTRACTUAL  ARRANGEMENTS.  The Company evaluates whether savings can be
    realized  by   renegotiating   or   eliminating   existing   third-party
    management, physician, maintenance, supply and other contracts.

    MARGINAL SERVICES. The Company regularly reviews all programs and services at its hospitals to determine whether any such programs or services should be discontinued or reduced because they are underutilized or unprofitable and have no strategic benefit.

    UTILIZATION  MANAGEMENT.    The  Company  has  developed  a  proprietary
    utilization management program designed to help monitor and manage clinical resources by reviewing both patient lengths of stay and physician treatment protocols in order to decrease the overall cost of care. The program, which includes the use of clinical pathways developed in conjunction with the medical staffs of the Company's hospitals, helps assure that physicians consistently render the most medically appropriate and cost effective regimen of care. The program has been implemented in six of the Company's hospitals and is expected to be implemented in its remaining hospitals over the next year.


    IMPLEMENT A COMPETITIVE QUALITY ADVANTAGE



    The Company believes that preventing errors in the treatment process can improve quality and lower the cost of care by reducing the risk of adverse events to patients and the consequential costs of such events. For the past two years, the Company has piloted a proprietary program in four of its hospitals designed to identify and measure the incidence of patient treatment errors in 225 separate clinical categories. The Company also believes that the majority of treatment errors are preventable and often result from systemic problems such as a lack of standardized policies, procedures and training. The Company believes that its pilot program in four hospitals has demonstrated that reductions in the incidence of treatment errors can occur as a result of focusing hospital employees on monitoring errors, training employees in standardized systems and procedures and otherwise taking corrective steps to reduce and eliminate deficiencies in the care process. The Company believes the capability to quantify data regarding the quality of care in its hospitals will enable the Company to reduce the cost of care and will enhance the ability of its hospitals to win and profit from managed care contracts. The Company intends to introduce its proprietary program in all of its hospitals as soon as possible following the consummation of the Merger.


    DEVELOP A COMPETITIVE SERVICE ADVANTAGE


    The Company believes that bureaucratic and impersonalized customer service is a historical structural deficiency within the hospital industry caused by service systems, policies and procedures that are designed for the convenience of physicians and hospitals rather than patients, payors and employers. For the past year, the Company has assembled a task force of hospital and corporate personnel who have been devoted to developing a proprietary customer service system that will become a prototype for all the Company's hospitals. The Company believes this customer service system will differentiate its hospitals and facilities from those of its competitors and provide a competitive advantage. The objectives of this initiative are to (i) identify those aspects of customer service most in need of streamlining and revamping to create "user-friendly" systems in areas such as billing information and admission and emergency room registration and processing; (ii) review existing hospital policies, procedures and practices that serve as barriers to personalized customer service; (iii) establish quantitative performance targets and develop monitoring systems for measuring and reporting results and progress toward targets; (iv) develop a customer service questionnaire to quantify levels of customer satisfaction and areas of dissatisfaction; and (v) conduct training of hospital personnel in the customer service system. The Company currently expects that it will begin introducing its customer service system on a pilot basis in several of its hospitals during the first quarter of 1997.


    REQUIRE LOCAL MANAGEMENT ACCOUNTABILITY

    The provision of high quality healthcare services is primarily a local business, and the Company's business strategy and operating programs emphasize local management initiative, responsibility and accountability combined with corporate support and oversight. The Company establishes targets for various categories of operating expenses for each hospital and tracks operating efficiency on a daily basis. The Company also requires each of its hospitals to provide forecasts on financial and operating performance for the month and conducts in-depth monthly operating reviews with each local management team to establish and ensure management discipline and accountability. In addition, bonuses for key operating executives of the Company are in part based upon margin improvement and performance. These actions are intended to focus operating management on optimizing operating efficiencies.

OPERATIONS


    The Company seeks to create a local healthcare system in each of its markets that offers a continuum of inpatient, outpatient, emergency and alternative care options. In many such markets, the Company will establish its acute care hospitals as the hub of a local provider system that can include skilled nursing facilities, home health agencies, clinics, physician practices and medical office buildings. These operations are described below.


    ACUTE CARE HOSPITALS


    The Company owns and operates 25 acute care hospitals (including those owned by DHHS) with a total of 2,748 licensed beds in nine states. Each of the Company's acute care hospitals provides a broad array of general medical and surgical services on an inpatient, outpatient and emergency basis, including some or all of the following: intensive and cardiac care, diagnostic services, radiological services and obstetrics on an inpatient basis and ambulatory surgery, laboratory and radiology services on an outpatient basis. Certain hospitals also provide comprehensive psychiatric services. The Company owns a 50% interest in and is responsible for the operations of DHHS, which owns two acute care hospitals in Fargo, North Dakota.


    SPECIALTY HOSPITALS

    The Company owns and operates five psychiatric hospitals with 437 licensed beds and one rehabilitative hospital with 60 licensed beds in three states. Three of the psychiatric hospitals and the rehabilitative hospital are located in California markets where the Company has acute care hospitals. The psychiatric hospitals provide child, adolescent and adult comprehensive psychiatric and chemical dependency treatment programs on an inpatient and outpatient basis.

    SKILLED NURSING FACILITIES

    The Company owns and operates four skilled nursing facilities with a total of 232 licensed beds in California that provide 24-hour nursing care, principally for the elderly, by registered or licensed nurses and related medical services prescribed by the patient's physician.

    HOME HEALTH AGENCIES


    The Company provides home health services through 15 of its hospitals (including the two DHHS hospitals) in five states. These services include home nursing, infusion therapy, physical therapy, respiratory services and other rehabilitative services.


    CLINICS

    The Company owns and operates a number of stand-alone clinics, particularly in rural areas. Most of these clinics are primary care clinics that operate as physician offices where the physicians are employed by or are under contract with one of the Company's hospitals in that market. The clinics serve to complement the Company's acute care hospitals in their respective markets by allowing the Company to provide a wider range of services in optimal settings and providing an opportunity to attract patients to the Company's hospitals.

    PHYSICIAN ARRANGEMENTS


    The Company owns a majority interest in and operates five physician joint ventures. Three of the joint ventures have nonexclusive use of office space and equipment in certain hospitals which they use to provide specialized medical and surgical services to patients. In all cases, the minority interests in the joint ventures are held directly or indirectly by a physician or a group of physicians. Additionally, several of the Company's hospitals have assisted with the formation of and participate in physician hospital organizations or management services organizations.


    MEDICAL OFFICE BUILDINGS


    The Company owns, leases or manages 22 medical office buildings located adjacent to certain of its hospitals.


SELECTED MARKET STRATEGIES


    Key to the success of the Company is its ability to adjust the implementation of its various operating strategies to the unique features of each market it enters. The following are four examples of how the Company is currently implementing its strategies under diverse market conditions.


    CONTRACTING WITH MANAGED CARE PROVIDERS IN A MAJOR URBAN MARKET


    The broad market in Utah encompasses a population of 1,800,000 across the 90-mile corridor known as the Wasatch Front. The Company has focused it efforts around Salt Lake County, which has a population base of approximately 800,000, or 43% of the state's population, where four of the Company's five Utah hospitals are located. This area has favorable demographics in terms of employment, age and family income levels. Managed care plans have achieved one of the highest levels of penetration in the United States in providing healthcare coverage to the target population base. To be successful in this market requires that providers be able to demonstrate to managed care payors the ability to deliver a continuum of healthcare services on a cost competitive basis that is geographically accessible to the covered lives.


    Through its network of five hospitals, a home health agency, a skilled nursing facility and a number of outpatient and physician clinics, the Company is creating an integrated provider system that provides both extensive geographic coverage and a full range of healthcare services. In order to increase its profitability under its managed care contracts, the Company is implementing several cost saving strategies. The Company has already achieved cost savings at its SLRMC hospital through implementing staffing standards and renegotiating existing contractual arrangements with a variety of service providers. These same procedures will be rapidly implemented in the four recently acquired hospitals in this market. Furthermore, because the four hospitals and related clinics are in the same county (with the fifth hospital located in an adjacent county but within the total market area), the Company will have the opportunity to gain operational efficiencies by sharing and combining services to reduce operating costs. In the Utah market, the Company currently has contracts with FHP International Corp. ("FHP") that cover approximately 102,000 capitated lives and 13,000 PPO lives and contracts with CIGNA, United Health and Blue Cross of Utah that cover a total of approximately 220,000 non-capitated lives.


    CONSOLIDATING A MID-SIZE MARKET

    The combined Fargo, North Dakota and Moorehead, Minnesota market has a population of approximately 160,000 and an annual population growth rate of approximately 4%. This market also has favorable demographics in terms of employment, age and family income levels. This market is characterized by a low level of managed care penetration with most of the healthcare payors being traditional health insurance companies.


    Historically, four not-for-profit hospitals had competed for patients in this market. In 1992, the Company acquired two of the hospitals that were underperforming financially. The Company immediately consolidated the facilities into one hospital, eliminated duplicative services, reduced labor costs by implementing productivity standards and eliminating excess levels of employees, discontinued marginal services and sold the physical plant of the other hospital. In addition to these actions, the Company funded needed capital expenditures and strengthened relationships with physicians in order to enhance its competitiveness within the market.



    In 1994, the Company determined that it could extend its presence as well as realize additional cost savings by forging a partnership with another hospital in the market. The resulting DHHS partnership, which the Company manages, is now a preeminent provider and has strengthened its competitive position against the remaining hospital, which is the largest provider in the market. Through this partnership, the Company has been able to achieve further cost savings by eliminating burdensome contracts, consolidating certain services and eliminating duplicative or otherwise marginal services. In order to further develop an integrated healthcare delivery system in this market, the Company has acquired a home health agency and opened a skilled nursing facility.


    CONSTRUCTING A NEW FACILITY TO ENTER A LESS COMPETITIVE MARKET

    The Midland, Texas market includes a population of approximately 120,000 with favorable demographics and a very low level of managed care penetration. The Company viewed the Midland market as an opportunity to compete against a large not-for-profit hospital that was not responsive to changing market forces and generally had not been faced with significant competition from other providers. Although Midland had been served by two hospitals for several years, the not-for-profit hospital was by far the dominant provider.


    In 1992, the Company acquired the other, smaller 60-bed facility, which had an outdated and deteriorating physical plant and offered a limited range of services, with the intention of closing the smaller facility and building a new state of the art replacement hospital that could more effectively compete with the not-for-profit hospital. The Company's newly constructed 101-bed WMC, which includes a physician office building and a modern ambulatory diagnostic and surgery center, opened in October 1995, and it continues to gain market share by capitalizing on the advantages of having new facilities and technology, providing a broad array of high quality healthcare services, focusing on patient service and cultivating physician relationships. The Company believes WMC has inherent cost efficiencies that have resulted from it being a newly constructed facility.


    BUILDING A REFERRAL BASE ACROSS A LARGE RURAL REGION

    In Tennessee, the Company has built an integrated network providing a broad array of healthcare services that covers 26 counties with a combined population of approximately 900,000. The network is comprised of five home health agencies with 20 satellite offices, which, in total, perform approximately

500,000 home health visits annually, and seven rural health clinics. This network has the effect of creating a large referral base for the Company's four hospitals in this market and has allowed the Company to become one of the more significant providers of healthcare in rural Tennessee.

RECENT TRANSACTIONS

    ACQUISITION OF PHC SALT LAKE HOSPITAL


    On May 17, 1996, Paracelsus acquired the PHC Salt Lake Hospital, a 125-bed acute care hospital, including its surrounding campus, in Salt Lake City, Utah from FHP for $70.0 million in cash. Paracelsus financed the acquisition of the PHC Salt Lake Hospital with borrowings under the Existing Paracelsus Credit Facility. Prior to the acquisition, the PHC Salt Lake Hospital was operated by FHP, an HMO, principally to provide care to its HMO members. Accordingly, FHP operated the PHC Salt Lake Hospital as a captive cost center for the sole benefit of FHP and not as a business managed separately for profit. In connection with the acquisition of the PHC Salt Lake Hospital, Paracelsus entered into a 15-year exclusive provider agreement (the "FHP Exclusive Provider Agreement") under which FHP will pay Paracelsus stated percentages of its monthly HMO member premiums to guarantee FHP HMO members access to inpatient care at all Paracelsus-operated hospitals in Salt Lake City, Utah, including the PHC Salt Lake Hospital. Based upon information provided to Paracelsus by FHP, as of March 31, 1996, FHP had approximately 102,000 covered lives who would be subject to the FHP Exclusive Provider Agreement. In addition, the PHC Salt Lake Hospital will continue to provide access to approximately 13,000 additional covered lives under an FHP PPO contract under which FHP will make a fee-for-service payment to Paracelsus.



    The Company intends to change significantly the patient base of the PHC Salt Lake Hospital. In addition to the FHP HMO and PPO members, the PHC Salt Lake Hospital will enter into contracts with other insurance carriers and managed care organizations and otherwise seek to serve the patients in its market. In addition, the PHC Salt Lake Hospital will provide reference lab services and emergency room services which are anticipated to generate additional revenues. To date, Paracelsus has entered into non-capitated provider contracts to provide services at the PHC Salt Lake Hospital with CIGNA, United Health and Blue Cross ("other payors"). Under those contracts, based on public disclosures made by such other payors as of March 31, 1996, the Company believes that the PHC Salt Lake Hospital will provide services to approximately 220,000 additional covered lives. As a result of the expansion and diversification of the patient base, the Company anticipates that over time a substantially reduced portion of the PHC Salt Lake Hospital's total inpatient care will be comprised of services provided to FHP members, with additional revenues generated through admissions by independent practicing physicians and patients covered by other insurance carriers, managed care organizations and the Medicare and Medicaid program.



    The Company believes that the PHC Salt Lake Hospital acquisition and the revenues anticipated to be received under the FHP Exclusive Provider Agreement will complement the hospitals owned by Champion and the Columbia Hospitals (as defined below) recently acquired by Paracelsus from Columbia. The Company does not believe that the historical financial statements of the PHC Salt Lake Hospital are relevant because the future operations will include services provided to the general public as compared to its previous operations as a captive cost center, which served only FHP members. As a result, the PHC Salt Lake Hospital acquisition has been accounted for as an acquisition of assets.


    ACQUISITION OF COLUMBIA HOSPITALS


    On May 17, 1996, Paracelsus acquired Pioneer Valley Hospital ("Pioneer"), a 139-bed hospital in West Valley City, Utah; Davis Hospital and Medical Center ("Davis") a 120-bed hospital in Layton, Utah; and Santa Rosa Medical Center ("Santa Rosa"), a 129-bed hospital in Milton, Florida (Pioneer, Davis and Santa Rosa, collectively, the "Columbia Hospitals") from Columbia. The consideration for the Columbia Hospitals consisted of $38.5 million in cash and the exchange of Paracelsus' Peninsula Medical Center, a 119-bed hospital located in Ormond Beach, Florida ("Peninsula"); Elmwood Medical Center ("Elmwood"), a 135-bed hospital located in Jefferson, Louisiana; and Halstead Hospital

("Halstead"), a 190-bed hospital located in Halstead, Kansas (Peninsula, Elmwood and Halstead collectively, the "Exchanged Hospitals"). Paracelsus also purchased the real property of Elmwood and Halstead from a real estate investment trust ("REIT"), exchanged the Elmwood and Halstead real property for Pioneer's real property and sold the Pioneer real property to the REIT (the "Real Property Purchase and Sale Transaction"). The acquisition of the Columbia Hospitals was accounted for as a purchase transaction. Paracelsus financed the cash portion of the acquisition of the Columbia Hospitals from borrowings under the Existing Paracelsus Credit Facility.


    OTHER TRANSACTIONS


    On March 1, 1996, Champion acquired from Columbia, Jordan Valley, a 50-bed acute care hospital located in West Jordan, Utah, a suburb of Salt Lake City. Champion acquired Jordan Valley in exchange for Autauga, an 85-bed acute care hospital and a 72-bed skilled nursing facility, plus preliminary cash consideration paid to Columbia of $10.8 million. The cash consideration included $3.8 million for certain net working capital components, which are subject to adjustment and final settlement by the parties, and reimbursement of certain capital expenditures made previously by the seller. The transaction did not result in a gain or loss. The Autauga facilities were acquired as part of
Champion's acquisition of AmeriHealth on December 6, 1994, through the AmeriHealth Merger.


HOSPITAL PROPERTIES

    The following table sets forth the name, location, type of facility, date of acquisition and number of licensed beds for each of the hospitals operated by the Company. Unless otherwise indicated, all hospitals are owned by the Company.


                                                                                                     DATE OF       LICENSED
LICENSED FACILITY                                                 LOCATION      TYPE OF FACILITY  ACQUISITION(1)     BEDS
CALIFORNIA
Bellwood General Hospital                                     Bellflower        Acute Care            2/08/82           85
Chico Community Hospital                                      Chico             Acute Care            4/28/85          123
Chico Community Rehabilitation Hospital(2)                    Chico             Rehabilitative        6/30/94           60
Hollywood Community Hospital of Hollywood                     Los Angeles       Acute Care           12/22/82          100
Hollywood Community Hospital of Van Nuys                      Van Nuys          Psychiatric          11/01/82           59
Lancaster Community Hospital                                  Lancaster         Acute Care            2/01/81          131
Los Angeles Community Hospital                                Los Angeles       Acute Care            8/08/83          136
Monrovia Community Hospital(3)                                Monrovia          Acute Care            2/01/81           49
Norwalk Community Hospital                                    Norwalk           Acute Care            2/01/81           50
Orange County Community Hospital of Orange                    Orange            Psychiatric          11/01/91          104
Orange County Hospital of Buena Park(4)                       Buena Park        Psychiatric           2/01/81           55

UTAH
Davis Hospital and Medical Center                             Layton            Acute Care            5/17/96          120
Jordan Valley Hospital                                        West Jordan       Acute Care            3/01/96           50
PHC Salt Lake Hospital                                        Salt Lake City    Acute Care            5/17/96          125
Pioneer Valley Hospital(2)                                    West Valley City  Acute Care            5/17/96          139
Salt Lake Regional Medical Center                             Salt Lake City    Acute Care            4/13/95          200

                                                                                                     DATE OF       LICENSED
LICENSED FACILITY                                                 LOCATION      TYPE OF FACILITY  ACQUISITION(1)     BEDS
TEXAS
BayCoast Medical Center                                       Baytown           Acute Care            1/01/91          191
The Medical Center of Mesquite                                Mesquite          Acute Care           10/01/90          176
Westwood Medical Center(5)                                    Midland           Acute Care           10/25/95          101

NORTH DAKOTA
Heartland Medical Center(6)                                   Fargo             Acute Care            9/01/93          141
Dakota Hospital(6)                                            Fargo             Acute Care           12/31/94          200

TENNESSEE
Cumberland River Hospital North(2)                            Celina            Acute Care           10/01/85           36
Cumberland River Hospital South                               Gainesboro        Acute Care            9/05/95           44
Fentress County General Hospital                              Jamestown         Acute Care           10/01/85           84
Bledsoe County Hospital(2)                                    Pikeville         Acute Care           10/01/85           32

VIRGINIA
Metropolitan Hospital(7)                                      Richmond          Acute Care           12/06/94          180

MISSOURI
Lakeland Regional Hospital                                    Springfield       Psychiatric          10/01/94          149

FLORIDA
Santa Rosa Medical Center(2)                                  Milton            Acute Care            5/17/96          129

MISSISSIPPI
Senatobia Community Hospital(2)                               Senatobia         Acute Care            1/01/86           76

LOUISIANA
Crossroads Regional Hospital                                  Alexandria        Psychiatric          10/01/94           70

GEORGIA
Flint River Community Hospital(2)                             Montezuma         Acute Care            1/01/86           50
                                                                                                                   --------
    Total licensed beds                                                                                              3,245
                                                                                                                   --------
                                                                                                                   --------


- ------------------------
(1) Reflects date facility was initially acquired by Paracelsus or Champion, as applicable.

(2) Hospital facility is leased.


(3) Monrovia Community Hospital is operated as a joint venture with a physician investor. Paracelsus owns a 51.0% interest in this joint venture.



(4) Orange County Hospital of Buena Park is owned subject to a mortgage securing borrowings in the amount of $283,473 as of March 31, 1996.



(5) Constructed by Champion and placed in service October 25, 1995.



(6) Champion owns a 50.0% interest in and operates DHHS, a partnership that owns the hospital.



(7) Champion owns an 89.0% general partnership interest in a limited partnership that owns the hospital.

SELECTED OPERATING STATISTICS

    The table below sets  forth selected operating  statistics of the  Company's
acute   care,  psychiatric  and  rehabilitative  hospitals  during  the  periods presented.


                                                                    FISCAL YEAR ENDED        SIX MONTHS ENDED
                                                                 SEPTEMBER 30, 1995 (1)       MARCH 31, 1996
                                                                 -----------------------  -----------------------
                                                                 CONSOLIDATED             CONSOLIDATED
                                                                  HOSPITALS      DHHS      HOSPITALS      DHHS
Number of hospitals at period end..............................           29           2           28           2
Licensed beds at period end....................................        2,964         341        2,845         341
Admissions.....................................................       67,154      10,096       35,822       4,676
Adjusted admissions(2).........................................       97,553      15,628       52,811       7,358
Average length of stay (days):
  All beds.....................................................          6.2         5.5          5.9         5.7
  Medical-surgical.............................................          5.2         4.4          5.1         4.5
  Psychiatric..................................................         11.7         9.6         11.3         8.5
Patient days...................................................      415,882      55,476      212,851      26,618
Adjusted patient days(3).......................................      604,141      85,876      313,797      41,884
Occupancy rate(4)..............................................           40%         45%          41%         43%
Deliveries.....................................................        4,642       1,449        2,777         630
Total surgeries................................................       39,272       9,769       19,688       4,569
Outpatient visits(5)...........................................    1,189,797     126,211      741,378      59,721
Gross outpatient revenues as a percent of gross operating
 revenues......................................................           31%         35%          32%         36%


- ------------------------------

(1) Includes Champion data for its year ended December 31, 1995.



(2) Total admissions for the period multiplied by the ratio of total patient revenue divided by total inpatient revenue.



(3) Total patient days for the period multiplied by the ratio of total patient revenue divided by total inpatient revenue.



(4) Average daily census for the period divided by licensed beds.



(5) Includes emergency room and home health agency visits.


COMPETITION


    The competition for patients among hospitals and other healthcare providers has intensified in recent years as hospital occupancy rates have declined. This decline is attributable to several factors, including cost containment pressures, changing medical technology, changing government regulations and utilization management. Such factors have prompted new competitive strategies by hospitals and other healthcare providers. Among these strategies is an increasing emphasis on outpatient healthcare delivery procedures (E.G., outpatient surgery, diagnostic centers and home healthcare), which tend to eliminate or reduce the length of hospital stays.


    The Company believes that one of the most significant factors in the competitive position of a hospital is the number and quality of the physicians affiliated with such hospital, because physicians determine the majority of hospital admissions. Although physicians may at any time terminate their affiliation with a hospital operated by the Company, the Company seeks to retain physicians of varied specialties on its hospitals' medical staffs and to attract other qualified physicians. The Company believes that physicians refer patients to a hospital primarily on the basis of the quality of services it renders to patients and physicians, the quality of other physicians on the medical staff, the location of the hospital and the quality of the hospital's facilities, equipment and employees. However, physicians affiliated with certain managed care providers may be precluded from utilizing the Company's facilities for their patients, or referring patients to doctors using the Company's facilities, if the facility or referred doctors are not currently contracting with such managed care providers.

    The competitive position of a hospital is also affected by its management's ability to negotiate service contracts with purchasers of group healthcare services, including employers, PPOs and HMOs. PPOs and HMOs attempt to direct and control the use of hospital services through "managed care" programs and to obtain discounts from hospitals' established charges, and, in return, hospitals acquire access to a large number of potential patients. In addition, employers and traditional health insurers are increasingly interested in containing costs through negotiations with hospitals for managed care programs and discounts from established charges. Of importance to a hospital's competitive position is its ability to obtain contracts with PPOs and HMOs and other organizations that finance healthcare. Managed care providers are increasingly contracting with hospitals or networks of hospitals that can provide a full range of services in a particular market. Accordingly, the Company is attempting to join or establish hospital networks and to increase services to compete for contracts in such markets.


MEDICARE, MEDICAID AND OTHER REVENUE

    GENERAL

    The Company receives payment for services rendered to patients from private insurers, managed care providers, the Federal government under the Medicare program, state governments under their respective Medicaid programs and directly from patients. The table below sets forth the approximate percentages of the historical gross operating revenues derived by the facilities of the Company and of DHHS from Medicare, Medicaid and private insurance and all other payors for the periods indicated.

                                                                FISCAL YEAR ENDED      SIX MONTHS ENDED
                                                              SEPTEMBER 30, 1995(1)     MARCH 31, 1996
                                                              ---------------------  ---------------------
                                                               CONSOLIDATED           CONSOLIDATED
                                                                HOSPITALS     DHHS     HOSPITALS     DHHS
Medicare....................................................           45%      46%           46%      46%
Medicaid....................................................           13%       9%           14%       9%
Private insurance and all other payors......................           42%      45%           40%      45%

- ------------------------
(1) Includes Champion data for its year ended December 31, 1995.

    In addition, the Company's revenues depend on the level of inpatient census at its hospitals, the volume of outpatient services at its hospitals and outpatient facilities, the acuity of patients' conditions and charges for services. The approximate percentages of historical gross patient revenue for inpatient and outpatient services for the Company and for DHHS for the periods indicated were as follows:

                                                                FISCAL YEAR ENDED      SIX MONTHS ENDED
                                                              SEPTEMBER 30, 1995(1)     MARCH 31, 1996
                                                              ---------------------  ---------------------
                                                               CONSOLIDATED           CONSOLIDATED
                                                                HOSPITALS     DHHS     HOSPITALS     DHHS
Inpatient services..........................................           69%      65%           68%      64%
Outpatient services.........................................           31%      35%           32%      36%

- ------------------------
(1) Includes Champion data for its year ended December 31, 1995.

    MEDICARE


    The Medicare program is a Federal healthcare program created by the Social Security Act Amendments of 1965. Each of the Company's hospitals is certified as a provider of services under the Medicare program. Revenues attributable to Medicare patients represented 45% and 46% of the Company's historical gross operating revenues in fiscal 1995 and in the six months ended March 31, 1996, respectively. The Medicare program has changed significantly during the past several years, and these changes have had and will continue to have a significant effect on the Company's hospitals. In addition, the requirements for certification in the Medicare program are subject to change, and, in order to remain qualified for the program, it may be necessary for the Company to make changes from time to time in its facilities, equipment, personnel and services. Although the Company intends to continue its participation in the Medicare program, there is no assurance that it will continue to qualify for participation.

    Pursuant to the Social Security Act Amendments of 1983 and subsequent budget reconciliations and modifications, Congress adopted a prospective payment system ("PPS") under which a hospital is paid a predetermined amount for each Medicare inpatient discharge depending on the patient's diagnosis and related procedures. Generally, under the PPS, if the costs of meeting the health needs of the patient are greater than the predetermined payment rate, the hospital must absorb the loss. Conversely, if the cost of the services provided is less than the predetermined payment, the hospital retains the difference.

    Prior to 1988, Medicare reimbursed hospitals for 100% of their share of capital related costs, which included depreciation, interest, taxes and insurance related to plant and equipment for inpatient hospital services. The reimbursed rate was reduced thereafter to 85% of costs. Federal regulations effective October 1, 1991 created a PPS for inpatient capital costs to be phased in over a 10-year transition period from a hospital-based rate to a fully Federal payment rate or a per-case rate. Such a method of capital cost payment could have a material adverse effect on the operating revenues of the Company.


    Recent legislation has reduced projected increases for Medicare payments to providers for hospital outpatient services. The payment rate for hospital outpatient surgery and hospital radiology services is limited to a blend of 42% of reasonable costs and 58% of Medicare's prospective rates. The payment rate for other outpatient diagnostic services is limited to a blend of 50% of reasonable costs and 50% of the prospective rates. Furthermore, studies are currently in process at the Health Care Financing Administration (the "HCFA") that propose converting payment for all outpatient services (including home health services), inpatient psychiatric services and skilled nursing care to a prospective payment system. Congress is presently considering further significant reductions in projected increases in Medicare payments to providers. The financial effect of these changes may have a negative impact on the Company, although the exact method of implementing these reductions and whether a prospective payment system for outpatient services or inpatient psychiatric and home health services and skilled nursing care will be adopted are not yet known.



    Pursuant to the Omnibus Budget Reconciliation Act of 1990, Congress revised the Gramm-Rudman budget and sequestration process and established a "pay-as-you-go" system for entitlement programs, including Medicare. Legislation increasing entitlements and/or reducing revenues must be deficit-neutral (i.e., it must pay for itself by a reduction in entitlement spending elsewhere or additional revenues). Legislation violating the pay-as-you-go principle would trigger a sequestration of entitlement program funds in the same amount that such legislation added to the deficit. Up to a maximum of 4% of Medicare program funds would be included among those sequestered. Medicaid program funds, however, continue to be exempt from sequestration. Payment reductions under the revised sequestration process were not implemented in fiscal years 1993, 1994 or 1995. If implemented in future years, these reductions could have a material adverse effect on the Company's operating revenues. However, because the actual amount of the reduction for any fiscal year may vary according to the Federal deficit, the financial impact of the revised process on the Company cannot be predicted.


    The Medicare program makes additional payments to those healthcare providers that serve a disproportionate share of low income patients. The qualification and funding for disproportionate share payments can vary by fiscal year. Disproportionate share payments for future years could vary significantly from historical payments.

    Within the statutory framework of the Medicare program, there are substantial areas subject to administrative rulings, interpretations and discretion that may affect payments made under the program. In addition, the Federal government might, in the future, reduce the funds available for, or require more stringent utilization of, hospital facilities, either of which could have a material adverse effect on the Company's future income.

    MEDICAID PROGRAM


    Medicaid (Title XIX of the Social Security Act) is a program of medical assistance that is administered by each state. Each of the Company's hospitals is certified for participation in the various state Medicaid programs, although not all of the Company's hospitals have chosen to participate. In fiscal 1995 and for the six months ended March 31, 1996 on a combined historical basis the Company's facilities derived approximately 13% and 14%, respectively, of their gross operating revenues from Medicaid programs. Payment for inpatient services varies by state, but a majority of states pays either a fixed, pre-determined daily rate or a fixed payment for each type of service.


    The Medicaid program also makes additional payments to those healthcare providers that serve a disproportionate share of low income patients. The methodology used to determine qualification and funding will vary by state. The qualification and funding for disproportionate share payments can vary by fiscal year. Disproportionate share payments for future years could vary significantly from historical payments.

REGULATION AND OTHER FACTORS

    GENERAL


    All hospitals are subject to compliance with various Federal, state and local statutes, regulations and ordinances, and receive periodic inspection by state and local licensing agencies, as well as by nongovernmental organizations acting under contract or pursuant to Federal law, to review compliance with standards of medical care and requirements concerning facilities, equipment, staffing, cleanliness and related matters. The Company's hospitals must comply with the licensing requirements of state and local health agencies, as well as the requirements of municipal building codes, health codes and local fire departments. All of the Company's hospitals have obtained the licenses that the Company believes are necessary under applicable law for the operation of the hospitals. In addition, all of the Company's hospitals are presently accredited by the Joint Commission on Accreditation of Healthcare Organizations ("JCAHO") except for one rural hospital in Georgia, which is surveyed annually by state regulatory authorities.



    CERTIFICATE OF NEED REQUIREMENTS



    In recent years, many states have enacted legislation regulating the establishment or expansion of hospital facilities and services. In certain states, prior to the construction of new hospitals, the expansion of old hospitals or the introduction of certain new services in existing hospitals, one must obtain a CON by demonstrating to either state or local authorities, or both, that it is in compliance with plans adopted by such authorities, or receive an exemption from CON requirements by demonstrating that the project is covered by statutory and regulatory exemption provisions. This requirement can increase the cost (in time and money) of a project, and may affect the feasibility of some projects. Of the 11 states in which the Company operates, a CON is required in Florida, Georgia, Louisiana, Mississippi, Missouri, Tennessee and Virginia.


    HOSPITAL INSPECTIONS AND REVIEWS


    JCAHO regularly conducts an on-site review and inspection of every hospital seeking to obtain or maintain its accreditation. Hospitals accredited by JCAHO are deemed to be in compliance with the standards for participation in the Medicare program, although Medicare can conduct its own compliance reviews.



    During fiscal 1995, three Paracelsus facilities had full JCAHO reviews. All such facilities maintained full three-year accreditation. In addition to JCAHO inspections and inspections conducted by certain state and local regulatory authorities, the HCFA, generally in response to specific complaints from patients but also occasionally on a random basis, causes hospitals participating in the Medicare program to be inspected. Since fiscal 1995, three facilities had state regulatory surveys, some of which may have been done on behalf of the HCFA, and all of those facilities remained eligible to participate in the Medicare program. In addition, all of Champion's hospitals are accredited by JCAHO, including Champion's newly constructed hospital in Midland, Texas, which received its provisional accreditation in the first quarter of 1996.


    REGULATORY COMPLIANCE

    The operation of healthcare facilities is subject to Federal, state and local regulations. Facilities are subject to periodic inspection by state licensing agencies to determine whether the standards of medical care provided therein comply with licensing standards. The Company believes that all of its healthcare facilities are in substantial compliance with such Federal, state and local regulations and licensing requirements.

    OTHER FEDERAL STATUTES AND REGULATIONS


    Effective January 1, 1995, the so-called Stark II law bars physicians from referring Medicare and Medicaid patients to 11 designated health services in which the physicians have an investment or compensation arrangement. The HCFA has not set a target date for proposing the Stark II regulations, but it finally issued the so-called Stark I regulations on August 14, 1995. (Stark I bans physicians from referring Medicare and Medicaid patients to clinical laboratories in which they have a financial interest.) The HCFA has stated that the Stark I regulations will also be applicable to Stark II.



    The HCFA plans to require healthcare entities, including hospitals, to sign a declaration form in which they promise not to bill Medicare for patients referred by a physician who has a prohibited financial relationship with the entity. The HCFA will keep those forms on file. Physicians who own an interest in a designated health service will also be asked to sign a declaration form saying they will not refer Medicare patients to that service. The entity will keep the physician forms on file, and the HCFA will check to see that entities are keeping the forms.


    In addition, the Antifraud Amendments provide criminal penalties for individuals or entities participating in the Medicare or Medicaid programs who knowingly and willfully offer, pay, solicit or receive remuneration in order to induce referrals for items or services reimbursed under such programs. In addition to felony criminal penalties, the Social Security Act also establishes the intermediate sanction of excluding violators from Medicare or Medicaid participation. The HHS has promulgated regulations that define certain Safe Harbors for arrangements that would not violate the Antifraud Amendments. Any venture that meets all the conditions of an applicable Safe Harbor will be exempt both from prosecution and exclusion under the Antifraud Amendments.


    None of the Company's joint ventures with physician investors falls within any of the defined Safe Harbors. The fact that the terms of a venture do not satisfy applicable Safe Harbor criteria, however, does not mean that the venture is illegal but does mean that the venture may be subject to review. Under the Company's joint venture arrangements, physician investors are not and will not be under any obligation to refer or admit their patients, including Medicare or Medicaid beneficiaries, to receive services at the Company's facilities, nor are distributions to those physician investors contingent upon or calculated with reference to referral by the physician investors. On the basis thereof, the Company does not believe the ownership of interests in or receipt of distributions from its joint ventures would be construed to be knowing and willful payments to the physician investors to induce them to refer patients in violation of the Antifraud Amendments. There can be no assurance, however, that government officials charged with responsibility for enforcing the prohibitions of the Antifraud Amendments will not assert that one or more of the Company's joint ventures are in violation of the Antifraud Amendments. To date, none of the Company's current joint ventures has been reviewed by any governmental authority for compliance with the Antifraud Amendments.


    STATE STATUTES AND REGULATIONS

    Each of the states in which the Company does business has a state medical practice act that prohibits unprofessional conduct of physicians, including failure to conform to the ethical standards of the profession. A physician who is found to have violated a state medical practice act may be subject to disciplinary action up to and including loss of the physician's license to practice medicine. Certain states as well as Federal regulations require disclosure by physicians of an investment interest in a facility to which the physician refers, and most state medical associations require such disclosure to meet ethical standards. Moreover, the American Medical Association's ethical opinions generally proscribe as unprofessional any conduct or transaction by a physician that places the physician's own financial interest above the welfare of the physician's patients or results in the provision of unnecessary services or overutilization of services or facilities. The ethical opinions also require that a physician disclose any ownership interest to his or her patient prior to referral.

    Certain states in which the Company operates also have laws that prohibit payments to physicians for patient referrals. These statutes may involve criminal as well as civil penalties which may impact the operations at the Company's facilities. The scope of these laws is broad, and little precedent exists for their interpretation or enforcement. The Company monitors developments in this area of law and will from time to time determine what steps are necessary to ensure that patients at its facilities receive required disclosures, and it will, accordingly, revise disclosure requirements for its facilities and for physician limited partners as necessary.


    Some states have also enacted their own version of Stark II prohibiting physician ownership in designated health services. Although the Company believes that its joint ventures have been structured to comply with all applicable Federal and state laws, no assurance can be given that the ventures will not be reviewed and challenged by enforcement authorities empowered to do so or that the ventures, if challenged, would prevail. No documents or agreements have been challenged by any regulatory authorities alleging that distributions to any joint venture's partners violate any governmental or ethical prohibitions against illegal remuneration arrangements, kickbacks, commissions, bonuses or rebates.


    HEALTHCARE REFORM LEGISLATION


    Federal and state legislators continue to consider legislation that could significantly impact Medicare, Medicaid and other government funding of healthcare costs. Initiatives currently before Congress, if enacted, would significantly reduce payments under various government programs, including, among others, payments to disproportionate share and teaching hospitals. A reduction in these payments would adversely affect net revenue and operating margins at certain of the Company's hospitals. The Company is unable to predict what legislation, if any, will be enacted at the Federal and state level in the future or what effect such legislation might have on the Company's financial position, results of operations or liquidity.


    ENVIRONMENTAL MATTERS


    The Company is subject to various Federal, state and local statutes and ordinances regulating the discharge of materials into the environment. The Company's management does not believe that the Company will be required to expend any material amounts in order to comply with these laws and regulations or that compliance will materially affect its capital expenditures, earnings or competitive position.


MEDICAL STAFF AND EMPLOYEES

    At March 31, 1996, approximately 3,100 licensed physicians were members of the medical staffs of the Company's hospitals. Many of these professionals also serve on the staffs of other nearby competing hospitals. Approximately 270 physicians were under contract with the Company's hospitals at March 31, 1996, primarily to staff emergency rooms, to provide ancillary services and to serve in other support capacities. As of March 31, 1996, the Company had approximately 9,300 employees, of which approximately 1,300 were covered by collective bargaining agreements.

    Hollywood Community Hospital, Lancaster Community Hospital, Chico Community Hospital and University Convalescent Hospital are the Company's only facilities with employees represented by unions. The Company believes that its relationship with its employees is satisfactory.

    As of March 31, 1996, DHHS had approximately 1,400 employees. Approximately 170 physicians were active members of the medical staff, many of whom also serve on the staffs of competing hospitals, and approximately 25 physicians were under contract to staff the emergency room and serve in support capacities. None of DHHS' employees is covered by a collective bargaining agreement.


LIABILITY INSURANCE


    Paracelsus is self-insured for the first $500,000 per occurrence of general and professional liability risks occurring after October 1, 1987 and the first $250,000 per occurrence of workers' compensation liability risks occurring after October 1, 1992. Paracelsus formed Hospital Assurance Company, Ltd., a wholly owned subsidiary ("HAC"), in order to insure the general and professional and workers' compensation risks beginning October 1, 1992. In addition, Paracelsus owns approximately 10% of Hospital Underwriters Group ("HUG"), which insures the first $2.5 million per occurrence of claims in excess of $500,000, and reinsures amounts over $3.0 million per occurrence with unrelated third-party commercial insurance carriers, up to $100.0 million per occurrence. Upon consummation of the Merger, the Company intends for Champion and its subsidiaries to be insured by HAC and HUG in the same manner and to the same extent as the current subsidiaries of the Company. Prior to the Merger, Champion and its subsidiaries maintained a program of insurance that Champion believed was adequate to cover the claims and legal actions to which it and its subsidiaries were subject in the ordinary course of business.


LITIGATION RELATING TO THE MERGER


    Certain holders of Champion Common Stock have filed a purported class action lawsuit in the Chancery Court of the State of Delaware, naming as defendants certain members and a former member of the Champion Board of Directors, Messrs. Charles R. Miller, James G. VanDevender, James A. Conroy, Manuel M. Ferris, David S. Spencer, Nolan Lehmann, Paul B. Queally, Scott F. Meadow, William G. White and Richard D. Sage (collectively, the "Individual Defendants"), and
Champion and Paracelsus. The plaintiffs claim, among other things, that the Merger and the exchange ratio for the Champion Common Stock pursuant thereto are unfair and inadequate, that the Individual Defendants violated their fiduciary duties to Champion and its public stockholders by failing to actively pursue the acquisition of Champion by other companies or conduct an adequate market check, and that Paracelsus knowingly aided and abetted the breaches of fiduciary duty committed by the Individual Defendants. Plaintiffs seek preliminary and permanent injunctions against the proposed Merger. In addition, plaintiffs seek an accounting of all profits realized by the defendants, as well as monetary damages for an unspecified amount, and costs and attorneys' and experts' fees.


CERTAIN OTHER LEGAL PROCEEDINGS


    During March 1996, Paracelsus settled two lawsuits in connection with the operation of its psychiatric programs. Paracelsus recognized an unusual charge for settlement costs totaling $22.4 million in the six months ended March 31, 1996 which consisted of settlement payments, legal fees and the write off of certain psychiatric accounts receivables in connection with the settlement of the two lawsuits. Paracelsus did not admit liability in either case but resolved the disputes through the settlements in order to reestablish a business relationship and/or avoid further legal costs in connection with the disputes. Paracelsus and the plaintiff insurance company have reestablished their business relationship. See "Paracelsus Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Paracelsus Selected Historical Consolidated Financial and Operating Data."



    The Company is subject to claims and suits in the ordinary course of business, including those arising from care and treatment afforded at the Company's acute care, psychiatric and rehabilitative hospitals and skilled nursing facilities, and maintains insurance and, where appropriate, reserves with respect to the possible liability arising from such claims. The Company believes that the ultimate resolution of the proceedings presently pending against Paracelsus or Champion (or any of the Company's other subsidiaries) will not have a material adverse effect on the Company's consolidated financial position or results of operations.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS


    At the Effective Time, the authorized number of directors on the Board will be nine. After the Effective Time, the Board will be divided into three classes, as nearly equal in number as possible, with the initial term of office of Class I directors to expire at the 1997 annual meeting of shareholders, the initial term of office of Class II directors to expire at the 1998 annual meeting of shareholders and the initial term of office of Class III directors to expire at the 1999 annual meeting of shareholders, with each class of directors to hold office until their successors have been duly elected and qualified.



    The Class III directors will be Dr. Krukemeyer and Messrs. Messenger and Miller. The Class II directors will be Messrs. VanDevender and Lange and Mr. Angelo R. Mozilo. The Class I directors will be Messrs. Conroy and Hofmann and Mr. Daryl J. White. As contemplated by the shareholder agreement between the Paracelsus Shareholder and the Company to be entered into upon the consummation of the Merger (the "Shareholder Agreement"), Dr. Krukemeyer and Messrs.
Messenger, Lange and Hofmann will each be the initial representative of the Paracelsus Shareholder and Messrs. Conroy, Mozilo and White will each be an Independent Director (as defined below). After the Effective Time, the Shareholder Agreement, the Company's Amended and Restated Articles of Incorporation (the "Articles") and the Company's Amended and Restated Bylaws (the "Bylaws") will provide that the Board may be enlarged by up to three additional Independent Directors if the beneficial ownership of Common Stock of the Paracelsus Shareholder falls below certain levels. For these purposes, an "Independent Director" is a director of the Board who is not a Shareholder
Director (as defined below), a "Transferee Director" (as defined in the Shareholder Agreement) or an officer of the Company or any of its subsidiaries.


    The following table sets forth certain information with respect to those individuals who will serve as directors and executive officers of the Company immediately following the Effective Time:


              NAME                    AGE                  PROJECTED POSITION WITH THE COMPANY
Dr. Manfred G. Krukemeyer                 34  Chairman of the Board
R.J. Messenger                            51  Vice Chairman of the Board and Chief Executive Officer
Charles R. Miller                         57  President, Chief Operating Officer and Director
James G. VanDevender                      48  Executive Vice President, Chief Financial Officer and Director
Ronald R. Patterson                       54  Executive Vice President and President, Healthcare Operations
Robert C. Joyner                          49  Senior Vice President, Secretary and General Counsel
David R. Topper                           48  Senior Vice President, Development
George Asbell                             47  Senior Vice President, Operations
W. Warren Wilkey                          51  Senior Vice President, Operations
Michael M. Brooks                         47  Senior Vice President, Acquisitions
James T. Rush                             49  Senior Vice President
Lawrence A. Humphrey                      40  Senior Vice President, Corporate Finance
Michael D. Hofmann                        56  Director
Christian A. Lange                        57  Director
James A. Conroy                           35  Director
Angelo R. Mozilo                          57  Director
Daryl J. White                            48  Director



    Dr. Krukemeyer, a German medical doctor, has been a director of the Company since its inception in January 1981, and Chairman of the Paracelsus Board since the death of his father, Dr. Hartmut

Krukemeyer, the Company's founder and previous Chairman of the Board, in May 1994. Dr. Krukemeyer was Vice Chairman of the Board from November 1983 until May 1994. Dr. Krukemeyer is also the Chief Executive Officer and sole shareholder of Paracelsus Klinik Osnabruck, which owns and operates 37 hospitals ranging in size from 100 to 400 beds in Germany, England and Switzerland. Dr. Krukemeyer is a graduate of the University of Vienna School of Medicine and practiced medicine in Europe before assuming full time business responsibilities in 1992.


    Mr. Messenger joined the Company in March 1984, as President, Chief Operating Officer and Secretary of the Company. He was promoted to Chief Executive Officer in 1992. Mr. Messenger has been a director since joining the Company in 1984. Prior to joining the Company, Mr. Messenger was the Regional Vice President of the National Medical Enterprises, Inc. ("NME") (now Tenet Healthcare) Southwestern and Eastern regions, and the Senior Vice President, Acquisitions and Development/Hospital Group, where he was responsible for all acquisitions and development projects on a national basis. Mr. Messenger has over 27 years of experience in the hospital industry. Mr. Messenger serves on the Board of Directors of the Federation of American Health Systems, the California Hospital Association and the Health Resources Institute, Inc. Mr. Messenger also serves as an advisory member on the Board of Directors of Liberty Mutual Insurance Company and on the Board of Councilors of the University of Southern California ("USC"). Mr. Messenger received a BS degree in Industrial Engineering in 1967 and a Masters degree in Healthcare Administration in 1969, both from USC.


    Mr. Miller has been the Chairman, President and Chief Executive Officer of Champion since its founding in February 1990. Mr. Miller has over 37 years of experience in the hospital industry. In 1981, he co-founded Republic Health Corporation ("Republic"), serving as President and a director of the company. In less than three years, Republic had revenues of $540 million and was the fifth largest publicly-held hospital management company, owning 23 acute care hospitals, 20 psychiatric and substance abuse facilities and managing 18 hospitals and 3 specialty units. In 1986, Republic was acquired in a leveraged buy-out for $800 million. Mr. Miller, who declined to participate in the leveraged buyout of Republic, resigned as an officer and director of Republic in 1986. After leaving Republic, Mr. Miller and Mr. Brooks acquired in 1987 a general acute care hospital in El Paso, Texas and subsequently sold that facility in late 1988. During 1989, Mr. Miller did limited healthcare consulting and developed the business plan for Champion. Prior to co-founding Republic, Mr. Miller was employed for seven years by Hospital Affiliates International ("HAI"). Mr. Miller received a BBA in Personnel Management from Texas Tech University in 1968 and a Masters degree in Public Health Administration from the University of Texas in 1974.


    Mr. VanDevender has been the Executive Vice President, Chief Financial Officer, Secretary and Director of Champion since its formation in February 1990. Mr. VanDevender has approximately 24 years of experience in the hospital industry, including management positions in accounting and finance at the
hospital   level,  and  senior  executive   positions  in  accounting,  finance,
acquisitions and development and operations at the corporate level of multi-hospital companies. Mr. VanDevender was employed with Republic from 1981 until 1987 and was a Senior Vice President primarily responsible for Republic's acquisition and development function. Before joining Republic, Mr. VanDevender was employed for four years by HAI. From 1987 until 1990, Mr. VanDevender pursued private investments. He received his undergraduate degree in Accounting from Mississippi State University in 1970.


    Mr. Patterson has been Executive Vice President and Chief Operating Officer of Champion since 1994 after joining Champion in 1992 as Senior Vice President
- -- Operations. Mr. Patterson has 26 years of experience in the healthcare industry. His operational responsibilities have included community hospitals, large university teaching hospitals, psychiatric hospitals, contract management of hospitals and specialty units and mobile diagnostic services. Prior to joining Champion, he was a Senior Vice President with Harris Methodist Health System, a Fort Worth, Texas not-for-profit healthcare system from 1990 until
1991.  From   1988   until   1990,  Mr.   Patterson   did   private   turnaround
management  consulting  in  the  healthcare industry.  From  1982  to  1988, Mr.
Patterson was employed by Republic, serving initially as an Operations Vice President and subsequently as Senior Vice President with responsibility for a major operating division. From 1975 to 1981, Mr. Patterson was employed in various management positions by HAI. Mr. Patterson is a Fellow in the American College of Health Care Executives. He received his undergraduate degree from the University of Houston in 1965 and a Masters degree in Health Care Administration from Trinity University in 1973.



    Mr. Joyner joined the Company as Vice President, Corporate Counsel and Assistant Secretary in 1986. Prior to joining the Company, Mr. Joyner served as Senior Vice President and Assistant General Counsel for NME. Mr. Joyner is a member of the California and Florida Bars, has practiced law since 1972 and has approximately 20 years of experience in the healthcare industry. In addition to his responsibilities as General Counsel, he is responsible for the Paracelsus departments of Human Resources and Insurance and Risk Management. Mr. Joyner graduated with a BSBA degree in 1969 and a JD in 1972, both from the University of Florida.


    Mr. Topper joined the Company in February 1981, and in January 1985 became its Vice President, Development. He was promoted to Senior Vice President in 1993. Prior to joining the Company, Mr. Topper was with Community Psychiatric Centers in various senior management positions.

    Mr. Asbell joined the Company in September 1985 as Senior Financial Officer for the Eastern Region. He was promoted to Regional Vice President, Operations and Development in 1988 and served in that capacity until 1995 when he was promoted to Senior Vice President, Operations. He is responsible for all hospital operations of the Company. Prior to joining the Company, Mr. Asbell served for five years in various capacities with American Medical International.


    Mr. Wilkey joined Champion in 1995  and has served as Senior Vice  President
- -- Market Operations of Champion since February 1996. From January 1995 to January 1996, Mr. Wilkey served as Vice President, Operations. Mr. Wilkey has approximately 26 years of experience in the healthcare industry, including group hospital operations, hospital administration and ancillary service management. For the six years prior to joining Champion, Mr. Wilkey was a Vice President and Director of Group Operations for Epic Healthcare Group, a publicly-held hospital ownership and management company.



    Mr. Brooks has served as Senior Vice President -- Development since February 1996, and Senior Vice President -- Operations Controller/Administration of Champion since January 1992. From 1989 until 1992, Mr. Brooks did private consulting within the healthcare industry and was associated with Champion in this capacity from February 1991 to December 1991.


    Mr. Rush joined the Company as Vice President, Finance and Chief Financial Officer in February 1985. Prior to joining the Company, Mr. Rush was the Senior Vice President and Chief Financial Officer for over eight years at Summit Health Ltd., a healthcare company similar in size and operations to the Company. Mr. Rush is a Certified Public Accountant.


    Mr. Humphrey has served as Senior Vice President -- Corporate Finance of Champion since February 1996 and prior to that as Vice President of Operations
- -- Finance of Champion. Prior to joining Champion in September 1993, Mr. Humphrey worked for NME from 1981. Mr. Humphrey has over 15 years of experience in healthcare finance and operations. Mr. Humphrey is a Certified Public Accountant.



    Mr. Hofmann has been a director of the Company since 1983. He has been an international consultant in finance and banking, with his own consulting practices in London, England and Fribourg, Switzerland for more than the last five years. In addition, between 1990 and 1992 Mr. Hofmann was Chief Executive Officer of Swiss Bank Corporation in Germany.

    Mr. Lange has been a director of the Company since 1983. He has been President of European Investors, Inc. since 1983, and has served as Chairman of the Board of European Investors Corporate Finance, Inc. Prior to 1983, he was a senior executive with Friedrich Flick Industrieverwaltung KgaA of Dusseldorf, Germany.

    Mr. Conroy has been a general partner of OGP Partners, L.P., the general partner of The Olympus Private Placement Fund, L.P. ("Olympus"), since 1990. Mr. Conroy is also a general partner of OGP II, L.P., the general partner of Olympus Growth Fund II, L.P. Olympus invests in growth companies, acquisitions and restructurings through the purchase of private equity and equity-linked securities.


    Mr. Mozilo has been President of Countrywide Mortgage Inc. since its inception in 1985 and a director since October 1987. He is co-founder of Countrywide Credit Industries, Inc. and has been Vice Chairman of the Board of Directors and Executive Vice President since its formation in March 1969. Mr. Mozilo has served since 1978 as President of Countrywide Home Loans, Inc.



    Mr. White has been Chairman of Pinnacle Micro, Inc. since May 1996. He was Senior Vice President, Finance and Chief Financial Officer for Compaq Computer Corp. ("Compaq") from May 1989 to May 1996. He joined Compaq in January 1983 as Director of Information Management and was named Corporate Controller in May 1984, Vice President and Corporate Controller in January 1986 and Vice President, Finance and Chief Financial Officer in October 1988.



COMMITTEES OF THE BOARD


    EXECUTIVE COMMITTEE


    Under the Articles and the Bylaws, the Board may, by resolution passed by the affirmative vote of at least 75% of the Board, appoint from its membership, annually, an executive committee of two or more directors, which shall include the Chief Executive Officer and the President of the Company. The Board may designate in such resolution one or more directors as alternate members of the Executive Committee, who may replace any absent or disqualified member at any meeting of the committee. The Executive Committee, during the intervals between meetings of the Board, will have authority and power to act on behalf of the Board as provided in the Bylaws. After the Merger, the initial members of the Executive Committee will be Messrs. Messenger, Miller and VanDevender.


    OTHER COMMITTEES OF THE BOARD

    The Board may, by resolution adopted by a majority of the authorized number of directors, designate one or more other committees, each consisting of two or more directors, to serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors. Any such committee shall have authority to act in the manner and to the extent provided in the resolution of the Board and may have all the authority of the Board, except with respect to the limitations as set forth in the Bylaws.


    After the Merger, the Board will have the following committees, in addition to the Executive Committee, and the following respective initial members: (i) the Audit Committee (Messrs. Conroy, Mozilo and White), (ii) the Finance and Strategic Planning Committee (Messrs. Hofmann and Lange and one Independent Director to be named) and (iii) the Compensation Committee (Dr. Krukemeyer and two Independent Directors to be named).


    MEETINGS AND ACTIONS OF COMMITTEES

    Meetings and actions of committees permitted by the provisions of the Articles will be governed by, and held and taken in accordance with each of the provisions of the Bylaws, with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board and its members; PROVIDED, HOWEVER, that the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committee, that special meetings of committees may also be called by resolution of the Board, and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board may adopt rules for the governance of any committee not inconsistent with the provisions of the Bylaws and the Articles.


    AGREEMENT REGARDING COMPOSITION OF COMMITTEES

    The Shareholder Agreement provides that, for so long as such agreement remains in effect, each committee of the Board (other than the Audit Committee and the Compensation Committee) will contain such numbers of Shareholder Directors or Transferee Directors so that the number of Shareholder Directors or Transferee Directors, when taken together, on each such committee shall be as nearly as possible proportional to the total number of Shareholder Directors and Transferee Directors on the Board. The Shareholder Agreement and Bylaws provide that the Audit Committee will be comprised solely of Independent Directors and, for so long as the Paracelsus Shareholder is entitled to nominate any Shareholder Directors, the Compensation Committee will be comprised of one non-employee Shareholder Director, one Independent Director and one additional non-employee director. The parties have agreed to the initial composition of the Executive Committee as described under "-- Executive Committee" and the initial composition of the Finance and Strategic Planning Committee and have waived such composition requirements with respect to the initial composition of the Finance and Strategic Planning Committee.

                             EXECUTIVE COMPENSATION


    The following table sets forth the compensation paid by Paracelsus to its then Chief Executive Officer and its then four other most highly compensated executive officers (the "Named Executive Officers") during the fiscal years ended September 30, 1995, 1994 and 1993. It is expected that Messrs. Messenger, Miller, VanDevender, Patterson and Joyner will serve, respectively, as the Company's Chief Executive Officer and four other most highly compensated executive officers following the Merger. See "Management." Information regarding the compensation paid by Champion to Messrs. Miller, VanDevender and Patterson in the fiscal years ended December 31, 1995, 1994 and 1993 is provided in footnotes to the following tables. Historical information regarding Dr. Krukemeyer, Mr. Harold E. Buck, who served as the Chief Operating Officer of Paracelsus until his retirement in April 1995, and Mr. Topper is provided pursuant to requirements of the Securities and Exchange Commission (the "Commission").


                           SUMMARY COMPENSATION TABLE


                                                                            LONG-TERM COMPENSATION
                                                                           ------------------------
                                                                              AWARDS
                                       ANNUAL COMPENSATION                 -------------   PAYOUTS
                        -------------------------------------------------   SECURITIES    ---------
                                                            OTHER ANNUAL    UNDERLYING      LTIP          ALL OTHER
  NAME AND PRINCIPAL                SALARY(1)   BONUS(2)    COMPENSATION   OPTIONS(3)(4)   PAYOUTS    COMPENSATION(5)(6)
       POSITION           YEAR         ($)         ($)          ($)             (#)          ($)             ($)
- ----------------------  ---------  -----------  ---------  --------------  -------------  ---------  --------------------
Dr. Manfred George           1995     999,996     900,000        --             --           --               --
 Krukemeyer,                 1994     333,332     810,000        --             --           --               --
 Chairman of the Board       1993      --          --            --             --           --               --
R.J. Messenger               1995     686,433   3,970,041      88,370(7)        --          895,134         10,860
 President, Chief            1994     588,726     518,218      94,684(7)        --          457,246          7,288
 Executive Officer and       1993     585,717     471,107      59,550(7)        --          407,140          6,913
 Secretary
Harold E. Buck               1995     392,221      --            --             --        1,511,014         22,890
 Chief Operating             1994     280,316     240,000        --             --           18,704         13,933
 Officer (8)                 1993     255,000     212,000        --             --           16,654         11,330
David R. Topper              1995     217,630     181,360        --             --          486,074          7,466
 Senior Vice                 1994     212,831     172,696        --             --          206,579          5,722
 President,                  1993     216,106     164,160        --             --          351,229          5,361
 Development

                                                                            LONG-TERM COMPENSATION
                                                                           ------------------------
                                                                              AWARDS
                                       ANNUAL COMPENSATION                 -------------   PAYOUTS
                        -------------------------------------------------   SECURITIES    ---------
                                                            OTHER ANNUAL    UNDERLYING      LTIP          ALL OTHER
  NAME AND PRINCIPAL                SALARY(1)   BONUS(2)    COMPENSATION   OPTIONS(3)(4)   PAYOUTS    COMPENSATION(5)(6)
       POSITION           YEAR         ($)         ($)          ($)             (#)          ($)             ($)
- ----------------------  ---------  -----------  ---------  --------------  -------------  ---------  --------------------
Robert C. Joyner             1995     200,810     171,360        --             --          142,240          7,332
 Vice President and          1994     191,111     163,200        --             --           91,683          6,386
 General Counsel             1993     190,806     155,520        --             --            7,286          5,905


- ------------------------------

(1) For the fiscal years ended December 31, 1995, 1994 and 1993, Champion paid a salary to Mr. Miller of $437,500, $295,000 and $234,167, respectively; to Mr. VanDevender, of $295,000, $235,417 and $181,667, respectively; and to Mr. Patterson, of $295,000, $235,000 and $176,007, respectively.



(2) For the fiscal year ended December 31, 1995, Champion paid bonuses to Mr. Miller and Mr. Patterson of $225,000 and $150,000, respectively. For the fiscal years ended December 31, 1995 and 1993, Champion paid bonuses to Mr. VanDevender of $162,500 and $100,000, respectively.



(3) For the fiscal year ended December 31, 1994, Champion awarded to Messrs. Miller, VanDevender and Patterson options to purchase 13,876, 128,000 and 150,690 shares of Champion Common Stock, respectively.



(4) Messrs. Miller, VanDevender and Patterson held, as of June 21, 1996, unexercised options representing the right to purchase 211,876, 350,000 and 270,690 shares of Champion Common Stock, respectively. As of such date, such options were exercisable as to 207,250, 307,333 and 220,460 shares, respectively, for an aggregate value of $1,582,594, $1,742,249 and $933,363, respectively, based upon a closing stock price of $10.875 per share on June 21, 1996. As of such date, such options were unexercisable as to 4,626, 42,667 and 50,230 shares, respectively, for an aggregate value of $8,674, $80,001 and $94,181, respectively, based upon a closing stock price of $10.875 per share on June 21, 1996. None of such options were granted or exercised in 1995.



(5)  For  the  fiscal  year  ended  September  30,  1995,  represents   matching
    contributions by Paracelsus under its Employee Retirement Savings (401(k)) Plan and term life insurance premiums paid by Paracelsus.



(6) For the fiscal years ended December 31, 1995 and 1994, Champion paid other compensation to Mr. Patterson of $2,310 and $2,250, respectively, representing in each case matching contributions under its Marathon 401(k) Plan. For the fiscal year ended December 31, 1993, Champion paid other compensation of $76,782 to Mr. Patterson as reimbursement of relocation expenses.



(7) Represents perquisites and personal benefits, including, among other things, club dues in the amounts of $20,199, $43,767 and $31,449, respectively, in 1995, 1994 and 1993, and automobile-related expenses of $35,408 in 1995.



(8) Retired in April 1995.


    The following table sets forth grants of phantom stock appreciation rights ("PSARs") in the fiscal year ended September 30, 1995 to the Named Executive Officers under the Paracelsus Healthcare Corporation Phantom Equity Long-Term Incentive Plan (the "Phantom Equity Plan").

                            LONG-TERM INCENTIVE PLAN
                           AWARDS IN LAST FISCAL YEAR


                                                                           ESTIMATED FUTURE PAYOUTS
                                                                      UNDER NON-STOCK PRICE BASED PLANS
                                 NUMBER OF                         ----------------------------------------
NAME                             PSARS (1)    PERIOD UNTIL PAYOUT  THRESHOLD (2) TARGET (3)    MAXIMUM (4)
- -----------------------------  -------------  -------------------  ------------  -----------  -------------
Dr. Manfred George
 Krukemeyer..................       --                --                --           --            --
R.J. Messenger...............          500      10/1/92 - 9/30/96   $  286,500       --       $   1,536,667
Harold E. Buck...............          250      10/1/92 - 9/30/96      143,250       --             768,333
David R. Topper..............          250      10/1/92 - 9/30/96      143,250       --             768,333
Robert C. Joyner.............          100      10/1/92 - 9/30/96       57,300       --             307,349


- ------------------------------
(1) Under the Phantom Equity Plan, which is to be terminated in connection with the Merger, each participant was eligible to be awarded a certain number of PSARs effective as of the beginning of each fiscal year. The dollar value of each PSAR was determinable based on the Company's performance over a period of four fiscal years, beginning on the effective date of such PSAR award (a "Cycle"). At the end of a Cycle, if the participant had remained in service with Paracelsus throughout the Cycle, that participant's PSARs would vest and could be exchanged for an amount equal to the increase in the actual book value of the Company, if any, during that Cycle divided by 100,000. At the end of each Cycle, the Board could award additional PSARs if certain growth and income targets established at the beginning of the Cycle had been achieved. Such additional PSARs would be awarded effective as of the beginning of such Cycle. No more than 5,000 PSARs could be granted with respect to any particular Cycle. Upon consummation of the Merger, the Phantom Equity Plan will be terminated. In exchange for cancellation of all awards under the Phantom Equity Plan, participants will receive a lump sum in cash plus immediately exercisable options to acquire Common Stock ("Options") with an exercise price equal to $0.01 per share. For information regarding the number of Options to be granted to the Named Executive Officers in connection with the cancellation of awards under the Phantom Equity Plan, see "-- 1996 Stock Incentive Plan." In addition, cash payments in the aggregate amount of $20.5 million will be made to all participants in the Phantom Equity Plan, including the Named Executive Officers, based on the value of their terminated PSARs and/or Preferred Stock Units ("PSUs").


(2) The threshold amounts shown are calculated based on an assumed annual net income growth rate of 0%. If the actual annual net income growth rate were negative the threshold amount payable under the Phantom Equity Plan could reach zero.

(3) The Phantom Equity Plan does not contemplate specific performance targets. If the percentage increase in annual net income for fiscal year 1995 were the same as that achieved in fiscal year 1994, the amounts payable would equal the amounts shown under the maximum payout column.

(4) The maximum amounts shown are calculated based on an assumed annual net income growth rate of 20%, the annual net income growth rate at which the maximum number of PSARs become available to all participants under the Phantom Equity Plan. The Phantom Equity Plan does not impose any limit on the value of a PSAR, which would continue to increase with further increases in the annual net income growth rate.

     1996 STOCK INCENTIVE PLAN


    The Company has adopted the Paracelsus Healthcare Corporation 1996 Stock Incentive Plan (the "1996 Stock Incentive Plan"), which, following the Merger, will be administered by the Board. All officers (including officers who are also directors), employees, consultants and advisors of the Company are eligible for discretionary stock-based incentive awards under the 1996 Stock Incentive Plan, including incentive stock options, non-qualified stock options, restricted stock, performance shares, stock appreciation rights ("SARs") and deferred stock. The 1996 Stock Incentive Plan authorizes the Compensation Committee to select eligible persons to receive awards and to determine certain terms and conditions of such awards, including the vesting schedule and exercise price of each award, and whether the vesting of such award will accelerate upon the occurrence of a change in control of the Company. Under the 1996 Stock Incentive Plan, non-qualified options may be granted with an option exercise price that is less than the then current market value of the Common Stock. Under the 1996 Stock Incentive Plan, stock options, restricted stock, performance shares or SARs covering no more than 80% of the shares reserved for issuance under the 1996 Stock Incentive Plan may be granted to any participant in any one year. A total of 8,749,933 shares of Common Stock have been reserved for issuance under the 1996 Stock Incentive Plan.


    The 1996 Stock Incentive Plan may be amended, suspended or terminated at any time. However, the maximum number of shares that may be sold or issued under the 1996 Stock Incentive Plan may not be increased, nor may the class of persons eligible to participate in the 1996 Stock Incentive Plan be altered, without the approval of Paracelsus' shareholders; PROVIDED, HOWEVER, that adjustments to the number of shares subject to the 1996 Stock Incentive Plan and to individual awards thereunder and/or to the exercise price of awards previously granted are permitted without shareholder approval upon the occurrence of certain events affecting the capital structure of the Company. With respect to any other amendments to the 1996 Stock Incentive Plan, the Board may, in its discretion, determine that such amendment will become effective only upon approval by the shareholders of the Company if the Board determines that such shareholder approval may be advisable, such as for the purpose of obtaining or retaining any statutory or regulatory benefits under Federal or state securities laws, Federal or state tax laws or any other laws or for the purpose of satisfying applicable stock exchange listing requirements.


    In connection with the termination of PSARs and/or PSUs previously granted under the Phantom Equity Plan, the Company has granted options under the 1996 Stock Incentive Plan to the

Named Executive Officers. In addition, pursuant to their respective Employment Agreements (as defined below), the Company has granted additional options under the 1996 Stock Incentive Plan to Messrs. Messenger and Joyner, as described in the table below.


                                  NUMBER OF
                                 SECURITIES         EXERCISE OR
                             UNDERLYING OPTIONS        BASE
                               GRANTED (#)(1)      PRICE ($/SH)
                             -------------------  ---------------
R.J. Messenger                      513,000(2)     $    0.01
                                    487,000(3)          0.01
                                  1,000,000(4)         12.00(5)
David R. Topper                     200,000(2)          0.01
Robert C. Joyner                    160,933(2)          0.01


- ------------------------

(1) Pursuant to their respective Employment Agreements (as defined below), the Company has granted to Messrs. Miller, VanDevender and Patterson under the 1996 Stock Incentive Plan Value Options (as defined below) representing the right to purchase 336,000, 180,000 and 180,000 shares of Paracelsus Common Stock, respectively, and Market Options (as defined below) representing the right to purchase 1,000,000, 540,000 and 240,000 shares of Paracelsus Common Stock, respectively.


(2) Indicates options granted in exchange for cancellation of PSARs and/or PSUs under the Phantom Equity Plan. Options are vested and exercisable immediately upon consummation of the Merger and have a term of ten years from the date of grant.

(3) Options are vested and exercisable immediately upon consummation of the Merger and have a term of ten years from the date of grant (the "Value Options").

(4) Options vest and become exercisable in 25% installments on each of the first four anniversaries of the consummation of the Merger and have a term of ten years from the date of grant (the "Market Options").


(5) Based on an estimate of the fair market value of the Common Stock on the date the Merger is consummated.


    PERFORMANCE BONUS PLAN


    The Board has adopted the Paracelsus Healthcare Corporation Executive Officer Performance Bonus Plan (the "Performance Bonus Plan") covering eligible officers of the Company. The Performance Bonus Plan will be administered by the Compensation Committee, which each year, beginning on January 1, 1997, will select the officers of the Company who will be eligible to receive awards under the Performance Bonus Plan. Upon achievement by the Company of certain targeted operating results or other performance goals, such as operating income, pre-tax income or earnings per share, the Company will pay performance bonuses, the aggregate amounts of which will be determined annually based upon an objective formula. The Employment Agreements (as defined below) provide for the payment of certain minimum bonuses upon the achievement of targeted performance criteria under the Performance Bonus Plan. See "-- Employment Contracts and Termination of Employment Agreements."


    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

    The matrix below sets forth benefits payable to the Named Executive Officers under the Paracelsus Healthcare Corporation Supplemental Executive Retirement Plan (the "SERP").

Amounts shown represent the annual benefits to which the Named Executive Officers would be entitled under the SERP (assuming payment in the form of a single life annuity), but do not reflect an offset with respect to certain Social Security benefits.

                          YEARS OF SERVICE
AVERAGE ANNUAL  -------------------------------------
 COMPENSATION        5           10           15
                -----------  -----------  -----------
 $    100,000   $    18,350  $    36,700  $    55,050
      125,000        22,938       45,875       68,813
      150,000        27,525       55,050       82,575
      175,000        32,113       64,225       96,338
      200,000        36,700       73,400      110,100
      225,000        41,228       85,575      123,863
      250,000        45,875       91,750      137,625
      300,000        55,050      110,100      165,150
      400,000        73,400      146,800      220,200
      500,000        91,750      183,500      275,250
      600,000       110,100      220,200      330,300
      700,000       128,450      256,900      385,350
      800,000       146,800      293,600      440,400


    SERP benefits for the Named Executive Officers are determined, subject to certain vesting requirements, as (i) the product of (x) number of years of service with the Company, (y) 3.67% for officer participants (2.33% for non-officer participants) and (z) average earnings for the final 36 months of employment, less (ii) a percentage of the participating officer's Social Security benefits. SERP benefits for the Named Executive Officers generally accrue and vest ratably over a 15-year period. However, upon a change in control of the Company, each Named Executive Officer will immediately become fully vested and entitled to full benefits under the SERP, regardless of his actual number of years of service with the Company, in the event of a termination by such person of his employment or a termination of such person by the Company without cause after such change in control. Prior to the Merger, the term "change in control" was defined under the SERP to include, among other things, certain offerings of equity securities pursuant to a registration statement, including the registration statement filed in connection with the Merger. Accordingly, consummation of the Merger constituted a change in control for the Named Executive Officers. Following the Merger, with respect to new participants in the SERP, the term "change in control" is defined as described in "-- Employment Contracts and Termination of Employment Agreements." Pursuant to their Employment Agreements, Messrs. Miller, VanDevender and Patterson will each receive credit for eligibility, vesting and benefit accrual purposes under the SERP for their prior service with Champion. Immediately following the Effective Time of the Merger, Messrs. Messenger, Topper, Joyner, Miller, VanDevender and Patterson will each have, respectively, 15, 15, 15, 6, 6 and 4 years of credited service under the SERP. Mr. Buck retired in April 1995 with 11 years of service and is currently receiving benefits under the SERP. Dr. Krukemeyer does not participate in the SERP.


    COMPENSATION OF DIRECTORS


    Following the Merger, it is anticipated that non-employee directors of the Company will each receive an annual fee of $30,000 and a fee of $2,500 for each meeting of the Board or any committee thereof attended, up to a maximum of $50,000 per year. Directors of the Company who are also employees of the Company will not receive any additional compensation for their service as directors. All directors will be reimbursed for expenses incurred in the performance of their duties. For information regarding a services agreement pursuant to which Dr. Krukemeyer will provide consulting services to the Company (other than in his capacity as Chairman of the Board), see "Certain Relationships and Related Transactions -- Services Agreement."


    EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AGREEMENTS

    In connection with the consummation of the Merger, Messrs. Messenger and Joyner's existing employment agreements with Paracelsus and Messrs. Miller, VanDevender and Patterson's existing employment agreements with Champion will be terminated and replaced with new employment agreements (the "Employment Agreements") as described below.

    Such officers' respective Employment Agreements provide that they will serve in the following capacities: Mr. Messenger as Chief Executive Officer and, for so long as he is a Shareholder Director, Vice Chairman of the Board and Chairman of the Executive Committee; Mr. Miller as President and Chief Operating Officer, a director on the Board and, for so long as he is a director, a member of the Executive Committee; Mr. VanDevender as Executive Vice President and Chief Financial Officer, a director on the Board and, for so long as he is a director, a member of the Executive Committee; Mr. Patterson as Executive Vice President and President, Healthcare Operations; and Mr. Joyner as Senior Vice President, Secretary and General Counsel. Each of such officers is required to devote substantially all of his business time to the affairs of the Company, provided, that to the extent such activities do not materially interfere with the performance of his duties with the Company, Mr. Messenger is permitted to devote some portion of his time to other business and charitable endeavors.



    Each of the Employment Agreements of Messrs. Messenger, Miller and VanDevender will have an initial term of five years, and each of the Employment Agreements of Messrs. Patterson and Joyner will have an initial term of three years. Each of the Employment Agreements of Messrs. Messenger, Miller and VanDevender will be renewed automatically upon expiration of its initial term and any subsequent five-year term unless the Company or any of Messrs. Messenger, Miller or VanDevender, as applicable, gives 12 months prior notice that such agreement will not be renewed. Upon expiration of their initial terms, each of the Employment Agreements of Messrs. Patterson and Joyner will be renewed automatically one time only for three and two additional years, respectively, unless the Company or either of Messrs. Patterson or Joyner, as applicable, gives 12 months prior notice that such agreement will not be renewed.



    Under the Employment Agreements, each such officer will be entitled to receive a base salary and an annual bonus and will be entitled to participate in the compensation and employee benefits plans of the Company that are generally available to the executives of the Company. In addition, each such officer will be entitled to receive certain fringe benefits as provided for in his Employment Agreement. The initial base salary of each such officer under his respective Employment Agreement is as follows: Mr. Messenger: $750,000; Mr. Miller:
$500,000; Mr. VanDevender:  $350,000; Mr. Patterson:  $350,000; and Mr.  Joyner:
$240,000. The maximum bonuses payable upon the achievement of targeted performance criteria under the Performance Bonus Plan, expressed as a percentage of base salary, will be as follows: Mr. Messenger: 100%; Mr. Miller: 85%; Mr.
VanDevender: 70%; Mr. Patterson: 70%; and Mr. Joyner: 60%. Messrs. Messenger, Miller, VanDevender, Patterson and Joyner will each be granted Paracelsus
Options as described in "-- 1996 Stock Incentive Plan." Messrs. Miller, VanDevender and Patterson each will also receive credit for eligibility, vesting and benefit accrual purposes under the SERP with respect to their respective years of prior service with Champion. See "-- Supplemental Executive Retirement Plan." In addition, Messrs. Miller, VanDevender and Patterson will receive bonuses in the respective amounts of $1,200,000, $750,000 and $500,000 in connection with the termination of their prior employment agreements with Champion.



    The Employment Agreements provide that Messrs. Messenger, Miller, VanDevender, Patterson and Joyner are generally prohibited from competing with the Company while employed by the Company. The Employment Agreements also provide that, in the event of termination of his employment by the Company for "Cause" or by such officer other than for "Good Reason" (each as defined in his Employment Agreement) during the initial term of his employment agreement, Messrs. Miller, VanDevender and Patterson each will be prohibited from so competing for a period of two years following such termination, and Messrs. Messenger and Joyner each will be prohibited from so competing for a period of one year following such termination. The Employment Agreements for all such officers will also provide that each such officer will be prohibited from so competing for a period of one year following such a termination of employment during successive terms of his agreement.



    The employment of Messrs. Messenger, Miller and VanDevender cannot be terminated by the Company without the prior approval of 80% of the Board and 2/3 of the Independent Directors. If any of Messrs. Messenger, Miller or VanDevender is terminated without Cause or resigns for Good Reason, such officer's outstanding options will immediately vest and become exercisable and such officer will be entitled to receive a lump sum payment equal to the greater of (x) his current base salary and annual target bonus payable over the remaining term of employment or (y) three times his current base salary plus annual target bonus.


    If Mr. Patterson is terminated by the Company without Cause or resigns for Good Reason, his outstanding options will immediately vest and become exercisable and he will be entitled to receive a lump sum payment equal to the greater of (x) his current base salary and annual target bonus payable over the remainder of his contract term or (y) 2.5 times his current annual salary plus annual target bonus. If Mr. Joyner is terminated by the Company without Cause or resigns for Good Reason, his outstanding options will immediately vest and become exercisable and he will be entitled to receive a lump sum payment equal to the greater of (x) his current base salary and annual target bonus payable over the remainder of his contract term or (y) two times his current annual salary plus annual target bonus.



    Upon termination of the employment of any of Messrs. Messenger, Miller, VanDevender, Patterson or Joyner by the Company without Cause or by such officer for Good Reason, such officer would be entitled to receive an additional lump sum in an amount sufficient to offset the effect of any excise and other taxes to which such officer may become subject by reason of 4999 of the Code.



    The definition of Good Reason in the Employment Agreements generally includes a reduction in compensation, titles, duties, authority and reporting relationships, as well as notice by the Company that it does not wish to extend the terms of the Employment Agreements for the periods described above. In addition, for purposes of the Employment Agreements for Messrs. Messenger, Miller and VanDevender, Good Reason includes their failure to be nominated and elected to serve as members of the Board and the Executive Committee. The definition of Good Reason for Messrs. Messenger and Miller further includes the failure of either of them to abide by the managerial rights provisions as set forth in their Employment Agreements. Mr. Miller's Employment Agreement also provides that he will have Good Reason to terminate his employment if, in the event Mr. Messenger shall at any time cease to serve as Chief Executive Officer, Mr. Miller is not chosen to serve as his successor. In addition, the Employment Agreements will provide each of the senior officers with the right, exercisable within the 12-month period following a "change in control" of the Company, to terminate their employment without Good Reason and receive the benefits described above that are otherwise payable upon termination of their employment with Good Reason.



    The term "change in control" is defined in the Employment Agreements to include, INTER ALIA, (i) the acquisition by any person of 25% or more of the undiluted total voting power of Paracelsus' then outstanding voting securities (the "Paracelsus Voting Securities"); (ii) certain changes in the majority of the Board within any two-year period; (iii) a merger resulting in the holders of Paracelsus Voting Securities immediately prior to such merger retaining less than 60% of the voting securities of the surviving corporation or a reorganization or reincorporation of the Company in which any person acquires 25% or more of the voting securities of the surviving corporation; and (iv) the liquidation of the Company or the sale of all or substantially all of its assets.


    COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


    Prior to July 1996, the Company did not have a formal compensation committee. Dr. Krukemeyer and Mr. Messenger each participated in deliberations of the Board concerning executive officer compensation during fiscal 1995. Following the Merger, the Compensation Committee is expected to consist of Dr. Krukemeyer and two Independent Directors. See "Certain Relationships and Related Transactions," immediately below, for information regarding certain agreements involving the members of the Company's Compensation Committee.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


    Described below are certain related agreements to be entered into prior to or in connection with the Merger. The following descriptions are qualified in their entirety by reference to the complete text of the relevant agreements, copies of which are filed as exhibits to the Registration Statement of which this Prospectus is a part and are incorporated by reference herein.


PARTICIPANTS AGREEMENT

    Champion has entered into an Agreement in Contemplation of Merger, dated as of April 12, 1996, with certain holders of Champion securities (the "Participants Agreement") pursuant to which, among other things: (i) holders of all of the outstanding Champion Notes have agreed to waive their rights to require Champion to repurchase the Champion Notes as a result of the "change of control" (as defined in the Participants Agreement) of Champion occurring as a result of the Merger; (ii) at such time as the Company completes a "qualified debt offering" of at least $100 million that also meets certain other conditions, the Company or Champion will have the right to repay, and such noteholders will have the right to demand repayment, of their Champion Notes at specified prices; (iii) holders of warrants attached to certain of such Champion Notes will agree to the assumption by the Company of Champion's obligations with respect to such warrants; and (iv) a stockholders' agreement among certain of Champion's stockholders will be terminated. The Notes Offering will be a qualified debt offering under the Participants Agreement, and, upon completion of the Notes Offering, the Company intends to loan all of the proceeds therefrom to Champion to prepay all of the outstanding Champion Notes in accordance with the terms thereof, as amended by the Participants Agreement. See "The Merger and Financing."

SHAREHOLDER AGREEMENT

    It is a condition to the Merger that prior to the Effective Time the Company enter into a Shareholder Agreement with the Paracelsus Shareholder pursuant to which such shareholder will agree, among other things; (i) to certain "standstill" provisions; (ii) to certain transfer restrictions with respect to the Company's voting securities; (iii) not to acquire additional voting securities of the Company if, after giving effect to such acquisition, such shareholder would beneficially own more than 66 2/3% of the total voting power of the Company, except under certain circumstances; and (iv) to sell in, tender into and vote in favor of, as the case may be, certain acquisition proposals involving the Company. The Shareholder Agreement will also provide the Paracelsus Shareholder with the right to designate the four Shareholder Directors and a right of first refusal in connection with certain acquisition proposals for Paracelsus. See "Management -- Directors and Executive Officers."

PARACELSUS SHAREHOLDER REGISTRATION RIGHTS AGREEMENT


    Pursuant to the Merger Agreement, prior to the Effective Time, the Company and the Paracelsus Shareholder will enter into a registration rights agreement (the "Paracelsus Shareholder Registration Rights Agreement"). For a 10-year period the Paracelsus Shareholder will generally have the right to require the Company, on up to five separate occasions, to register for sale under the Securities Act of 1933, as amended, (the "Securities Act") shares of Paracelsus Common Stock owned beneficially or of record by the Paracelsus Shareholder (each a "Demand Registration"). Subject to certain limitations, any Demand Registration may be for a shelf registration under Rule 415 under the Securities Act. The Paracelsus Shareholder Registration Rights Agreement will also grant the Paracelsus Shareholder customary "piggyback" registration rights with respect to registrations by the Company or pursuant to registration rights of other parties. The Company will be required to pay all costs, fees and expenses incident to its performance of the Paracelsus Shareholder Registration Rights Agreement, other than any commissions, fees or discounts payable to brokers, dealers or underwriters.


CHAMPION INVESTORS REGISTRATION RIGHTS AGREEMENTS

    Pursuant to the Merger Agreement, as of the Effective Time, certain of the existing holders of Champion Capital Stock and holders of warrants exercisable for shares of Champion Common Stock ("Champion Warrants") who are issued shares of Paracelsus Common Stock in the Merger or may be issued shares of Paracelsus Common Stock upon exercise of warrants exercisable for shares of Paracelsus Common Stock ("Paracelsus Warrants") (the "Champion Investors") will enter into registration rights agreements (the "Champion Investors Registration Rights Agreements") with the Company as follows: (i) with the holders of Series D Champion Warrants, an agreement to file one registration statement at the request of holders of Series D Paracelsus Warrants exercisable for more than 50% of the shares of Paracelsus Common Stock issuable upon the exercise of all of such warrants; (ii) with the holders of the Series E Champion Warrants, an agreement to file one registration statement at the request of holders of Series E Paracelsus Warrants exercisable for more than 50% of the shares of Paracelsus Common Stock issuable upon exercise of all of such warrants; and (iii) with certain Champion Investors who will immediately following the Effective Time own more than 1% of the outstanding shares of Paracelsus Common Stock, an agreement (the "Champion Affiliates Registration Rights Agreement") pursuant to which the Company will agree to file one registration statement upon the request of such holders holding at least 25% of shares of Paracelsus Common Stock held by such holders.


    Pursuant  to  the  terms  of  each  Champion  Investors  Registration Rights
Agreement, for a two-year period the Champion Investors, as parties to the respective Champion Investors Registration Rights Agreement, will generally have the right to require the Company to register for sale under the Securities Act the shares of Paracelsus Common Stock owned beneficially or of receipt by the Champion Investors (a "Champion Investors Demand Registration") PROVIDED, that, in the case of the Champion Affiliates Registration Rights Agreement, such demand right will expire upon the occurrence of a public offering by the Company equity securities that results in proceeds of at least $50.0 million, including without limitation the Equity Offering. Subject to certain limitations, any Champion Investors Demand Registration may be for a shelf registration under Rule 415 of the Securities Act. The Champion Investors party to each such Champion Investors Registration Rights Agreement will also have in the aggregate one customary piggyback registration right with respect to registrations by the Company, which "piggyback" right will expire upon consummation of the Equity Offering, and PARI PASSU "piggyback" registrations with respect to registrations by the Company and certain selling shareholders, subject to customary underwriters' cutbacks. The Company will be required to pay all costs, fees and expenses incident to its performance of each of the Champion Investors Registration Rights Agreements, other than any commissions, fees or discounts payable to brokers, dealers or underwriters.


SERVICES AGREEMENT


    The consummation of the Merger is conditioned upon the Company entering into an agreement (the "Services Agreement") with Dr. Krukemeyer, pursuant to which Dr. Krukemeyer will provide management and strategic advisory services to the Company following the Merger. The term of the Services Agreement is ten years, and the Company will pay Dr. Krukemeyer a consulting fee of $1.0 million per year, commencing upon the execution of the Services Agreement. The Services Agreement may be terminated only by mutual consent of the parties.


INSURANCE AGREEMENT


    The consummation of the Merger is conditioned upon the Company and Dr. Krukemeyer entering into an insurance agreement (the "Insurance Agreement") pursuant to which the Company will provide insurance benefits in the event of Dr. Krukemeyer's death or permanent disability during the 10-year term of the Insurance Agreement in an amount equal to $1.0 million per year from the date of each permanent disability or death until the end of the term of the Insurance Agreement.


NON-COMPETE AGREEMENT

    The consummation of the Merger is conditioned upon Dr. Krukemeyer and the Company entering into the Non-Compete Agreement.


    The Non-Compete Agreement will provide that, from the date of the Shareholder Agreement to the date of termination of the Shareholder Agreement with respect to Dr. Krukemeyer or any affiliates or associates of Dr. Krukemeyer, neither Dr. Krukemeyer nor any of his affiliates or associates shall, without the prior written consent of the Company, (i) directly or indirectly, compete with the Company and its subsidiaries in the Business (as hereinafter defined) in the Restricted Area (as hereinafter defined) or (ii) have any interest, directly or indirectly, in any entity engaged in the Business in the Restricted Area. As used in the Non-Compete Agreement, the term "Business" is defined as owning, leasing or managing hospitals and ambulatory care centers, excluding any ancillary hospital service business related to such business, including without limitation dietary, maintenance, security and other related service businesses, and the term "Restricted Area" is defined as each and every county or state of the United States of America.


    Nothing in the Non-Compete Agreement will prohibit Dr. Krukemeyer from (x) owning, directly or indirectly, control of a person (the "Subject Company") if the Subject Company is not primarily engaged, directly or indirectly, in the Business in the Restricted Area and, within 12 months after such acquisition, he causes the Subject Company to divest any business or assets of the Subject Company that engage in the Business in the Restricted Area or (y) owning, directly or indirectly, not more than 5% of any class of voting securities of a publicly traded person that is engaged, directly or indirectly, in the Business in the Restricted Area.


    The Non-Compete Agreement will also provide that if the length of time or geographical area set forth in it is deemed too restrictive by a court, then such time or area shall be reduced to a time or area that such court may deem reasonable under the circumstances.


    Under the Non-Compete Agreement, Dr. Krukemeyer will further agree that following the Effective Time, neither he nor any of his affiliates will, without the prior written consent of the Company, directly or indirectly, solicit for employment any current key employee or officer of the Company or any of its subsidiaries; PROVIDED, that the foregoing restriction shall not apply to employees no longer employed by the Company or its subsidiaries or to employees who respond to general solicitations of employment not specifically directed toward such key employees or officers of the Company or its subsidiaries or, in the case of certain international projects, to Mr. Messenger.

DIVIDEND; DIVIDEND AND NOTE AGREEMENT


    The consummation of the Merger is conditioned upon the Company and the Paracelsus Shareholder entering into the Dividend and Note Agreement. Pursuant to the Dividend and Note Agreement, the Paracelsus Shareholder will agree to purchase the Shareholder Subordinated Note from the Company for $7.2 million promptly after receipt of the Dividend. The Shareholder Subordinated Note will have a term of 10 years, will bear interest at the rate of 6.51% per year and will provide for payments of principal and accrued interest in an aggregate annual amount of $1.0 million. Prior to the Effective Time, Paracelsus will declare the Dividend payable on a date not later than 60 days after the Effective Time. See "The Merger and Financing -- Paracelsus Dividend Prior to Effective Time."


VOTING AGREEMENT


    At or prior to  the Effective Time, the  Paracelsus Shareholder and  Messrs.
Miller and VanDevender will enter into a voting agreement (the "Voting Agreement") pursuant to which Messrs. Miller and VanDevender will agree to vote, or cause to be voted, the shares of Common Stock beneficially owned by each of them and their respective affiliates (a) with the Paracelsus Shareholder to approve any Shareholder Proposal (as defined in the Shareholder Agreement) and any related actions (including voting against any action or agreement that may impede, interfere with or adversely affect any such approved Shareholder Proposal) and (b) as the Paracelsus Shareholder is required to vote with respect to any such Shareholder Proposal pursuant to the Shareholder Agreement and any Approved Acquisition Proposal (as defined in the Shareholder Agreement) under the Shareholder Agreement. In addition, the Voting Agreement will provide that Messrs. Miller and VanDevender agree to sell (including by tender or otherwise) their shares of Paracelsus Common Stock in any transaction for which they are required to vote under the terms of the Voting Agreement. The Voting Agreement will also provide that, if any of the amendments to any of the stock option agreements under the Champion Founders' Stock Option Plan is not approved at the Special Meeting of Champion stockholders to be held in connection with the Merger, Messrs. Miller and VanDevender and the Paracelsus Shareholder will vote for the approval of such amendments if presented at the next meeting of the Company's shareholders and will use their respective best efforts to cause such amendments to be presented as shareholder proposals at such meeting. The Voting Agreement will remain in effect for so long as the provisions of the Shareholder Agreement relating to Shareholder Proposals or Approved Acquisition Proposals are in effect with respect to the Paracelsus Shareholder.



RIGHT OF FIRST REFUSAL AGREEMENT



    At or prior to the Effective Time, Dr. Krukemeyer and Messrs. Messenger, Miller, VanDevender and Patterson will enter into an agreement (the "Right of First Refusal Agreement") pursuant to which Dr. Krukemeyer will have certain rights to purchase shares of Common Stock beneficially owned by each such person that he may from time to time determine to sell.


OTHER TRANSACTIONS


    A sole proprietorship doing business as Paracelsus Klinik, currently owned by Dr. Krukemeyer, is a party to the Amended and Restated Know-how Contract, dated as of October 1, 1988, as amended, with Paracelsus (the "Know-how Contract"). The Know-how Contract provides for the transfer of specified know-how to the Company. The Know-how Contract provides for an annual payment of the lesser of $400,000 or 0.75% of Paracelsus' net operating revenue, as defined in the Know-how Contract. The Know-how Contract will be terminated upon consummation of the Merger. The Company's rights under the Know-how Contract will be replaced with a royalty-free license from Paracelsus Klinik.



    In November 1993, the Company lent Dr. Krukemeyer $3.2 million under a promissory loan agreement. In April 1994, the Company lent Dr. Krukemeyer an additional $1.8 million under a new $5.0 million promissory loan agreement that replaced the existing $3.2 million promissory loan agreement. The note balance and accrued interest are due in annual payments of $1.0 million each May 1, commencing May 1, 1995 through May 1, 1999 with interest at 8% per annum. The balance outstanding under the note at May 31, 1996 was $3.0 million. This loan will be repaid in full contemporaneously with the payment by the Company of the Dividend.


    In August 1994, Dr. Krukemeyer and Internationale Nederlanden (U.S.) Capital Corporation ("INCC") entered into certain arrangements relating to the extension of credit by INCC to Dr. Krukemeyer. In connection with such extension of credit to Dr. Krukemeyer, the Company entered into certain agreements with INCC agreeing to pay to Dr. Krukemeyer, to the extent permitted by the provisions of certain senior debt of the Company (i) transfer payments, such as dividends and know-how payments in an amount equal of the consolidated net income of the Company on a quarterly basis and (ii) salary and bonus payments equal to a minimum of $2.0 million per year. The $10.5 million outstanding under this loan will be repaid in full contemporaneously with the payment by Paracelsus of the Dividend.

    The Paracelsus Shareholder, which is wholly owned by Dr. Krukemeyer, and certain Champion Investors, including an associated entity of Mr. Conroy, will have rights to both require and participate in the filing of registration statements by the Company with the Commission. See "-- Paracelsus Shareholder Registration Rights Agreement" and "-- Champion Investors Registration Rights Agreements."

    Messrs. Hofmann and Lange serve as directors of the Company and also as financial consultants under a contract entered into with the Company on July 4, 1983. The consulting services provided involve the coordination of the Company's policies and strategies and, to a lesser extent, the financial affairs of the Company. The consultants also advise the Company as to certain matters involving the healthcare industry. These contracts provide for aggregate annual payments of $250,000 each and reimbursement for certain out-of-pocket expenses. The Company believes that the terms of the Company's arrangements with Messrs. Hofmann and Lange are at least as favorable as could have been obtained from unaffiliated third parties. These consulting arrangements will be terminated upon consummation of the Merger.

                        SECURITY OWNERSHIP OF MANAGEMENT
                         AND CERTAIN BENEFICIAL OWNERS


    The following table sets forth as of July 15, 1996, the number of shares of Common Stock expected to be beneficially owned upon consummation of the Merger, prior to and after the Equity Offering, by (i) each person expected by the Company to beneficially own more than 5% of the shares of Common Stock, (ii) each of the Company's directors, (iii) the Named Executive Officers, (iv) Messrs. Miller, VanDevender and Patterson who, along with Messrs. Messenger and Joyner, will serve as the Company's Chief Executive Officer and four other most highly compensated executive officers following the Merger and (v) all directors and executive officers as a group. Unless otherwise indicated, the shareholders have sole voting and investment power with respect to shares of Common Stock to be beneficially owned by them after the Effective Time. In addition, unless otherwise indicated each such person's business address is 515 West Greens Road, Suite 800, Houston, Texas 77067.



                                                              SHARES BENEFICIALLY OWNED     SHARES BENEFICIALLY OWNED
                                                             PRIOR TO THE EQUITY OFFERING   AFTER THE EQUITY OFFERING
                                                             ----------------------------  ----------------------------
NAME AND ADDRESS OF BENEFICIAL OWNER                            NUMBER       PERCENT (1)      NUMBER         PERCENT
Park Hospital GmbH (2).....................................     29,771,742         60.2       29,771,742         54.5
  AM Natruper Holz 69
  D-49076 Osnabruck
  Federal Republic of Germany
Dr. Manfred George Krukemeyer (2)..........................     29,771,742         60.2       29,771,742         54.5
R.J. Messenger (3).........................................      1,000,000          2.0        1,000,000          1.8
Charles R. Miller (4)......................................      1,075,026          2.1        1,075,026          2.0
James G. Van Devender (5)..................................        630,000          1.3          630,000          1.2
Ronald R. Patterson (6)....................................        461,761        *              461,761        *
Robert C. Joyner (7).......................................        160,933        *              160,933        *
Michael D. Hofmann (7)(8)..................................         56,000        *               56,000        *
Christian A. Lange (7)(8)..................................         56,000        *               56,000        *
Angelo R. Mozilo (8).......................................       --             --             --             --
Daryl J. White (8).........................................       --             --             --             --
James A. Conroy (9)........................................      2,077,292          4.2        2,077,292          3.8
Harold E. Buck.............................................       --             --             --
David R. Topper............................................        200,000        *              200,000        *
First Interstate Bank of California, as Trustee (10)(11)...      2,681,972          5.4        2,681,972          4.9
  707 Wilshire Boulevard, W-11-2
  Los Angeles, CA 90017
Donaldson, Lufkin & Jenrette, Inc. (11)(12)................      2,785,453          5.6        2,785,453          5.1
  277 Park Avenue
  New York, NY 10172
The Equitable Companies Incorporated (11)(12)..............      2,785,453          5.6        2,785,453          5.1
  277 Park Avenue
  New York, NY 10172
All directors and executive officers as a group (35
 persons)..................................................     36,151,190         72.9       36,151,190         66.2


- ------------------------

*   Less than one percent.


(1) Based on 49,477,167 shares of Paracelsus Common Stock expected to be outstanding immediately following the consummation of the Merger.

(2) Park Hospital GmbH, a German corporation wholly owned by Dr. Krukemeyer, is the record owner of such shares.

(3) Shares issuable with respect to stock options exercisable within 60 days.

(4) Includes 543,250 shares issuable with respect to stock options exercisable within 60 days.

(5) Includes 567,334 shares issuable with respect to stock options exercisable within 60 days.

(6) Includes 400,460 shares issuable with respect to stock options exercisable within 60 days.

(7) Shares issuable with respect to stock options exercisable within 60 days.


(8) Director.



(9) Mr. Conroy is a general partner of Olympus Private Placement Fund, L.P. ("Olympus") and disclaims beneficial ownership of Champion's securities owned by that fund. Olympus is the beneficial owner of 2,077,292 shares of Champion Common Stock through its direct ownership of (i) 1,703,078 shares of Champion Common Stock, (ii) 103,773 shares of Series C Preferred Stock, which may be converted at any time at the option of the holder into 207,546 shares of Champion Common Stock, and (iii) 83,334 shares of Champion Series D Preferred Stock, which may be converted at any time at the option of the holder into 166,668 shares of Champion Common Stock. OGP Partners, L.P., James A. Conroy, and Robert S. Morris may be deemed to beneficially own the shares of Champion Common Stock beneficially owned by Olympus.



(10) Voting power only. Trustee under a ten-year voting trust agreement dated August 31, 1995, granting it sole voting power of the securities it holds on behalf of Sprout Growth, L.P. ("Growth"), Sprout Capital VI, L.P. ("Sprout IV"), DLJ Venture Capital Fund II, L.P. ("DLJ II"), Sprout Growth II, L.P. ("Growth II"), and DLJ Capital Corporation ("DLJCC").



(11) DLJ II may be deemed to be the beneficial owner of 37,606 shares held by First Interstate Bank of California ("First Interstate") as trustee (the "DLJ II Shares").


    DLJ Fund Associates II ("Associates II"), as the general partner of DLJ II, may be deemed to beneficially own indirectly the DLJ II Shares.

    Growth may be deemed to be the beneficial owner of 773,909 shares held by First Interstate, as trustee (the "Growth Shares").

    DLJ Growth Associates ("Associates"), as a general partner of Growth, may be deemed to beneficially own indirectly the Growth Shares.

    Sprout VI may be deemed to be the beneficial owner of 170,109 shares held by First Interstate, as trustee (the "Sprout VI Shares").

    Growth II may be deemed to be the beneficial owner of 635,652 shares by First Interstate, as trustee (the "Growth II Shares").

    DLJCC may be deemed to be the beneficial owner of 64,693 shares held by First Interstate, as trustee. DLJCC, because of its relationships with DLJ II, Associates II, Growth and Associates, and as the managing general partner of each of Sprout VI and Growth II, also may be deemed to be beneficially own indirectly the DLJ II Shares, the Growth Shares, the Sprout VI Shares and the Growth II Shares, for an aggregate of 2,681,969 (the "DLJCC Shares").

    DLJ First ESC L.L.C. ("ESC") may be deemed to be the beneficial owner of 1,969 shares.

    DLJ LBO Plans Management Corporation ("LBO"), as the manager of ESC, may be deemed to beneficially own indirectly 1,266 of the ESC shares. DLJ may be deemed to be the beneficial owner of 101,512 shares.

    As the sole stockholder of DLJCC and DLJ, Donaldson, Lufkin & Jenrette, Inc. ("Donaldson, Lufkin") may be deemed to beneficial own indirectly the DLJCC Shares and the DLJ Shares. In addition, as the sole stockholder of LBO, Donaldson Lufkin may be deemed to beneficially own indirectly the shares that are beneficially owned indirectly by LBO. Accordingly, Donaldson, Lufkin may be deemed to beneficially own indirectly an aggregate of 2,785,450 shares of Common Stock (the "Donaldson, Lufkin Shares"). As the sole stockholder of Donaldson, Lufkin, The Equitable Companies Incorporated ("Equitable") may be deemed to beneficially own indirectly the Donaldson, Lufkin Shares. In addition, the following entities, by reason of their relationship with Equitable or Donaldson, Lufkin may be deemed to beneficially own indirectly the Donaldson, Lufkin Shares: AXA, FINAXA, AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, Uni Europe Assurance Mutuelle, Alpha Assurances Vie Mutuellle, Alpha Assurances
    I.A.R.D. Mutuelle, Claude Be Bear, as voting trustee, Patrice Garnier, as Voting Trustee, Henri de Clermont-Tonnerre, as voting trustee.


(12) Not held of record, but may be deemed beneficially owned.

                            DESCRIPTION OF THE NOTES

GENERAL


    The  Notes  will be  issued  pursuant to  the Indenture  to  be dated  as of
        , 1996 between the Company and AmSouth Bank of Alabama, as trustee (the "Trustee"), a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summary of certain provisions of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, including the definitions therein of certain terms used below. The definitions of certain terms used in the following summary are set forth below under "-- Certain Definitions." Capitalized terms not otherwise defined below or elsewhere in this Prospectus have the meanings given to them in the Indenture. As used in this "Description of the Notes," the term the "Company" refers to Paracelsus Healthcare Corporation and not to any of its subsidiaries.



    The Notes will be general unsecured obligations of the Company, subordinated in right of payment to all existing and future Senior Indebtedness of the Company, including Indebtedness pursuant to the Existing Paracelsus Credit Facility and, upon consummation of the Credit Facility Refinancing, the New Credit Facility. See "-- Subordination." On a pro forma basis, after giving effect to the Merger and the Offerings and the application of the net proceeds therefrom, the Company would have had $112.1 million of Senior Indebtedness outstanding at May 31, 1996 ($168.0 million without giving effect to the Equity Offering), all of which would have been secured indebtedness. The Notes will also be effectively subordinated to all existing and future indebtedness and other liabilities of the Company's subsidiaries (including Champion), which after giving effect to the Merger and the Offerings would have been approximately $8.5 million at May 31, 1996. In addition, the Company will have $75.0 million of Existing Senior Subordinated Notes that rank PARI PASSU with the Notes.


PRINCIPAL, MATURITY AND INTEREST


    The Notes will be limited to $250,000,000 ($275,000,000 if the Underwriters' over-allotment option is exercised in full) in aggregate principal amount and
will  mature on         , 2006. Interest on the Notes will accrue at the rate of
    % per annum and  will be payable semi-annually  in arrears on            and
        of  each year, commencing           , 1997, to  Holders of record on the
immediately preceding         and         , respectively. Interest on the  Notes
will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Principal, premium, if any, and interest on the Notes will be payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payments of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes. Until otherwise designated by the Company, the Company's office or agency in New York will be the office of the Trustee maintained for such purpose. The Notes will be issued in denominations of $1,000 and integral multiples thereof.


SUBORDINATION

    The indebtedness evidenced by the Notes will, to the extent set forth in the Indenture, be subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness. Upon any payment or distribution of assets of the Company to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency or similar proceedings of the Company, the holders of Senior Indebtedness will first be entitled to receive payment in full of all Obligations due in respect of Senior Indebtedness (including interest accruing after the commencement of a bankruptcy or insolvency at the rate specified in the applicable Senior Indebtedness and including, without limitation, in respect of premiums, indemnities or otherwise, and all indebtedness under the Existing Paracelsus Credit

Facility and, upon consummation of the Credit Facility Refinancing, the New Credit Facility which is disallowed, avoided or subordinated pursuant to Section 548 of Title 11, United States Code or any applicable state fraudulent conveyance law), before the Holders of Notes will be entitled to receive any payment of principal of premium, if any, or interest on the Notes, including any amounts that become due as a result of a Change of Control Offer or an Asset Sale Offer, and until all Obligations with respect to Senior Indebtedness are paid in full, any distribution to which the holders of Notes would be entitled shall be made to the holders of Senior Indebtedness (except that holders of Notes may receive and retain securities ("Junior Securities") distributed or paid in respect of the Notes that are subordinated at least to the same extent as the Notes to Senior Indebtedness).


    The Company also may not make any payment upon or in respect of the Notes (except in Junior Securities) if (i) a default in the payment of the principal of, premium, if any, or interest on Senior Indebtedness occurs and is continuing beyond any applicable period of grace (whether by acceleration or otherwise) or
(ii) any other default shall have occurred and be continuing that would permit holders of Designated Senior Indebtedness to accelerate the maturity of such Designated Senior Indebtedness and the Trustee and the Company receive a written notice (a "Payment Blockage Notice") of such default from the holders of such Designated Senior Indebtedness. With respect to clause (ii) above, if such Designated Senior Indebtedness is not declared due and payable within 180 days after written notice of the event of default is given, promptly after the end of the 180-day period the Company shall resume making any and all payments in respect of the Notes, including any missed payments. In the case of a payment default, the Company shall resume making any and all required payments in respect of the Notes, including any missed payments, on the date on which such payment default is cured or waived. During any 360-day consecutive period, only one such period during which payment with respect to the Notes may not be made may commence and the duration of such period may not exceed 180 days. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such nonpayment default shall have been waived for a period of not less than 90 days.


    Nothing in the Indenture or in the Notes affects the obligation of the Company, which is absolute and unconditional, to pay principal of and premium, if any, and interest on the Notes. The failure to make any payment on the Notes by reason of the provisions of the Indenture described under this "-- Subordination" will not be construed as preventing the occurrence of an Event of Default with respect to the Notes arising from any such failure to make payment.

    By reason of such subordination, in the event of insolvency, creditors of the Company who are not holders of Senior Indebtedness or of the Notes may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the Holders of the Notes.

    The subordination provisions described above will cease to be applicable to the Notes upon any defeasance or covenant defeasance of the Notes as described under "-- Legal Defeasance and Covenant Defeasance."

OPTIONAL REDEMPTION

    The Notes will not be redeemable at the Company's option prior to          ,
2001 except as set forth under "-- Certain Covenants -- Change of Control," below. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below, if redeemed during the
12-month  period beginning on         of the years indicated below, in each case
together with accrued and unpaid interest to the applicable redemption date.


YEAR                                                                     PERCENTAGE
2001...................................................................           %
2002...................................................................           %
2003...................................................................           %
2004...................................................................           %
2005 and thereafter....................................................    100.000%

SELECTION AND NOTICE

    If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such other method as the Trustee deems fair and appropriate provided that any such method is not prohibited by the rules of any securities exchange on which the Notes are at that time listed or quoted. Notes may be redeemed in part in multiples of $1,000 only. Notice of redemption shall be mailed to each Holder of Notes to be redeemed by first class mail at least 30 but not more than 60 days before the redemption date at such Holder's last address as then shown upon the Note Register. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption.

CERTAIN COVENANTS

    The Indenture contains, among others, the following covenants:

    CHANGE OF CONTROL

    Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Payment").


    The Indenture will provide that, prior to complying with the provisions of this covenant, but in any event within 30 days following a Change of Control, the Company will to the extent required either (i) repay all outstanding Senior Indebtedness or (ii) obtain the requisite consents, if any, under all agreements governing outstanding Senior Indebtedness to permit the repurchase of Notes required by this covenant. The failure to obtain any such consents will not relieve the Company of its obligation to repurchase the Notes pursuant to a Change of Control Offer.



    Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes pursuant to the procedures required by the Indenture and this covenant and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes pursuant to the Change of Control Offer. On the Change of Control Payment Date, the Company will, to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Trustee an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officer's Certificate stating the aggregate principal amount of the Notes or portions thereof being purchased by the Company. The Trustee will promptly make available to each Holder of the Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and deliver (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; PROVIDED that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof.

    In the event that, pursuant to any Change of Control Offer, there are properly tendered and accepted for payment by the Company Notes representing 80% or more of the Notes outstanding at the commencement of such Change of Control Offer, then the Company shall have the right, at its option, to redeem all, but not less than all, of the outstanding Notes not tendered pursuant to such Change of Control Offer at a redemption price equal to 101% of the principal amount thereof, together with accrued and unpaid interest to the redemption date. Any such redemption shall be affected in the same manner as described under "-- Optional Redemption" above.


    The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require the Company to repurchase or redeem the Notes in the event of an acquisition or takeover.


    Under the terms of the Existing Subordinated Notes, of which $75.0 million is outstanding, the Company will also be required to offer to purchase all of the outstanding Existing Subordinated Notes upon the occurrence of certain events including events that would constitute a Change in Control. If a Change in Control were to occur, there can be no assurance that the Company would have sufficient funds available to repay all outstanding Senior Indebtedness then required to be repaid (or otherwise obtain any consent under outstanding Senior Indebtedness necessary to permit the repurchase of the Notes) and pay the purchase price for all the Notes and the Existing Subordinated Notes tendered by the holders thereof. See "Risk Factors -- Possible Inability to Repurchase Notes Upon a Change of Control."

    LIMITATIONS ON RESTRICTED PAYMENTS


    The Indenture will provide that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any Subsidiary of the Company (other than cash in lieu of fractional shares)) on account of any Equity Interests of the Company or any of its Subsidiaries (other than (x) dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company and (y) in the case of a Subsidiary, dividends or distributions payable to the Company or any Wholly Owned Subsidiary of the Company or pro rata dividends or distributions); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any Subsidiary or other Affiliate of the Company (other than any such Equity Interests owned by the Company or any Wholly Owned Subsidiary of the Company and joint venture interests evidencing ownership interests in Permitted Joint Ventures); and (iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that by its terms is subordinated in right of payment to the Notes, except in accordance with the scheduled mandatory redemption or payment provisions set forth in the original documentation governing such Indebtedness (but not pursuant to any mandatory offer to repurchase upon the occurrence of any events) (all such payments and other actions set forth in clauses (i) through (iii) above being collectively referred to as "Restricted Payments"), unless:


        (a) no Default or Event of Default shall have occurred under the Notes or the Indenture and be continuing or would occur as a consequence thereof;

        (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Pro Forma Coverage Ratio test set forth in the first paragraph of the covenant entitled "Incurrence of Indebtedness"; and

        (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Subsidiaries or other
    Affiliates after the date of the Indenture (excluding Restricted Payments permitted by clauses (i), (ii), (iv), (v) and (vi) of the next succeeding paragraph but including Restricted Payments permitted by clause (iii) of the next succeeding paragraph), is less than the sum of (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, minus 100% of such deficit), PLUS (ii) 100% of the aggregate net cash proceeds, including the fair market value of property other than cash (as determined in good faith by the Board), received by the Company from the issuance or sale other than to a subsidiary of the Company since the date of the Indenture of Equity Interests other than Disqualified Capital Stock of the Company or of debt securities or Disqualified Stock of the Company that have been converted into such Equity Interests (other than Disqualified Stock) PLUS (iii) $5.0 million.



    The foregoing provision will not be violated by the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment would have complied with the provisions of the Indenture. In addition notwithstanding the foregoing, so long as no Event of Default or Default shall have occurred or be continuing or would occur as a consequence thereof, the Company and any Subsidiary may (i) purchase, redeem, or otherwise acquire or retire for value any Equity Interests of the Company in exchange for, or out of the net proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than Disqualified Stock); PROVIDED that the amount of any such net cash proceeds that are utilized for any such purchase, redemption or other acquisition or retirement shall be excluded from clause (c)(ii) of the preceding paragraph; (ii) defease, redeem or repurchase subordinated Indebtedness with the net proceeds from an incurrence of Permitted Refinancing Indebtedness or of or in exchange for the substantially concurrent sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock); PROVIDED that the amount of any such net cash proceeds that are utilized for any such purchase, redemption, repurchase, retirement or other acquisitions shall be excluded from clause (c)(ii) of the preceding paragraph; (iii) redeem or repurchase any Equity Interests of the Company or any Subsidiary of the Company held by any officers, directors or employees of the Company (or any of its Subsidiaries) whose employment has been terminated or who have died or become disabled, so long as the aggregate amount of payments for all such redemptions or repurchases in any fiscal year do not exceed $5.0 million; (iv) pay scheduled dividends on or redeem any preferred stock issued by a Subsidiary of the Company permitted to be created or issued pursuant to the provisions of the Indenture described under "-- Limitations on Incurrence of Indebtedness;" (v) pay the
Dividend declared on            ,  1996 to the  Paracelsus Shareholder and  (vi)
redeem or repurchase Paracelsus Common Stock from holders thereof who beneficially own in the aggregate less than 1% of the outstanding Paracelsus Common Stock (other than officers, directors or employees of the Company or any of its Subsidiaries whose Equity Interests are redeemed or repurchased in accordance with clause (iii) of this paragraph) within two years from the date of the Indenture so long as the aggregate amount of payments for all such redemptions or repurchases in such period do not exceed $1 million. Any payment made pursuant to clause (iii) of this paragraph shall be a Restricted Payment for purposes of calculating aggregate Restricted Payments pursuant to clause (c) of the preceding paragraph.


    Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Limitations on Restricted Payments" were computed, which calculations shall be based upon the Company's latest available financial statements.

    LIMITATIONS ON INCURRENCE OF INDEBTEDNESS


    The Indenture will provide that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) PROVIDED, HOWEVER, that the Company may incur Indebtedness if, at the time such Indebtedness is incurred and after giving effect thereto and the application of the proceeds therefor, the Company's Pro Forma Coverage Ratio would not be less than (x) 2.0 to 1 for Indebtedness incurred on or prior to December 31, 1997 and
(y) 2.25 to 1 for Indebtedness incurred thereafter.


    The foregoing provisions will not apply to:


        (i) the incurrence by the Company of Indebtedness pursuant to the New Credit Facility and any renewal, extension, refinancing or refunding thereof and Indebtedness of the Company or any of its Subsidiaries incurred for working capital purposes, together in an aggregate principal amount not to exceed at any time outstanding $400.0 million LESS the aggregate amount of all Net Proceeds of Asset Sales applied to permanently reduce Indebtedness (and the commitments) thereunder pursuant to the covenant entitled "Asset Sales";


        (ii) Capital Lease Obligations in an aggregate principal amount not to exceed 10% of the assets of the Company and its Subsidiaries taken as a whole at any time outstanding (any excess to be considered Indebtedness subject to the requirements described in the first paragraph under this "-- Limitations on Incurrence of Indebtedness.");

       (iii) the incurrence by the Company and its Subsidiaries of Existing Indebtedness;

       (iv) Indebtedness evidenced by letters of credit issued in the ordinary course of business of the Company to secure workers' compensation and other insurance coverages;

        (v) Guarantees by a Subsidiary of the Company of Indebtedness otherwise permitted to be incurred under the Indenture;

       (vi) Physician Support Obligations;

       (vii) Indebtedness incurred to purchase or finance any person's purchase of any person's ownership interest in a Permitted Joint Venture in accordance with the terms of the agreement under which any such interest was issued;

      (viii) Purchase Money Indebtedness incurred in the ordinary course of business;

       (ix) Indebtedness (including letters of credit) incurred in respect of performance bonds, standby letters of credit or surety or appeal bonds in the ordinary course of business;

        (x) the Shareholder Subordinated Note;

       (xi) the incurrence by the Company or any of its Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, (a) the Notes, (b) Existing Indebtedness, (c) Indebtedness incurred pursuant to clauses (vii) and (viii) of this paragraph, (d) the Shareholder Subordinated Note or (e) any Indebtedness that was incurred in compliance with the Pro Forma Coverage Ratio test contained in the preceding paragraph;

      (xiii) the incurrence by the Company or any of its Subsidiaries of intercompany Indebtedness between or among the Company and any of its Subsidiaries; PROVIDED, HOWEVER, that (a) such Indebtedness is expressly subordinate to the payment in full of the Notes and (b)(1) any subsequent issuance or transfer (other than for security purposes) of Equity Interests that result in any such Indebtedness being held by a Person other than the Company or a Subsidiary of the Company and (2) any sale or other transfer of any such Indebtedness (including for security purposes) to a Person that is neither the Company or a Subsidiary shall be deemed in each case, to constitute an incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be; and

      (xiv) the incurrence by the Company of Indebtedness not otherwise permitted to be incurred by any other clause of this paragraph in an aggregate principal amount at any time outstanding not to exceed the greater of (x) $30 million and (y) 10% of the Company's Consolidated Net Worth at the time of incurrence.


    LIMITATIONS ON LIENS

    The Indenture will provide that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien, other than Permitted Liens, on any property or asset now owned or hereafter acquired, or on any income or profits therefrom or assign or convey any right to receive income therefrom, to secure any Indebtedness that is PARI PASSU with or subordinate in right of payment to the Notes, unless the Notes are either (i) secured by a Lien on such property, assets, income or profits that is senior in priority to the Lien securing such other Indebtedness, if such other Indebtedness is subordinated in right of payment to the Notes or
(ii) equally and ratably secured by a Lien on such property, assets, income or profits with the Lien securing such other Indebtedness, if such other Indebtedness is PARI PASSU in right of payment to the Notes.

    LIMITATIONS ON DISPOSITIONS OF ASSETS.

    Subject to the "Limitation on Merger, Consolidation or Sale of Assets" covenant discussed below, the Company may not, and may not permit any of its Subsidiaries to, sell, transfer or otherwise dispose of any assets (including by way of sale and leaseback), other than in the ordinary course of business, or all or substantially all of the Capital Stock of any Subsidiary directly or indirectly owned by the Company in each case whether in a single transaction or a series of related transactions that have an aggregate fair market value in excess of $15.0 million or for net proceeds in excess of $15 million (an "Asset Sale") unless the Net Proceeds from such Asset Sale are applied in accordance with the following provisions. Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds, at its option, (a) to permanently reduce Indebtedness (and, in the case of revolving Indebtedness, to permanently reduce the commitments) under the New Credit Facility or to reduce other Senior Indebtedness of the Company, (b) to an investment in a Permitted Business or a controlling interest in a person that owns a Permitted Business or the making of a capital expenditure or to acquire other tangible assets, in each case, engaged or used in a Permitted Business or any Permitted Joint Venture. Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving Indebtedness under the New Credit Facility (or any renewal, extension, refinancing or refunding thereof) or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $15.0 million, the Company will be required to make an offer to all Holders of Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Notes and, on a pro rata basis, any other Indebtedness requiring to be so repurchased (including the Existing Senior Subordinated Notes) that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes (and, if applicable Existing Senior Subordinated Notes) tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. Upon completion of such Asset
Sale   Offer,  the   amount  of  Excess   Proceeds  shall  be   reset  at  zero.
Notwithstanding the foregoing (a) a transfer of assets by the Company or a Subsidiary, (b) any issuance of Equity Interests by a Subsidiary to the Company or another Subsidiary of the Company and (c) any Restricted Payment permitted by the covenant described under "Restricted Payments" above, shall not be deemed to be an Asset Sale.

    LIMITATIONS ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING
SUBSIDIARIES

    The Indenture will provide that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Subsidiaries; (ii) make loans or advances to the Company or any of its Subsidiaries; (iii) transfer any of its properties or assets to the Company or any of its Subsidiaries; or (iv) Guarantee any loans or advances to the Company or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reasons of:

        (a) Existing Indebtedness, as in effect on the date of the Indenture;


        (b) the New Credit Facility, as in effect on the date of the Indenture, and any amendments, modifications, restatements, extensions, renewals, increases, supplements, refundings, replacements or refinancings thereof, PROVIDED that such amendments, modifications, restatements, extensions, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive in the aggregate than those contained in the New Credit Facility, as in effect on the date of the Indenture;


        (c) the Indenture and the Notes;

        (d) applicable law;

        (e) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Subsidiaries, as in effect at the time of acquisition (except to the extent such Indebtedness was incurred in connection with, or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, PROVIDED that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred;

        (f) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

        (g) restrictions contained in security agreements relating to Purchase Money Indebtedness to the extent such restrictions restrict the transfer of property subject to such security agreement;

        (h) Permitted Refinancing Indebtedness, PROVIDED that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced;

        (i) any Permitted Joint Venture, PROVIDED that such restrictions apply only to the assets of such Permitted Joint Venture; or

        (j) any agreement which has been entered into for the sale or disposition of all of the assets or capital stock of a Subsidiary; PROVIDED, HOWEVER, that with respect to this clause (j), such encumbrances or restrictions shall exist (A) only with respect to the Subsidiary being sold or disposed of and (B) only for a period of six months following the execution of such agreement.

    LIMITATIONS ON MERGER, CONSOLIDATION OR SALE OF ASSETS

    The Indenture will provide that the Company may not consolidate or merge with or into (whether or not the Company is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to another
Person unless (i) the Company is the survivor or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made assumes all the obligations of the Company under the Notes and the Indenture pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee; (iii) immediately after such transaction, no Default or Event of Default exists; and (iv) the Company or the Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made will, at the time of such transaction after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional indebtedness pursuant to the Pro Forma Coverage Ratio test set forth in the first paragraph of the covenant entitled "Incurrence of Indebtedness." Notwithstanding the foregoing, clause (iv) shall not prohibit a transaction, the principal purpose and effect of which is (as determined in good faith by the Board of Directors of the Company and evidenced by a resolution thereof) to change the state of incorporation of the Company, and such transaction does not have as one of its purposes the evasion of the restrictions of this covenant.

    LIMITATIONS ON TRANSACTIONS WITH AFFILIATES


    The Indenture will provide that the Company will not, and will not permit any of its Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that in the aggregate are no less favorable to the Company or such Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5 million, the Board of Directors shall have obtained an opinion from an investment banking firm of national standing to the effect that such Affiliate Transaction is fair to the Company or such Subsidiary from a financial point of view; PROVIDED, HOWEVER, that (i) employment contracts, "know-how" agreements, compensation arrangements and loans to employees, in each case in the form existing as of the date of the Indenture or representing a continuation, extension, renewal, refinancing or replacement thereof on terms no less favorable to the Company than those contained in such contracts, agreements, arrangements or loans in the form existing as of the date of the Indenture, (ii) transactions between or among the Company, its Subsidiaries and/or Permitted Joint Ventures, (iii) the making of Physician Support Obligations, (iv) each Merger Related Agreement, in each case in the form existing as of the date of the Indenture or representing a continuation, extension, renewal, refinancing or replacement thereof on terms no less favorable to the Company than those contained in such Merger Related Agreement in the form existing as of the date of the Indenture and (v) transactions permitted by the provisions of the Indenture described above under the covenant "-- Limitations on Restricted Payments," in each case, shall not be deemed Affiliate Transactions.


    LIMITATIONS ON OTHER SUBORDINATED INDEBTEDNESS

    The Indenture will provide that the Company will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is both subordinate or junior in right of payment to any Senior Indebtedness and senior in right of payment to the Notes.

    LIMITATION ON LINE OF BUSINESS

    The Company will not, and will not permit any Subsidiary to, engage in any business other than a Permitted Business.

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
    REPORTS

    The Indenture will provide that, whether or not required by the rules and the regulations of the Commission, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its Subsidiaries and, with respect to the annual information only, a report thereon by the Company's certified, independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

EVENTS OF DEFAULT AND REMEDIES

    The Indenture will provide that each of the following constitutes an Event of Default:

        (i) default for 30 days in the payment when due of interest on the Notes
    (whether   or  not  prohibited  by   the  subordination  provisions  of  the
    Indenture);

        (ii) default in payment when due of principal or premium, if any, on the Notes at maturity, upon redemption or otherwise, including pursuant to a Change of Control Offer or an Asset Sale Offer (whether or not prohibited by the subordination provisions of the Indenture);

       (iii) failure to perform or comply with any other covenant or agreement of the Company under the Indenture or the Notes continued for 60 days after written notice to the Company by the Trustee or Holders of at least 25% in aggregate principal amount of Outstanding Notes;

       (iv) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its
    Subsidiaries) whether  such  Indebtedness or  Guarantee  now exists,  or  is created after the date of the Indenture, which default results in the acceleration of the maturity of such Indebtedness having an outstanding principal amount of at least $15.0 million, or a failure to pay such Indebtedness having an outstanding principal amount of at least $15.0 million at its stated maturity, provided that such acceleration or failure to pay is not cured within 10 days after such acceleration or failure to pay;

        (v) failure by the Company or any of its Subsidiaries to pay final non-appealable judgments (to the extent not covered by insurance and as to which the insurer has not acknowledged coverage in writing) aggregating in excess of $15.0 million which are not stayed within 60 days after their entry; and

       (vi) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries.

    Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default (as defined) shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

    If  an Event of Default (other than  an Event of Default described in Clause
(vi) above) shall occur and be continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Notes may accelerate the maturity of all Notes; PROVIDED, HOWEVER, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of Outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal, have been cured or waived as provided in the Indenture. If an Event of Default specified in Clause (vi) above occurs, the Outstanding Notes will IPSO FACTO become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. For information as to waiver of defaults, see "-- Modification and Waiver."

    No Holder of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default (as defined) and unless also the Holders of at least 25% in aggregate principal amount of the Outstanding Notes shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of majority in aggregate principal amount of the Outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a Holder of a Note for enforcement of payment of the principal of and premium, if any, or interest on such Note on or after the respective due dates expressed in such Note.

    The Company will be required to furnish to the Trustee quarterly a statement as to the performance by the Company of certain of its obligations under the Indenture and as to any default in such performance.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

    The  Company may, at  its option and at  any time, elect to  have all of its obligations discharged with respect to the outstanding Notes ("Legal Defeasance") except for (i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due from the trust referred to below, (ii) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture and the subordination provisions of the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligation shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "-- Events of Default" will no longer constitute an Event of Default with respect to the Notes.

    In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm, that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel confirming that the Holders of the outstanding Notes will not recognize income,

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
gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as certain Events of Default specified in the Indenture are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Company must deliver to the Trustee an Opinion of Counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940; and (vii) the Company must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

MODIFICATION AND WAIVER

    Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Notes; PROVIDED, HOWEVER, that no such modification or amendment may, without the consent of the Holder of each Outstanding Note affected thereby, (i) change the Stated Maturity of the principal of, or any installment of interest on, any Note, (ii) reduce the principal amount of, (or the premium) or interest on, any Note, (iii) change the place or currency of payment of principal of (or premium), or interest on, any Note, (iv) impair the right to institute suit for the enforcement of any payment on or with respect to any Note, (v) reduce the above-stated percentage of Outstanding Notes necessary to modify or amend the Indenture, (vi) reduce the percentage of aggregate principal amount of Outstanding Notes necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults, (vii) modify any provisions of the Indenture relating to the modification and amendment of the Indenture or the waiver of past defaults or covenants, except as otherwise specified, or (viii) following the mailing of any Change of Control Offer or Asset Sale Offer, modify the terms of such Change of Control Offer or Asset Sale Offer for the Notes required under the "Change of Control" and "Asset Sale" covenants contained in the Indenture in a manner materially adverse to the Holders thereof.

    The Holders of a majority in aggregate principal amount of the Outstanding Notes, on behalf of all Holders of Notes, may waive compliance by the Company with certain restrictive provisions of the Indenture. Subject to certain rights of the Trustee, as provided in the Indenture, the Holders of a majority in aggregate principal amount of the Outstanding Notes, on behalf of all Holders of Notes, may waive any past default under the Indenture, except a default in the payment of principal, premium or interest or a default arising from failure to purchase any Note tendered pursuant to a Change of Control Offer or an Asset Sale Offer.

GOVERNING LAW

    The Indenture and the Notes will be governed by the laws of the State of New York.

THE TRUSTEE

    The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

    The Indenture and provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions with the Company or any Affiliate, PROVIDED, HOWEVER, that if it acquires any conflicting interest (as defined in the Indenture or in the Trust Indenture Act), it must eliminate such conflict or resign.

CERTAIN DEFINITIONS

    Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

    "ACQUIRED DEBT" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person merges with or into or becomes a Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person;
(ii) Indebtedness incurred or created by the Company or any of its Subsidiaries in connection with the transaction or series of transactions pursuant to which such Person became a Subsidiary of the Company; and (iii) Indebtedness incurred or created by the Company or any of its Subsidiaries in connection with the acquisition of substantially all of the assets of an operating unit or business of another person.

    "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.


    "ATTRIBUTABLE DEBT" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the interest rate implicit in the lease, compounded, semiannually) of the obligation of the lessee of the property subject to such sale-leaseback transaction for rental payments during the remaining term of the lease included in such transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended or until the earliest date on which the lessee may terminate such lease without penalty or upon payment or penalty (in which case the rental payments shall include such penalty), after excluding all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water, utilities and similar charges.


    "CALCULATION DATE" means, when used with respect to any calculation, the date of the transaction giving rise to the need to make such calculation.

    "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the discounted present value of the rental obligations of any person under any lease of any property that would at such time be so required to be capitalized on the balance sheet of such person in accordance with GAAP.

    "CAPITAL  STOCK" means, (i)  in the case of  a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.


    "CHANGE OF CONTROL" means the occurrence of any of the following: (i) any sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation) in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any "person" (as defined in Section 13(d)(3) of the Exchange Act) or "group" (as defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act); (ii) the adoption of a plan for the liquidation or dissolution of the Company; (iii) the acquisition by any person or group (as defined above) (other than a Permitted Holder) of a majority of the total voting power entitled to vote generally in the election of directors of the Company; or (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors. The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or disposition of "all or substantially all" of the assets of the Company and its Subsidiaries, taken as a whole. There is no precisely established definition of the phrase "substantially all" under applicable law. Accordingly, the ability of a Holder of Notes to require the Company to repurchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

    "CONSOLIDATED CASH FLOW" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (a) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing Consolidated Net Income), plus (b) provision for taxes based on income or profits to the extent such provision for taxes was deducted in computing Consolidated Net Income, plus (c) Consolidated Interest Expense of such Person for such period, to the extent such expense was deducted in computing Consolidated Net Income, plus (d) depreciation and amortization (including amortization of goodwill and other intangibles and other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person for such period to the extent such depreciation and amortization were deducted in computing Consolidated Net Income, in each case, on a consolidated basis and determined in accordance with GAAP.


    "CONSOLIDATED INTEREST EXPENSE" means, with respect to any Person for any period, the interest expense of such Person and its Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP (including amortization of original issue discount and deferred financing costs (other than deferred financing costs that are accelerated upon the redemption, repurchase or prepayment of any Indebtedness and except as set forth in the proviso to this definition), non-cash interest payments, the interest component of all payments associated with all Capital Lease Obligations and net payments, if any, pursuant to Hedging Obligations; PROVIDED, HOWEVER, that in no event shall any amortization of deferred financing cost incurred on or prior to the date of the Indenture in connection with the New Credit Facility or any amortization of deferred financing costs incurred in connection with the issuance of the Notes be included in Consolidated Interest Expense).



    "CONSOLIDATED NET INCOME" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP, excluding any one-time charge or expense incurred or recorded prior to December 31, 1996, to effect, or in connection with, the Merger, the Offerings, the Credit Facility Refinancing or the Dividend PROVIDED, HOWEVER, that (i) the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Subsidiary thereof; (ii) except to the extent dividends or distributions actually paid were included pursuant to the foregoing clause (i), the Net Income of any person accrued prior to the date it becomes a Subsidiary of such person or any of its Subsidiaries or that person's assets are acquired by such person or any of its Subsidiaries shall be excluded; (iii) the Net Income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not, at the date of determination, permitted without any prior government approval (which has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders; and (iv) the cumulative effect of a change in accounting principles shall be excluded.



    "CONSOLIDATED NET WORTH" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock), less all write-ups (other than write-ups resulting from foreign currency translations and write-ups of assets of a going concern business made in accordance with GAAP as a result of the acquisition of such business) subsequent to the date of the Indenture in the book value of any asset owned by such Person or a Subsidiary of such Person, and excluding the cumulative effect of a change in accounting principles, all as determined in accordance with GAAP.


    "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of the Indenture or (ii) was nominated for election or elected to such Board of Directors either pursuant to the Shareholders Agreement or with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

    "DEFAULT" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

    "DESIGNATED SENIOR INDEBTEDNESS" means (i) so long as the Company has any Obligation under the New Credit Facility, the Existing Paracelsus Credit Facility and (ii) any other Senior Indebtedness of the Company permitted under the Indenture and which at the time of determination has an aggregate amount outstanding of at least $10.0 million and is specifically designated in the instrument creating or evidencing such Senior Indebtedness as "Designated Senior Indebtedness."


    "DISQUALIFIED STOCK" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is required to be redeemed, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final Stated Maturity of the Notes.


    "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock or securities convertible into Capital Stock (but excluding any debt security that is convertible into, or exchangeable for Capital Stock).

    "EXISTING INDEBTEDNESS" means Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the New Credit Facility) in existence on the date of original issuance of the Notes after giving effect to the application of the proceeds from the sale thereof as shown on a schedule to the Indenture until such amounts are repaid.


    "FIXED CHARGES" means, with respect to any Person for any period, the sum of
(i) the Consolidated Interest Expense of such Person and its Subsidiaries for such period; (ii) any interest expense on Indebtedness of another Person that is Guaranteed by the referent Person or one of its Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries (whether or not such Guarantee or Lien is called upon); and (iii) the product of (a) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Subsidiary) on any series of preferred stock of such Person (other than preferred stock that constitutes Indebtedness), times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.


    "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect from time to time.

    "GOVERNMENT   SECURITIES"  means  direct   obligations  of,  or  obligations
guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

    "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

    "HEDGING OBLIGATIONS" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements, interest rate floor agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such person against fluctuations in interest rates.

    "HOSPITAL" means a hospital, outpatient clinic, long-term care facility, hospice, psychiatric facility or other facility that is used or useful in the provision of healthcare services or a Related Business.


    "INDEBTEDNESS" of any Person means at any date, without duplication, (i) all obligations of such person for borrowed money (including net overdrafts in any bank not extinguished within three days); (ii) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments; (iii) all obligations of such person to pay the deferred price of property required to be accrued on the balance sheet of such person, except accounts payable arising in the ordinary course of business; (iv) all Capital Lease Obligations of such person; (v) all Indebtedness of others secured by a Lien on any asset of such person, whether or not such Indebtedness is assumed by such person (the amount of such obligation being deemed to be the lesser of the value of the property or assets or the amount of the obligation so secured); (vi) all Indebtedness of others Guaranteed by such person; (vii) all obligations of such person to reimburse the issuer of any letter of credit; (viii) Attributable Debt of such person; (ix) preferred stock issued by a Subsidiary of such person; (x) Disqualified Stock; and (xi) Hedging Obligations; PROVIDED, HOWEVER, that
"Indebtedness" does not include any obligations pursuant to receivables financing which are not required under GAAP to be booked as liabilities on the balance sheet of such Person.


    "INVESTMENTS" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees, made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.


    "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).


    "MERGER RELATED AGREEMENT" means each of the Dividend and Note Agreement, the Shareholder Note, the Shareholder Agreement, the Paracelsus Shareholder Registration Rights Agreement, the Champion Investors Registration Rights Agreement, the Services Agreement, the Insurance Agreement and the Non-Compete Agreement.

    "NET INCOME" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP excluding, however, any amount representing the amortization of goodwill or other intangible assets arising from acquisitions subsequent to the date of the Indenture and excluding any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with any Assets Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions), and excluding any extraordinary or non-recurring gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

    "NET PROCEEDS" means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the

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sale  or other disposition  of any non-cash consideration  received in any Asset
Sale), net of the direct costs  relating to such Asset Sale (including,  without
limitation,   legal,  accounting   and  investment   banking  fees,   and  sales
commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, amounts required to be applied to the repayment of Indebtedness (other than Senior Indebtedness) secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.


    "OBLIGATIONS" means any principal, interest, penalties, fees, expenses, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

    "PERMITTED BUSINESS" means the ownership, leasing, operation or management of Hospitals and Related Businesses.

    "PERMITTED HOLDER" means any of the Principal, a Related Party of the Principal and any person employed in the Company in a management capacity on the date of this Indenture.

    "PERMITTED JOINT VENTURE" means a Person (i) which owns, leases, operates or services a Hospital or Related Business or manufactures or markets healthcare products and (ii) of which the Company or any Subsidiary of the Company owns a 30% or greater equity interest.

    "PERMITTED LIENS" means (i) Liens in favor of the Company; (ii) Liens on property of a Person existing at the time such Person either is merged into or consolidated with the Company or any Subsidiary of the Company or becomes a Subsidiary of the Company, PROVIDED, that such Liens (x) were not incurred in connection with, or in contemplation of, such merger, consolidation or becoming a Subsidiary and (y) do not extend to any assets other than those of the Person merged into or consolidated with the Company or such Subsidiary; (iii) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company; PROVIDED that such Liens were not incurred in connection with, or in contemplation of, such acquisition and do not extend to any assets of the Company or any of its Subsidiaries other than the property so acquired; (iv) Liens to secure Existing Indebtedness; (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of like nature incurred in the ordinary course of business; and (vi) Liens securing Indebtedness incurred to refinance Indebtedness that has been secured by a Lien permitted under the Indenture; PROVIDED that (a) any such Lien shall not extend to or cover any assets or property not securing the Indebtedness so refinanced and (b) the refinancing Indebtedness secured by such Lien shall have been permitted to be incurred under the covenant entitled "Incurrence of Indebtedness."

    "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Subsidiaries; PROVIDED that: (i) the principal amount (or accrued value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accrued value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of any prepayment premiums and any other reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date on or after the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

    "PHYSICIAN SUPPORT OBLIGATION" means any obligation or guarantee to, or on behalf of or for the benefit of any physician, pharmacist or other allied healthcare professional pursuant to a written agreement incurred in the ordinary course of business in connection with recruiting, redirecting or retaining such physician, pharmacist or other allied healthcare professional to provide service to patients in the service area of any Hospital or Related Business owned, leased or operated by any Subsidiary of the Company or any Permitted Joint Venture, but excluding actual compensation for services provided by such physician, pharmacist or other allied healthcare professional to any Hospital or Related Business owned, leased or operated by the Company or any of its Subsidiaries or any Permitted Joint Venture.

    "PRINCIPAL" means Dr. Manfred George Krukemeyer.

    "PRO FORMA COVERAGE RATIO" means with respect to any person for any period, the PRO FORMA ratio of the Consolidated Cash Flow of such person for such period to the Fixed Charges of such person for such period. The Pro Forma Coverage Ratio shall, as applicable, be calculated on the following basis:

        (i) notwithstanding clause (ii) of the definition of Consolidated Net Income, if the Indebtedness which is being created, incurred or assumed is Acquired Debt, the Pro Forma Coverage Ratio shall be determined after giving effect to both the Fixed Charges related to the creation, incurrence or assumption of such Acquired Debt and the Consolidated Cash Flow (A) of the person becoming a Subsidiary of such person or (B) in the case of an acquisition of assets which constitute substantially all of an operating unit or business, relating to the assets being acquired by such person;

        (ii) notwithstanding the definition of Consolidated Net Income, in the event the Company or any of its Subsidiaries has acquired assets from a person during the four-quarter reference period and such assets have been owned and operated by the Company for more than one fiscal quarter, the Consolidated Cash Flow shall be computed on a pro forma basis assuming such assets were acquired on the first day of the four-quarter reference period based on actual performance of the assets during the period owned;

       (iii) there shall be excluded from Fixed Charges any Fixed Charges related to Indebtedness repaid during and subsequent to the four-quarter reference period and which is not outstanding on the Calculation Date; and

       (iv) The creation, incurrence or assumption of any Indebtedness during the four-quarter reference period or subsequent hereto and prior to the Calculation Date, and the application of the proceeds therefrom, shall be assumed to have occurred on the first day of the fourth quarter reference period.

    "PURCHASE MONEY INDEBTEDNESS" means Indebtedness of the Company or its Subsidiaries secured by Liens (i) on property purchased, acquired or constructed after the date of original issuance of the Notes and used in the ordinary course of business by the Company and its Subsidiaries and (ii) securing the payment of all or any part of the purchase price or construction cost of such assets and limited to the property so acquired and improvements thereof.


    "RELATED BUSINESS" means (i) a business affiliated with, or providing services or financing to, a Hospital or related or ancillary to the ownership, leasing, operation, financing or management of a Hospital or (ii) any business related or ancillary to the provision of healthcare services or products.


    "RELATED PARTY" with respect to the Principal means (A) any 80% (or more) owned Subsidiary, or spouse or immediate family member of such Principal or (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (A), or (C) any Person employed by the Company in a management capacity as of the date of the Indenture.

    "SENIOR INDEBTEDNESS" means (i) Obligations under the New Credit Facility permitted to be incurred pursuant to the Indenture and (ii) the principal of (and premium, if any) and accrued and unpaid interest, whether existing on the date of the Indenture or thereafter incurred, in respect of (A) indebtedness of the Company for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other instruments of indebtedness for which the Company is responsible or liable; (iii) all Capital Lease Obligations of the Company; (iv) all obligations of the Company (A) for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (B) under interest rate swaps, caps, collars, options or similar arrangements and foreign currency hedges entered into in respect of any obligations described in clauses
(i), (ii) and (iii) immediately above and (c) issued or assumed as the deferred purchase price of property or services and all conditional sale obligations and all obligations under any title retention agreement; (v) all obligations of the type referred to in clauses (ii), (iii) and (iv) immediately above and all dividends of other persons for the payment of which, in either case, the Company is responsible or liable as obligor, guarantor or otherwise; (vi) all obligations consisting of modifications, renewals, extensions, replacements and refundings of any obligations described in clause (i), (ii), (iii), (iv) or (v) immediately above; and (vii) any other Indebtedness which by its terms or the terms of any instrument creating it is designated as "Senior Indebtedness" or senior in right of payment to the Notes. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness shall not include (1) any Indebtedness as to which the terms of the instrument creating or evidencing the same provide that such Indebtedness is not superior in right of payment to the Notes, (2) any Indebtedness which is subordinated in right of payment in any respect to any other Indebtedness of the Company, (3) Indebtedness evidenced by the Notes, the Existing Senior Subordinated Notes and the Shareholder Subordinated Note, (4) any Indebtedness owed to a Person when such Person is a Subsidiary or any other Affiliate of the Company, (5) that portion of any Indebtedness which is Incurred in violation of the Indenture and (6) any liability for Federal, state, local or other taxes owed or owing by the Company.


    "SIGNIFICANT SUBSIDIARY" means any Subsidiary which would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulations S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof.

    "SUBSIDIARY" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof, is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

    "VOTING STOCK" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).


    "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the then outstanding principal amount of such Indebtedness into (ii) the total of the product obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

                     DESCRIPTION OF THE NEW CREDIT FACILITY


    In connection with the Merger and the Credit Facility Refinancing, the Company currently intends to arrange for the New Credit Facility with Bank of America NT&SA, as Administrative Agent, Banque Paribas, as Documentation Agent, and NationsBank, as Managing Agent, and a syndicate of other lenders at or as soon as practicable after the Effective Time. The New Credit Facility will provide for borrowings of up to $400.0 million. Although the Merger is not conditioned upon the closing of the Credit Facility Refinancing, Champion and Paracelsus may be required to obtain certain consents and waivers under their respective existing credit facilities in order to consummate the Merger if neither the Credit Facility Refinancing nor the Notes Offering is consummated. The failure to obtain such consents and waivers may be deemed to give rise to a default thereunder and perhaps cause other defaults under the outstanding obligations of Champion and Paracelsus. There can be no assurance that such consents and waivers, if required, would be obtained. See "Risk Factors -- Significant Leverage."



    The Company currently intends to refinance, through borrowings under the New Credit Facility, all amounts outstanding under the Existing Paracelsus Credit Facility, dated as of December 8, 1995, by and among the Company, Bank of America NT&SA, as Lead Agent, NationsBank, as Co-Agent, and the other banks named therein. At May 31, 1996, the balance outstanding under the Existing Paracelsus Credit Facility was approximately $189.0 million.



    The Company's obligations under the New Credit Facility would constitute Senior Indebtedness with respect to the Notes, the Existing Senior Subordinated Notes and any other subordinated debt of the Company outstanding at any time after the consummation of the Credit Facility Refinancing. In addition, borrowings under the New Credit Facility would be secured by a first priority lien on the capital stock of most of the Company's significant subsidiaries. It would have priority as to such collateral over the Existing Senior Subordinated Notes and the New Senior Subordinated Notes. To the extent the New Credit
Facility will involve commitments for future loans, such commitments may be conditioned on continued compliance by the Company with the terms of the loan agreement and the absence of any material adverse change in the Company's business. The Company expects that the New Credit Facility will include covenants that prohibit or limit, among other things, the sale of assets, the making of acquisitions and other investments, the incurrence of additional debt and liens and the payment of dividends, and that require the Company to maintain a minimum consolidated net worth and to comply with certain financial ratios tests.

                                  UNDERWRITING


    Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement") between the Company and Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), BA Securities, Inc. and NationsBanc Capital Markets, Inc. (together with DLJ, the "Underwriters"), each of the Underwriters has severally agreed to purchase from the Company, and the Company has agreed to sell to each of the Underwriters, the respective principal amounts of the Notes set forth opposite its name below, at the public offering price set forth on the cover page of the Prospectus, less the underwriting discount:



                                                                                        PRINCIPAL AMOUNT
UNDERWRITER                                                                                 OF NOTES
Donaldson, Lufkin & Jenrette Securities Corporation...................................   $
BA Securities, Inc....................................................................
NationsBanc Capital Markets, Inc. ....................................................
                                                                                        ----------------
                                                                                         $  250,000,000
                                                                                        ----------------
                                                                                        ----------------



    The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent, including the consummation of the Merger. The Underwriting Agreement also provides that the Company will indemnify the Underwriters and its controlling persons against certain liabilities and expenses, including liabilities under the Securities Act. The nature of the Underwriters' obligations is such that the Underwriters are committed to purchase all of the Notes if any of the Notes are purchased by them.


    The Underwriters have advised the Company that the Underwriters propose to offer the Notes directly to the public initially at the public offering price set forth on the cover page of this Prospectus and to certain dealers at such offering price less a concession not to exceed % of the principal amount of the Notes. The Underwriters may allow, and such dealers may reallow, discounts not in excess of % of the principal amount of the Notes to certain other dealers. After the initial public offering of the Notes, the offering price and other selling terms may be changed by the Underwriters.


    The Company has granted to the Underwriters an option, exercisable for 30 days from the date of this Prospectus, to purchase up to $25,000,000 aggregate principal amount of additional Notes from the Company at the public offering price, less underwriting discounts and commissions, solely for the purpose of covering over-allotments, if any, made in connection with the sale of the Notes offered hereby. To the extent that the Underwriters exercise such option, each of the Underwriters will become obligated, subject to certain conditions, to purchase the same proportion of such additional principal amount as the principal amount set forth opposite such Underwriter's name in the above table bears to $250,000,000 aggregate principal amount of Notes.


    The Company does not intend to list the Notes on any national securities exchange. The Company has been advised by the Underwriters that, following the completion of the Notes Offering, the Underwriters presently intend to make a market in the Notes as permitted by applicable laws and regulations. However, the Underwriters are under no obligation to do so and may discontinue any market making activities at any time at the sole discretion of the Underwriters. No assurance can be given as to the liquidity of any trading market for the Notes.


    Immediately after giving effect to the Merger, affiliates of DLJ will beneficially own shares of Common Stock representing 5.1% of the issued and outstanding Common Stock. In addition, DLJ and its affiliates are parties to the Participants Agreement and hold in the aggregate approximately $5.2 million aggregate principal amount of the Champion Series D Notes. DLJ is also acting as the lead managing underwriter for the Equity Offering. DLJ has acted as Champion's financial advisor in the Merger and has performed investment banking and other services for Paracelsus in the past including acting as a lead manager in the sale of $75.0 million of the Existing Senior Subordinated Notes in

October 1993 and has received usual and customary fees for such services. In addition, DLJ has performed investment banking and other services for Champion in the past and has received usual and customary fees for such services.


    BA Securities, Inc. ("BA Securities") and affiliates provide or have provided banking, advisory and other financial services to Paracelsus or its direct affiliates in the ordinary course of business for which BA Securities and such affiliates have received usual and customary fees. In addition, BA Partners, a division of BA Securities, was a financial advisor to Paracelsus in connection with the Merger for which BA Partners received usual and customary fees. Bank of America NT&SA, an affiliate of BA Securities, is the Lead Agent and a lender in the Existing Paracelsus Credit Facility and will be the Administrative Agent and a lender in the New Credit Facility. BA Securities acted as an arranger for the Existing Paracelsus Credit Facility for which it received customary fees and will act as an arranger for the New Credit Facility for which it will receive customary fees. BankAmerica Investment Corporation, which is an affiliate of BA Securities, is also the holder of $6.0 million aggregate principal amount of Champion Series D Notes, approximately $4.0 million aggregate principal amount of Champion Series E Notes and 240,000 shares of Paracelsus Common Stock to be received in connection with the Merger.



    NationsBank, an affiliate of NationsBanc Capital Markets, Inc., is the Co-Agent and a lender under the Existing Paracelsus Credit Facility, a lender under the Champion Credit Facility and will be the Managing Agent and lender under the New Credit Facility.



    It is anticipated that more than 10% of the proceeds of the Notes Offering will be received by lenders to Paracelsus and Champion that are affiliated with members of the National Association of Securities Dealers, Inc. ("NASD") participating in the Notes Offering. Accordingly, the Notes Offering is being conducted pursuant to Rule 2710(c)(8) of the NASD Rules of Conduct. In
accordance  with this provision,                           has agreed  to act as
"qualified independent underwriter" and the yield at which the Notes are  issued
will be not lower than that recommended by                    in compliance with
the  requirements of Rule 2720(c)(3) of the NASD Rules of Conduct. In connection
with the Notes Offering,                    in its role as qualified independent
underwriter has performed due diligence investigations and reviewed and participated in the preparations of this Prospectus.


                               VALIDITY OF NOTES

    The validity of the Notes offered hereby will be passed upon for the Company by Skadden, Arps, Slate, Meagher & Flom, Los Angeles. The validity of the Notes offered hereby will be passed upon for the Underwriters by Sullivan & Cromwell, Los Angeles. Sullivan & Cromwell also represented Champion in the Merger.

                                    EXPERTS


    The (i) consolidated balance sheet of Champion Healthcare Corporation as of December 31, 1994 and 1995 and the consolidated statements of operations, stockholders' equity and cash flows of Champion Healthcare Corporation for each of the three years in the period ended December 31, 1995; (ii) the balance sheet of Dakota Heartland Healthcare System as of December 31, 1994 and 1995 and the statements of income, partners' equity, and cash flows of Dakota Heartland Healthcare System for the year ended December 31, 1995; (iii) the balance sheet of Jordan Valley Hospital as of September 30, 1995 and the statements of income and changes in owner's equity and cash flows of Jordan Valley Hospital for the period from January 1, 1995 through September 30, 1995; and (iv) the consolidated balance sheets of Salt Lake Regional Medical Center as of May 31, 1994 and April 13, 1995 and the consolidated statements of income, equity, and cash flows of Salt Lake Regional Medical Center for each of the two years in the period ended May 31, 1994 and the period from June 1, 1994 through April 13, 1995 included in this Prospectus and the Registration Statement, have been included herein in reliance on the reports of Coopers & Lybrand L.L.P., independent accountants, given upon the authority of such firm as experts in accounting and auditing.

    The consolidated financial statements of Paracelsus Healthcare Corporation as of September 30, 1994 and 1995 and for each of the three years in the period ended September 30, 1995 and the combined financial statements of Davis Hospital and Medical Center, Pioneer Valley Hospital and Santa Rosa Medical Center as of December 31, 1994 and 1995 and for the years then ended appearing in this Prospectus and the Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their respective reports thereon appearing elsewhere herein and in the Registration Statement and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                             AVAILABLE INFORMATION

    The Company has filed under the Securities Act with the Commission the Registration Statement for the registration of the Notes offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain items of which are contained in schedules and exhibits to the Registration Statement as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the Notes, reference is made to the Registration Statement, including the exhibits thereto, and the financial statement schedules filed as a part thereof. Statements made in this Prospectus concerning the contents of any contract, agreement or other document referred to herein are not necessarily complete. With respect to each such contract, agreement or other document filed with the Commission as an exhibit, reference is made thereto for a complete description thereof, and each such statement shall be deemed qualified in its entirety by such reference.


    The Company and Champion are subject to the informational requirements of the Exchange Act and, in accordance therewith, file reports, proxy statements (in the case of Champion only) and other information with the Commission. Such reports and other information filed with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Seven World Trade Center, Suite 1300, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also may be obtained by mail from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such material may also be accessed electronically at the Commission's site on the World Wide Web located at http://www.sec.gov.



    The shares of Champion Common Stock are currently listed on the AMEX, and such material may also be inspected at the offices of the AMEX, 86 Trinity Place, New York, New York 10006. However, Champion has been approved for listing on the NYSE under the symbol "CHC," subject to official notice of issuance. Thus, it is anticipated that prior to the Effective Time Champion Common Stock will be delisted from the AMEX and listed on the NYSE. Material relating to Champion may after such time also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005. After consummation of the Merger, Champion will no longer file reports, proxy statements or other information with the Commission. Instead, such information would be provided, to the extent required, in filings made by the Company. In addition, the Common Stock has been approved for listing on the NYSE upon consummation of the Merger under the symbol "PLS," subject to official notice of issuance. Accordingly, after consummation of the Merger such material may also be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005.

        INDEX TO FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES

Paracelsus Financial Statements as of and for the years ended September 30, 1993,
 1994 and 1995
  Report of Ernst & Young LLP Independent Auditors..................................        F-4
  Consolidated Balance Sheets -- September 30, 1994 and 1995........................        F-5
  Consolidated Statements of Income -- Years ended September 30, 1993, 1994 and
   1995.............................................................................        F-6
  Consolidated Statements of Shareholder's Equity -- Years ended September 30, 1993,
   1994 and 1995....................................................................        F-7
  Consolidated Statements of Cash Flows -- Years ended September 30, 1993, 1994 and
   1995.............................................................................        F-8
  Notes to Consolidated Financial Statements........................................       F-10
Paracelsus Financial Statements as of and for the Six Months ended March 31, 1995 and 1996 (unaudited)
  Condensed Consolidated Balance Sheets -- September 30, 1995 and March 31, 1996....       F-21
  Consolidated Statements of Income (unaudited) -- Six Months ended March 31, 1995
   and 1996.........................................................................       F-22
  Consolidated Statements of Cash Flows (unaudited) -- Six Months ended March 31,
   1995 and 1996....................................................................       F-23
  Notes to Unaudited Condensed Consolidated Financial Statements....................       F-24
Davis Hospital and Medical Center, Pioneer Valley Hospital, and Santa Rosa Medical
 Center Combined Financial Statements as of and for the years ended December 31,
 1994 and 1995
  Report of Ernst & Young LLP Independent Auditors..................................       F-26
  Combined Balance Sheets -- December 31, 1994 and 1995.............................       F-27
  Combined Statements of Income and Changes in Retained Earnings -- Years ended
   December 31, 1994 and 1995.......................................................       F-28
  Combined Statements of Cash Flows -- Years ended December 31, 1994 and 1995.......       F-29
  Notes to Combined Financial Statements............................................       F-30
Davis Hospital and Medical Center, Pioneer Valley Hospital, and Santa Rosa Medical
 Center Combined Financial Statements for the Three Months ended March 31, 1995 and
 1996 (unaudited)
  Unaudited Combined Balance Sheet -- March 31, 1996................................       F-34
  Unaudited Combined Statements of Income and Changes in Retained Earnings -- Three
   Months ended March 31, 1995 and 1996.............................................       F-35
  Unaudited Combined Statements of Cash Flows -- Three Months ended March 31, 1995
   and 1996.........................................................................       F-36
Champion Financial Statements as of and for the years ended December 31, 1993, 1994 and 1995
  Report of Coopers & Lybrand L.L.P. Independent Accountants........................       F-37
  Consolidated Balance Sheet -- December 31, 1994 and 1995..........................       F-38
  Consolidated Statement of Operations -- Years Ended December 31, 1993, 1994 and
   1995.............................................................................       F-39
  Consolidated Statement of Stockholders' Equity -- Years Ended December 31, 1993,
   1994 and 1995....................................................................       F-40
  Consolidated Statement of Cash Flows -- Years Ended December 31, 1993, 1994 and
   1995.............................................................................       F-41
  Notes to Consolidated Financial Statements........................................       F-42

Dakota Heartland Health System Financial Statements as of December 31, 1994 and 1995
 and for the year ended December 31, 1995
  Report of Coopers & Lybrand L.L.P. Independent Accountants........................       F-61
  Balance Sheet -- December 31, 1994 and 1995.......................................       F-62
  Statement of Income -- Year Ended December 31, 1995...............................       F-63
  Statement of Partners' Equity -- Years Ended December 31, 1994 and 1995...........       F-64
  Statement of Cash Flows -- Year Ended December 31, 1995...........................       F-65
  Notes to Financial Statements.....................................................       F-66
Jordan Valley Hospital Financial Statements as of September 30, 1995 and for the
 period from January 1, 1995 through September 30, 1995
  Report of Coopers & Lybrand L.L.P. Independent Accountants........................       F-69
  Balance Sheet -- September 30, 1995...............................................       F-70
  Statement of Income and Changes in Owners' Equity -- For the Period from January
   1, 1995 through September 30, 1995...............................................       F-71
  Statement of Cash Flows -- For the Period from January 1, 1995 through September
   30, 1995.........................................................................       F-72
  Notes to Financial Statements.....................................................       F-73
Salt Lake Regional Medical Center Financial Statements as of and for the years ended
 May 31, 1993 and 1994 and as of April 13, 1995 and for the period from June 1, 1994 through April 13, 1995
  Report of Coopers & Lybrand L.L.P. Independent Accountants........................       F-77
  Consolidated Balance Sheets -- May 31, 1994 and April 13, 1995....................       F-78
  Consolidated Statements of Income -- Years Ended May 31, 1993 and 1994 and for the
   Period from June 1, 1994 through April 13, 1995..................................       F-79
  Consolidated Statements of Equity -- Years Ended May 31, 1993 and 1994 and for the
   Period from June 1, 1994 through April 13, 1995..................................       F-80
  Consolidated Statements of Cash Flows -- Years Ended May 31, 1993 and 1994 and for
   the Period from June 1, 1994 through April 13, 1995..............................       F-81
  Notes to Consolidated Financial Statements........................................       F-82
Champion Financial Statements as of and for the Three Months ended March 31, 1995 and 1996 (Unaudited)
  Unaudited Condensed Consolidated Balance Sheet -- December 31, 1995 and March 31,
   1996.............................................................................       F-89
  Unaudited Condensed Consolidated Statement of Operations -- Three Months Ended
   March 31, 1995 and 1996..........................................................       F-90
  Unaudited Condensed Consolidated Statement of Cash Flows -- Three Months Ended
   March 31, 1995 and 1996..........................................................       F-91
  Notes to Condensed Consolidated Financial Statements..............................       F-92
Paracelsus and Champion Unaudited Pro Forma Condensed Combining Financial Statements
  Paracelsus and Champion Unaudited Pro Forma Condensed Combining Statement of
   Income -- Fiscal Year Ended September 30, 1995...................................       PF-2
  Paracelsus and Champion Unaudited Pro Forma Condensed Combining Statement of
   Income -- Six Months Ended March 31, 1995........................................       PF-3
  Paracelsus and Champion Unaudited Pro Forma Condensed Combining Statement of
   Income -- Six Months Ended March 31, 1996........................................       PF-4
  Paracelsus and Champion Unaudited Pro Forma Condensed Combining Balance Sheet --
   March 31, 1996...................................................................       PF-5
  Notes to Paracelsus and Champion Unaudited Pro Forma Condensed Combining Financial
   Statements.......................................................................       PF-6

Paracelsus Unaudited Pro Forma Condensed Combining Financial Statements
  Paracelsus Unaudited Pro Forma Condensed Combining Statement of Income -- Fiscal
   Year Ended September 30, 1995....................................................      PF-14
  Paracelsus Unaudited Pro Forma Condensed Combining Statement of Income -- Six
   Months Ended March 31, 1995......................................................      PF-15
  Paracelsus Unaudited Pro Forma Condensed Combining Statement of Income -- Six
   Months Ended March 31, 1996......................................................      PF-16
  Paracelsus Unaudited Pro Forma Condensed Combining Balance Sheet -- March 31,
   1996.............................................................................      PF-17
  Notes to Paracelsus Unaudited Pro Forma Condensed Combining Financial Statements..      PF-18
Champion Unaudited Pro Forma Condensed Combining Statement of Income and Unaudited
 Historical Condensed Balance Sheet
  Champion Unaudited Pro Forma Condensed Combining Statement of Income -- Year Ended
   December 31, 1995................................................................      PF-23
  Champion Unaudited Pro Forma Condensed Combining Statement of Income -- Six Months
   Ended March 31, 1995.............................................................      PF-24
  Champion Unaudited Pro Forma Condensed Combining Statement of Income -- Six Months
   Ended March 31, 1996.............................................................      PF-25
  Champion Unaudited Historical Condensed Balance Sheet -- March 31, 1996...........      PF-26
  Notes to Champion Unaudited Pro Forma Condensed Combining Statements of Income....      PF-27

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors and Shareholder
Paracelsus Healthcare Corporation

    We have audited the accompanying consolidated balance sheets of Paracelsus Healthcare Corporation and subsidiaries as of September 30, 1994 and 1995, and the related consolidated statements of income, shareholder's equity and cash flows for each of the three years in the period ended September 30, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Paracelsus Healthcare Corporation and subsidiaries at September 30, 1994 and 1995, and the consolidated results of their operations and their cash flows for each of the three years in the period ended September 30, 1995, in conformity with generally accepted accounting principles.

    As discussed in Note 1 to the consolidated financial statements, as of October 1, 1994, the Company changed its method of accounting for marketable securities.

                                          ERNST & YOUNG LLP

Los Angeles, California
December 14, 1995

               PARACELSUS HEALTHCARE CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                                     ASSETS

                                                                                           SEPTEMBER 30
                                                                                ----------------------------------
                                                                                      1994              1995
                                                                                ----------------  ----------------
Current assets:
  Cash and cash equivalents...................................................  $      1,452,000  $      2,949,000
  Marketable securities (NOTE 5)..............................................        16,960,000        10,387,000
  Accounts receivable, less allowance for uncollectible accounts and contractual adjustments of $56,507,000 in 1994 and $56,958,000 in 1995
   (NOTE 4)...................................................................        68,244,000        81,039,000
  Notes and other receivables (NOTE 6)........................................         9,287,000        12,502,000
  Supplies....................................................................        10,602,000        10,565,000
  Deferred income taxes (NOTE 2)..............................................        17,420,000        16,485,000
  Other current assets........................................................         6,493,000         4,510,000
                                                                                ----------------  ----------------
    Total current assets......................................................       130,458,000       138,437,000
Property and equipment (NOTES 3 AND 10):
  Land and improvements.......................................................        24,699,000        23,366,000
  Buildings and improvements..................................................       144,066,000       137,966,000
  Equipment...................................................................       101,559,000        99,748,000
  Construction in progress....................................................           636,000         7,332,000
                                                                                ----------------  ----------------
                                                                                     270,960,000       268,412,000
  Less accumulated depreciation and amortization..............................        97,123,000       102,746,000
                                                                                ----------------  ----------------
                                                                                     173,837,000       165,666,000
Marketable securities (NOTE 5)................................................         --               12,169,000
Other assets (NOTE 6).........................................................        25,706,000        28,360,000
                                                                                ----------------  ----------------
Total assets..................................................................  $    330,001,000  $    344,632,000
                                                                                ----------------  ----------------
                                                                                ----------------  ----------------


                                       LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
  Bank drafts outstanding.....................................................  $      2,179,000  $      4,991,000
  Accounts payable and accrued expenses.......................................        22,640,000        27,384,000
  Accrued wages and benefits..................................................        27,863,000        28,354,000
  Accrued interest............................................................         3,845,000         3,877,000
  Current maturities of long-term debt and
   capital lease obligations..................................................         5,269,000         8,658,000
  Current portion of self-insurance reserves..................................         5,802,000         4,792,000
                                                                                ----------------  ----------------
    Total current liabilities.................................................        67,598,000        78,056,000
Long-term debt and capital lease obligations,
 less current maturities (NOTE 3).............................................       112,449,000       113,070,000
Self-insurance reserves, less current portion (NOTE 9)........................        23,117,000        25,176,000
Deferred income taxes (NOTE 2)................................................        29,108,000        23,255,000
Minority interests............................................................           214,000           126,000
Commitments and contingencies (NOTE 8)........................................
Shareholder's equity:
  Common stock, no stated value:
    Authorized shares -- 1,000
    Issued and outstanding shares -- 450......................................         4,500,000         4,500,000
  Additional paid-in capital..................................................           390,000           390,000
  Unrealized gains on marketable securities, net of taxes (NOTE 5)............         --                  137,000
  Retained earnings...........................................................        92,625,000        99,922,000
                                                                                ----------------  ----------------
    Total shareholder's equity................................................        97,515,000       104,949,000
                                                                                ----------------  ----------------
Total liabilities and shareholder's equity....................................  $    330,001,000  $    344,632,000
                                                                                ----------------  ----------------
                                                                                ----------------  ----------------

                            See accompanying notes.

               PARACELSUS HEALTHCARE CORPORATION AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME

                                                                            YEAR ENDED SEPTEMBER 30
                                                              ----------------------------------------------------
                                                                    1993              1994              1995
                                                              ----------------  ----------------  ----------------
Total operating revenues (NOTE 10)..........................  $    435,102,000  $    507,864,000  $    509,729,000

Costs and expenses:
  Salaries and benefits.....................................       174,849,000       209,772,000       209,672,000
  Supplies..................................................        34,245,000        42,890,000        40,780,000
  Purchased services........................................        48,951,000        55,078,000        58,113,000
  Provision for bad debts...................................        26,629,000        33,110,000        39,277,000
  Other operating expenses..................................       100,287,000       114,096,000        99,777,000
  Depreciation and amortization.............................        14,587,000        16,565,000        17,276,000
  Interest..................................................        10,213,000        12,966,000        15,746,000
  Restructuring and unusual charges (NOTE 11)...............         --                --                5,150,000
                                                              ----------------  ----------------  ----------------
Total costs and expenses....................................       409,761,000       484,477,000       485,791,000
                                                              ----------------  ----------------  ----------------
Income before minority interests, income taxes and
 extraordinary loss.........................................        25,341,000        23,387,000        23,938,000
Minority interests..........................................        (2,683,000)       (2,517,000)       (1,927,000)
                                                              ----------------  ----------------  ----------------
Income before income taxes and extraordinary loss...........        22,658,000        20,870,000        22,011,000
Income taxes (NOTE 2).......................................        10,196,000         8,567,000         9,024,000
                                                              ----------------  ----------------  ----------------
Income before extraordinary loss............................        12,462,000        12,303,000        12,987,000
Extraordinary loss (net of income tax benefit of $346,000)
 (NOTE 3)...................................................         --                 (497,000)        --
                                                              ----------------  ----------------  ----------------
Net income..................................................  $     12,462,000  $     11,806,000  $     12,987,000
                                                              ----------------  ----------------  ----------------
                                                              ----------------  ----------------  ----------------

                            See accompanying notes.

               PARACELSUS HEALTHCARE CORPORATION AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF SHAREHOLDER'S EQUITY
                 YEARS ENDED SEPTEMBER 30, 1993, 1994 AND 1995

                                        COMMON STOCK                     UNREALIZED
                                  -------------------------  ADDITIONAL   GAINS ON
                                               OUTSTANDING    PAID-IN    MARKETABLE     RETAINED
                                    SHARES        AMOUNT      CAPITAL    SECURITIES     EARNINGS          TOTAL
                                  -----------  ------------  ----------  -----------  -------------  ---------------
Balances at September 30,
 1992...........................         450   $  4,500,000  $  390,000   $  --       $  72,576,000  $    77,466,000
Dividends to shareholder........      --            --           --          --          (1,214,000)      (1,214,000)
Net income......................      --            --           --          --          12,462,000       12,462,000
                                         ---   ------------  ----------  -----------  -------------  ---------------
Balances at September 30,
 1993...........................         450      4,500,000     390,000      --          83,824,000       88,714,000
Dividends to shareholder........      --                         --          --          (3,005,000)      (3,005,000)
Net income......................      --                         --          --          11,806,000       11,806,000
                                         ---   ------------  ----------  -----------  -------------  ---------------
Balances at September 30,
 1994...........................         450      4,500,000     390,000      --          92,625,000       97,515,000
Dividends to shareholder........      --            --           --          --          (5,690,000)      (5,690,000)
Cumulative effect of a change in
 accounting for marketable
 securities, net of taxes.......      --            --           --         (67,000)       --                (67,000)
Change in unrealized gains on
 marketable securities, net of
 taxes..........................      --            --           --         204,000        --                204,000
Net income......................      --                         --          --          12,987,000       12,987,000
                                         ---   ------------  ----------  -----------  -------------  ---------------
Balances at September 30,
 1995...........................         450   $  4,500,000  $  390,000   $ 137,000   $  99,922,000  $   104,949,000
                                         ---   ------------  ----------  -----------  -------------  ---------------
                                         ---   ------------  ----------  -----------  -------------  ---------------

                            See accompanying notes.

               PARACELSUS HEALTHCARE CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                            YEAR ENDED SEPTEMBER 30
                                                                ------------------------------------------------
                                                                     1993             1994             1995
                                                                --------------  ----------------  --------------
OPERATING ACTIVITIES
Net income....................................................  $   12,462,000  $     11,806,000  $   12,987,000
Adjustments to reconcile net income to net cash provided by
 operating activities:
  Depreciation and amortization...............................      14,587,000        16,565,000      17,276,000
  Gain from disposal of facilities............................        --               --             (9,026,000)
  Deferred income taxes.......................................      (3,399,000)       (5,226,000)     (4,989,000)
  Extraordinary loss..........................................        --                 497,000        --
  Minority interests..........................................       2,683,000         2,517,000       1,927,000
  Changes in operating assets and liabilities, net of effects of acquisitions:
    Accounts receivable.......................................      43,780,000        (9,028,000)    (12,261,000)
    Supplies and other current assets.........................      (2,873,000)       (2,368,000)      2,020,000
    Notes and other receivables...............................      (1,066,000)       (2,519,000)     (3,215,000)
    Accounts payable and other current liabilities............      (1,897,000)        9,410,000       8,079,000
    Income taxes payable......................................      (1,568,000)        --               --
  Self-insurance reserves.....................................       7,151,000         5,457,000       1,049,000
                                                                --------------  ----------------  --------------
Net cash provided by operating activities.....................      69,860,000        27,111,000      13,847,000

INVESTING ACTIVITIES
Purchase of available-for-sale securities.....................      (8,631,000)       (8,329,000)     (5,527,000)
Maturities of held-to-maturity securities.....................        --               --                139,000
Acquisitions, net of cash acquired............................      (9,477,000)        --             (3,010,000)
Proceeds from disposal of facilities..........................        --               1,698,000      18,564,000
Additions to property and equipment...........................     (14,676,000)      (14,342,000)    (15,835,000)
Decrease in minority interests................................      (2,752,000)       (2,651,000)     (2,015,000)
Increase in other assets......................................      (6,622,000)      (12,691,000)     (2,986,000)
                                                                --------------  ----------------  --------------
Net cash used in investing activities.........................     (42,158,000)      (36,315,000)    (10,670,000)

FINANCING ACTIVITIES
Long-term borrowings..........................................      59,452,000       125,410,000      55,003,000
Payments of long-term debt and capital lease obligations......     (85,509,000)     (108,618,000)    (50,993,000)
Payments of subordinated promissory note payable..............        --              (4,335,000)       --
Dividends to shareholder......................................      (1,214,000)       (3,005,000)     (5,690,000)
                                                                --------------  ----------------  --------------
Net cash provided by (used in) financing activities...........     (27,271,000)        9,452,000      (1,680,000)
                                                                --------------  ----------------  --------------
Increase in cash and cash equivalents.........................         431,000           248,000       1,497,000
Cash and cash equivalents at beginning of year................         773,000         1,204,000       1,452,000
                                                                --------------  ----------------  --------------
Cash and cash equivalents at end of year......................  $    1,204,000  $      1,452,000  $    2,949,000
                                                                --------------  ----------------  --------------
                                                                --------------  ----------------  --------------

               PARACELSUS HEALTHCARE CORPORATION AND SUBSIDIARIES
               CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

Supplemental schedule of noncash investing and financing activities:

                                                                               YEAR ENDED SEPTEMBER 30
                                                                     --------------------------------------------
                                                                          1993           1994           1995
                                                                     --------------  -------------  -------------
Details of unrealized gains on marketable securities:
  Marketable securities............................................  $     --        $    --        $     208,000
  Deferred taxes...................................................        --             --               71,000
                                                                     --------------  -------------  -------------
  Increase in shareholder's equity.................................  $     --        $    --        $     137,000
                                                                     --------------  -------------  -------------
                                                                     --------------  -------------  -------------
  Exchange of land and building....................................  $     --        $   1,074,000  $    --
                                                                     --------------  -------------  -------------
                                                                     --------------  -------------  -------------
  Leases capitalized...............................................  $     --        $     713,000  $    --
                                                                     --------------  -------------  -------------
                                                                     --------------  -------------  -------------
Details of businesses acquired in purchase transactions:
  Fair value of assets acquired....................................  $   22,225,000  $    --        $   3,010,000
  Liabilities assumed, including capital lease obligations and note
   payable to bank.................................................      10,766,000       --             --
                                                                     --------------  -------------  -------------
  Cash paid for acquisitions.......................................      11,459,000       --            3,010,000
  Cash acquired in acquisitions....................................       1,982,000       --             --
                                                                     --------------  -------------  -------------
  Net cash paid for acquisitions...................................  $    9,477,000  $    --        $   3,010,000
                                                                     --------------  -------------  -------------
                                                                     --------------  -------------  -------------

                            See accompanying notes.

               PARACELSUS HEALTHCARE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1995

1.  ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

    ORGANIZATION

    Paracelsus Healthcare Corporation (the "Company") owns, leases and operates 22 acute care, psychiatric and specialty hospitals, four skilled nursing facilities and 13 medical office buildings. In addition, the Company is a partner in seven partnerships (six being general and one being limited partnerships), with ownership equal to or in excess of 50% in five, and less than 50% in two. In May 1994, the founder, Chairman of the Board and sole shareholder of the Company passed away with ownership of the Company and the role of Chairman of the Board succeeding to his son, Dr. Manfred George Krukemeyer, who is a citizen of the Federal Republic of Germany.

    BASIS OF CONSOLIDATION

    The consolidated financial statements include the accounts of the Company and its wholly-owned or majority owned subsidiaries and partnerships. All significant intercompany transactions and balances are eliminated in consolidation. Minority interests represent income allocated to the minority partners' investment.

    OPERATING REVENUES

    Operating revenues include healthcare services provided to patients which are reported on an accrual basis in the period in which the services are provided at established rates, net of third-party reductions related to contractual adjustments for Medicare, Medicaid, managed care and other programs. Contractual adjustments totaled $307,868,000, $394,110,000 and $407,888,000, for
1993, 1994 and 1995, respectively.

    Contractual adjustments include differences between established billing rates and amounts estimated by management as reimbursable under various fixed-price, cost reimbursement and other contractual arrangements. In addition, other activities including investment earnings, gains on disposal of facilities (see Note 10), rental income and income from partnerships, all of which are used exclusively for healthcare-related services provided by the Company, are considered operating revenues.

    Normal estimation differences between final settlements and amounts recognized in previous years are reported as contractual adjustments in the current year. The administrative procedures for the cost-based programs preclude final determination of the payments due or receivable until after the Company's cost reports are audited or otherwise reviewed by and settled with the respective program agencies. The Company's estimate for final settlements of all years through 1995 has been reflected in the consolidated financial statements. Approximately 57%, 60% and 63% of the Company's gross revenues are for services to Medicare, Medicaid, and Blue Cross patients for 1993, 1994 and 1995, respectively.

    MARKETABLE SECURITIES

    As of October 1, 1994, the Company adopted Statement of Financial Accounting Standards No. 115 ("SFAS No. 115"), "Accounting for Certain Investments in Debt and Equity Securities." In accordance with SFAS No. 115, prior period financial statements have not been restated to reflect the change in accounting principle. The adoption of SFAS No. 115 had no effect on net income, but decreased marketable securities as of October 1, 1994, by $102,000, decreased shareholder's equity by $67,000 and increased deferred tax assets by $35,000.

    Management determines the appropriate classification of marketable securities (corporate bonds and government securities) at the time of purchase. Marketable securities are classified as held-to-maturity when the Company has the positive intent and ability to hold the securities to maturity.

               PARACELSUS HEALTHCARE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1995

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) Held-to-maturity securities are stated at amortized cost. Marketable securities not classified as held-to-maturity are classified as available-for-sale. Available-for-sale securities are stated at fair value, with the unrealized gains and losses, net of tax, reported in a separate component of shareholder's equity. The Company also determined that available-for-sale securities are available for use in current operations and, accordingly, classified such securities as current assets without regard to the securities' contractual maturity dates.

    The amortized cost of marketable securities classified as held-to-maturity or available-for-sale is adjusted for amortization of premiums and accretion of discounts to maturity. Such amortization is included in operating revenues. Realized gains and losses, and declines in value judged to be other-than-temporary are included in operating revenues. The cost of securities sold is based on the specific identification method.

    SUPPLIES

    Supplies consisting of drugs and other supplies are stated at cost (first-in, first-out method) which is not in excess of market.

    PROPERTY AND EQUIPMENT

    Property and equipment is stated on the basis of cost. Depreciation is computed by the straight-line method over the estimated useful lives of the respective assets.

    ORGANIZATION AND OTHER COSTS

    Organization, loan and other costs (included in other assets) have been capitalized and are amortized over periods ranging from 24 to 480 months. The balance of organization, loan, and other costs at September 30, 1994 and 1995, amounted to $16,469,000 and $18,224,000, respectively. The related accumulated amortization at September 30, 1994 and 1995, amounted to $5,766,000 and $4,835,000, respectively.

    In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121 ("SFAS No. 121"), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. The statement also addresses the accounting for long-lived assets that are expected to be disposed of. The Company will adopt SFAS No. 121 on October 1, 1996, and, based on current circumstances, does not believe the effect of the adoption will be material.

    CONCENTRATIONS OF CREDIT RISK

    Financial instruments which potentially subject the Company to concentrations of credit risk consists principally of investments in marketable securities and commercial premiums receivable. The Company's investments in marketable securities are managed by professional investment managers within guidelines established by the Board of Directors, which, as a matter of policy, limit the amounts which may be invested in any one issuer. Concentrations of credit risk with respect to accounts receivable are limited since a majority of the receivables are due from the Medicare and Medicaid programs. Management does not believe that there are any credit risks associated with these governmental agencies. Commercial insurance, managed care and private receivables consist of receivables from various payors, subject to differing economic conditions, and do not represent any concentrated credit risks to the Company. Furthermore, management continually monitors and adjusts its reserves and allowances associated with these receivables.

               PARACELSUS HEALTHCARE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1995

1.  ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    CASH EQUIVALENTS

    Cash and cash equivalents include highly liquid investments purchased with original maturities of three months or less.

2.  INCOME TAXES
    The provision for income taxes consists of the following:

                                                YEAR ENDED SEPTEMBER 30
                                     ----------------------------------------------
                                          1993            1994            1995
                                     --------------  --------------  --------------
Current:
  Federal..........................  $   10,664,000  $   11,144,000  $   11,018,000
  State............................       2,931,000       2,649,000       2,995,000
                                     --------------  --------------  --------------
                                         13,595,000      13,793,000      14,013,000
Deferred:
  Federal..........................      (3,434,000)     (4,080,000)     (4,419,000)
  State............................          35,000      (1,146,000)       (570,000)
                                     --------------  --------------  --------------
                                         (3,399,000)     (5,226,000)     (4,989,000)
                                     --------------  --------------  --------------
                                     $   10,196,000  $    8,567,000  $    9,024,000
                                     --------------  --------------  --------------
                                     --------------  --------------  --------------

    During 1992, the Company changed its method of reporting income for tax purposes from the cash basis to accrual basis. Under the cash basis, the Company deferred approximately $72,000,000 of taxable income for periods ending prior to October 1, 1991. Of the amounts deferred, $14,431,000, $11,429,000 and
$11,794,000 were included in 1993, 1994 and 1995 taxable income, respectively. The effect of the change in reporting has been to increase the Company's income for tax purposes, consistent with federal and state regulations, through 1997.

               PARACELSUS HEALTHCARE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1995

2.  INCOME TAXES (CONTINUED)
    Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets are as follows:

                                                                                  SEPTEMBER 30
                                                                         ------------------------------
                                                                              1994            1995
                                                                         --------------  --------------
Deferred tax liabilities:
  Accelerated depreciation.............................................  $   21,833,000  $   21,083,000
  Change in method of reporting taxable income.........................       9,960,000       3,765,000
  Accrued malpractice claims...........................................      (4,969,000)     (3,839,000)
  Unrealized gains on marketable securities............................        --                71,000
  Other -- net.........................................................       2,284,000       2,175,000
                                                                         --------------  --------------
    Total deferred tax liabilities.....................................      29,108,000      23,255,000
Deferred tax assets:
  Change in method of reporting taxable income.........................      (3,853,000)     (5,487,000)
  Accrued malpractice claims...........................................       1,079,000         717,000
  Allowance for bad debts..............................................      10,813,000      10,959,000
  Accrued bonuses......................................................       2,064,000       2,337,000
  Accrued workers' compensation claims.................................         424,000         404,000
  Accrued vacation pay.................................................       1,933,000       1,870,000
  Accrued expenses.....................................................       4,960,000       5,685,000
                                                                         --------------  --------------
    Total deferred tax assets..........................................      17,420,000      16,485,000
                                                                         --------------  --------------
    Net deferred tax liabilities.......................................  $   11,688,000  $    6,770,000
                                                                         --------------  --------------
                                                                         --------------  --------------

    A reconciliation of the differences between federal income taxes computed at the statutory rate and the total provision is as follows:

                                                                YEAR ENDED SEPTEMBER 30
                                                         -------------------------------------
                                                            1993         1994         1995
                                                         -----------  -----------  -----------
Federal statutory rate.................................       34.8%        35.0%        35.0%
State taxes, net of federal income tax benefit.........        7.0%         6.0%         6.0%
Effect of federal income tax rate increase on prior
 years deferred taxes..................................        3.2%       --           --
                                                               ---          ---          ---
  Effective income tax rate............................       45.0%        41.0%        41.0%
                                                               ---          ---          ---
                                                               ---          ---          ---

    The Company made income tax payments of $15,863,000, $14,787,000 and $11,656,000 during 1993, 1994 and 1995, respectively.

               PARACELSUS HEALTHCARE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1995

3.  LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS
    Long-term debt consists of the following:

                                                                                 SEPTEMBER 30
                                                                      ----------------------------------
                                                                            1994              1995
                                                                      ----------------  ----------------
Note payable with banks, making available $125,000,000 under a revolving credit facility, collateralized by 55% of the common stock of the Company. The revolving facility is available for three years for up to $125,000,000 (increased to $230,000,000 effective
 December 8, 1995 -- see Note 13). Interest on each facility accrues at a rate equal to the sum of (a) either the reference rate, an off shore dollar rate or a CD rate (as selected by the Company) plus
 (b) the applicable margin. The average interest rate at September
 30, 1995, was 6.0% (See Note 8)....................................  $     22,000,000  $     27,500,000
Senior subordinated notes, interest payable semiannually on April 15 and October 15 of each year at 9.875%, with a maturity date of
 October 15, 2003...................................................        75,000,000        75,000,000
Mortgages payable, $56,000 due monthly through December 1998, including interest from 9.5% to 12.5%, collateralized by trust deeds on buildings and land with a net book value of $9,194,000 at
 September 30, 1995.................................................         4,755,000         4,629,000
Note payable to bank, due in May 1996, interest at prime plus 1.0%
 (9.75% at September 30, 1995), collateralized by the accounts
 receivable of the facility.........................................         3,259,000         3,259,000
Note payable, due in varying amounts through 1996, at varying
 interest rates.....................................................           511,000           505,000
Capital lease obligations...........................................        12,193,000        10,835,000
                                                                      ----------------  ----------------
                                                                           117,718,000       121,728,000
Less current maturities.............................................         5,269,000         8,658,000
                                                                      ----------------  ----------------
                                                                      $    112,449,000  $    113,070,000
                                                                      ----------------  ----------------
                                                                      ----------------  ----------------

    On October 17, 1993, the Company completed a $75,000,000 public offering of 9.875% Senior Subordinated Notes (the "Notes") due 2003. The Notes, which are subordinated to all senior indebtedness of the Company, are redeemable at the option of the Company beginning October 15, 1998, at 104.94% of face value, declining annually to 100% of face value on or after October 15, 2000, or at the option of the holder upon the occurrence of a change in control, as defined. The net proceeds from the offering were used to repay the 14.375% Senior Subordinated Notes of $18,650,000 at a redemption price of 102.05% plus accrued interest, and the outstanding balance under the Credit Facility of $54,500,000. The extinguishment of the 14.375% Senior Subordinated Notes resulted in a loss of $497,000 (net of income tax benefit of $346,000) which was recorded as an extraordinary loss in 1994.

    The Company's interest rate swap agreement, which converted the variable interest rate on a portion of its revolving credit facility to a fixed interest rate, terminated during May 1994. The interest rate swap agreement fixed the interest rate on $20,000,000 of its bank debt at 7.8%. Each

               PARACELSUS HEALTHCARE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1995

3.  LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS (CONTINUED)
quarter the Company paid or received an amount equal to the difference between the fixed interest rate and the LIBOR rate. Net interest payments of $400,000 were recognized as an adjustment to interest expense in 1994.

    The credit facility and the senior subordinated notes require the Company, among other things, to maintain specified financial ratios, and restrict the sale, lease or disposal of its assets.

    Maturities of long-term debt and principal payments under capital lease obligations as of September 30, 1995, are as follows:

YEAR ENDING SEPTEMBER 30
- ----------------------------------------------------------------------------
  1996......................................................................  $      8,658,000
  1997......................................................................         1,560,000
  1998......................................................................         1,409,000
  1999......................................................................           489,000
  2000......................................................................           330,000
  Thereafter................................................................       109,282,000
                                                                              ----------------
                                                                              $    121,728,000
                                                                              ----------------
                                                                              ----------------

    The  Company  made   interest  payments  of   $12,458,000,  $9,988,000   and
$15,789,000 during 1993, 1994 and 1995, respectively.

    Property and equipment includes $13,534,000 and $12,566,000 at September 30, 1994 and 1995, respectively, for leases that have been capitalized. The amortization of these assets is included in depreciation expense.

    Future minimum payments under capital lease obligations as of September 30, 1995, are as follows:

YEAR ENDING SEPTEMBER 30
- ----------------------------------------------------------------------------
  1996......................................................................  $      2,193,000
  1997......................................................................         2,083,000
  1998......................................................................         1,880,000
  1999......................................................................           972,000
  2000......................................................................           780,000
  Thereafter................................................................         8,915,000
                                                                              ----------------
  Total minimum lease payments..............................................        16,823,000
  Amounts representing interest.............................................         5,988,000
                                                                              ----------------
  Present value of net minimum lease payments (including current maturities
   of $1,371,000)...........................................................  $     10,835,000
                                                                              ----------------
                                                                              ----------------

4.  COMMERCIAL PAPER NOTES
    During 1993, PHC Funding Corporation II, a subsidiary of the Company formed in March 1993, entered into an agreement with an unaffiliated trust (the "Trust") to sell the hospital's eligible accounts receivable ("Eligible Receivables") on a nonrecourse basis to the Trust. A special purpose subsidiary of a major lending institution agreed to provide up to $65,000,000 in commercial paper financing to the Trust to finance the purchase of the Eligible Receivables from PHC Funding Corporation II. Eligible Receivables held by the Trust secure the commercial paper financing. The Commercial Paper Notes have a term of not more than 120 days. Eligible receivables sold to the Trust at

               PARACELSUS HEALTHCARE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1995

4.  COMMERCIAL PAPER NOTES (CONTINUED)
September 30, 1994 and 1995, totaled $65,000,000. Interest expense charged to the Trust related to the commercial paper financing is passed through to the Company and included as interest expense in the Company's consolidated financial statements.

5.  MARKETABLE SECURITIES
    The following table summarizes marketable securities at September 30, 1995:

                                                                  GROSS        GROSS
                                                               UNREALIZED   UNREALIZED   ESTIMATED FAIR
                                               AMORTIZED COST     GAINS       LOSSES         VALUE
                                               --------------  -----------  -----------  --------------
Available-for-sale securities:
  Fixed maturity securities:
    Corporate bonds..........................  $      435,000  $    16,000  $   --       $      451,000
  U.S. Government bonds......................       1,098,000       60,000      --            1,158,000
  Mortgage-backed bonds......................         984,000       16,000      --            1,000,000
  Obligations of states and political
   subdivisions..............................       7,662,000      128,000       12,000       7,778,000
                                               --------------  -----------  -----------  --------------
                                               $   10,179,000  $   220,000  $    12,000  $   10,387,000
                                               --------------  -----------  -----------  --------------
                                               --------------  -----------  -----------  --------------
Held-to-maturity securities:
  Fixed maturity securities:
    Corporate bonds..........................  $    1,857,000  $    62,000  $   --       $    1,919,000
  Mortgage-backed bonds......................      10,312,000      --           408,000       9,904,000
                                               --------------  -----------  -----------  --------------
                                               $   12,169,000  $    62,000  $   408,000  $   11,823,000
                                               --------------  -----------  -----------  --------------
                                               --------------  -----------  -----------  --------------

    The  maturity  distribution  of  the  Company's  marketable  securities   at
September 30, 1995, is as follows:

                                              AVAILABLE-FOR-SALE               HELD-TO-MATURITY
                                        ------------------------------  ------------------------------
                                                        ESTIMATED FAIR                  ESTIMATED FAIR
                                        AMORTIZED COST      VALUE       AMORTIZED COST      VALUE
                                        --------------  --------------  --------------  --------------
Fixed maturities due:
  After one through five years........  $    4,977,000  $    5,091,000  $     --        $     --
  After five through ten years........       4,217,000       4,296,000        --              --
  After ten years.....................         985,000       1,000,000      12,169,000      11,823,000
                                        --------------  --------------  --------------  --------------
                                        $   10,179,000  $   10,387,000  $   12,169,000  $   11,823,000
                                        --------------  --------------  --------------  --------------
                                        --------------  --------------  --------------  --------------

    During the year ended September 30, 1995, proceeds from maturities of held-to-maturity securities totaled $139,000. There were no realized gains or losses in 1995.

6.  TRANSACTIONS BETWEEN SHAREHOLDER AND COMPANY
    The Company has a Know-How contract with an affiliate in Germany owned by the Shareholder. This contract provides for the transfer of certain specified Know-How to the Company relating to the operation of healthcare facilities and the healthcare industry in general. The contract limited payments to $400,000 per year, subject to annual revisions. On October 1, 1994, the Know-How contract was amended to limit the Know-How payments to the lesser of 3/4 percent of the Company's net operating revenue, as defined, or $400,000. Such payments totaled $400,000 per year for 1993, 1994 and 1995. In addition, the Company reimbursed the affiliate $147,000, $153,000 and $89,000 for other services during 1993, 1994 and 1995, respectively.

               PARACELSUS HEALTHCARE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1995

6.  TRANSACTIONS BETWEEN SHAREHOLDER AND COMPANY (CONTINUED)
    During November 1993, the Company paid in full the subordinated promissory note payable to shareholder of $4,335,000. In addition, the Company loaned the shareholder $3,200,000 at 8 percent interest due annually with the principal and unpaid interest due November 1996. In May 1994, the shareholder loan was amended to increase shareholder borrowings to $5,000,000. In addition, principal of $1,000,000 and accrued interest are due annually beginning May 1, 1995. The principal portion of the loan due after one year is included in other assets.

7.  PENSION PLANS
    The Company has an Employees' Retirement Savings Plan covering substantially all employees. Eligible employees may contribute up to 20% of pretax compensation limited to an annual maximum in accordance with the Internal
Revenue   Code.  The  Company  will  match  $.50  for  each  $1.00  of  employee contributions up to 4% of employees' gross pay. The expense incurred in connection with the plan was $1,180,000, $1,512,000 and $1,592,000 for 1993,
1994 and 1995, respectively.

8.  COMMITMENTS AND CONTINGENCIES
    Future minimum lease commitments for noncancellable operating leases are as follows:

YEAR ENDING SEPTEMBER 30                                   REAL ESTATE      EQUIPMENT        TOTAL
- --------------------------------------------------------  --------------  -------------  --------------
  1996..................................................  $   11,111,000  $   2,684,000  $   13,795,000
  1997..................................................      10,881,000      2,025,000      12,906,000
  1998..................................................      10,318,000      1,457,000      11,775,000
  1999..................................................       9,946,000        373,000      10,319,000
  2000..................................................       9,897,000        237,000      10,134,000
  Thereafter............................................      16,074,000        190,000      16,264,000
                                                          --------------  -------------  --------------
  Total minimum lease payments..........................  $   68,227,000  $   6,966,000  $   75,193,000
                                                          --------------  -------------  --------------
                                                          --------------  -------------  --------------

    Certain of these leases include renewal options, contain normal cost escalation clauses and require payment of property taxes, insurance and maintenance costs. The aggregate rental expense was $11,911,000, $17,677,000 and $19,234,000 for 1993, 1994 and 1995, respectively.

    In August 1994, Dr. Krukemeyer borrowed $15,000,000 from a lending institution (the "Lending Institution") and pledged 45 percent of his stock in the Company to secure the borrowing. To facilitate Dr. Krukemeyer's arrangements with the Lending Institution, the Company amended its $125,000,000 Revolving Credit Facility Agreement (the "Credit Agreement" -- see Note 3) with certain financial institutions (the "Financial Institutions") pursuant to which the Financial Institutions agreed to release 45 percent of their collateral interest in the Company's stock. In the event that either the Company defaults under the Credit Agreement or Dr. Krukemeyer defaults under his obligation to the Lending Institution, the Lending Institution would have the right to foreclose on its 45 percent collateral interest in the Company's stock.

    In connection with the extension of credit to Dr. Krukemeyer by the Lending Institution, the Company entered into agreements with the Lending Institution agreeing to pay, to the extent permitted by the Credit Agreement and Indenture governing the Company's outstanding 9.875 percent Senior Subordinated Notes due 2003, (i) transfer payments, such as dividends and Know-How payments to Dr. Krukemeyer in an amount equal to 50 percent of the consolidated net income of the Company and its subsidiaries on a quarterly basis, and (ii) salary and bonus payments to Dr. Krukemeyer equal to a minimum of $2,000,000 per year.

               PARACELSUS HEALTHCARE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1995

8.  COMMITMENTS AND CONTINGENCIES (CONTINUED)
    The Company is defending itself against a lawsuit filed by Aetna Life Insurance Company ("Aetna") alleging false diagnosis and billings submitted for treatment of Aetna patients at the Company's psychiatric facilities. Management denies these allegations and believes the ultimate resolution of the lawsuit will not have a material adverse effect on the Company's consolidated financial position.

    The Company is subject to claims and suits in the ordinary course of business, including those arising from care and treatment afforded at the Company's facilities and maintains insurance and, where appropriate, reserves with respect to the possible liability arising from such claims. Management believes the ultimate resolution of the proceedings presently pending against the Company will not have a material adverse effect on the Company's consolidated financial position.

9.  SELF-INSURANCE RESERVES
    Effective October 1, 1992, the Company formed a wholly-owned subsidiary, Hospital Assurance Company Ltd. ("HAC") to insure general and professional liability and workers' compensation claims up to $500,000 and $250,000 per occurrence, respectively. Between October 1, 1987 and the formation of HAC, the Company was self-insured for the first $500,000 of general and professional liability claims. The Company has third-party excess insurance coverage over the first $500,000 per occurrence up to $100,000,000. Accrued self-insurance reserves include estimates for reported and unreported claims based upon actuarial projections. The general and professional liability reserves for 1993, 1994 and 1995, are discounted at 6.5%, 6.5% and 7.0%, respectively.

    The excess insurance coverage provides for a retrospective adjustment to premiums to cover losses incurred by the insurance company for all policy years. This general premium adjustment is not to exceed 100% of the standard premium for each individual policy year. The potential maximum general premium adjustment for the period October 1, 1987, through September 30, 1995, is $14,807,000. No general premium adjustment has been made through September 30, 1995, and no significant adjustment is anticipated based upon current claim projections.

10. ACQUISITIONS AND DISPOSITIONS
    On September 30, 1995, the Company sold Womans Hospital in Mississippi to the facility's lessee for $17,800,000 in cash which resulted in a gain of $9,189,000 (included in operating revenues). Previously, in August 1994, the Company divested the operations of Womans Hospital and entered into an operating lease agreement with the lessee which granted the lessee an option to purchase the facility at a cash flow multiple defined in the lease agreement. Also, in August 1994, the lessee purchased land and a medical office building from the Company for approximately $1,000,000. In October 1993, the Company acquired the land and medical office building along with cash of $698,000 in exchange for land it held with a carrying value of $1,772,000.

    On September 5, 1995, the Company acquired the real and personal property assets, and inventory of Jackson County Hospital, a 44-bed acute facility in Gainesboro, Tennessee, for $582,000 in cash. The Company is operating the facility under the name of Cumberland River Hospital -- South.

    During August 1995, the Company sold the real and personal property assets and inventory of Advanced Healthcare Diagnostic Services, a mobile diagnostic imaging company, for $764,000 in cash which resulted in a loss of $163,000 (included in operating revenues).

    On August 1, 1995, the Company purchased the accounts receivable, equipment and intangible assets of Keith Medical Group, an outpatient medical clinic located in Hollywood, California, for $2,428,000.

               PARACELSUS HEALTHCARE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1995

10. ACQUISITIONS AND DISPOSITIONS (CONTINUED)
    On June 30, 1994, the Company assumed an operating lease of the real and personal property assets of a 60-bed rehabilitation hospital located in Chico, California, and for approximately $400,000 acquired working capital and equipment.

    On  August 31,  1993, the Company  purchased the real  and personal property assets of Desert Palms Community Hospital in Palmdale, California for approximately $4,500,000 in cash. The funds were borrowed from the Company's credit facility.

    On June 30, 1993, the Company executed an operating lease of the real property assets of Halstead Hospital in Halstead, Kansas. The Company also entered into a capital lease for the purchase of substantially all of the personal property at a cost of $3,000,000. American Health Properties, a real estate investment trust that invests primarily in acute care hospitals, is the lessor under both the real property operating lease and the capital lease.

    On March 1, 1993, the Company entered into an operating lease for the lease of the real property assets of Elmwood Medical Center in Jefferson, Louisiana. American Health Properties is also the lessor under the real property operating lease. The Company also acquired substantially all the personal property at a cost of $9,432,000, including the assumption of existing capital leases.

    The following table summarizes the unaudited pro forma consolidated results of the Company and its material acquisitions and dispositions as though the acquisitions and dispositions occurred at the beginning of each of the periods presented giving effect to investment earnings on the proceeds from the sale of Womans Hospital, the conversion of the Womans real property operating lease to a sale, and the amortization of the excess of the purchase price over the fair value of assets acquired. The unaudited pro forma information is not necessarily indicative of the actual consolidated results of operations that would have occurred for the years ended September 30, 1994 and 1995, had the acquisitions and dispositions occurred at the beginning of each period and is not intended to be indicative of results which may occur in the future.

                                                                      YEAR ENDED SEPTEMBER 30
                                                                      ------------------------
                                                                         1994         1995
                                                                      -----------  -----------
Operating revenues..................................................  $   501,702  $   498,889
Income before income taxes and extraordinary loss...................       19,803       11,004
Income before extraordinary loss....................................       11,674        6,493

11. RESTRUCTURING AND UNUSUAL CHARGES
    On April 24, 1995, the Company closed the Bellwood Health Center psychiatric facility due to declining admissions. The facility's patients were transferred to another of the Company's psychiatric facilities. Management is currently evaluating the disposition of the physical plant. In connection with the closure, the Company recorded a restructuring charge of $973,000 for employee severance benefits and contract termination costs. In addition, during 1995, the Company paid certain executives special bonuses of $4,177,000 for services provided to the Company. The special bonuses were accounted for as an unusual charge.

12. FAIR VALUES OF FINANCIAL INSTRUMENTS
    The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

        CASH AND CASH EQUIVALENTS: The carrying amount reported in the balance sheet for cash and cash equivalents approximates its fair value.

               PARACELSUS HEALTHCARE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1995

12. FAIR VALUES OF FINANCIAL INSTRUMENTS (CONTINUED)
        LONG-TERM DEBT: The fair values of the Company's long-term debt are estimated using discounted cash flow analyses, based on the Company's current incremental borrowing rates for similar types of borrowing arrangements.

    The carrying amounts and fair values of the Company's financial instruments at September 30 are as follows:

                                                               1994                            1995
                                                  ------------------------------  ------------------------------
                                                     CARRYING          FAIR          CARRYING          FAIR
                                                      AMOUNT          VALUE           AMOUNT          VALUE
                                                  --------------  --------------  --------------  --------------
Cash and cash equivalents.......................  $    1,452,000  $    1,452,000  $    2,949,000  $    2,949,000
Long-term debt:
  9.875% senior subordinated notes..............      75,000,000      73,626,000      75,000,000      79,440,000
  Mortgages payable.............................       4,755,000       4,899,000       4,629,000       4,684,000

    The carrying amount of the Company's notes payable under revolving credit facility were reasonable approximations of their fair value.

    It was not practical to estimate the fair value of notes and other receivables because of the lack of a quoted market price and the inability to estimate fair value without incurring excessive costs. Management believes there has been no impairment of the carrying value of notes and other receivables.

13. SUBSEQUENT EVENTS
    On November 28, 1995, the Company entered into an Asset Exchange Agreement and a Stock Purchase Agreement (the "Exchange Transaction") to acquire substantially all of the assets and operations of Pioneer Valley Hospital ("Pioneer"), a 139-bed hospital located in West Valley City, Utah, Davis Hospital and Medical Center, a 120-bed hospital located in Layton, Utah, and Santa Rosa Medical Center, a 129-bed hospital located in Milton, Florida, in exchange for $38,500,000 in cash, and its Peninsula Medical Center, a 119-bed hospital located in Ormond Beach, Florida, Elmwood Medical Center ("Elmwood"), a 135-bed hospital located in Jefferson, Louisiana, and Halstead Hospital ("Halstead"), a 190-bed hospital located in Halstead, Kansas. Coincident with the Exchange Transaction, the Company will purchase the real property of Elmwood and Halstead from a real estate investment trust ("REIT") for $52,000,000, exchange the Elmwood and Halstead real property for Pioneer's real property, and sell the Pioneer real property to the REIT (the "Real Property Purchase and Sale Transaction"). The Exchange Transaction and the Real Property Purchase and Sale Transaction are expected to close in January 1996 and are not expected to result in a material gain or loss.

    On December 8, 1995, the Company entered into a new Credit Facility which increased the Company's Credit Facility from $125,000,000 to $230,000,000. The Credit Facility is being increased to finance future acquisitions, refinance the existing Credit Facility borrowings and for general corporate purposes, including working capital and capital expenditures. The new Credit Facility contains pricing terms more favorable to the Company, will be secured by the stock of the Paracelsus subsidiaries and extends the conversion feature to a term loan on November 30, 1998.

                       PARACELSUS HEALTHCARE CORPORATION
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)
                                     ASSETS

                                                                                                      SEPTEMBER 30,    MARCH 31,
                                                                                                          1995           1996
                                                                                                      -------------   -----------
                                                                                                                      (UNAUDITED)
Current assets:
  Cash and cash equivalents.........................................................................    $  2,949       $  3,149
  Marketable securities.............................................................................      10,387         10,051
  Accounts receivable, net..........................................................................      81,039         88,141
  Notes and other receivables.......................................................................      12,502         11,980
  Supplies..........................................................................................      10,565         10,634
  Deferred income taxes.............................................................................      16,485         26,463
  Other current assets..............................................................................       4,510          4,798
                                                                                                      -------------   -----------
    Total current assets............................................................................     138,437        155,216
Property and equipment..............................................................................     268,412        275,577
Less accumulated depreciation and amortization......................................................     102,746        109,848
                                                                                                      -------------   -----------
                                                                                                         165,666        165,729
Marketable securities...............................................................................      12,169         14,606
Other assets........................................................................................      28,360         32,665
                                                                                                      -------------   -----------
    Total Assets....................................................................................    $344,632       $368,216
                                                                                                      -------------   -----------
                                                                                                      -------------   -----------


                                              LIABILITIES AND SHAREHOLDER'S EQUITY

Current liabilities:
  Bank drafts outstanding...........................................................................    $  4,991       $  3,135
  Accounts payable and other current liabilities....................................................      59,615         68,627
  Current maturities of long-term debt and capital lease obligations................................       8,658          5,186
  Current portion of self-insurance reserves........................................................       4,792          4,853
                                                                                                      -------------   -----------
    Total current liabilities.......................................................................      78,056         81,801
Long-term debt and capital lease obligations less current maturities................................     113,070        139,475
Self-insurance reserves, less current portion.......................................................      25,176         25,827
Deferred income taxes...............................................................................      23,255         24,607
Minority interests..................................................................................         126            141

Shareholder's equity:
  Common stock......................................................................................       4,500          4,500
  Additional paid-in capital........................................................................         390            390
  Unrealized gains on marketable securities.........................................................         137             42
  Retained earnings.................................................................................      99,922         91,433
                                                                                                      -------------   -----------
    Total shareholder's equity......................................................................     104,949         96,365
                                                                                                      -------------   -----------
    Total liabilities and shareholder's equity......................................................    $344,632       $368,216
                                                                                                      -------------   -----------
                                                                                                      -------------   -----------


Note: The balance sheet at September 30, 1995 has been derived from the audited financial statements at that date and includes all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

      See notes to unaudited condensed consolidated financial statements.

                       PARACELSUS HEALTHCARE CORPORATION
                 CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                                                              SIX MONTHS ENDED
                                                                                                 MARCH 31,
                                                                                          ------------------------
                                                                                             1995         1996
                                                                                          -----------  -----------
Total operating revenues................................................................  $   252,356  $   260,590
Costs and expenses:
  Salaries and benefits.................................................................      108,575      113,162
  Supplies..............................................................................       21,432       19,363
  Purchased services....................................................................       28,118       34,174
  Provision for bad debts...............................................................       19,283       20,191
  Other operating expenses..............................................................       46,730       46,906
  Depreciation and amortization.........................................................        8,734        7,972
  Interest expense......................................................................        7,652        7,685
  Settlement costs......................................................................      --            22,356
                                                                                          -----------  -----------
    Total costs and expenses............................................................      240,524      271,809
Income (loss) before minority interests and
 income taxes...........................................................................       11,832      (11,219)
Minority interests......................................................................       (1,204)      (1,072)
                                                                                          -----------  -----------
Income (loss) before income taxes.......................................................       10,628      (12,291)
Provision for income taxes (benefit)....................................................        4,357       (5,040)
                                                                                          -----------  -----------
Net income (loss).......................................................................  $     6,271  $    (7,251)
                                                                                          -----------  -----------
                                                                                          -----------  -----------

                             See accompanying notes

                       PARACELSUS HEALTHCARE CORPORATION
               CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                                                              SIX MONTHS ENDED
                                                                                                 MARCH 31,
                                                                                           ----------------------
                                                                                              1995        1996
                                                                                           ----------  ----------
OPERATING ACTIVITIES
Net income (loss)........................................................................  $    6,271  $   (7,251)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
  Depreciation and amortization..........................................................       8,734       7,972
  Deferred income taxes..................................................................      (2,931)     (8,576)
  Minority interests.....................................................................       1,204       1,072
  Changes in operating assets and liabilities:
    Accounts receivable..................................................................      (7,608)     (7,102)
    Supplies and other current assets....................................................         466        (357)
    Notes and other receivables..........................................................        (129)        522
    Bank drafts outstanding..............................................................        (342)     (1,856)
    Accounts payable and other current liabilities.......................................      (3,445)      9,012
    Self-insurance reserves..............................................................       2,893         712
                                                                                           ----------  ----------
Net cash (used in) provided by operating activities......................................       5,113      (5,852)
INVESTING ACTIVITIES
Purchase of marketable securities........................................................      (2,470)     (2,246)
Additions to property and equipment......................................................      (5,322)     (7,123)
Decrease in minority interests...........................................................      (1,250)     (1,057)
Increase in other assets.................................................................      (1,998)     (5,217)
                                                                                           ----------  ----------
Net cash used in investing activities....................................................     (11,040)    (15,643)
FINANCING ACTIVITIES
Long-term borrowings.....................................................................      32,500      31,500
Payments of long-term debt and capital lease obligations.................................     (24,278)     (8,567)
Dividends to shareholder.................................................................      (1,640)     (1,238)
                                                                                           ----------  ----------
Net cash provided by financing activities................................................       6,582      21,695
                                                                                           ----------  ----------
Increase in cash and cash equivalents....................................................         655         200
Cash and cash equivalents at beginning of period.........................................       1,452       2,949
                                                                                           ----------  ----------
Cash and cash equivalents at end of period...............................................  $    2,107  $    3,149
                                                                                           ----------  ----------
                                                                                           ----------  ----------
SUPPLEMENTARY CASH FLOW INFORMATION:
Cash paid during the period for:
  Income taxes...........................................................................  $    5,977  $    5,048
                                                                                           ----------  ----------
                                                                                           ----------  ----------
  Interest...............................................................................  $    7,041  $    7,534
                                                                                           ----------  ----------
                                                                                           ----------  ----------
DETAILS OF UNREALIZED (LOSSES) GAINS ON MARKETABLE SECURITIES:
  Marketable securities..................................................................           5        (145)
  Deferred taxes.........................................................................           2         (50)
                                                                                           ----------  ----------
Increase (decrease) in shareholder's equity..............................................  $        3  $      (95)
                                                                                           ----------  ----------
                                                                                           ----------  ----------

                             See accompanying notes

                       PARACELSUS HEALTHCARE CORPORATION
         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 1996

NOTE 1.  BASIS OF PRESENTATION
    The interim condensed consolidated financial statements included herein have been prepared by Paracelsus Healthcare Corporation (the "Company") without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC"). Certain information and footnote disclosures, normally included in the financial statements prepared in accordance with generally accepted accounting principles, have been condensed or omitted pursuant to such SEC rules and regulations; nevertheless, the management of the Company believes that the disclosures herein are adequate to make the information presented not misleading. It is suggested that these condensed consolidated financial statements be read in conjunction with the consolidated financial statements and notes thereto included in the Company's most recent Annual Report on Form 10-K, filed with the SEC in December 1995. In the opinion of management, all adjustments, consisting only of normal recurring adjustments necessary to present fairly the consolidated financial position of the Company with respect to the interim condensed consolidated financial statements, and the consolidated results of its operations and its cash flows for the interim periods then ended, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the full year.

NOTE 2.  MARKETABLE SECURITIES
    On November 15, 1995, the FASB staff issued a Special Report, A Guide to Implementation of Statement 115 on Accounting for Certain Investments in Debt and Equity Securities. In accordance with provisions in that Special Report, the Company chose to reclassify securities from held-to-maturity to available-for-sale. At the date of transfer the amortized cost of those securities was $2,000,000 and the unrealized loss on those securities was $13,000, which was included in shareholder's equity.

NOTE 3.  CONTINGENCIES
    The Company is subject to claims and suits in the ordinary course of business, including those arising from care and treatment afforded at the Company's facilities and maintains insurance and, where appropriate, reserves with respect to the possible liability arising from such claims. Management believes the ultimate resolution of the proceedings presently pending against the Company(or any of its subsidiaries) will not have a material effect on the Company's financial position, results of operations, or cash flows.

NOTE 4.  ACQUISITIONS/CLOSURES
    On April 11, 1996, the Company entered into an Asset Purchase Agreement to acquire a 125-bed acute care hospital located in Salt Lake City, Utah and its surrounding campus for approximately $70 million in cash. The transaction is expected to close in May 1996.

    On April 12, 1996, the Company entered into an Agreement and Plan of Merger ("the Merger Agreement") with Champion Healthcare Corporation ("Champion"). The Merger Agreement provides for, among other things, the merger (the "Merger") of PC Merger Sub., Inc. a newly organized wholly owned subsidiary of the Company, with and into Champion. Prior to the effective date of the Merger, the Company's Common Stock will be split. At the effective date of the Merger, the holders of Champion Common Stock will receive one right, and the holders of Champion Preferred Stock will receive two rights, to receive one share of the Company's Common Stock. Following the Merger, the Company's sole shareholder will own approximately 60 percent of the Company's Common Stock and the stockholders of Champion will own approximately 40 percent of the Company's Common Stock. The Merger must be approved by the Stockholders of Champion. Concurrent with the Merger Agreement, the Company will enter into a Dividend and Note Agreement which will provide a dividend

                       PARACELSUS HEALTHCARE CORPORATION
   NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                 MARCH 31, 1996

NOTE 4.  ACQUISITIONS/CLOSURES (CONTINUED)
distribution to the Company' sole shareholder, who will in turn loan to the Company a portion of the proceeds from the dividend distribution. The Merger will be accounted for using the purchase method of accounting and is expected to close in August 1996.

    On March 15, 1996 the Company closed Desert Palms Community Hospital, an acute care hospital located in Palmdale, California.

    On November 28, 1995, the Company entered into an Asset Exchange Agreement and a Stock Purchase Agreement (the "Exchange Transaction") to acquire Pioneer Valley Hospital Hospital ("Pioneer"), a 139-bed hospital located in West Valley City, Utah, Davis Hospital and Medical Center, 120-bed hospital located in Laydon, Utah, and Santa Rosa Medical Center, a 129-bed hospital located in Milton, Florida, in exchange for $38,500,000 in cash, and its Peninsula Medical Center, a 119-bed hospital located in Ormond Beach, Florida, Elmwood Medical Center ("Elmwood"), a 135-bed hospital located in Jefferson, Louisiana, and Halstead Hospital ("Halstead"), a 190-bed hospital located in Halstead, Kansas. Coincident with the Exchange Transaction, the Company will purchase the real property of Elmwood and Halstead from a real estate investment trust ("REIT"), exchange the Elmwood and Halstead real property for Pioneer's real property, and sell the Pioneer real property to the REIT (the "Real Property Purchase and Sale Transaction"). The Exchange Transaction and the Real Property Purchase and Sale Transaction are expected to close in May 1996 and are not expected to result in a material gain or loss.

NOTE 5.  SETTLEMENT COSTS
    During March 1996, the Company settled two lawsuits in connection with the operation of its psychiatric programs. The Company recognized a charge for settlement costs totaling $22,356,000 in the quarter ended March 31, 1996, for the payment of legal fees associated with these two lawsuits, the settlement payments, and the write off of certain psychiatric accounts receivables. The Company did not admit liability in either case but resolved its dispute through the settlements in order to re-establish a business relationship and/or avoid further legal costs in connection with the disputes.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
Davis Hospital and Medical Center
  Pioneer Valley Hospital and
  Santa Rosa Medical Center

We have audited the accompanying combined balance sheets of Davis Hospital and Medical Center, Pioneer Valley Hospital and Santa Rosa Medical Center (the "Hospitals") (all of which are wholly owned subsidiaries of Columbia/HCA Healthcare Corporation) as of December 31, 1994 and 1995, and the related statements of income and changes in retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Hospitals' management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Davis Hospital and Medical Center, Pioneer Valley Hospital and Santa Rosa Medical Center at December 31, 1994 and 1995, and the combined results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP


Salt Lake City, Utah
May 17, 1996

                       DAVIS HOSPITAL AND MEDICAL CENTER
                            PIONEER VALLEY HOSPITAL
                           SANTA ROSA MEDICAL CENTER

                            COMBINED BALANCE SHEETS

                                                                                                 DECEMBER 31
                                                                                             --------------------
                                                                                               1994       1995
                                                                                             ---------  ---------
                                                                                                (IN THOUSANDS)
                                                     ASSETS
Current assets:
  Cash.....................................................................................  $     456  $     656
  Accounts receivable, less allowance for doubtful accounts of $4,554 in 1994 and $6,641 in
   1995....................................................................................     14,494     13,658
  Inventories..............................................................................      1,933      2,243
  Prepaid expenses and other...............................................................        614      1,088
                                                                                             ---------  ---------
Total current assets.......................................................................     17,497     17,645
Property, plant and equipment, less accumulated depreciation...............................     50,723     49,215
Prepaid lease..............................................................................      5,101      6,864
Leasehold value, less accumulated amortization of $2,209 in 1994 and $2,498 in 1995........      3,191      2,902
Other assets...............................................................................      4,206      4,264
                                                                                             ---------  ---------
Total assets...............................................................................  $  80,718  $  80,890
                                                                                             ---------  ---------
                                                                                             ---------  ---------

                                      LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
  Accounts payable and other current liabilities...........................................  $   7,056  $   7,356
Intercompany liabilities...................................................................     44,765     40,266
Shareholder's equity:
  Common stock, Class B, $1 par value - 3,000 shares authorized and issued.................          3          3
  Additional paid in capital...............................................................      8,259      8,259
  Retained earnings........................................................................     20,635     25,006
                                                                                             ---------  ---------
Total shareholder's equity.................................................................     28,897     33,268
                                                                                             ---------  ---------
Total liabilities and shareholder's equity.................................................  $  80,718  $  80,890
                                                                                             ---------  ---------
                                                                                             ---------  ---------

                            See accompanying notes.

                       DAVIS HOSPITAL AND MEDICAL CENTER
                            PIONEER VALLEY HOSPITAL
                           SANTA ROSA MEDICAL CENTER

                       COMBINED STATEMENTS OF INCOME AND
                          CHANGES IN RETAINED EARNINGS

                                                                                           YEAR ENDED DECEMBER 31
                                                                                           ----------------------
                                                                                             1994        1995
                                                                                           ---------  -----------
                                                                                               (IN THOUSANDS)
Total operating revenues.................................................................  $  99,096  $   105,307
Costs and expenses:
  Salaries, wages, and benefits..........................................................     35,370       39,088
  Supplies...............................................................................     13,452       14,680
  Purchased services.....................................................................      9,368       10,158
  Other operating expenses...............................................................     11,486       12,376
  Provision for doubtful accounts........................................................      6,019        7,515
  Depreciation and amortization..........................................................      6,154        5,570
  Interest expense.......................................................................      3,835        3,280
  Management fees........................................................................      1,984        5,400
                                                                                           ---------  -----------
Total costs and expenses.................................................................     87,668       98,067
                                                                                           ---------  -----------
Income before income taxes...............................................................     11,428        7,240
Income taxes.............................................................................      4,514        2,869
                                                                                           ---------  -----------
Net income...............................................................................      6,914        4,371
Retained earnings at beginning of year...................................................     13,721       20,635
                                                                                           ---------  -----------
Retained earnings at end of year.........................................................  $  20,635  $    25,006
                                                                                           ---------  -----------
                                                                                           ---------  -----------

                            See accompanying notes.

                       DAVIS HOSPITAL AND MEDICAL CENTER
                            PIONEER VALLEY HOSPITAL
                           SANTA ROSA MEDICAL CENTER

                       COMBINED STATEMENTS OF CASH FLOWS

                                                                                              YEAR ENDED DECEMBER
                                                                                                       31
                                                                                              --------------------
                                                                                                1994       1995
                                                                                              ---------  ---------
                                                                                                 (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income..................................................................................  $   6,914  $   4,371
Adjustment to reconcile net income to net cash provided by operating activities:
  Depreciation and amortization.............................................................      6,154      5,570
  Changes in operating assets and liabilities:
    Accounts receivable.....................................................................       (388)       836
    Prepaid expenses, inventory and other current assets....................................       (183)      (784)
    Accounts payable and other liabilities..................................................        201        300
                                                                                              ---------  ---------
Net cash provided by operating activities...................................................     12,698     10,293

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, plant and equipment..................................................     (5,883)    (4,171)
Disposals of property, plant and equipment..................................................         53        109
(Increase) decrease in net leasehold value and other long-term assets.......................      1,170     (1,532)
                                                                                              ---------  ---------
Net cash used in investing activities.......................................................     (4,660)    (5,594)

CASH FLOWS FROM FINANCING ACTIVITIES
Net transfers to Columbia...................................................................     (7,583)    (4,499)
                                                                                              ---------  ---------
Increase in cash............................................................................        455        200
Cash at beginning of year...................................................................          1        456
                                                                                              ---------  ---------
Cash at end of year.........................................................................  $     456  $     656
                                                                                              ---------  ---------
                                                                                              ---------  ---------
Supplemental cash flow information:
Cash paid during the year for:
  Interest payments.........................................................................  $   3,835  $   3,280
  Income tax payments.......................................................................      4,514      2,869
Significant noncash transaction:
  Prepayment of lease through intercompany balances.........................................     --          2,000

                            See accompanying notes.

                       DAVIS HOSPITAL AND MEDICAL CENTER
                            PIONEER VALLEY HOSPITAL
                           SANTA ROSA MEDICAL CENTER
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                               DECEMBER 31, 1995

1.  ORGANIZATION
    Davis Hospital and Medical Center, Pioneer Valley Hospital and Santa Rosa Medical Center (the "Hospitals") are indirect wholly owned subsidiaries of Columbia/HCA Healthcare Corporation ("Columbia"). The Hospitals provide health care services to patients in and around their respective communities in Utah (Davis Hospital and Medical Center and Pioneer Valley Hospital) and Florida (Santa Rosa Medical Center). The Hospitals receive payment for patient services from the federal government primarily under the Medicare program, state programs under their respective Medicaid programs, health maintenance organizations, preferred provider organizations and other private insurers and directly from patients.

    In connection with a Federal Trade Commission consent order resulting from Columbia's merger with Health Trust, Inc. ("HTI"), Columbia agreed to sell the Hospitals to Paracelsus Healthcare Corporation ("Paracelsus"). The Hospitals and related entities were exchanged for three Paracelsus hospitals and related entities as well as an additional cash payment as defined by the agreement. The transaction closed on May 16, 1996.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    PREPARATION OF FINANCIAL STATEMENTS

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    BASIS OF COMBINATION

    The combined financial statements presented herein will be referred to for the years ended December 31, but will include the financial statements of Davis Hospital and Pioneer Valley Hospital for the years ended December 31, and Santa Rosa Medical Center for the years ended August 31.

    OPERATING REVENUES AND RECEIVABLES

    Operating revenues are based on established billing rates less allowances and discounts for patients covered by Medicare, Medicaid and various other discount arrangements. Payments received under these programs and arrangements, which are based on either predetermined rates or the cost of services, are generally less than the Hospital's customary charges, and the differences are recorded as contractual adjustments or policy discounts at the time service is rendered. These contractual adjustments totaled $49,738,000 and $56,580,000 for 1994 and 1995, respectively.

    Normal estimation differences between final settlements and amounts recognized in previous years are reported as contractual adjustments in the current year. The administrative procedures for cost-based programs preclude final determination of the payments due or receivable until after the Hospitals' cost reports are audited or otherwise reviewed by and settled with the respective program agencies. The Hospitals' estimate for final settlements of all years through 1995 has been reflected in the combined financial statements.

                       DAVIS HOSPITAL AND MEDICAL CENTER
                            PIONEER VALLEY HOSPITAL
                           SANTA ROSA MEDICAL CENTER
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                               DECEMBER 31, 1995

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    Patient revenues under the Medicare and Medicaid programs amounted to approximately 43% and 40% of total patient revenues in 1994 and 1995, respectively. The Hospitals do not believe that there are any credit risks associated with receivables due from governmental agencies. Concentrations of credit risk from other payors is limited by the number of patients and payors.

    INTERCOMPANY LIABILITIES

    Intercompany liabilities represent, in part, the net excess of funds transferred to or paid on behalf of the Hospitals over funds transferred to the centralized cash management account of Columbia. Generally, this balance is increased by automatic cash transfers from the account to reimburse the Hospitals' bank accounts for operating expenses and to pay the Hospitals' debt, completed construction project additions, fees and services provided by Columbia and other operating expenses, such as payroll, interest, insurance, and income taxes. Generally, the balance is decreased through daily cash deposits by the Hospitals to the account. Management fees represent an allocation of home office and regional expenses of Columbia.

    At December 31, 1994 and 1995, intercompany balances also include certain long-term debt balances amounting to $33,553,000 and $29,616,000, respectively, which were allocated to the Hospitals by Columbia. All principal and interest payments on the debt allocated from Columbia are made by the Hospitals through Columbia. The Hospitals were charged interest on the allocated debt at rates ranging from 11.9% to 10% during 1994 and 1995.

    INVENTORIES

    Inventories consisting of drugs and other supplies are stated at cost (first-in, first-out method) which is not in excess of market.

    PROPERTY AND EQUIPMENT

    Depreciation is computed by the straight-line method over the estimated useful life of the assets. Depreciation rates for buildings and improvements are equivalent to useful lives ranging generally from 10 to 20 years. Estimated useful lives of equipment vary generally from 4 to 10 years.

    INCOME TAXES

    Columbia files consolidated federal and state income tax returns which include the accounts of the Hospitals. The provision for income taxes is determined utilizing maximum federal and state statutory rates applied to income before income taxes adjusted for certain items which are not deductible. Income tax benefits or liabilities are reflected in the intercompany liabilities. All income tax payments are made by the Hospitals through Columbia.

    GENERAL AND PROFESSIONAL LIABILITY RISKS

    Columbia assumes the liability for all general and professional liability claims incurred and maintains the related reserve; accordingly, no reserve for liability risks is recorded on the accompanying combined balance sheets. Prior to April 24, 1995, Columbia maintained self-insurance coverage for general and professional liability risks of the Hospitals. Davis Hospital and Medical Center maintained reserves for general and professional liability risk up to certain deductible limits during 1994.

                       DAVIS HOSPITAL AND MEDICAL CENTER
                            PIONEER VALLEY HOSPITAL
                           SANTA ROSA MEDICAL CENTER
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                               DECEMBER 31, 1995

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
Costs attributable to the Hospitals were allocated based on actuarially determined estimates. Effective April 24, 1995, the cost of general and professional liability coverage were allocated by Columbia's captive insurance company to the Hospitals based on actuarially determined estimates. The cost for 1994 and 1995 was approximately $1,046,000 and $1,137,000, respectively.

    The Hospitals participate in a self-insured program for workers' compensation and health insurance administered by Columbia. The cost, based on the Hospitals' experience, was approximately $1,798,000 and $2,826,000 for 1994 and 1995, respectively.

    LITIGATION AND OTHER MATTERS

    The Hospitals are subject to claims and suits arising in the ordinary course of business. In the opinion of management, the ultimate resolution of such pending legal proceedings will not have a material effect on the Hospitals' financial position, results of operations or cash flows.

3.  PROPERTY, PLANT AND EQUIPMENT
    A summary of property, plant and equipment is as follows:

                                                                             DECEMBER 31
                                                                         --------------------
                                                                           1994       1995
                                                                         ---------  ---------
                                                                            (IN THOUSANDS)
Land and improvements..................................................  $   1,831  $   1,824
Buildings and improvements.............................................     39,825     40,507
Equipment..............................................................     41,938     45,957
                                                                         ---------  ---------
                                                                            83,594     88,288
Less accumulated depreciation..........................................     34,493     39,363
                                                                         ---------  ---------
                                                                            49,101     48,925
Construction in progress...............................................      1,622        290
                                                                         ---------  ---------
                                                                         $  50,723  $  49,215
                                                                         ---------  ---------
                                                                         ---------  ---------

4.  RETIREMENT PLANS
    The Hospitals participate in Columbia's defined contribution retirement plans, which cover substantially all employees. Benefits are determined primarily as a percentage of a participant's earned income. Retirement expense was approximately $1,676,000 in 1994 and $1,293,000 in 1995.

5.  LEASES
    Operating lease rental expense relating primarily to the rental of buildings and equipment was approximately $2,662,000 and $3,367,000 in 1994 and 1995, respectively.

                       DAVIS HOSPITAL AND MEDICAL CENTER
                            PIONEER VALLEY HOSPITAL
                           SANTA ROSA MEDICAL CENTER
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                               DECEMBER 31, 1995

5.  LEASES (CONTINUED)
    Future minimum rental commitments under noncancelable operating leases (with an initial or remaining term in excess of one year) at December 31, 1995, are as follows (in thousands):

1996........................................  $   3,133
1997........................................      3,069
1998........................................      3,048
1999........................................      2,666
2000........................................      1,774
Thereafter..................................      9,098
                                              ---------
Total minimum rental commitments............  $  22,788
                                              ---------
                                              ---------

6.  PREPAID LEASE
    Santa Rosa Medical Center is party to a prepaid lease agreement with Santa Rosa County to lease certain real property and improvements. Effective September 1, 1994, the initial 20-year lease term, scheduled to terminate in the year 2005, was extended to the year 2025 for $2,000,000. In connection with the lease extension, Santa Rosa Medical Center agreed to make capital improvements through December 31, 2004, aggregating not less than $5,000,000.

    Leasehold value in the accompanying combined balance sheets represents the difference between market rent and contract rent, discounted to present value over the initial lease term, at the date of acquisition of the Hospital by HTI. Leasehold value is being amortized over the remaining initial lease term on a straight-line basis.

7.  AFFILIATED COMPANIES
    The Hospitals incur expenses for management services provided by Columbia. Due to the related nature of these entities, the amounts paid may not have been the same if similar activities had been undertaken with unrelated parties.

                       DAVIS HOSPITAL AND MEDICAL CENTER
                            PIONEER VALLEY HOSPITAL
                           SANTA ROSA MEDICAL CENTER

                        UNAUDITED COMBINED BALANCE SHEET

                                                                                MARCH 31, 1996
                                                                                --------------
                                                                                (IN THOUSANDS)
                                            ASSETS
Current assets:
  Cash........................................................................    $      206
  Accounts receivable, less allowance for doubtful accounts...................        15,664
  Inventories.................................................................         2,019
  Prepaid expenses and other..................................................         1,040
                                                                                --------------
Total current assets..........................................................        18,929
Property, plant and equipment, less accumulated depreciation..................        47,561
Prepaid lease.................................................................         5,961
Leasehold value, less accumulated amortization................................         2,757
Other assets..................................................................         4,063
                                                                                --------------
Total assets..................................................................    $   79,271
                                                                                --------------
                                                                                --------------

                             LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
  Accounts payable and other current liabilities..............................    $    8,750
Intercompany liabilities......................................................        36,324
Shareholder's equity:
  Common stock, Class B, $1 par value -- 3,000 shares authorized and issued...             3
  Additional paid in capital..................................................         8,259
  Retained earnings...........................................................        25,935
                                                                                --------------
Total shareholder's equity....................................................        34,197
                                                                                --------------
Total liabilities and shareholder's equity....................................    $   79,271
                                                                                --------------
                                                                                --------------

                            See accompanying notes.

                       DAVIS HOSPITAL AND MEDICAL CENTER
                            PIONEER VALLEY HOSPITAL
                           SANTA ROSA MEDICAL CENTER

                  UNAUDITED COMBINED STATEMENTS OF INCOME AND
                          CHANGES IN RETAINED EARNINGS

                                                                                              THREE MONTHS ENDED
                                                                                                   MARCH 31
                                                                                             --------------------
                                                                                               1995       1996
                                                                                             ---------  ---------
                                                                                                (IN THOUSANDS)
Total operating revenues...................................................................  $  26,861  $  28,075
Costs and expenses:
  Salaries, wages, and benefits............................................................      9,712     10,658
  Supplies.................................................................................      3,862      3,980
  Purchased services.......................................................................      2,232      2,908
  Other operating expenses.................................................................      3,190      3,202
  Provision for doubtful accounts..........................................................      1,495      1,777
  Depreciation and amortization............................................................      1,568      1,581
  Interest expense.........................................................................        854        576
  Management fees..........................................................................        583      1,857
                                                                                             ---------  ---------
Total costs and expenses...................................................................     23,496     26,539
                                                                                             ---------  ---------
Income before income taxes.................................................................      3,365      1,536
Income taxes...............................................................................      1,329        607
                                                                                             ---------  ---------
Net income.................................................................................      2,036        929
Retained earnings at beginning of period...................................................     20,635     25,006
                                                                                             ---------  ---------
Retained earnings at end of period.........................................................  $  22,671  $  25,935
                                                                                             ---------  ---------
                                                                                             ---------  ---------

                            See accompanying notes.

                       DAVIS HOSPITAL AND MEDICAL CENTER
                            PIONEER VALLEY HOSPITAL
                           SANTA ROSA MEDICAL CENTER

                  UNAUDITED COMBINED STATEMENTS OF CASH FLOWS

                                                                                              THREE MONTHS ENDED
                                                                                                   MARCH 31
                                                                                             --------------------
                                                                                               1995       1996
                                                                                             ---------  ---------
                                                                                                (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income.................................................................................  $   2,036  $     929
Adjustment to reconcile net income to net cash provided by operating activities:
  Depreciation and amortization............................................................      1,568      1,581
  Changes in operating assets and liabilities:
    Accounts receivable....................................................................     (1,842)    (2,006)
    Prepaid expenses and inventories.......................................................       (322)       272
    Accounts payable and other current liabilities.........................................        114      1,394
                                                                                             ---------  ---------
Net cash provided by operating activities..................................................      1,554      2,170
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, plant and equipment.................................................       (950)    --
Disposals of property, plant and equipment.................................................     --             73
Decrease in net leasehold value and other long term assets.................................       (750)     1,249
                                                                                             ---------  ---------
Net cash used in investing activities......................................................     (1,700)     1,322
CASH FLOWS FROM FINANCING ACTIVITIES
Net transfers (to) from Columbia...........................................................         58     (3,942)
                                                                                             ---------  ---------
Increase in cash...........................................................................        (88)      (450)
Cash at beginning of period................................................................        456        656
                                                                                             ---------  ---------
Cash at end of period......................................................................  $     368  $     206
                                                                                             ---------  ---------
                                                                                             ---------  ---------
Supplemental cash flow information:
Cash paid during the period for:
  Interest payments........................................................................  $     854  $     576
  Income tax payments......................................................................      1,329        607

                            See accompanying notes.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
Champion Healthcare Corporation

    We have audited the accompanying consolidated balance sheet of Champion Healthcare Corporation as of December 31, 1994 and 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Champion Healthcare Corporation as of December 31, 1994 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          COOPERS & LYBRAND L.L.P.

Houston, Texas
February 27, 1996

                        CHAMPION HEALTHCARE CORPORATION
                           CONSOLIDATED BALANCE SHEET

                                       ASSETS

                                                                                                DECEMBER 31,
                                                                                           ----------------------
                                                                                              1994        1995
                                                                                           ----------  ----------
                                                                                           (DOLLARS IN THOUSANDS,
                                                                                             EXCEPT SHARE DATA)
Current assets:
  Cash and cash equivalents..............................................................  $   48,424  $    7,583
  Restricted cash........................................................................       5,000      --
  Accounts receivable, less allowance for doubtful accounts of $4,959 and $10,118 in 1994
   and 1995, respectively................................................................      17,115      33,262
  Supplies inventory.....................................................................       1,942       3,470
  Prepaid expenses and other current assets..............................................       4,899       6,264
                                                                                           ----------  ----------
  Total current assets...................................................................      77,380      50,579
Property and equipment:
  Land...................................................................................       4,510       6,418
  Buildings and improvements.............................................................      48,888     115,688
  Equipment..............................................................................      25,016      42,343
  Construction in progress...............................................................       8,839       4,666
                                                                                           ----------  ----------
    Total property and equipment.........................................................      87,253     169,115
  Less allowances for depreciation and amortization......................................       5,340      10,733
                                                                                           ----------  ----------
    Total property and equipment, net....................................................      81,913     158,382
Investment in Dakota Heartland Health System.............................................      40,088      48,145
Goodwill, net of accumulated amortization of $37 and
 $1,051 in 1994 and 1995, respectively...................................................       5,947      20,933
Intangible assets, net of accumulated amortization of $1,647 and
 $2,052 in 1994 and 1995, respectively...................................................       5,718       7,438
Other assets.............................................................................       5,507       5,783
                                                                                           ----------  ----------
    Total assets.........................................................................  $  216,553  $  291,260
                                                                                           ----------  ----------
                                                                                           ----------  ----------
                                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt......................................................  $    4,221  $    1,166
  Current portion of capital lease obligations...........................................         560       1,301
  Accounts payable.......................................................................      10,637      13,952
  Due to third parties...................................................................       2,241       8,829
  Accrued and other liabilities..........................................................       8,446      15,490
                                                                                           ----------  ----------
    Total current liabilities............................................................      26,105      40,738
Long-term debt...........................................................................     102,626     159,670
Capital lease obligations................................................................       2,658       2,777
Other long-term liabilities..............................................................      11,037      10,177
Commitments and contingencies (Notes 3 and 13)
Redeemable preferred stock...............................................................      76,294      46,029
Common stock, $.01 par value:
  Authorized - 25,000,000 shares, 4,223,975 and 11,868,230 shares issued and outstanding
   in 1994 and 1995, respectively........................................................          42         119
Common stock subscribed, 100,000 and 80,000 shares in 1994 and 1995, respectively........          50          40
Common stock subscription receivable.....................................................         (50)        (40)
Paid in capital..........................................................................      15,998      47,643
Accumulated deficit......................................................................     (18,207)    (15,893)
                                                                                           ----------  ----------
    Total liabilities and stockholders' equity...........................................  $  216,553  $  291,260
                                                                                           ----------  ----------
                                                                                           ----------  ----------

                See notes to consolidated financial statements.

                        CHAMPION HEALTHCARE CORPORATION
                      CONSOLIDATED STATEMENT OF OPERATIONS

                                                                                    YEAR ENDED DECEMBER 31,
                                                                             -------------------------------------
                                                                                1993         1994         1995
                                                                             -----------  -----------  -----------
                                                                                    (DOLLARS IN THOUSANDS,
                                                                                    EXCEPT PER SHARE DATA)
Net patient service revenue................................................  $    86,728  $    99,613  $   163,500
Other revenue..............................................................        3,104        4,580        4,020
                                                                             -----------  -----------  -----------
    Net revenue............................................................       89,832      104,193      167,520
Expenses:
  Salaries and benefits....................................................       36,698       41,042       72,188
  Supplies.................................................................       11,641       12,744       21,113
  Other operating expenses.................................................       24,033       29,767       44,594
  Provision for bad debts..................................................        5,669        7,812       12,016
  Interest.................................................................        2,725        6,375       13,618
  Depreciation and amortization............................................        3,524        4,010        9,290
  Equity in earnings of Dakota Heartland Health System.....................      --           --            (8,881)
  Asset write-down.........................................................       15,456      --           --
                                                                             -----------  -----------  -----------
    Total expenses.........................................................       99,746      101,750      163,938
                                                                             -----------  -----------  -----------
  Income (loss) before income taxes and extraordinary items................       (9,914)       2,443        3,582
Provision for income taxes.................................................        1,009          200          150
                                                                             -----------  -----------  -----------
  Income (loss) before extraordinary items.................................      (10,923)       2,243        3,432
Extraordinary items:
  Loss on early extinguishment of debt, net of tax benefit of $634 for
   1993....................................................................       (1,230)     --            (1,118)
                                                                             -----------  -----------  -----------
  Net income (loss)........................................................  $   (12,153) $     2,243  $     2,314
                                                                             -----------  -----------  -----------
                                                                             -----------  -----------  -----------
  Loss applicable to common stock..........................................  $   (13,805) $    (2,467) $    (9,017)
                                                                             -----------  -----------  -----------
                                                                             -----------  -----------  -----------
Loss per common share:
  Loss before extraordinary items..........................................  $    (11.21) $     (1.69) $     (1.86)
  Extraordinary items......................................................        (1.10)     --             (0.26)
                                                                             -----------  -----------  -----------
    Loss per common share..................................................  $    (12.31) $     (1.69) $     (2.12)
                                                                             -----------  -----------  -----------
                                                                             -----------  -----------  -----------

                See notes to consolidated financial statements.

                        CHAMPION HEALTHCARE CORPORATION
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                               COMMON STOCK                 COMMON STOCK          ADDITIONAL
                                        --------------------------  ----------------------------    PAID-IN    ACCUMULATED
                                           SHARES        AMOUNT      SUBSCRIBED     RECEIVABLE      CAPITAL      DEFICIT
                                        -------------  -----------  -------------  -------------  -----------  ------------
BALANCES AT JANUARY 1, 1993...........      1,100,000   $      11     $      50      $     (50)                 $   (2,363)
Preferred stock dividends accrued,
 including accretion of issuance
 costs................................                                                                              (1,652)
Exercise of bridge loan warrants......         26,250
Net loss..............................                                                                             (12,153)
                                        -------------       -----           ---            ---    -----------  ------------
BALANCES AT DECEMBER 31, 1993.........      1,126,250          11            50            (50)                    (16,168)
Exercise of bridge loan warrants......         83,044           1
Shares issued in AmeriHealth
 acquisition..........................      3,014,681          30                                  $  16,426
Preferred stock dividends accrued,
 including accretion of issuance
 costs................................                                                                  (428)       (4,282)
Net income............................                                                                               2,243
                                        -------------       -----           ---            ---    -----------  ------------
BALANCES AT DECEMBER 31, 1994.........      4,223,975          42            50            (50)       15,998       (18,207)
Preferred stock dividends accrued,
 including accretion of issuance
 costs................................                                                                (5,982)
Dividends declared pursuant to the
 Recapitalization.....................                                                                (5,349)
Issuance of warrants..................                                                                   668
Exercise of options/stock
 subscriptions........................         38,411           1           (10)            10           108
Shares issued pursuant to the
 Recapitalization, net of issuance
 costs................................      7,605,844          76                                     42,200
Net income............................                                                                               2,314
                                        -------------       -----           ---            ---    -----------  ------------
BALANCES AT DECEMBER 31, 1995.........     11,868,230   $     119     $      40      $     (40)    $  47,643    $  (15,893)
                                        -------------       -----           ---            ---    -----------  ------------
                                        -------------       -----           ---            ---    -----------  ------------

                See notes to consolidated financial statements.

                        CHAMPION HEALTHCARE CORPORATION
                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                                   YEAR ENDED DECEMBER 31,
                                                                             -----------------------------------
                                                                                1993         1994        1995
                                                                             -----------  ----------  ----------
                                                                                   (DOLLARS IN THOUSANDS)
Operating activities:
Net income (loss)..........................................................  $   (12,153) $    2,243  $    2,314
Adjustments to reconcile net income (loss) to net cash
 provided by (used in) operating activities:
  Extraordinary loss, net..................................................        1,230      --           1,118
  Equity in earnings of Dakota Heartland Health System,
   net of distributions....................................................      --           --          (8,056)
  Depreciation and amortization............................................        3,524       4,010       9,290
  Deferred income taxes....................................................       (1,171)      1,600      --
  Provision for bad debts..................................................        5,669       7,812      12,016
  Asset write-down.........................................................       15,456      --          --
  Changes in operating assets and liabilities,
   excluding acquisitions:
    Accounts receivable....................................................       (6,842)     (9,088)    (14,864)
    Supplies inventory.....................................................         (446)       (264)        144
    Prepaid expenses and other current assets..............................         (169)     (4,154)      2,103
    Other assets...........................................................       (1,654)       (908)     (3,210)
    Accounts payable, income taxes payable and other accrued liabilities...        1,935      (1,968)     12,037
                                                                             -----------  ----------  ----------
      Net cash provided by (used in) operating activities..................        5,379        (717)     12,892
                                                                             -----------  ----------  ----------
Investing activities:
  Purchase of facilities...................................................       (5,813)     --         (59,810)
  Net payment for investment in partnership................................      --          (20,000)     (2,000)
  Cash acquired in acquisitions............................................      --            4,341         361
  Additions to property and equipment......................................       (4,726)    (12,561)    (42,822)
  Proceeds from sales of property and equipment............................      --           --           1,704
  Investment in note receivable............................................      --             (757)     (2,524)
                                                                             -----------  ----------  ----------
      Net cash used in investing activities................................      (10,539)    (28,977)   (105,091)
                                                                             -----------  ----------  ----------
Financing activities:
  Proceeds from issuance of long-term obligations..........................       63,091      19,133     143,532
  Payments related to issuance of long-term debt obligations and other
   financing costs.........................................................       (2,396)     --          (3,927)
  Payments on long-term obligations........................................      (28,516)     (2,300)    (94,715)
  Payments on obligations assumed through acquisitions.....................      --          (10,911)     --
  Proceeds from issuance of redeemable preferred stock and stock
   warrants................................................................       34,345      11,223         793
  Payments related to preferred and common stock issuance..................         (882)     --             (38)
  Cash restricted under collateral agreement...............................      --           (5,713)     --
  Cash released under collateral agreement.................................      --           --           5,713
                                                                             -----------  ----------  ----------
      Net cash provided by financing activities............................       65,642      11,432      51,358
                                                                             -----------  ----------  ----------
      (Decrease) increase in cash and cash equivalents.....................       60,482     (18,262)    (40,841)
Cash and cash equivalents at beginning of year.............................        6,204      66,686      48,424
                                                                             -----------  ----------  ----------
Cash and cash equivalents at end of year...................................  $    66,686  $   48,424  $    7,583
                                                                             -----------  ----------  ----------
                                                                             -----------  ----------  ----------

                See notes to consolidated financial statements.

                        CHAMPION HEALTHCARE CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.  ORGANIZATIONAL BACKGROUND
    Champion Healthcare Corporation (the "Company"), a Delaware corporation, is engaged in the ownership and management of general acute care and specialty hospitals and related health care facilities. At December 31, 1995, including hospital partnerships, the Company owns and/or operates seven acute care hospitals, two psychiatric hospitals and a skilled nursing facility. See Note 16 "Subsequent Events" for a discussion of recent acquisition activity.

    Including hospital partnerships, the seven general acute care hospitals owned and/or operated by the Company provide a range of medical and surgical services typically available in general acute care hospitals. These services include inpatient care such as intensive and cardiac care, diagnostic services, radiological services and emergency services. All of the hospitals provide an extensive range of outpatient services, including ambulatory surgery, laboratory and radiology. The Company's two psychiatric hospitals provide child, adolescent and adult comprehensive psychiatric and chemical dependency treatment programs, with inpatient, day hospital, outpatient and other ambulatory care.

    Effective December 31, 1995, the Company and its preferred shareholders entered into the 1995 Recapitalization Agreement to reduce the complexity of the Company's capital structure and eliminate the accrual of future dividends on its outstanding preferred stock and the resulting impact on earnings per share. As a result of the Recapitalization Agreement, common shares outstanding increased from 4,262,386 to 11,868,230 and preferred shares outstanding decreased from 10,452,370 to 2,605,714. The transactions comprising the 1995 Recapitalization Agreement are herein collectively referred to as the "Recapitalization." See
Note 8 "Stockholders' Equity" for a discussion of the terms of the Recapitalization.

NOTE 2.  SIGNIFICANT ACCOUNTING POLICIES

    PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of the Company, all wholly-owned and majority-owned subsidiaries and majority-owned partnerships. The Company uses the equity method of accounting when it has a 20% to 50% interest in other companies and partnerships. Under the equity method, the Company records its original investment at cost and adjusts its investment for its undistributed share of the earnings or losses of the equity investee. All significant intercompany transactions and accounts have been eliminated in consolidation.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of net revenue and expenses during the period. Actual results could differ from those estimates. The most significant areas which require the use of management's estimates relate to the determination of estimated third-party payor settlements, allowance for uncollectable accounts receivable, income tax valuation allowance and reserves for professional liability risk.

    NET PATIENT SERVICE REVENUE

    The Company's facilities have entered into agreements with third-party payors, including US government programs and managed care health plans, under which the Company is paid based upon established charges, cost of services provided, predetermined rates by diagnosis, fixed per diem rates or discounts from established charges.

    Net patient service revenues are recorded at estimated amounts due from patients and third party payors for health care services provided, including anticipated settlements under reimbursement agreements with third party payors. Payments for services rendered to patients covered by the

                        CHAMPION HEALTHCARE CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 2.  SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
Medicare and Medicaid programs are generally less than billed charges. Provisions for contractual adjustments are made to reduce charges to these patients to estimated receipts based upon each program's principle of payment/reimbursement (either prospectively determined or retrospectively determined costs). Settlements for retrospectively determined rates are estimated in the period the related services are rendered and are adjusted in future periods as final settlements are determined. In management's opinion, adequate allowance has been provided for possible adjustments that might result from final settlements under these programs. Allowance for contractual adjustments under these programs are deducted from accounts receivable in the accompanying consolidated balance sheet.

    OTHER REVENUE

    Other revenue includes income from non-patient hospital activities such as cafeteria sales and interest income, among others.

    CASH AND CASH EQUIVALENTS

    Cash and cash equivalents include all highly liquid debt instruments, primarily US government backed securities and certificates of deposit, purchased with an original maturity of three months or less. The Company maintains its cash in bank deposits which, at times, may exceed federally insured limits.

    The Company adopted Statement of Financial Accounting Standards No. 115 "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS 115") on January 1, 1995. All investments accounted for under SFAS No. 115 are classified as available-for-sale, and the implementation of this statement had no impact on net income.

    ACCOUNTS RECEIVABLE

    Accounts receivable consist primarily of amounts due from the Medicare and Medicaid programs, other government programs, managed care health plans, commercial insurance companies and individual patients. Current earnings are charged with an allowance for doubtful accounts based on experience and other circumstances that may affect the ability of patients to meet their obligations. Accounts deemed uncollectable are charged against that allowance.

    SUPPLIES INVENTORY

    Inventory consists primarily of pharmaceuticals and supplies and is stated at the lower of cost (first-in, first-out) or market.

    PROPERTY AND EQUIPMENT

    Property and equipment are recorded at cost. Expenditures for new facilities and equipment and those that substantially increase the useful life of existing property and equipment are capitalized. Ordinary maintenance and repairs are charged to expense when incurred. Upon disposition, the assets and related accumulated depreciation are removed from the accounts, and the resulting gain or loss is included in the statement of operations.

    Depreciation is computed using the straight-line method at rates calculated to amortize the cost of assets over their estimated useful lives ranging from 3 to 40 years.

                        CHAMPION HEALTHCARE CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 2.  SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    GOODWILL AND OTHER INTANGIBLE ASSETS

    Goodwill represents costs in excess of net assets acquired and is amortized on a straight line basis over a period of 20 years. Intangible assets consist of deferred financing costs, non-compete agreements and various other intangible assets. Deferred financing costs are amortized on a straight-line basis over the term of the applicable debt. Costs related to non-compete agreements and other intangibles are amortized on a straight-line basis over two to five years.

    Amortization expense for 1993, 1994 and 1995 was approximately $1,209,000, $1,000,000, and $2,724,000, of which approximately $139,000, $395,000, and
$845,000 relate to deferred financing costs.

    CUMULATIVE CONVERTIBLE REDEEMABLE PREFERRED STOCK

    Through December 31, 1995, the Company reflected accumulated unpaid and undeclared dividends on its cumulative redeemable preferred stock as an increase in the related issue with corresponding charges to additional paid-in capital, to the extent available, and accumulated deficit. Pursuant to the Recapitalization, all accrued preferred dividends at December 31, 1995 (approximately $12,614,000) were paid by the issuance of common stock at an agreed price of $7.00 per share. Additionally, the holders of Series C and D preferred stock have waived all dividends accruing after December 31, 1995. See
Note 8 "Stockholders' Equity" for a discussion of the terms of the Recapitalization.

    INCOME TAXES

    The Company uses the liability method of accounting for income taxes. Under this method, deferred income taxes are recorded to reflect the tax consequence on future years of temporary differences between the tax basis of the assets and liabilities and their financial amounts at year-end.

    LOSS PER SHARE

    Loss per common and common equivalent share amounts are calculated by dividing loss applicable to common stock by the weighted average number of common shares outstanding during each period, as restated for the two-for-one stock split on July 7, 1993, and assuming the exercise, when dilutive, of all stock options and warrants having an exercise price less than the average stock market price of the common stock using the treasury stock method. Common stock equivalents and other potentially dilutive securities have not been considered because their effect was antidilutive in all years. Weighted average shares outstanding used to determine earnings per common and common equivalent share were 1,122,000, 1,457,000, and 4,255,000 in 1993, 1994 and 1995, respectively.

    RECLASSIFICATIONS

    Certain reclassifications have been made in prior year financial statements to conform to the 1995 presentation. These reclassifications had no effect on the results of operations previously reported.

    RECENT PRONOUNCEMENTS

    In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121 ("SFAS 121"), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." SFAS 121, which is effective for fiscal years beginning after December 15, 1995, requires that long-lived assets and certain identifiable intangibles held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company does not believe that the adoption of this statement will have a material effect on its financial statements.

                        CHAMPION HEALTHCARE CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 2.  SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 ("SFAS 123"), "Accounting for Stock-Based Compensation," which is effective for fiscal years beginning after December 15, 1995. SFAS 123 establishes new financial accounting and reporting standards for stock-based compensation plans. Entities will be allowed to measure compensation expense for stock-based compensation under SFAS 123 or APB Opinion No. 25, "Accounting for Stock Issued to Employees." Entities electing to account for such compensation under APB Opinion No. 25 will be required to make pro forma disclosures of net income and earnings per share as if SFAS 123 had been applied. The Company is presently evaluating which alternative it will adopt under SFAS 123 and has not yet quantified the potential impact on the Company of adopting this new standard.

NOTE 3.  ACQUISITIONS AND OTHER INVESTMENTS

    PHYSICIANS AND SURGEONS HOSPITAL

    The Company acquired Physicians and Surgeons Hospital in Midland, Texas on May 1, 1993 for approximately $5,800,000 in cash and the assumption of $1,200,000 in debt. The acquisition was accounted for as a purchase transaction with operations reflected in the consolidated financial statements beginning May 1, 1993. The Company replaced P&S in the fourth quarter of 1995 with the newly constructed 101 bed Westwood Medical Center. Total construction cost for the new facility was approximately $39,017,000.

    PSYCHIATRIC HEALTHCARE CORPORATION

    On October 21, 1994, the Company acquired Psychiatric Healthcare Corporation ("PHC"), a privately held corporation headquartered in Birmingham, Alabama, by the merger of PHC with and into a wholly-owned subsidiary of the Company. PHC owned and operated two free-standing psychiatric hospitals with a combined total of 219 beds located in Springfield, Missouri and Alexandria, Louisiana, and owned a third free-standing psychiatric hospital located in Sherman, Texas, that was closed and held for sale at the date of acquisition. The net purchase price, including contingent consideration of $2,000,000 paid in 1995 and the assumption of long term debt, was approximately $24,600,000. The Company paid no cash to PHC shareholders. Total consideration paid by the Company consisted of the assumption of approximately $14,880,000 in long-term debt and the issuance of the following securities to PHC shareholders: (i) 264,306 shares of Series D preferred stock, (ii) $7,123,000 of 11% Senior Subordinated Notes with 213,690 detachable warrants to acquire common stock and (iii) options, which were subsequently exercised, to acquire an additional 7,561 shares of Series D Preferred Stock and $202,000 principal amount of 11% Senior Subordinated Notes with 6,060 detachable warrants. The payment of contingent consideration had been subject to the Company's receipt of up to $2,000,000 from a combination of the sale of the Sherman, Texas facility, a recovery from a lawsuit and certain specified Medicaid payments. All conditions for the payment of contingent consideration were substantially met in 1995, including the sale of Sherman Hospital for approximately $1,300,000 in March 1995. The acquisition was accounted for as a purchase transaction with operations reflected in the consolidated financial statements effective October 1, 1994. The Company has completed its analysis of the assets acquired and liabilities assumed and has allocated approximately $8,800,000 in excess purchase price to goodwill, which is currently being amortized over a 20 year period.

    AMERIHEALTH, INC.

    On December 6, 1994, the Company merged with AmeriHealth, Inc. ("AHH"), a Delaware corporation, with AHH being the surviving corporation resulting from the merger (the "Combined Company"). The merger was accounted for as a recapitalization of the Company with the Company as

                        CHAMPION HEALTHCARE CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 3. ACQUISITIONS AND OTHER INVESTMENTS (CONTINUED) the acquiror (a reverse acquisition). Concurrent with the merger, the name of the Combined Company was changed to Champion Healthcare Corporation, and the Combined Company adopted the Company's certificate of incorporation provisions.

    Pursuant to the merger, the Combined Company: (a) paid a cash distribution of $0.085 cents per share to all common stockholders of AHH, (b) issued one share of its Combined Company common stock for each 5.70358 shares of the approximately 17.2 million outstanding shares of AHH's Common Stock, (c) issued one share of Combined Company common stock for each of the approximately 1.2 million then outstanding shares of the Company common stock, and (d) issued one share of newly authorized Combined Company preferred stock for each of the then outstanding shares of the Company's preferred stock. The terms of the new voting shares of Combined Company preferred stock are identical to those of the Company's preferred stock outstanding prior to the merger. In addition, holders of the outstanding shares of AHH's $2.125 Increasing Rate Cumulative Convertible Preferred Stock were canceled in exchange for cash equal to the redemption price of such shares plus all unpaid dividends which totaled approximately $47,000. The net purchase price, including the assumption of approximately $17,700,000 in debt, was approximately $38,876,000. The acquisition was accounted for as a purchase transaction with operations reflected in the consolidated financial statements effective December 1, 1994. The Company has completed its analysis of the assets acquired and liabilities assumed and has allocated approximately $8,946,000 in excess purchase price to goodwill, which is currently being amortized over a 20 year period.

    PARTNERSHIP WITH DAKOTA HOSPITAL

    On December 21, 1994, a wholly owned subsidiary of the Company that owned Heartland Medical Center, a 142 bed general acute care facility in Fargo, North Dakota, entered into a partnership with Dakota Hospital ("Dakota"), a not-for-profit corporation that owned a 199 bed general acute care hospital also in Fargo, North Dakota. The partnership is operated as Dakota Heartland Health System ("DHHS"). Also on December 21, 1994, the Company entered into an operating agreement with the partnership and Dakota to manage the combined operations of the two hospitals. Under the terms of the partnership agreement, the Company is obligated to advance funds to DHHS to cover any and all operating deficits of DHHS. DHHS began operations on December 31, 1994.

    The Company and Dakota contributed their respective hospitals debt and lien free (except for capitalized lease obligations), including certain working capital components, and the Company contributed an additional $20,000,000 in cash, each in exchange for 50% ownership in the partnership. A $20,000,000 special distribution was made to Dakota after capitalization of the partnership in accordance with the terms of the partnership agreement. The Company will receive 55% of the net income and distributable cash flow ("DCF") of the partnership until such time as it has recovered on a cumulative basis an additional $10,000,000 of DCF in the form of an "excess" distribution. As of December 31, 1995, the Company has received $825,000 in cash distributions from DHHS.

    The partnership is administered by a Governing Board comprised of six members appointed by Dakota, three members appointed by the Company and three members appointed by mutual consent of the Dakota members and the Company members. Certain Governing Board actions require the majority approval of each of the Company and Dakota members. Because the partners through the partnership agreement have delegated substantially all management of the partnership to the Company through the operating agreement, the authority of the Governing Board is limited.

    Beginning July 1996, Dakota has the right to require the Company to purchase its partnership interest free of debt or liens for a cash purchase price equal to 5.5 times Dakota's pro rata share of earnings before depreciation, interest, income taxes and amortization, as defined in the partnership agreement, less Dakota's pro-rata share of the partnership's long-term debt. DHHS had earnings

                        CHAMPION HEALTHCARE CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 3. ACQUISITIONS AND OTHER INVESTMENTS (CONTINUED) before depreciation, interest, income taxes and amortization of approximately $19,000,000 for the year ended December 31, 1995. Beginning January 1998, the purchase price for Dakota's partnership interest shall not be less than $50,000,000. After receipt of written notice of Dakota's intent to sell its partnership interest, the Company would have 12 months to complete the purchase. Should the Company not complete the purchase during this period, Dakota has the right to, among others, (i) terminate the operating agreement and engage an outside party to manage the hospital, (ii) replace the Company's designees to the Governing Board and (iii) enter into a fair market value transaction to sell substantially all of the partnership's assets.

    The Company accounts for its investment in DHHS under the equity method. The following table summarizes certain financial information of DHHS as of December 31, 1994 and 1995, and for the year ended December 31, 1995 (dollars in thousands). DHHS began operations on December 31, 1994.

                                                            YEAR ENDED
                                                         DECEMBER 31, 1995
                                                         -----------------
INCOME STATEMENT DATA
  Net revenue..........................................     $   106,011
  Net income...........................................          16,148
  Company's equity in the earnings of DHHS.............           8,881


                                                         DECEMBER 31, 1994  DECEMBER 31, 1995
                                                         -----------------  -----------------
BALANCE SHEET DATA
  Current assets.......................................     $    28,220        $    39,008
  Non-current assets...................................          44,298             55,854
  Current liabilities..................................          12,212             19,980
  Non-current liabilities..............................             129                 57
  Partners' equity.....................................          60,177             74,825

    SALT LAKE REGIONAL MEDICAL CENTER

    On April 13, 1995, the Company acquired Salt Lake Regional Medical Center ("SLRMC") from Columbia/HCA Healthcare Corporation ("Columbia"). SLRMC is comprised of a 200 bed tertiary care hospital and five clinics and is located in Salt Lake City, Utah. Total acquisition cost for SLRMC was approximately $61,042,000, which consisted of approximately $56,816,000 in cash and additional consideration due to Columbia of approximately $1,767,000, as well as the assumption of approximately $2,459,000 in capital lease obligations. Cash consideration included approximately $11,783,000 for certain working capital components, resulting in a net purchase price of approximately $49,259,000. The Company funded the asset purchase from available cash and approximately $30,000,000 in borrowings under its then outstanding credit facility. The acquisition was accounted for as a purchase transaction with operations reflected in the consolidated financial statements beginning April 14, 1995.

    JORDAN VALLEY HOSPITAL

    On March 1, 1996, the Company acquired Jordan Valley Hospital ("Jordan") from Columbia. Jordan is a 50 bed acute care hospital located in West Jordan, Utah, a suburb of Salt Lake City. The Company acquired Jordan in exchange for Autauga Medical Center, an 85 bed acute care hospital, and Autauga Health Care Center, a 72 bed skilled nursing facility, both in Prattville, Alabama, plus preliminary cash consideration paid to the seller of approximately $10,750,000, which included approximately $3,750,000 for certain net working capital components, subject to adjustment, and reimbursement of certain capital expenditures made previously by the seller. The transaction did not result in a gain or loss. The Alabama facilities were acquired as part of the Company's acquisition of AmeriHealth, Inc. on December 6, 1994.

                        CHAMPION HEALTHCARE CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 3.  ACQUISITIONS AND OTHER INVESTMENTS (CONTINUED)
    PRO FORMA FINANCIAL INFORMATION

    The following selected unaudited pro forma financial information for the years ended December 31, 1994 and 1995 assumes that the acquisition of SLRMC occurred on January 1, 1994. The selected unaudited pro forma financial information for the year ended December 31, 1994, assumes that the acquisitions of AHH and PHC, and the formation of the DHHS partnership occurred on January 1, 1994. The pro forma financial information below does not purport to be indicative of the results that actually would have been obtained had the operations been combined during the periods presented, and is not intended to be a projection of future results or trends.

                                                                         1994         1995
                                                                      -----------  -----------
                                                                            (UNAUDITED)
                                                                       (DOLLARS IN THOUSANDS,
                                                                       EXCEPT PER SHARE DATA)
Net revenue.........................................................  $   195,915  $   189,540
                                                                      -----------  -----------
                                                                      -----------  -----------
Equity in earnings of DHHS..........................................  $     5,443  $     8,881
                                                                      -----------  -----------
                                                                      -----------  -----------
Income (loss) before extraordinary item.............................  $    (3,198) $     3,999
                                                                      -----------  -----------
                                                                      -----------  -----------
Net income (loss)...................................................  $    (3,198) $     2,881
                                                                      -----------  -----------
                                                                      -----------  -----------
Loss applicable to common stock.....................................  $    (8,196) $    (8,450)
                                                                      -----------  -----------
                                                                      -----------  -----------
Loss per common share before extraordinary item.....................  $     (1.94) $     (1.72)
                                                                      -----------  -----------
                                                                      -----------  -----------
Loss per common share...............................................  $     (1.94) $     (1.99)
                                                                      -----------  -----------
                                                                      -----------  -----------
Weighted average number of common shares outstanding................        4,224        4,255
                                                                      -----------  -----------
                                                                      -----------  -----------

NOTE 4.  ASSET WRITE-DOWN
    In December 1993, the Company ceased providing medical services at Gulf Coast Hospital ("GCH"), one of two Company-owned hospitals located in Baytown, Texas, which it had acquired from HCA Health Services of Texas, Inc. on September 1, 1992. The Company intended to use GCH for limited administrative purposes only until it could arrange a sale. As a result, the Company wrote down the GCH assets by $15,456,000, which reflected the estimated fair value of the facility under limited use less ongoing operating costs and various rental concessions previously granted the tenants. The book value of GCH prior to the write-down was $16,681,000. The remaining net historical cost of $1,225,000 represented the equipment moved to the other Baytown campus. In June 1994, the Company sold the former HCA facility to a physician group for nominal consideration. The Company believes that assets associated with its other campus in Baytown have not been impaired as the result of this change in operations.

NOTE 5.  ACCRUED AND OTHER LIABILITIES
    Accrued and other liabilities consisted of the following at December 31, 1994 and 1995 (dollars in thousands):

                                                                            1994       1995
                                                                          ---------  ---------
Accrued salaries and wages..............................................  $   1,303  $   3,851
Accrued vacation........................................................      1,148      2,516
Accrued interest........................................................      1,256      3,156
Other...................................................................      4,739      5,967
                                                                          ---------  ---------
  Total accrued and other liabilities...................................  $   8,446  $  15,490
                                                                          ---------  ---------
                                                                          ---------  ---------

                        CHAMPION HEALTHCARE CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 6.  LONG-TERM DEBT
    Long-term debt consisted of the following at December 31, 1994 and 1995 (dollars in thousands):

                                                                                   1994         1995
                                                                                -----------  -----------
Revolving Loan................................................................               $    47,700
Term Loan.....................................................................  $    18,500      --
11% Senior Subordinated Notes (face amount of $99,089, net of a discount of
 $642 at December 31, 1995)...................................................       62,703       98,447
Health Care REIT, Inc.........................................................       12,770       11,120
Wilmington Savings Fund Society...............................................        9,766      --
Other notes payable...........................................................        3,108        3,569
                                                                                -----------  -----------
  Total debt..................................................................      106,847      160,836
Less current portion..........................................................       (4,221)      (1,166)
                                                                                -----------  -----------
    Total long-term debt......................................................  $   102,626  $   159,670
                                                                                -----------  -----------
                                                                                -----------  -----------

    On June 12, 1995, the Company issued $35,000,000 face amount (less a discount of approximately $668,000) of Senior Subordinated Notes (the "Notes") maturing on December 31, 2003. The Notes bear interest at an annual effective rate of 11.35% (11% stated rate). Interest is payable quarterly, and the stated rate increases from 11% to 11.5% on March 31, 1996. The Notes include detachable warrants for the purchase of 525,000 shares of common stock. The Notes are subject to redemption on or after December 31, 1995, at the Company's option, at prices declining from 112.5% of principal amount at December 31, 1995, to par at December 31, 2002. Additionally, there is a requirement to repurchase all outstanding Notes in the event of a change in control of the Company, at the holder's option, based on a declining redemption premium ranging from 112.5% to 103% of principal. Proceeds from the issuance of Notes were used to paydown approximately $31,500,000 principal amount outstanding under the Revolving Loan with the remainder retained for general corporate purposes. The Notes are uncollateralized obligations and are subordinated in right of payment to certain senior indebtedness of the Company. Approximately $668,000 of the proceeds from the issuance of the Notes were allocated to the warrants.

    On May 31, 1995, the Company refinanced and paid a $50,000,000 term and revolving credit facility ("old credit facility") obtained in November 1993 with a $100,000,000 revolving credit facility (the "Revolving Loan") with Banque Paribas, as agent, AmSouth Bank of Alabama, Bank One of Texas, N.A., CoreStates Bank, N.A., and NationsBank of Texas, N.A. Amounts available under the Revolving Loan are subject to certain limitations, and the total amount available under the Revolving Loan declines to $80,000,000 on the third anniversary date. The Revolving Loan also provides for short term letters of credit of up to $5,000,000. The Revolving Loan matures no later than March 31, 1999, and bears interest at a lender defined incremental rate plus, at the Company's option, the LIBOR or Prime rate. The incremental rate to be applied is based upon the Company meeting certain operational performance targets, as defined, and ranges from 2.5% to 3.0% with respect to the LIBOR rate option and from 1.0% to 1.5% with respect to the Prime rate option. The interest rates on the Revolving Loan and old credit facility were 8.85% and 9.12%, respectively, at December 31, 1995 and 1994. The Company currently has approximately $649,000 outstanding under letters of credit. Proceeds from the refinancing were used to pay approximately $48,000,000 principal amount outstanding under the Company's old credit facility and approximately $9,533,000 principal amount of debt held by Wilmington Savings Fund Society ("WSFS"). The interest rate on the WSFS Loan was 11.5% and 10.5% at May 31, 1995 (the date of payment) and December 31, 1994, respectively. With the exception of certain assets collateralizing debt assumed in the Company's 1994 acquisition of PHC, the Revolving Loan is collateralized by substantially all of the Company's assets. The terms of the Revolving Loan eliminated the requirement under the Company's previous bank credit facility to maintain a

                        CHAMPION HEALTHCARE CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 6.  LONG-TERM DEBT (CONTINUED)
cash  collateral  account  with the  lender  in  the amount  of  $5,000,000. The
Company's  future  acquisitions  and   divestitures  may  require,  in   certain
circumstances, consent by lenders under this agreement.

    In connection with the Company's refinancing and payment of its old credit facility, the Company wrote off unamortized deferred financing costs of $1,118,000, which had no tax effect. This amount has been recorded as an extraordinary loss in the accompanying consolidated statement of operations. The Company also prepaid the WSFS Loan with no material financial impact.

    On December 30, 1994, pursuant to commitments obtained from the original purchasers of the 11% Senior Subordinated Notes issued on December 31, 1993, the Company issued an additional $19,133,000 of Notes with detachable warrants for the purchase of 573,990 shares of common stock. No value was allocated to the warrants at the time of issuance because the interest rate on the Notes was considered a market rate and the exercise price was greater than the estimated fair value of the common stock. The Notes bear interest at an effective annual rate of 11%. All other terms of the Notes are substantially the same as those discussed above.

    In connection with the Company's acquisition of PHC, the Company issued approximately $7,123,000 principal amount of Notes, and assumed approximately $12,970,000 of mortgage financing on the PHC facilities, $257,000 in capitalized leases, $159,000 in notes payable and a working capital credit facility with a balance of approximately $1,494,000, which was repaid from available cash of the Company and PHC. The Notes bear interest at an effective annual rate of 11%. All other terms of the Notes are substantially the same as those discussed above.

    The mortgage notes are payable to Health Care REIT, Inc. and bear interest at an annual rate that increases yearly from 13.44% at December 31, 1995, to 15.4% at November 1, 2001. Thereafter, the mortgage bears interest at an annual rate equal to the seven year US Treasuries rate plus 500 basis points. Approximately $10,125,000 principal balance of the mortgage matures on December 1, 2008, with principal payments on that portion commencing in December 1995, based on 25 year amortization. The remaining balance of the mortgage requires quarterly principal payments of $200,000 through 1997. The Company sold the Sherman, Texas facility for approximately $1,300,000 on March 22, 1995. In connection with the sale, the Company made a required principal payment of $850,000 on the mortgage collateralized by this facility and obtained a release of collateral from the lender. The remaining principal balance is now collateralized by the Company's hospital in Alexandria, Louisiana.

    Other notes payable bear interest at rates ranging from 5.1% to 11.8% and are generally collateralized by the underlying assets to which they relate.

    On November 5, 1993, the Company refinanced its subsidiary term and revolving credit loans obtained in August 1991, with a $50,000,000 credit facility comprised of a $20,000,000 term loan and a $30,000,000 revolving credit facility (collectively, the "old credit facility," as referred to above). In connection with the refinancing, a prepayment premium and unamortized deferred financing costs of $1,230,000, net of an income tax benefit of $634,000, were written off and recorded as an extraordinary loss.

    The Company capitalized approximately $1,462,000 and $294,000 in interest costs associated with the construction of a hospital and other medical related facilities at December 31, 1995 and 1994, respectively. The Company had no capitalized interest for the year ended December 31, 1993.

    The Revolving Loan, Notes and Mortgages referenced above contain restrictive covenants which include, among others, restrictions on additional indebtedness, the payment of dividends and other

                        CHAMPION HEALTHCARE CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 6.  LONG-TERM DEBT (CONTINUED)
distributions, the repurchase of common stock and related securities under certain circumstances, and the requirement to maintain certain financial ratios. The Company was in compliance with or has obtained permanent waivers for all loan covenants to which it was subject as of December 31, 1994 and 1995.

    Maturities of debt as of December 31, 1995, were as follows (dollars in thousands):

1996.............................................................  $   1,166
1997.............................................................      2,514
1998.............................................................        885
1999.............................................................     47,785
2000.............................................................         79
Thereafter.......................................................    108,407
                                                                   ---------
                                                                   $ 160,836
                                                                   ---------
                                                                   ---------

NOTE 7.  REDEEMABLE PREFERRED STOCK
    Redeemable preferred stock consisted of the following at December 31, 1994 and 1995 (See Note 8 "Stockholders' Equity" for a discussion of the effect of the Recapitalization on the outstanding series of preferred stock):

                                                                                               1994       1995
                                                                                             ---------  ---------
                                                                                                 (DOLLARS IN
                                                                                                  THOUSANDS)
Series D - Cumulative convertible redeemable preferred stock, $.01 par, 2,200,000 shares authorized; 2,105,258 and 2,156,903 shares issued and outstanding at December 31, 1994 and
 1995, respectively ($39,787 and $38,824 liquidation value in 1994 and 1995, respectively).............................................................................  $  38,754  $  37,982
Series C - Cumulative convertible redeemable preferred stock, $.01 par, 500,000 shares authorized; 448,811 shares issued and outstanding at December 31, 1994 and 1995 ($8,778
 and $8,079 liquidation value in 1994 and 1995, respectively)..............................      8,740      8,047
Series BB - Cumulative convertible redeemable preferred stock, $.01 par; 1,577,547 shares
 issued and outstanding at December 31, 1994...............................................     21,551     --
Series A-1 - Cumulative convertible redeemable preferred stock, $.01 par; 2,769,109 shares
 issued and outstanding at December 31, 1994...............................................      3,206     --
Series A - Cumulative convertible redeemable preferred stock, $.01 par; 3,500,000 shares
 issued and outstanding at December 31, 1994...............................................      4,043     --
                                                                                             ---------  ---------
                                                                                             $  76,294  $  46,029
                                                                                             ---------  ---------
                                                                                             ---------  ---------

SERIES D

    The Series D cumulative convertible redeemable preferred stock ("Series D") is convertible, at the holder's option, into the common stock at a price of $9.00 per share until redemption date. The conversion price is subject to adjustment upon the sale or issuance of additional common stock, including stock rights, options and convertible securities, for consideration less than the conversion price in effect immediately prior to the sale or issuance in question. Redemption of Series D shares will occur only on the redemption date of June 1, 2000, at the redemption price of $18.00 per share. If all outstanding shares of Series D and Series C can not be redeemed at the same time, then redemption of such shares will be prorated with preference given to Series D, as defined. Series D shares are entitled to liquidation payments of $18.00 per share. If the Company is unable to pay fully the Series D and Series C stockholders, then liquidation of such shares will be prorated with preference given to

                        CHAMPION HEALTHCARE CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 7.  REDEEMABLE PREFERRED STOCK (CONTINUED)
Series D, as defined. Series D will participate in any dividends declared on common stock on an as converted basis. At December 31, 1995, the Series D shares were convertible into 4,313,806 shares of common stock.

    The Company issued 51,645 shares of Series D preferred stock to PHC shareholders in 1995 pursuant to the exercise of options and the issuance of contingent consideration due under the terms of the PHC purchase agreement. On October 21, 1994, the Company issued 212,661 shares of Series D preferred stock to PHC shareholders in connection with its acquisition of PHC. On December 30, 1994, the Company issued 623,453 shares of Series D preferred stock pursuant to existing commitments for the original purchasers of Series D. Cash proceeds from the December 30, 1994, issuance were $11,222,000.

SERIES C

    The Series C cumulative convertible redeemable preferred stock ("Series C") is convertible, at the holder's option, into common stock at a price of $9.00 per share until the redemption date. The conversion price is adjustable upon the same terms and conditions as Series D preferred stock. Redemption of Series C shares will occur only on the redemption date of June 1, 2000, at the redemption price of $18.00 per share. Series C will participate in any dividends declared on common stock on an as converted basis. If all outstanding shares of Series D and Series C can not be redeemed at the same time, then redemption of such shares will be prorated with preference given to Series D, as defined. Series C shares are entitled to liquidation payments of $18.00 per share. If the Company is unable to pay fully the Series D and Series C stockholders, then liquidation of such shares will be prorated with preference given to Series D, as defined. At December 31, 1995, Series C shares were convertible into 897,622 shares of common stock.

    The Company has the right to convert all or any shares of Series D and C into common stock upon the anticipated completion of a public offering of common stock for net proceeds of not less than $25,000,000 at a per share offering price of not less than $10.00 per share.

    VOTING RIGHTS FOR SERIES C AND D PREFERRED STOCK. Series C and D preferred stock have voting rights on all matters according to the number of common shares into which each Series is convertible at the time of any shareholders' vote. The issuance of a new class of stock or the increase of shares within an existing class of stock that either ranks on parity with or is superior to a given series of preferred stock as to dividends, redemption and liquidation requires the following approvals by the then outstanding class or classes: (1) 75% of Series C voting together as a class, and (2) 75% of Series D voting as a class. No amendment of voting powers, designations, preferences or rights and no amendments of Articles or Bylaws that materially adversely affect the rights of Series C and D preferred stock shall occur without the following approvals by the then outstanding class or classes: (1) 90% of Series C voting together as a class and (2) 90% of the Series D voting as a class. Upon the occurrence of an event of default, the preferred stock shareholders will have the right to enlarge the Board of Directors and elect a controlling number of directors.

    Pursuant to the Recapitalization, all outstanding shares Series A, A-1, and BB preferred stock, under their existing terms, were converted into common stock at December 31, 1995, along with all accrued dividends as of December 31, 1995. In total, including additional consideration for the actions taken pursuant to the Recapitalization, the holders of Series A, A-1, and BB preferred stock received 5,889,523 shares of common stock. See Note 8 "Stockholders' Equity" for a discussion of the terms of the Recapitalization.

                        CHAMPION HEALTHCARE CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 7.  REDEEMABLE PREFERRED STOCK (CONTINUED)
SERIES BB

    The Series BB cumulative convertible redeemable preferred stock ("Series BB") was convertible, at the holder's option, into common stock at a price of $5.90 per share until redemption date and were mandatorily redeemable on June 30, 2000, at $11.80 per share plus any accrued and unpaid dividends. Dividends had accrued at a rate of 8% of the stated value of $11.80 per share and were payable in cash under certain events, including, among others, a change in control or a successful secondary public offering of the Company's common stock.

SERIES A-1

    Series A-1 cumulative convertible redeemable preferred stock ("Series A-1") was convertible, at the holder's option, into common stock at a conversion rate of 1 share of common stock for each four shares of Series A-1 preferred stock. Series A-1 shares were mandatorily redeemable, at the holder's option, at $1.00 per share within 90 days of receipt of written notice of a change of control or a default event (as defined). Dividends on Series A-1 accrued at a rate of $.08 per share per annum. Dividends were payable in common stock and/or cash in the event of a change of control, as define, subject to the Company's existing agreement with senior secured lenders and the approval of two-thirds of all outstanding Series BB, C and D preferred stock. The Series A-1 preferred stockholders were entitled to liquidation payments of $1.00 per share plus all accrued but unpaid dividends, or ratable payments among all Series A and A-1 preferred stockholders if such amounts were not available for payment by the Company. Liquidation payments were subject to the prior liquidation rights of the Series BB through D preferred stockholders.

SERIES A

    Series A cumulative convertible redeemable preferred stock ("Series A") was convertible, at the holder's option, into common stock at a conversion rate of 1 share of common stock for each 3.685 shares of Series A Preferred Stock. All other rights and preferences that apply to Series A-1 preferred stock apply to Series A preferred stock.

                        CHAMPION HEALTHCARE CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

7.  REDEEMABLE PREFERRED STOCK

    The changes in redeemable preferred stock for the years ended December 31, 1993, 1994 and 1995 were as follows (dollars in thousands, except share data):

                                                         SERIES D            SERIES C            SERIES BB
                                                    ------------------  ------------------  --------------------
                                                     SHARES    AMOUNTS   SHARES    AMOUNTS    SHARES    AMOUNTS
                                                    ---------  -------  ---------  -------  ----------  --------
BALANCE, JANUARY 1, 1993..........................                                           1,287,597  $ 15,272
Exercise of stock warrants........................                                             289,950     3,422
Issuance of preferred stock -- Series C
 (net of $46 in issue costs)......................                        448,811  $ 8,033
Issuance of preferred stock -- Series D
 (net of $837 in issue costs).....................  1,269,144  $22,008
Preferred dividends accrued, including accretion
 of issuance costs................................                                      56                 1,301
                                                    ---------  -------  ---------  -------  ----------  --------
BALANCE, DECEMBER 31, 1993........................  1,269,144   22,008    448,811    8,089   1,577,547    19,995
Issuance of preferred stock -- Series D
 (net of $327 in issue costs).....................    836,114   14,723
Preferred dividends accrued, including accretion
 of issuance costs................................               2,023                 651                 1,556
                                                    ---------  -------  ---------  -------  ----------  --------
BALANCE, DECEMBER 31, 1994........................  2,105,258   38,754    448,811    8,740   1,577,547    21,551
Issuance of preferred stock -- Series D...........     51,645      930
Preferred dividends accrued, including accretion
 of issuance costs................................               3,222                 653                 1,559
Dividends declared pursuant to the
 Recapitalization.................................               3,610                 751                   739
Recapitalization..................................              (8,534)             (2,097) (1,577,547)  (23,849)
                                                    ---------  -------  ---------  -------  ----------  --------
BALANCE, DECEMBER 31, 1995........................  2,156,903  $37,982    448,811  $ 8,047      --      $  --
                                                    ---------  -------  ---------  -------  ----------  --------
                                                    ---------  -------  ---------  -------  ----------  --------

                                                        SERIES A-1            SERIES A
                                                    -------------------  -------------------
                                                      SHARES    AMOUNTS    SHARES    AMOUNTS
                                                    ----------  -------  ----------  -------
BALANCE, JANUARY 1, 1993..........................   2,769,109  $2,876    3,500,000  $3,598
Exercise of stock warrants........................
Issuance of preferred stock -- Series C
 (net of $46 in issue costs)......................
Issuance of preferred stock -- Series D
 (net of $837 in issue costs).....................
Preferred dividends accrued, including accretion
 of issuance costs................................                 128                  167
                                                    ----------  -------  ----------  -------
BALANCE, DECEMBER 31, 1993........................   2,769,109   3,004    3,500,000   3,765
Issuance of preferred stock -- Series D
 (net of $327 in issue costs).....................
Preferred dividends accrued, including accretion
 of issuance costs................................                 202                  278
                                                    ----------  -------  ----------  -------
BALANCE, DECEMBER 31, 1994........................   2,769,109   3,206    3,500,000   4,043
Issuance of preferred stock -- Series D...........
Preferred dividends accrued, including accretion
 of issuance costs................................                 234                  314
Dividends declared pursuant to the
 Recapitalization.................................                 110                  139
Recapitalization..................................  (2,769,109) (3,550 ) (3,500,000) (4,496 )
                                                    ----------  -------  ----------  -------
BALANCE, DECEMBER 31, 1995........................      --      $ --         --      $ --
                                                    ----------  -------  ----------  -------
                                                    ----------  -------  ----------  -------

                        CHAMPION HEALTHCARE CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


NOTE 8.  STOCKHOLDERS' EQUITY

    RECAPITALIZATION

    Effective December 31, 1995, the Company, pursuant to the 1995 Recapitalization Agreement, entered into several transactions to reduce the complexity of the Company's capital structure and eliminate the accrual of future dividends on its outstanding preferred stock and the resulting impact on earnings per share. As a part of these transactions (i) all outstanding shares of Series A, A-1, and BB preferred stock, pursuant to their terms, converted into 4,797,161 shares of common stock, (ii) all accrued dividends at December 31, 1995, totaling approximately $12,614,000 on all classes of the Company's outstanding preferred stock were paid by issuing 1,801,900 shares of common stock at an agreed upon price of $7.00 per share, and (iii) the holders of Series C and D preferred stock agreed to waive the future accrual of preferential dividends. As a further part of these transactions, the Company issued an additional 1,006,783 shares of common stock to all holders of its then outstanding preferred stock as consideration for actions taken and agreed to reduce the exercise prices of one series of warrants totaling 680,104 from $5.90 to $5.25 per share and two series of warrants totaling 2,447,670 from $9.00 to $7.00 per share until May 13, 1996, after which the exercise prices revert to their prior amounts. Warrant holders have the right to tender subordinated debt in lieu of cash, where applicable. Shareholders approved the Recapitalization and an Amended Certificate of Incorporation at a special shareholders meeting held on February 12, 1996. As a result of the Recapitalization, common shares outstanding at December 31, 1995, increased from 4,262,386 to 11,868,230, and preferred shares outstanding decreased from 10,452,370 to 2,605,714. Other than for fractional shares, no cash consideration was paid under the terms of the Recapitalization. On a pro forma basis, assuming the Recapitalization had occurred on January 1, 1995, primary and fully diluted earnings per share would have been $0.27 and $0.19, respectively, for the year ended December 31, 1995.

    Under the terms of the Company's amended Certificate of Incorporation, the Company is authorized to issue 25,000,000 shares of common stock, and 2,700,000 shares of preferred stock, divided into two series as follow: (i) 500,000 shares of Series C, and (ii) 2,200,000 shares of Series D.

    COMMON STOCK

    In connection with the Company's merger with AmeriHealth, Inc. ("AHH") on December 6, 1994, the Company issued 1 share of $0.01 par value common stock in exchange for each share of Company common stock outstanding prior to the consummation of the merger. The stockholders' equity accounts were retroactively restated to reflect the issuance of $0.01 par value common stock (See Note 3. "Acquisitions and Other Investments"). Additionally, the Company paid a cash distribution of $0.085 per share to all AHH common stockholders.

    Currently,  payment  of  any  cash  dividends  or  other  distributions   or
repurchases of any capital stock of the Company are prohibited.

    STOCK OPTION PLANS

    The Company has six nonstatutory stock option plans in which certain officers and/or directors are eligible to participate: Employee Stock Option Plan, dated December 31, 1991 ("Plan No. 1"), Employee Stock Option Plan No. 2, dated May 27, 1992 ("Plan No. 2"), Employee Stock Option Plan No. 3, dated September 1992 ("Plan No. 3"), Senior Executive Stock Option Plan No. 4, dated January 5, 1994 ("Plan No. 4"), Selected Executive Stock Option Plan No. 5, dated May 25, 1995, and Directors' Stock Option Plan, dated 1992 (the "Directors' Plan") (collectively, the "Plans"). Additionally, the Company has options issued and outstanding to certain executive officers and key employees under other authorized plans from which additional options are not actively being issued.

                        CHAMPION HEALTHCARE CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 8.  STOCKHOLDERS' EQUITY (CONTINUED)
    At the Company's annual stockholders meeting on May 25, 1995, the stockholders approved the adoption of the Selected Executive Stock Option Plan No. 5, which authorized 144,500 shares of common stock for issuance under the Plan.

    As a result of the Company's merger with AmeriHealth, Inc. on December 6, 1994, all AmeriHealth options then outstanding became fully vested. At December 31, 1994, 244,017 options granted to certain former AmeriHealth directors, officers and key employees were outstanding and fully vested.

    The Plans are presently administered by the Option and Compensation Committee (the "Committee") of the Board of Directors. Officers, other key employees and, under limited circumstances, members of the Board of Directors are eligible to participate in Plan No. 1. Officers and executive personnel of the Company are eligible to participate in Plans No. 2 through 5. The Directors' Plan is available to members of the Board of Directors who are not members of management or elected as representatives of the Company's preferred stockholders pursuant to a voting agreement.

    With the exception of Plan 1, options granted under the Plans can not be less than 80% of the fair market value of common stock on the date of the grant. Under Plan 1, the per share price can not be less than 100% of the fair market value of the common stock on the date of grant. The Plans provide that no stock option shall be exercisable later than 10 years and 1 day from the date of grant.

    The following table summarizes the activity under these stock option plans and any special grants authorized by the Board of Directors:

                                                                         NUMBER OF      OPTION PRICE
                                                                          SHARES         PER SHARE
                                                                        -----------  ------------------
STOCK OPTIONS OUTSTANDING AT JANUARY 1, 1993..........................      690,000  $1.00 to $6.25
Granted...............................................................       15,000  $5.90 to $9.00
                                                                        -----------
STOCK OPTIONS OUTSTANDING AT DECEMBER 31, 1993........................      705,000  $1.00 to $9.00
Granted...............................................................      367,566  $9.00
Grants to former AmeriHealth employees................................      244,017  $1.07 to $35.65
                                                                        -----------
STOCK OPTIONS OUTSTANDING AT DECEMBER 31, 1994........................    1,316,583  $1.00 to $35.65
Granted...............................................................      159,000  $9.00
Exercised.............................................................      (18,411) $5.35
Expired...............................................................       (4,943) $3.92 to $35.65
                                                                        -----------
STOCK OPTIONS OUTSTANDING AT DECEMBER 31, 1995........................    1,452,229  $1.00 to $25.67
                                                                        -----------

    At December 31, 1995, options for the purchase of 1,044,852 common shares were exercisable.

    SHARES RESERVED. Shares covered by stock options that expire or otherwise terminate unexercised become available for awards under the respective Plans. At December 31, 1995, the Company had reserved 1,811,147 shares of common stock for awards under its various stock option plans, of which 358,918 were available for new grants.

    WARRANTS

    As of December 31, 1995, the Company had issued and outstanding a total of 2,858,541 warrants to purchase 3,244,412 shares of common stock at exercise prices ranging from $0.01 per share to $9.00 per share. Such warrants expire December 31, 1997, through December 31, 2003. Pursuant to the Recapitalization approved by the shareholders on February 12, 1996, the exercise prices on certain of the warrants were reduced until May 13, 1996, after which the exercise prices revert to their prior amounts (see Recapitalization above).

                        CHAMPION HEALTHCARE CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 9.  INCOME TAXES
    The provision for income taxes consisted of the following for the years ended December 31, 1993, 1994 and 1995:

                                                                              1993       1994       1995
                                                                            ---------  ---------  ---------
                                                                                (DOLLARS IN THOUSANDS)
Current:
  Federal.................................................................  $   1,310  $  (1,600) $     100
  State...................................................................        236        200         50
                                                                            ---------  ---------  ---------
    Total current provision (benefit).....................................      1,546     (1,400)       150
                                                                            ---------  ---------  ---------
Deferred:
  Federal.................................................................       (537)     1,600     --
  State...................................................................     --         --         --
                                                                            ---------  ---------  ---------
    Total deferred expense (benefit)......................................       (537)     1,600     --
                                                                            ---------  ---------  ---------
Provision for income taxes................................................  $   1,009  $     200  $     150
                                                                            ---------  ---------  ---------
                                                                            ---------  ---------  ---------

    The reconciliation of the statutory federal income tax rate to the provision for income taxes was as follows:

                                                                              1993       1994       1995
                                                                            ---------  ---------  ---------
                                                                                (DOLLARS IN THOUSANDS)
Federal income tax provision (benefit) at statutory rate of 34%...........  $  (4,004) $     831  $     838
State income taxes, net of federal benefit................................        156        132         33
Changes in valuation allowance............................................      4,359       (849)      (580)
Extraordinary item........................................................       (634)    --         --
Net operating loss for which no benefit is recognizable...................        525     --         --
Other.....................................................................        (27)        86       (141)
                                                                            ---------  ---------  ---------
Provision for income taxes................................................        375        200        150
Amount allocated to extraordinary item....................................        634     --         --
                                                                            ---------  ---------  ---------
Total provision for income taxes..........................................  $   1,009  $     200  $     150
                                                                            ---------  ---------  ---------
                                                                            ---------  ---------  ---------

    The components of the deferred tax assets and (liabilities) at December 31, 1994 and 1995 were as follows:

                                                                                    1994        1995
                                                                                 ----------  ----------
                                                                                 (DOLLARS IN THOUSANDS)
Net operating loss carryforward................................................  $    5,894  $    7,062
Depreciable equipment..........................................................     (12,532)    (11,680)
Amounts expensed for book purposes not
 currently deductible for tax..................................................       4,237       2,779
Investments in partnerships....................................................        (800)       (140)
Tax credits....................................................................         441         388
Less valuation allowance.......................................................      (2,046)     (3,281)
                                                                                 ----------  ----------
  Net deferred tax liability...................................................      (4,806)     (4,872)
  Less current portion.........................................................      (1,671)     (2,521)
                                                                                 ----------  ----------
  Noncurrent portion...........................................................  $   (6,477) $   (7,393)
                                                                                 ----------  ----------
                                                                                 ----------  ----------

                        CHAMPION HEALTHCARE CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 9.  INCOME TAXES (CONTINUED)
    The current deferred tax asset was included in prepaid expenses and other current assets in 1995 and 1994. The noncurrent deferred tax liability in 1994 and 1995 was included in other long-term liabilities.

    At December 31, 1995, the Company had net operating losses and tax credit carryforwards for income tax purposes of approximately $18,587,000 and $388,000, respectively, which will expire in years 1999 through 2009. The tax credit carryforwards consist of several business credits and alternative minimum tax ("AMT") credits of approximately $68,000 and $320,000, respectively.

    For federal income tax purposes, due to certain changes in ownership of AmeriHealth, Inc., its net operating loss carryforward of $7,727,000 (included in the Company's net operating loss carryforward) may be limited to approximately $1,900,000 per year under the Internal Revenue Service Code. If the available amount is not used to reduce taxes in any year, the unused amount increases the allowable limit in subsequent years. These loss carryforwards expire in years 1999 through 2008. AmeriHealth, Inc. also has General Business Credit and AMT Credit carryforwards of approximately $68,000 and $100,000, respectively, which may also be limited because of the change in ownership.

NOTE 10.  SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

                                                                                   DECEMBER 31,
                                                                          -------------------------------
                                                                            1993       1994       1995
                                                                          ---------  ---------  ---------
                                                                              (DOLLARS IN THOUSANDS)
Income taxes paid.......................................................  $     478  $     878  $      95
Interest paid...........................................................      2,762      5,582     12,528

NOTE 11.  DEFINED CONTRIBUTION PLAN
    The Company sponsors a defined contribution 401(k) plan for qualified employees of the Company. For those employees of the Company electing to participate, the Company matches certain employee contributions and may make additional discretionary contributions.

    Total expense for employer contributions to the plan for 1993, 1994 and 1995 was $84,000, $258,000 and $319,000, respectively.

NOTE 12.  RELATED PARTY TRANSACTIONS
    Management Prescriptives, Inc. ("MPI"), a company owned by a Director of the Company, has provided specialized consulting services to certain of the Company's hospitals. MPI received approximately $283,000 and $421,000 in fees from the Company for the years ended December 31, 1994 and 1995, respectively.

NOTE 13.  COMMITMENTS AND CONTINGENCIES
    The Company has entered into various operating lease agreements related to buildings and equipment. Future annual minimum lease payments under noncancelable operating leases with initial or remaining terms of one year or more were as follows at December 31, 1995 (dollars in thousands):

1996..............................................................  $   2,649
1997..............................................................      2,266
1998..............................................................      1,842
1999..............................................................      1,544
2000..............................................................      1,230
Thereafter........................................................      2,379
                                                                    ---------
                                                                    $  11,910
                                                                    ---------
                                                                    ---------

                        CHAMPION HEALTHCARE CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 13.  COMMITMENTS AND CONTINGENCIES (CONTINUED)
    Rent  expense  for  1993,  1994  and  1995  was  approximately   $2,348,000,
$2,648,000 and $3,530,000, respectively.

    LITIGATION. The Company is from time to time subject to claims and suits arising in the ordinary course of operations. In the opinion of management, the ultimate resolution of such pending legal proceedings will not have a material effect on the Company's financial position, results of operations or liquidity.

    PROFESSIONAL LIABILITY. The Company is self-insured up to $1,000,000 per occurrence for the payment of claims arising from professional liability risks. The Company has accrued liabilities for potential professional liability risks based on estimates for losses limited to $1,000,000 per occurrence and $4,000,000 in the aggregate. The Company is further insured by a commercial insurer for claims in excess of these limits up to an additional $10,000,000 over its self-insured retention. At December 31, 1994 and 1995, the Company had accrued approximately $2,681,000 and $3,171,000, respectively, related to such claims. In the opinion of management, any unaccrued damages awarded will not have a material adverse effect on the Company's financial position, results of operations or liquidity.

NOTE 14.  QUARTERLY RESULTS (UNAUDITED)

    The following tables summarize the Company's quarterly financial data for the years ended December 31, 1994 and 1995 (dollars in thousands, except per share data).

                                                                      FIRST      SECOND       THIRD     FOURTH
1994                                                                 QUARTER     QUARTER     QUARTER    QUARTER
- ------------------------------------------------------------------  ---------  -----------  ---------  ---------
Net revenue.......................................................  $  24,563   $  23,403   $  23,331  $  32,896
Net income (loss).................................................      1,473         757       1,028     (1,015)
Primary income (loss) per common share (3)........................        .21       (0.31)      (0.12)     (1.03)
Fully diluted income per common share (3).........................        .15      --    (1)    --    (1)    --    (1)

                                                                      FIRST      SECOND       THIRD     FOURTH
1995(1)                                                              QUARTER   QUARTER(2)    QUARTER    QUARTER
- ------------------------------------------------------------------  ---------  -----------  ---------  ---------
Net revenue.......................................................  $  28,727   $  43,319   $  45,789  $  49,685
Income before extraordinary item..................................        177         829         791      1,635
Net income (loss).................................................        177        (289)        791      1,635
Primary loss per common share: (3)
  Loss before extraordinary item per common share.................      (0.31)      (0.16)      (0.17)     (1.22)
  Loss per common share...........................................      (0.31)      (0.42)      (0.17)     (1.22)

- ------------------------
(1) Fully diluted earnings per share for the period has not been presented due to the antidilutive effect of such calculation.

(2) The net loss for the second quarter of 1995 included an extraordinary loss of approximately $1,118,000 from the early extinguishment of debt. Additionally, results for the quarter and six months ended June 30, 1995, and the nine months ended September 30, 1995, have been restated from amounts previously reported in Form 10Q and 10Q/A to eliminate the tax benefit associated with the extraordinary loss due to a revision in the Company's estimate of the impact of net operating loss carryforwards.

(3) Earnings per share is computed independently for each quarter presented; therefore, the sum of the per share amounts does not equal the annual per share amount due to quarterly fluctuations in weighted average common and common equivalent shares outstanding.

                        CHAMPION HEALTHCARE CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 15.  CREDIT RISK AND FAIR VALUE OF FINANCIAL INSTRUMENTS

    CREDIT RISK

    The Company's revenues consist primarily of amounts due from the Medicare and Medicaid programs in addition to amounts due from insurance carriers and individuals. The Company determines the adequacy of a patient's third-party payor coverage upon admission. However, it generally does not require any collateral prior to performing services. The Company maintains reserves for contractual allowances and potential credit losses based on past experience and management's current expectations. Medicare and Medicaid gross revenue accounted for approximately 39% and 12% in 1993, 39% and 18% in 1994, and 42% and 19% in 1995, respectively, of the Company's total gross revenue.

    FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amounts of cash and cash equivalents approximates fair value due to the short term maturities of these instruments. The carrying amounts of the Company's fixed rate long-term borrowings at December 31, 1994 and 1995, approximate their fair value.

    The carrying value of the Company's revolving credit agreement approximates fair value because the interest rate on such agreement is variable and based on current market rates.

NOTE 16.  SUBSEQUENT EVENTS
    On January 31, 1996, the Company entered into a letter of intent to sell the 149 bed Lakeland Regional Hospital in Springfield, MO, to Columbia in exchange for the 100 bed Poplar Springs Hospital in Petersburg, VA. Both facilities are psychiatric hospitals. The Company anticipates receiving additional cash consideration as a result of the sale, net of certain working capital components and the respective facilities' long term debt. This transaction is subject to numerous contingencies, including adequate due diligence and various regulatory approvals; accordingly, the Company is presently unable to conclude whether consummation of this transaction is more likely than not to occur.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Governing Board of
Dakota Heartland Health System:

    We have audited the accompanying balance sheet of Dakota Heartland Health System (the Partnership) as of December 31, 1994 and 1995, and the related statements of income, partners' equity and cash flows for the year ended December 31, 1995. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dakota Heartland Health System as of December 31, 1994 and 1995, and the results of its operations, partners' equity and cash flows for the year ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          COOPERS & LYBRAND L.L.P.

Minneapolis, Minnesota
February 16, 1996

                         DAKOTA HEARTLAND HEALTH SYSTEM
                                 BALANCE SHEET
                           DECEMBER 31, 1994 AND 1995
                                     ASSETS

                                                                                        1994            1995
                                                                                   --------------  --------------
Current assets:
  Cash and cash equivalents......................................................  $      397,300  $   19,062,865
  Patient receivables, net of allowance for uncollectible accounts of $3,439,911
   and $3,396,655 in 1994 and 1995, respectively.................................      21,530,288      17,339,282
  Due from partners..............................................................       4,000,000
  Supplies inventory.............................................................       1,724,706       1,602,786
  Prepaid expenses and other current assets......................................         568,052       1,003,019
                                                                                   --------------  --------------
    Total current assets.........................................................      28,220,346      39,007,952
Property and equipment, at cost..................................................      42,333,642      52,940,547
Other assets:
  Investment in and advances to affiliates.......................................       1,964,073       1,835,223
  Organizational costs, less accumulated amortization of $45,291.................        --             1,057,215
  Other..........................................................................        --                20,943
                                                                                   --------------  --------------
    Total assets.................................................................  $   72,518,061  $   94,861,880
                                                                                   --------------  --------------
                                                                                   --------------  --------------

                                        LIABILITIES AND PARTNERS' EQUITY
Current liabilities:
  Accounts payable...............................................................  $    3,788,183  $   12,380,016
  Estimated third-party payor settlements........................................       3,426,079       2,008,176
  Accrued salaries, wages and employee benefits..................................       4,754,690       3,548,505
  Other current liabilities......................................................         242,563       2,043,794
                                                                                   --------------  --------------
    Total current liabilities....................................................      12,211,515      19,980,491
Other liabilities................................................................          91,404        --
Minority interest................................................................          38,478          56,877
Partners' equity.................................................................      60,176,664      74,824,512
                                                                                   --------------  --------------
    Total liabilities and partners' equity.......................................  $   72,518,061  $   94,861,880
                                                                                   --------------  --------------
                                                                                   --------------  --------------

    The accompanying notes are an integral part of the financial statements.

                         DAKOTA HEARTLAND HEALTH SYSTEM
                              STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1995

Net patient service revenue..................................................  $  99,098,598
Other revenue................................................................      6,912,796
                                                                               -------------
  Net revenue................................................................    106,011,394
                                                                               -------------
Expenses:
  Salaries and benefits......................................................     38,796,941
  Professional fees..........................................................     20,446,296
  Supplies...................................................................     16,299,957
  Depreciation and amortization..............................................      2,405,978
  Repairs and maintenance....................................................      1,079,489
  Utilities..................................................................      1,224,450
  Insurance..................................................................        789,648
  Rents and leases...........................................................      2,003,288
  Provision for uncollectible accounts.......................................      3,797,944
  Property taxes.............................................................        910,264
  Other......................................................................      2,109,291
                                                                               -------------
    Total expenses...........................................................     89,863,546
                                                                               -------------
Net income...................................................................  $  16,147,848
                                                                               -------------
                                                                               -------------

    The accompanying notes are an integral part of the financial statements.

                         DAKOTA HEARTLAND HEALTH SYSTEM
                         STATEMENT OF PARTNERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995

                                                                    CHAMPION         DAKOTA        TOTAL EQUITY
                                                                 --------------  ---------------  ---------------
Net assets contributed.........................................  $   16,511,768  $    39,664,896  $    56,176,664
Cash contribution..............................................      20,000,000                        20,000,000
Working capital contributions due from partners................       2,000,000        2,000,000        4,000,000
Equalization of capital accounts...............................       1,576,564       (1,576,564)       --
                                                                 --------------  ---------------  ---------------
Initial capital................................................      40,088,332       40,088,332       80,176,664
Special distribution...........................................        --            (20,000,000)     (20,000,000)
                                                                 --------------  ---------------  ---------------
Partners' equity, December 31, 1994............................      40,088,332       20,088,332       60,176,664
Net income.....................................................       8,881,316        7,266,532       16,147,848
Partners' distributions........................................        (825,000)        (675,000)      (1,500,000)
                                                                 --------------  ---------------  ---------------
Partners' equity, December 31, 1995............................  $   48,144,648  $    26,679,864  $    74,824,512
                                                                 --------------  ---------------  ---------------
                                                                 --------------  ---------------  ---------------

    The accompanying notes are an integral part of the financial statements.

                         DAKOTA HEARTLAND HEALTH SYSTEM
                            STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1995


Cash flows from operating activities:
  Net income..................................................................  $ 16,147,848
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization.............................................     2,405,978
    Gain on sale of property, plant and equipment.............................        (1,388)
    Provision for uncollectible accounts......................................     3,797,944
    Minority interest.........................................................        18,399
    Changes in operating assets and liabilities:
      Patient receivables, net................................................       393,062
      Supplies inventory......................................................       121,920
      Prepaid expenses and other current assets...............................      (434,967)
      Other assets............................................................       (20,943)
      Accounts payable........................................................     8,591,833
      Estimated third-party payor settlements.................................    (1,417,903)
      Accrued expenses........................................................    (1,206,185)
      Other liabilities.......................................................     1,709,827
                                                                                ------------
    Net cash provided by operating activities.................................    30,105,425
                                                                                ------------
Cash flows from investing activities:
  Purchase of property and equipment..........................................   (12,967,592)
  Payment for organizational costs............................................    (1,102,506)
  Contribution from partners..................................................     4,000,000
  Other.......................................................................       130,238
                                                                                ------------
    Net cash used in investing activities.....................................    (9,939,860)
                                                                                ------------
Cash flows from financing activities:
  Partners' draws.............................................................    (1,500,000)
                                                                                ------------
    Net cash used in financing activities.....................................    (1,500,000)
                                                                                ------------
Increase in cash and cash equivalents.........................................    18,665,565
Cash and cash equivalents, beginning of year..................................       397,300
                                                                                ------------
Cash and cash equivalents, end of year........................................  $ 19,062,865
                                                                                ------------
                                                                                ------------
Supplemental disclosure of cash flow information:
  Cash paid during the year for interest......................................  $     15,236
  Cash paid for taxes.........................................................       447,207

    The accompanying notes are an integral part of the financial statements.

                         DAKOTA HEARTLAND HEALTH SYSTEM
                         NOTES TO FINANCIAL STATEMENTS

1.  ORGANIZATION AND ACCOUNTING POLICIES:
    On December 21, 1994, Dakota Heartland Health System, a general partnership (the Partnership), was formed by a wholly owned subsidiary of Champion Healthcare Corporation (Champion) that owned Heartland Medical Center, a 140-bed general acute care facility in Fargo, North Dakota, and Dakota Hospital (Dakota), a not-for-profit corporation that owned Dakota Hospital, a 199-bed general acute care hospital also in Fargo, North Dakota. Champion and Dakota contributed certain assets and liabilities, excluding long-term debt except capital leases, of their respective hospitals, and Champion contributed an additional $20,000,000 in cash, each in exchange for 50% ownership in the Partnership. The Partnership then made a $20,000,000 cash distribution to Dakota. Also on December 21, 1994, Champion entered into an operating agreement with the Partnership to manage the combined operations of the two hospitals. Champion will receive 55% of the net income and distributable cash flow (DCF) of the Partnership until such time as it has recovered, on a cumulative basis, an additional $10,000,000 of DCF in the form of an "excess" distribution (see also
Note 4).

USE OF ESTIMATES:

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of net income during the reporting period. Actual results could differ from those estimates. The most significant areas which require the use of management's estimates relate to the determination of the estimated third-party payor settlements, the allowance for uncollectible accounts receivable and obsolete inventory.

CASH AND CASH EQUIVALENTS:

    The Partnership considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

PATIENT RECEIVABLES:

    Payments for services rendered to patients covered by third-party payor programs are generally less than billed charges. Provisions for contractual adjustments are made to reduce the charges to these patients to estimated receipts based upon the third-party payor's principles of payment/ reimbursement (either prospectively determined or retrospectively determined costs).

SUPPLIES INVENTORY:

    Supplies inventory is stated at the lower of cost or market, with cost determined substantially on the first-in, first-out basis.

PROPERTY AND EQUIPMENT:

    Property and equipment acquisitions are recorded at cost at the date of receipt. Depreciation is provided using the straight-line method over the estimated useful lives of the respective assets, ranging from 4 to 25 years. Maintenance and repairs are charged to expense as incurred while renewals and betterments are capitalized. The costs and related accumulated depreciation on asset disposals are removed from the accounts and any gain or loss is included in income.

INCOME TAXES:

    The Partnership's income is attributed to its partners for income tax purposes. Accordingly, it has not accrued any liability for income taxes. Entities owned by the Partnership have paid income taxes during 1995 totaling $447,207.

                         DAKOTA HEARTLAND HEALTH SYSTEM
                         NOTES TO FINANCIAL STATEMENTS

1.  ORGANIZATION AND ACCOUNTING POLICIES: (CONTINUED)
RECLASSIFICATIONS:

    Certain reclassifications have been made in the 1994 financial statements to conform to the 1995 presentation.

2.  NET PATIENT SERVICE REVENUE:
    The Company's facilities have entered into agreements with third-party payors, including U.S. government programs and managed care health plans, under which the Company is paid based upon established charges, cost of services provided, predetermined rates by diagnosis, fixed per diem rates or discounts or discounts from established charges.

    Net patient service revenues are recorded at estimated amounts due from patients and third-party payors for health care services provided, including anticipated settlements under reimbursement agreements with third-party payors. Payments for services rendered to patients covered by the Medicare and Medicaid programs are generally less than billed charges. Provisions for contractual adjustments are made to reduce charges to these patients to estimated receipts based upon each program's principle of payment/reimbursement (either prospectively determined or retrospectively determined costs). Final settlements under these programs are subject to administrative review and audit. The Company records adjustments, if any, resulting from such review or audits during the period in which these adjustments become known. Allowance for contractual adjustments under these programs are netted in accounts receivable in the accompanying Balance Sheet. It is management's opinion that adequate allowance has been provided for possible adjustments that might result from final settlements under these programs.

3.  PROPERTY AND EQUIPMENT:
    A summary of property and equipment as of December 31, 1994 and 1995 is as follows:

                                                                    1994            1995
                                                               --------------  --------------
Land and land improvements...................................  $    2,387,095  $    2,360,412
Buildings and improvements...................................      20,087,268      21,624,868
Fixed equipment..............................................       4,724,125       4,899,749
Major movable equipment......................................      12,516,205      13,863,470
Minor movable equipment......................................       1,101,633       1,003,318
Construction in progress.....................................         606,250      10,638,351
Property held for expansion..................................         911,066         911,066
                                                               --------------  --------------
                                                                   42,333,642      55,301,234
Less accumulated depreciation................................        --             2,360,687
                                                               --------------  --------------
                                                               $   42,333,642  $   52,940,547
                                                               --------------  --------------
                                                               --------------  --------------

                         DAKOTA HEARTLAND HEALTH SYSTEM
                         NOTES TO FINANCIAL STATEMENTS

4.  INVESTMENTS IN AND ADVANCES TO AFFILIATES:
    The Partnership owns portions of several entities. The investments in these entities are recorded on the equity method. The investments in and advances to affiliated companies on the accompanying balance sheet consisted of the following:

                                                                                            INVESTMENTS AND ADVANCES
                                                                            OWNERSHIP     ----------------------------
CORPORATION                                                                PERCENTAGE         1994           1995
- -----------------------------------------------------------------------  ---------------  -------------  -------------
Orthopro, Inc..........................................................            50%    $     203,155
Country Health, Inc....................................................            49%          665,629  $     805,632
Health Care Incinerators, Inc./Thom Linen..............................            33%          193,235        210,701
Dakota Outpatient Center...............................................            50%          311,604        356,016
Dakota Day Surgery.....................................................            50%          590,450        462,874
                                                                                          -------------  -------------
                                                                                          $   1,964,073  $   1,835,223
                                                                                          -------------  -------------
                                                                                          -------------  -------------

    During 1995, the Partnership sold its 50% interest in Orthopro, Inc.

    The Partnership has a 50% interest in Dakota Outpatient Center (DOC), a general partnership which owns and operates a medical and office building. As a general partner, the Partnership is contingently liable on the outstanding debt of DOC. As of December 31, 1995, the balance of the note was $2,416,564.

    DOC also leases  its real property  to Dakota Hospital,  Dakota Day  Surgery
(DDS) and Dakota Clinic, Ltd. (an unrelated corporation), under noncancelable 10-year net operating leases. Future minimum annual lease payments to be paid by the Hospital and DDS are $1,414,500 through 1998.

    The Partnership also has a 50% interest in DDS, a general partnership which provides outpatient surgical services. As a general partner, the Partnership is contingently liable to cover any operating losses of DDS. DDS had operating income in 1995.

5.  CREDIT RISK
    The Partnership's revenues consist primarily of amounts due from the Medicare and Medicaid programs in addition to amounts due from insurance carriers and individuals. The Partnership determines the adequacy of a patient's third-party payor coverage upon admission. However, it generally does not require any collateral prior to performing services. The Partnership maintains reserves for contractual allowances and potential credit losses based on past experience and management's current expectations. Medicare and Medicaid gross revenue accounted for approximately 46% and 9% of the Partnership's total gross revenue.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
Jordan Valley Hospital:

    We have audited the accompanying balance sheet of Jordan Valley Hospital (the "Hospital"), (formerly known as Holy Cross Jordan Valley Hospital), as of September 30, 1995 and the related statements of income and change in owner's equity and cash flows for the period from January 1, 1995 through September 30, 1995. These financial statements are the responsibility of the Hospital's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Jordan Valley Hospital as of September 30, 1995 and the results of its operations and its cash flows for the period from January 1, 1995 through September 30, 1995 in conformity with generally accepted accounting principles.


                                             COOPERS & LYBRAND L.L.P.

Houston, Texas
December 28, 1995

                             JORDAN VALLEY HOSPITAL
                                 BALANCE SHEET
                               SEPTEMBER 30, 1995
                                 (IN THOUSANDS)

                                     ASSETS

Current assets:
  Cash............................................................................  $     260
  Accounts receivable, less allowance for doubtful accounts of $1,615.............      4,287
  Supplies inventories............................................................        650
  Prepaid expenses and other assets...............................................        223
  Deferred income taxes...........................................................        597
                                                                                    ---------
    Total current assets..........................................................      6,017
Property and equipment, net.......................................................     14,197
Note receivable...................................................................        207
                                                                                    ---------
    Total assets..................................................................  $  20,421
                                                                                    ---------
                                                                                    ---------

                               LIABILITIES AND OWNER'S EQUITY

Current liabilities:
  Accounts payable................................................................  $     692
  Accrued and other liabilities...................................................        996
  Accrued income taxes............................................................        538
  Due to third-party payors.......................................................        295
  Due to owner....................................................................        656
                                                                                    ---------
    Total current liabilities.....................................................      3,177
Deferred income taxes.............................................................        899
Commitments and contingencies
Owner's equity....................................................................     16,345
                                                                                    ---------
    Total liabilities and owner's equity..........................................  $  20,421
                                                                                    ---------
                                                                                    ---------

    The accompanying notes are an integral part of the financial statements.

                             JORDAN VALLEY HOSPITAL
                STATEMENT OF INCOME AND CHANGE IN OWNER'S EQUITY
         FOR THE PERIOD FROM JANUARY 1, 1995 THROUGH SEPTEMBER 30, 1995
                                 (IN THOUSANDS)

Net patient service revenue.......................................................  $  15,516
Other revenue.....................................................................        345
                                                                                    ---------
    Net revenue...................................................................     15,861
Operating expenses:
  Salaries, wages and benefits....................................................      5,988
  Supplies........................................................................      2,087
  Other operating expenses........................................................      3,546
  Provision for bad debts.........................................................      1,762
  Depreciation....................................................................      1,065
                                                                                    ---------
    Total expenses................................................................     14,448
                                                                                    ---------
Income before income taxes........................................................      1,413
Provision for income taxes........................................................        523
                                                                                    ---------
Net income........................................................................        890
Owner's equity at January 1, 1995.................................................     15,455
                                                                                    ---------
    Owner's equity at September 30, 1995..........................................  $  16,345
                                                                                    ---------
                                                                                    ---------

    The accompanying notes are an integral part of the financial statements.

                             JORDAN VALLEY HOSPITAL
                            STATEMENT OF CASH FLOWS
         FOR THE PERIOD FROM JANUARY 1, 1995 THROUGH SEPTEMBER 30, 1995
                                 (IN THOUSANDS)

OPERATING ACTIVITIES
Net income.........................................................................  $     890
Adjustments to reconcile net income to net cash provided by operating activities:
  Depreciation.....................................................................      1,065
  Provision for bad debts..........................................................      1,762
  Deferred income taxes............................................................        127
  Changes in operating assets and liabilities:
    Accounts receivable............................................................     (1,460)
    Supplies inventories...........................................................        (31)
    Prepaid expenses and other assets..............................................         59
    Accounts payable, accrued and other liabilities................................        364
    Accrued income taxes...........................................................        396
    Due to third-party payors......................................................        197
                                                                                     ---------
      Cash provided by operating activities........................................      3,369
INVESTING ACTIVITIES
Additions to property and equipment................................................       (983)
Issuance of note receivable........................................................       (207)
                                                                                     ---------
      Cash used for investing activities...........................................     (1,190)
FINANCING ACTIVITIES
Payment of debt to owner...........................................................     (2,762)
                                                                                     ---------
      Cash used for financing activities...........................................     (2,762)
                                                                                     ---------
Change in cash and cash equivalents................................................       (583)
Cash and cash equivalents at beginning of period...................................        843
                                                                                     ---------
Cash and cash equivalents at end of period.........................................  $     260
                                                                                     ---------
                                                                                     ---------

    The accompanying notes are an integral part of the financial statements.

                             JORDAN VALLEY HOSPITAL
                         NOTES TO FINANCIAL STATEMENTS

1.  SIGNIFICANT ACCOUNTING POLICIES:

    ORGANIZATION

    Jordan Valley Hospital (the "Hospital") is a 50 bed tertiary care hospital located in West Jordan, Utah. The Hospital was formerly a tax-exempt hospital, Holy Cross Jordan Valley Hospital, which was owned by Holy Cross Health Systems Corporation ("HCHSC"). The Hospital was acquired by HealthTrust, Inc. -- The Hospital Company ("HTI") in August 1994. In October 1994, HTI and Columbia/ HCA entered into an agreement and a Plan of Merger. The merger was approved by both parties and effective in April 1995. In an agreement between the Federal Trade Commission and Columbia/HCA, the Hospital is currently in the process of being sold (see note 7). These financial statements are based on HCHSC historical cost because the Columbia/HCA and HTI ownership of the hospital were temporary.

    CASH AND CASH EQUIVALENTS

    Cash and cash equivalents include all highly liquid debt instruments, primarily U.S. government backed securities and certificates of deposit, purchased with an original maturity of three months or less. The Company maintains its cash in bank deposits which, at times, may exceed federally insured limits.

    ACCOUNTS RECEIVABLE AND NET PATIENT REVENUE

    The Hospital has entered into agreements with third-party payors, including U.S. government programs and managed care health plans, under which the Hospital is paid based upon established charges, cost of providing services, predetermined rates by diagnosis, fixed per diem rates or discounts from established charges.

    Net patient service revenues are recorded at estimated amounts due from patients and third party payors for health care services provided, including anticipated settlements under reimbursement agreements with third party payors. Payments for services rendered to patients covered by the Medicare and Medicaid programs are generally less than billed charges. Provisions for contractual adjustments are made to reduce the charges to these patients to estimated receipts based upon the programs' principles of payment/reimbursement (either prospectively determined or retrospectively determined costs). Final settlements under these programs are subject to administrative review and audit, and provision is currently made for adjustments which may result during the period in which such adjustments become known. Allowance for contractual adjustments under these programs is netted in accounts receivable in the accompanying balance sheet. Management is of the opinion that adequate allowance has been provided for possible adjustments that might result from such final settlements.

    Accounts receivable consists primarily of amounts due from the Medicare and Medicaid programs, other government programs, managed care health plans, commercial insurance companies and individual patients.

    Current earnings are charged with an allowance for doubtful accounts based on experience and other circumstances that may affect the ability of payors to meet their obligations. Accounts deemed uncollectible are charged against that allowance.

    SUPPLIES INVENTORIES

    Inventories are stated at cost, determined principally by the first-in, first-out (FIFO) method, and are not in excess of market value.

                             JORDAN VALLEY HOSPITAL
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

1.  SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    PROPERTY AND EQUIPMENT

    Property and equipment are recorded on the basis of cost, if purchased, or fair market value at the date of donation. Depreciation of property and equipment is recognized using the straight-line method over the expected useful lives of the assets ranging from 8 to 40 years.

    INCOME TAXES

    The Hospital utilizes Statement of Financial Standards No. 109, "Accounting for Income Taxes." Under this method, deferred taxes are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted marginal tax rates currently in effect when the differences reverse. The Hospital has recorded current and deferred income tax expense for the period subsequent to the acquisition by HTI, determined as if it were filing a separate tax return.

2.  PROPERTY AND EQUIPMENT:
    Property and equipment consisted of the following at September 30, 1995:

                                                                            (IN
                                                                        THOUSANDS)
Buildings and improvements...........................................   $    14,765
Equipment............................................................         9,417
                                                                       -------------
                                                                             24,182
Less accumulated depreciation........................................       (10,505)
                                                                       -------------
                                                                             13,677
Land.................................................................           497
Construction in progress.............................................            23
                                                                       -------------
                                                                        $    14,197
                                                                       -------------
                                                                       -------------

3.  ACCRUED AND OTHER LIABILITIES:
    Details of accrued and other liabilities at September 30, 1995 were as follows:

                                                                            (IN
                                                                        THOUSANDS)
Accrued salaries and wages...........................................   $       563
Accrued vacation.....................................................           179
Property and sales tax...............................................           254
                                                                       -------------
  Total accrued and other liabilities................................   $       996
                                                                       -------------
                                                                       -------------

4.  LEASES:
    The Hospital leases certain land, buildings and equipment under operating leases that expire at various dates through 2003. Rental expense, which includes provisions for maintenance in some cases,

                             JORDAN VALLEY HOSPITAL
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

4.  LEASES: (CONTINUED)
amounted to approximately $151,000 in 1995. Future minimum rental commitments at September 30, 1995, under noncancelable operating leases with a remaining term of greater than one year were as follows:

FISCAL YEAR                                                            (IN THOUSANDS)
- ---------------------------------------------------------------------
  1996...............................................................     $     155
  1997...............................................................           123
  1998...............................................................           119
  1999...............................................................           114
  2000...............................................................           434
                                                                              -----
    Total............................................................     $     945
                                                                              -----
                                                                              -----

5.  INCOME TAXES:
    The provision for income taxes consisted of the following for the period from January 1, 1995 through September 30, 1995:

                                                                       (IN THOUSANDS)
Current:
  Federal............................................................     $     364
  State..............................................................            32
                                                                              -----
    Total current provision..........................................           396
Deferred:
  Federal............................................................           117
  State..............................................................            10
                                                                              -----
    Total deferred expense...........................................           127
                                                                              -----
Provision for income taxes...........................................     $     523
                                                                              -----
                                                                              -----

    The reconciliation of the statutory federal income tax rate to the provision for income taxes is as follows:

                                                                                 (IN THOUSANDS)
Federal income tax benefit at statutory rate of 34%............................     $     480
State income taxes, net of federal benefit.....................................            43
                                                                                       ------
  Total provision for income taxes.............................................     $     523
                                                                                       ------
                                                                                       ------

    The components of the deferred taxes were as follows:

Allowance for bad debts........................................    $     597
Excess of book over tax basis in property and equipment........         (899)
                                                                      ------
  Net deferred tax liability...................................         (302)
Less current asset.............................................          597
                                                                      ------
  Noncurrent liability.........................................    $    (899)
                                                                      ------
                                                                      ------

                             JORDAN VALLEY HOSPITAL
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

6.  RELATED PARTY TRANSACTIONS:
    As of September 30, 1995, the Hospital has a liability due to owner of approximately $656,000. This amount represents cash advances from its owner used for normal operations.

    The Hospital obtained its primary professional liability insurance through premiums paid to Columbia/HCA totaling approximately $249,000 for the period from January 1, 1995 through September 30, 1995. In addition, the Hospital has limited its liability through the purchase of umbrella coverage from third-party insurers.

    Columbia/HCA provided certain management services in the normal course of business to the Hospital. For 1995, the expenses allocated to the Hospital were approximately $101,000.

7.  SUBSEQUENT EVENT:
    In November 1995, CHC -- Salt Lake City, Inc. entered into a definitive agreement with Columbia/HCA to acquire the Hospital in exchange for Autauga Medical Center, an 85 bed acute care hospital, and Autauga Health Care Center, a 72 bed skilled nursing facility, both in Prattville, Alabama, plus additional cash consideration of approximately $7,500,000. The transaction is subject to various third-party approvals, including that of the Federal Trade Commission.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
Salt Lake Regional Medical Center

    We have audited the accompanying consolidated balance sheets of Salt Lake Regional Medical Center (formerly known as Holy Cross Hospital of Salt Lake
City), and subsidiaries (the "Hospital"), as of May 31, 1994 and April 13, 1995, and the related consolidated statements of income, equity, and cash flows for each of the two years in the period ended May 31, 1994 and for the period from June 1, 1994 through April 13, 1995. These financial statements are the responsibility of the Hospital's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Salt Lake Regional Medical Center and subsidiaries as of May 31, 1994 and April 13, 1995, and the consolidated results of their operations and their cash flows for each of the two years in the period ended May 31, 1994 and for the period from June 1, 1994 through April 13, 1995 in conformity with generally accepted accounting principles.

                                             COOPERS & LYBRAND L.L.P.

Houston, Texas
June 11, 1995

                       SALT LAKE REGIONAL MEDICAL CENTER
                          CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                     ASSETS


                                                                                                      APRIL 13,
                                                                                      MAY 31, 1994      1995
                                                                                      ------------  -------------
Current assets:
  Cash and cash equivalents.........................................................   $    3,277    $       535
  Investments
    Operating.......................................................................        1,839
    Held by trustees................................................................          418
                                                                                      ------------  -------------
                                                                                            5,534            535
Accounts receivable, less allowance for doubtful accounts of $3,098 and $2,076,
 respectively.......................................................................       13,501         14,116
Other accounts receivable...........................................................        1,185            694
                                                                                      ------------  -------------
                                                                                           14,686         14,810
Supplies inventories................................................................        1,100          1,123
Prepaid expenses and other current assets...........................................           89          1,094
                                                                                      ------------  -------------
      Total current assets..........................................................       21,409         17,562
Investment assets limited as to use, net of current portion
  Held by trustees..................................................................          902
  Board designated..................................................................        5,902
  Donor restricted and other........................................................        1,578
                                                                                      ------------
                                                                                            8,382
Property and equipment:
  Land..............................................................................        1,193            737
  Buildings and improvements........................................................       31,213         32,099
  Equipment.........................................................................       42,779         45,017
  Construction in progress..........................................................          619            658
                                                                                      ------------  -------------
      Total property and equipment..................................................       75,804         78,511
  Less allowances for depreciation and amortization.................................       40,426         43,819
                                                                                      ------------  -------------
      Total property and equipment, net.............................................       35,378         34,692
Other assets........................................................................        2,398            115
                                                                                      ------------  -------------
      Total assets..................................................................   $   67,567    $    52,369
                                                                                      ------------  -------------
                                                                                      ------------  -------------
                                             LIABILITIES AND EQUITY
Current liabilities:
  Current portion of capitalized lease obligation...................................   $      233    $       545
  Accounts payable..................................................................        3,004          1,946
  Due to third-party payors.........................................................        4,045            438
  Accrued and other liabilities.....................................................        5,137          6,910
  Due to HTI........................................................................                       6,015
                                                                                      ------------  -------------
      Total current liabilities.....................................................       12,419         15,854
Capitalized lease obligation, net of current portion................................       16,857          1,914
Other long-term liabilities.........................................................           58            228
Due to HCHSC........................................................................        2,072
Commitments and contingencies (Note 4)
Fund Balance:
  General...........................................................................       34,583
  Donor restricted..................................................................        1,578
Owner's Equity:
  Contributed capital...............................................................                      32,663
  Retained earnings.................................................................                       1,710
                                                                                      ------------  -------------
      Total liabilities and equity..................................................   $   67,567    $    52,369
                                                                                      ------------  -------------
                                                                                      ------------  -------------


   The accompanying notes are an integral part of the consolidated financial statements.

                       SALT LAKE REGIONAL MEDICAL CENTER
                       CONSOLIDATED STATEMENTS OF INCOME
                                 (IN THOUSANDS)

                                                                                                     PERIOD FROM
                                                                                                    JUNE 1, 1994
                                                                                                       THROUGH
                                                                         YEAR ENDED    YEAR ENDED     APRIL 13,
                                                                        MAY 31, 1993  MAY 31, 1994      1995
                                                                        ------------  ------------  -------------
Net patient service revenue...........................................   $   81,358    $   86,536    $    65,585
Other revenue.........................................................        3,565         4,328          2,792
                                                                        ------------  ------------  -------------
    Net revenue.......................................................       84,923        90,864         68,377
Operating expenses:
  Salaries, wages and benefits........................................       36,569        37,931         26,875
  Supplies............................................................       14,842        14,917         12,423
  Other operating expenses............................................       25,929        28,173         18,449
  Provision for bad debts.............................................        3,623         3,464          3,573
  Interest............................................................        1,171           929            653
  Depreciation and amortization.......................................        4,252         4,529          4,067
                                                                        ------------  ------------  -------------
    Total expenses....................................................       86,386        89,943         66,040
Income (loss) before income taxes and extraordinary item..............       (1,463)          921          2,337
Provision for income taxes............................................                                     1,027
                                                                        ------------  ------------  -------------
Income (loss) before extraordinary item...............................       (1,463)          921          1,310
Extraordinary item -- early extinguishment of debt (no tax benefit
 recognized)..........................................................                                       846
                                                                        ------------  ------------  -------------
Net income (loss).....................................................   $   (1,463)   $      921    $       464
                                                                        ------------  ------------  -------------
                                                                        ------------  ------------  -------------

   The accompanying notes are an integral part of the consolidated financial statements.

                       SALT LAKE REGIONAL MEDICAL CENTER
                       CONSOLIDATED STATEMENTS OF EQUITY
                                 (IN THOUSANDS)

                                                                                                    PERIOD FROM
                                                                                                   JUNE 1, 1994
                                                                                                      THROUGH
                                                                        YEAR ENDED    YEAR ENDED     APRI1 13,
                                                                       MAY 31, 1993  MAY 31, 1994      1995
                                                                       ------------  ------------  -------------
GENERAL
Balance, beginning of period.........................................   $   37,503    $   36,817    $    34,583
Net income (loss) prior to the acquisition by HTI....................       (1,463)          921         (1,246)
Fund Transfers.......................................................          135           174             20
Related Party Transfers..............................................          642        (3,329)        (6,339)
Capital contribution by HCHSC........................................                                     5,645
Net assets transferred to HTI........................................                                   (32,663)
                                                                       ------------  ------------  -------------
  Balance, end of period.............................................       36,817        34,583        --
DONOR RESTRICTED
Balance, beginning of period.........................................        3,088         3,152          1,578
Donations, gifts and bequests........................................          945           785              7
Grants...............................................................           42             4
Fund transfers.......................................................         (135)         (174)           (20)
Related party transfers..............................................         (290)         (201)
Investment income....................................................          121           235           (112)
Expenditures for donor restricted purposes...........................         (619)       (2,223)          (351)
Other................................................................                                       (37)
Capital distribution to HCHSC........................................                                    (1,065)
                                                                       ------------  ------------  -------------
  Balance, end of period.............................................        3,152         1,578        --
OWNER'S EQUITY
Net assets contributed by HTI........................................                                    32,663
Net income for the period from August 16, 1994 through April 13,
 1995................................................................                                     1,710
                                                                                                   -------------
  Balance, end of period.............................................                                    34,373
                                                                       ------------  ------------  -------------
  Total equity, end of period........................................   $   39,969    $   36,161    $    34,373
                                                                       ------------  ------------  -------------
                                                                       ------------  ------------  -------------

   The accompanying notes are an integral part of the consolidated financial statements.

                       SALT LAKE REGIONAL MEDICAL CENTER
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                                     PERIOD FROM
                                                                                                    JUNE 1, 1994
                                                                                                       THROUGH
                                                                         YEAR ENDED    YEAR ENDED     APRIL 13,
                                                                        MAY 31, 1993  MAY 31, 1994      1995
                                                                        ------------  ------------  -------------
OPERATING ACTIVITIES
Net income (loss).....................................................   $   (1,463)   $      921    $       464
Adjustments to reconcile net income (loss) to net cash provided (used)
 by operating activities:
  Extraordinary loss on early extinguishment of debt..................                                       846
  Depreciation and amortization.......................................        4,252         4,529          4,067
  Loss on sale of assets..............................................           84            24             47
  Provision for bad debts.............................................        3,623         3,464          3,573
  Deferred tax benefit................................................                                      (540)
  Deferred revenue and other credits..................................           31          (455)           (58)
  Changes in operating assets and liabilities:
    Accounts receivable...............................................       (5,273)       (2,032)       (14,972)
    Supplies inventories..............................................                         83            (23)
    Prepaid expenses and other assets.................................         (706)          388            920
    Due to third-party payors.........................................        2,024           631            663
    Accounts payable, accrued liabilities and other liabilities.......        1,221        (1,056)         3,292
                                                                        ------------  ------------  -------------
      Cash provided (used) by operating activities....................        3,793         6,497         (1,721)
INVESTING ACTIVITIES
Net increase in current investments...................................           87           127            339
Net increase in investments limited as to use.........................       (1,473)        1,764          6,702
Additions to property and equipment...................................       (7,421)       (3,427)        (3,946)
Proceeds from sale of assets..........................................           21           809             46
Other.................................................................        1,540          (859)
                                                                        ------------  ------------  -------------
      Cash provided (used) for investing activities...................       (7,246)       (1,586)         3,141
FINANCING ACTIVITIES
Payments on long-term debt and refinancing............................         (204)         (215)        (5,853)
Issuance of debt from HCHSC...........................................                      1,020
Issuance of debt from HTI.............................................                                     6,015
Payment of debt to HCHSC..............................................       (1,523)                      (2,072)
Other equity transactions, net........................................          841        (4,729)        (2,252)
                                                                        ------------  ------------  -------------
      Cash used for financing activities..............................         (886)       (3,924)        (4,162)
                                                                        ------------  ------------  -------------
Change in cash and cash equivalents...................................       (4,339)          987         (2,742)
Cash and cash equivalents at beginning of period......................        6,629         2,290          3,277
                                                                        ------------  ------------  -------------
Cash and cash equivalents at end of period............................   $    2,290    $    3,277    $       535
                                                                        ------------  ------------  -------------
                                                                        ------------  ------------  -------------

   The accompanying notes are an integral part of the consolidated financial statements.

                       SALT LAKE REGIONAL MEDICAL CENTER
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  SIGNIFICANT ACCOUNTING POLICIES:

    ORGANIZATION

    On April 13, 1995, CHC-Salt Lake City, Inc. (the "Company") completed its acquisition of Salt Lake Regional Medical Center (the "Hospital") from Healthtrust, Inc. -- The Hospital Company ("HTI"). The Hospital is comprised of a 200 bed tertiary care hospital and five clinics and is located in Salt Lake City, Utah. The Hospital was formerly a tax-exempt hospital, Holy Cross Hospital of Salt Lake, which was owned by Holy Cross Health Systems Corporation ("HCHSC"). The Hospital was acquired by HTI on August 15, 1994 and was sold pursuant to a consent decree and settlement agreement between HTI and the Federal Trade Commission. Consummation of the sale had been subject to approval by the Federal Trade Commission, which was received on April 7, 1995. These financial statements are based on HCHSC historical cost because HTI ownership of the hospital was temporary.

    PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of the Hospital and its controlled ventures. All material intercompany transactions and account balances have been eliminated in consolidation.

    CASH EQUIVALENTS

    Highly liquid investments, primarily U.S. government backed securities and certificates of deposits with a maturity of three months or less when purchased, excluding amounts for which use is limited by board or donor designation or by trust agreements, have been defined as cash equivalents. The carrying amounts reported in the balance sheets for cash equivalents approximate fair value.

    ACCOUNTS RECEIVABLE AND NET PATIENT REVENUE

    The Hospital has entered into agreements with third-party payors, including U.S. government programs and managed care health plans, under which the Hospital is paid based upon established charges, cost of providing services, predetermined rates by diagnosis, fixed per diem rates or discounts from established charges.

    Net patient service revenues are recorded at estimated amounts due from patients and third party payors for health care services provided, including anticipated settlements under reimbursement agreements with third party payors. Payments for services rendered to patients covered by the Medicare and Medicaid programs are generally less than billed charges. Provisions for contractual adjustments are made to reduce the charges to these patients to estimated receipts based upon the programs' principles of payment/reimbursement (either prospectively determined or retrospectively determined costs). Final settlements under these programs are subject to administrative review and audit, and provision is currently made for adjustments which may result during the period in which such adjustments become known. Allowance for contractual adjustments under these programs is netted in accounts receivable in the accompanying balance sheet. Management is of the opinion that adequate allowance has been provided for possible adjustments that might result from such final settlements.

    Accounts receivable consists primarily of amounts due from the Medicare and Medicaid programs, other government programs, managed care health plans, commercial insurance companies and individual patients.

    Current earnings are charged with an allowance for doubtful accounts based on experience and other circumstances that may affect the ability of payors to meet their obligations. Accounts deemed uncollectible are charged against that allowance. For the years ended May 31, 1993 and 1994 and for

                       SALT LAKE REGIONAL MEDICAL CENTER
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

1. SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED) the period ended April 13, 1995, respectively, approximately 39%, 40% and 38% of total patient care revenue resulted from the Medicare program, and approximately 10%, 9% and 8%, respectively, resulted from Medicaid program.

    INVESTMENTS

    Investments acquired by purchase are stated at cost, adjusted for impairments in value that are deemed to be other than temporary. Market values for investments are based on quoted market prices. Investments limited as to use, that are required for obligations classified as current liabilities and Board designated investments and are immediately available to the Hospital for their stated purpose, are reported in current assets.

    Board designated investments limited as to use represent certain funds from operations and other sources designated by the Board of Directors to be used to fund future capital asset replacements, for the retirement of certain long-term debt or for other purposes.

    Certain donations, grants and bequests are restricted by donors and are recorded at fair market value at the date of receipt. Income from and expenditures of restricted donations are recorded as revenue and expenses in the period used, or as general equity transfers if use is restricted for property or equipment purchases. Bequests receivable are recorded at a nominal amount until the Hospital receives the bequest.

    SUPPLIES INVENTORIES

    Inventories are stated at cost, determined principally by the last-in, first-out (LIFO) method, and are not in excess of market value.

    PROPERTY AND EQUIPMENT

    Property and equipment are recorded on the basis of cost, if purchased, or fair market value at the date of donation. Depreciation of property and equipment is recognized using the straight-line method over the expected useful lives of the assets ranging from 5 and 30 years. Amortization of capital leases is included with depreciation expense.

    UNAMORTIZED DEBT ISSUANCE COSTS

    Debt issuance costs are amortized using the bonds outstanding method over the repayment term of the related debt. Amortization is included in depreciation and amortization expense.

    CHARITY CARE

    Consistent with its mission prior to the acquisition by HTI, the Hospital provides medical care to all patients regardless of their ability to pay. In accordance with the Hospital's policies related to the provision of charity care, patients who were unable to pay for services were identified based on patient financial information and other subsequent analysis. The Hospital did not pursue collection from these patients and such amounts were excluded from net patient revenue. Charity care charges foregone were approximately $1,014,000 in 1993, $1,440,000 in 1994, and $1,228,000 in 1995.

    INCOME TAXES

    The Hospital utilizes Statement of Financial Standards No. 109, "Accounting for Income Taxes." Under this method, deferred taxes are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted marginal tax rates currently in effect when the differences reverse. As described in Note 1, the Hospital had been a tax-exempt entity prior to the acquisition by HTI. Earning for the period from August 16, 1994 to April 13,

                       SALT LAKE REGIONAL MEDICAL CENTER
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

1.  SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
1995 were included in HTI consolidated tax return. The Hospital has recorded current and deferred income tax expense for the period subsequent to the acquisition by HTI, determined as if it were filing a separate tax return.

2.  INVESTMENTS:
    The composition of investment assets limited as to use at May 31, 1994, was as follows:

                                                                             MARKET
                                                                   COST       VALUE
                                                                 ---------  ---------
                                                                    (IN THOUSANDS)
Investments held by trustees under loan agreements:
  Cash and short-term investments..............................  $     201  $     201
  Funds invested in direct obligations of the U.S.
   Government..................................................      1,119      1,119
  Less current portion.........................................       (418)      (418)
                                                                 ---------  ---------
                                                                       902        902
Board designated investments:
  Cash and short-term investments..............................      5,902      5,902
                                                                 ---------  ---------
                                                                     5,902      5,902
Donor restricted and other investments:
  Cash and short-term investments..............................        925        935
  Common trust funds and other.................................        653        653
                                                                 ---------  ---------
                                                                     1,578      1,588
                                                                 ---------  ---------
                                                                 $   8,382  $   8,392
                                                                 ---------  ---------
                                                                 ---------  ---------

    Investment  income,  which   is  included   in  other   revenue,  net,   was
approximately   $693,000,  $837,000  and  $47,000   for  1993,  1994  and  1995,
respectively.

    Investments consisted of commercial paper, money market instruments, U.S. Government obligations, marketable equity securities and high grade corporate bonds. The market values of investment were determined based on quoted market rates.

3.  ACCRUED AND OTHER LIABILITIES:
    Details of accrued and other liabilities at May 31, 1994 and April 13, 1995 were as follows:

                                                                   1994       1995
                                                                 ---------  ---------
                                                                    (IN THOUSANDS)
Accrued salaries and wages.....................................  $   1,834  $   1,675
Accrued vacation...............................................      2,195      2,074
Income taxes payable to HTI....................................                 1,567
Other..........................................................      1,108      1,594
                                                                 ---------  ---------
  Total accrued and other liabilities..........................  $   5,137  $   6,910
                                                                 ---------  ---------
                                                                 ---------  ---------

                       SALT LAKE REGIONAL MEDICAL CENTER
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

4.  LONG-TERM DEBT:
    Long-term debt, which included capital leases and amounts due to HCHSC, at May 31, 1994 and April 13, 1995, were as follows:

                                                              MATURITY     1994       1995
                                                              ---------  ---------  ---------
                                                                            (IN THOUSANDS)
Series 1990 Salt Lake City, Utah, Flexible Rate Revenue
 Bonds, principal payable at various dates through 2009,
 interest payable monthly at variable rates ranging from
 2.2% to 2.5%, collateralized by a renewable, irrevocable
 letter of credit in the amount of $12,296,000 which expires
 on February 1, 1997........................................   Various   $   7,323
Series 1986 Salt Lake City, Utah, Industrial Revenue Bonds,
 principal payable annually, interest payable semiannually
 at rates from 6.0% to 7.4%.................................    2018         9,480
Notes payable to owner, principal payable at various dates,
 interest payable at 10.5%..................................                        $   6,015
Capital leases, principal and interest payable monthly,
 interest payable monthly at rates ranging from 5.8% to
 9%.........................................................   Various         287      2,459
                                                                         ---------  ---------
                                                                            17,090      8,474
  Less current portion (including $6,015 for 1995 due to
   HTI).....................................................                  (233)    (6,560)
                                                                         ---------  ---------
                                                                         $  16,857  $   1,914
                                                                         ---------  ---------
                                                                         ---------  ---------

    The carrying amounts of the variable rate, long-term debt approximate their fair values. The fair values of the fixed rate, long-term debt and capital lease obligations were estimated using discounted cash flow analysis, based on current incremental borrowing rates for similar types of borrowing arrangements. The fair value of the fixed rate, long-term debt and capital lease obligations at April 13, 1995, approximated their carrying amount.

    Generally, mandatory deposits were required to be made to sinking and other funds held by trustees for payment of principal and interest.

    Prior to the acquisition by HTI, the Hospital extinguished the Series 1986 Industrial Revenue Bonds of approximately $9,480,000. The Hospital recognized an extraordinary loss of approximately $846,000, for which no tax benefit was recognized because HCHSC was tax-exempt. Additionally, the 1990 Series Flexible Rate Revenue Bonds were distributed to the HCHSC concurrent with the HTI acquisition.

    OBLIGATED GROUP AND OTHER REQUIREMENTS

    Under the Master Trust Indenture, HCHSC and certain of its subsidiaries, which included the Hospital (the "Obligated Group") could issue obligations to finance certain activities. Those members of the Obligated Group that elected to obtain financing under the Master Trust Indenture were guarantors for the repayment of obligations issued by other members of the Obligated Group up to certain limits, although each issuer was considered the principal obligor.

                       SALT LAKE REGIONAL MEDICAL CENTER
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

4.  LONG-TERM DEBT: (CONTINUED)
    The Series 1990 Utah Pooled Financing Bonds and the Series 1986 Salt Lake City Industrial Revenue Bonds were collateralized by a Master Trust Indenture that was collateralized by all accounts, contract rights and receipts of the Hospital. The obligations referenced above contained restrictive covenants that included, among others, restrictions on additional indebtedness, the payment of dividends and other distributions, the repurchase of common stock and related securities under certain circumstances, and the requirement to maintain certain financial ratios. The Hospital was in compliance with all loan covenants at May 31, 1994. The obligations referenced above were not acquired by HTI in the sale of the Hospital by HCHSC.

    The Master Trust Indenture requires establishment of certain funds, not available for general purposes, which were held with and controlled by a trustee for payment of certain construction costs, bond issuance costs, principal and interest and maintenance of cash reserves. Details of funds held by the trustee at May 31, 1994 were:

                                                                           1994
                                                                      ---------------
                                                                      (IN THOUSANDS)
Debt service reserve fund...........................................     $     902
Bond fund...........................................................            40
Interest fund.......................................................           378
                                                                           -------
                                                                             1,320
  Less current portion..............................................          (418)
                                                                           -------
                                                                         $     902
                                                                           -------
                                                                           -------

    INTEREST COSTS

    During 1993, 1994 and 1995, interest costs totaled approximately $1,171,000, $929,000 and $653,000, respectively, of which $81,000 was capitalized during 1994. Interest paid was approximately $1,149,000, $933,000, and $579,000 in 1993, 1994 and 1995, respectively.

5.  LEASES:
    The Hospital leases certain land, buildings and equipment under capital and operating leases that expire at various dates through 2000. Rental expense, which includes provisions for maintenance in some cases, amounted to approximately $2,318,000, $2,693,000 and $1,698,000 in 1993, 1994 and 1995,
respectively. Future minimum rental commitments at April 13, 1995, under a capital lease and noncancelable operating leases with a remaining term of greater than one year were as follows:

FISCAL YEAR                                                      CAPITAL    OPERATING
                                                                ---------  -----------
- --------------------------------------------------------------
                                                                    (IN THOUSANDS)
  1996........................................................  $     801   $     636
  1997........................................................        701         570
  1998........................................................        624         472
  1999........................................................        624         132
  2000........................................................        208          46
                                                                ---------  -----------
  Total minimum obligations...................................      2,958   $   1,856
                                                                           -----------
                                                                           -----------
    Less amounts representing interest........................        499
                                                                ---------
  Present value of minimum obligations........................      2,459
    Less current portion......................................        545
                                                                ---------
  Long term obligations at April 13, 1995.....................  $   1,914
                                                                ---------
                                                                ---------

                       SALT LAKE REGIONAL MEDICAL CENTER
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

6.  INCOME TAXES:
    For the period from August 16, 1994 to April 13, 1995, the Hospital earned approximately $2,737,000 in pre-tax income. The provision for income taxes consisted of the following for the period from August 16, 1994 through April 13, 1995.

                                                                       PERIOD ENDED
                                                                      APRIL 13, 1995
                                                                      ---------------
                                                                      (IN THOUSANDS)
Current:
  Federal...........................................................     $   1,440
  State.............................................................           127
                                                                           -------
    Total current provision.........................................         1,567
Deferred:
  Federal...........................................................          (496)
State...............................................................           (44)
                                                                           -------
    Total deferred benefit..........................................          (540)
                                                                           -------
Provision for income taxes..........................................     $   1,027
                                                                           -------
                                                                           -------

    The reconciliation of the statutory federal income tax rate to the provision for income taxes is as follows:

                                                                       PERIOD ENDED
                                                                      APRIL 13, 1995
                                                                      ---------------
                                                                      (IN THOUSANDS)
Federal income tax benefit at statutory rate of 34%.................     $     795
Loss for period in which no tax benefit recognized..................           136
State income taxes, net of federal benefit..........................            83
Other...............................................................            13
                                                                           -------
  Total provision for income taxes..................................     $   1,027
                                                                           -------
                                                                           -------

    The reconciliation of the statutory federal income tax rate to the provision for income taxes is based on earnings for the period in which the Hospital was subject to federal income taxes. The components of the deferred tax assets and (liabilities) at April 13, 1995 were as follows:

                                                                                 PERIOD ENDED
                                                                                APRIL 13, 1995
                                                                                ---------------
                                                                                (IN THOUSANDS)
Allowance for bad debts.......................................................     $     768
Excess of tax over book basis in property and equipment.......................          (228)
                                                                                      ------
  Net deferred tax asset......................................................           540
Less current portion..........................................................          (768)
                                                                                      ------
  Noncurrent portion..........................................................     $    (228)
                                                                                      ------
                                                                                      ------

    The current deferred tax asset is included in prepaid expenses and other current assets. The noncurrent deferred tax liability is included in other long-term liabilities.

7.  RELATED PARTY TRANSACTIONS:
    The Hospital purchased certain services from Shared Services which is the administrator of the Holy Cross Employees Benefit Trust (the "Benefit Trust"). The Benefit Trust provided health, life and long-term disability benefits to employees of the Hospital. Premiums for these benefits were approximately
$2,263,000,  $2,332,000  and $527,000  for  1993, 1994  and  1995, respectively.
Havican

                       SALT LAKE REGIONAL MEDICAL CENTER
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

7.  RELATED PARTY TRANSACTIONS: (CONTINUED)
Insurance Company ("Havican"), a subsidiary of Shared Services, is the captive insurance company from which the Hospital obtained its primary professional liability insurance. Premiums paid to Havican were approximately $994,000, $1,346,000 and $240,000 for 1993, 1994 and 1995, respectively. Premiums paid to HTI for professional liability insurance during 1995 were approximately $177,000. In addition, the Hospital has limited its liability through the purchase of umbrella coverage from third-party insurers.

    Through August 15, 1994, the Hospital provided pension benefits for substantially all of its full-time employees through a defined benefit pension plan sponsored by HCHSC. The Hospital withdrew from the plan in connection with its acquisition by HTI. The liability or asset associated with the Hospital's withdrawal, if any, was retained by HCHSC. Pension expense for the years ended May 31, 1993 and 1994 and the period ended April 13, 1995, were $1,065,000, $1,050,000 and $210,000, respectively.

    HCHSC provided certain management services in the normal course of business to the Hospital. For 1993, 1994 and 1995, the expenses allocated to the Hospital were approximately $1,356,000, $1,486,000 and $304,000, respectively.

8.  SALE OF ASSETS TO HTI:
    As described in Note 1, HCHSC sold the Hospital to HTI in August 1994. At the time of the sale, HTI assumed Hospital debts in excess of assets retained of approximately $4,580,000, which has been reflected in the financial statements as a capital distribution from donor restricted funds of $1,065,000 and a capital contribution to general funds of $5,645,000.

                        CHAMPION HEALTHCARE CORPORATION
                CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)

                                     ASSETS

                                                                                        DECEMBER 31,   MARCH 31,
                                                                                            1995         1996
                                                                                        ------------  -----------
                                                                                         (DOLLARS IN THOUSANDS)
Current assets:
  Cash and cash equivalents...........................................................   $    7,583   $     5,670
  Accounts receivable, less allowance for doubtful accounts of $10,116 and $14,041 at
   December 31, 1995 and March 31, 1996, respectively.................................       33,262        36,407
  Supplies inventory..................................................................        3,470         3,872
  Prepaid expenses and other current assets...........................................        6,264         6,290
                                                                                        ------------  -----------
      Total current assets............................................................       50,579        52,239
  Property and equipment, less allowances for depreciation and amortization of $10,733
   and $11,901 at December 31, 1995 and March 31, 1996, respectively..................      158,382       166,997
  Investment in Dakota Heartland Health System........................................       48,145        52,118
  Other assets........................................................................       34,154        36,668
                                                                                        ------------  -----------
    Total assets......................................................................   $  291,260   $   308,022
                                                                                        ------------  -----------
                                                                                        ------------  -----------

                                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt and capital lease obligations.....................   $    2,467   $     2,834
  Accounts payable....................................................................       13,952        12,743
  Due to third parties................................................................        8,829         8,052
  Other current liabilities...........................................................       15,490        12,860
                                                                                        ------------  -----------
  Total current liabilities...........................................................       40,738        36,489
  Long-term debt and capital lease obligations........................................      162,447       181,212
  Other long-term liabilities.........................................................       10,177        10,445
  Redeemable preferred stock..........................................................       46,029        46,078
  Common stock, $.01 par value:
    Authorized -- 25,000,000 shares, 11,868,230 and 12,012,603 shares issued and
    outstanding at December 31, 1995 and March 31, 1996, respectively.................          119           120
  Common stock subscribed 80,000 shares at December 31, 1995 and March 31, 1996,
   respectively.......................................................................           40            40
  Common stock subscription receivable................................................          (40)          (40)
  Paid in capital.....................................................................       47,643        48,178
  Accumulated deficit.................................................................      (15,893)      (14,500)
                                                                                        ------------  -----------
    Total liabilities and stockholders' equity........................................   $  291,260   $   308,022
                                                                                        ------------  -----------
                                                                                        ------------  -----------

           See notes to condensed consolidated financial statements.

                        CHAMPION HEALTHCARE CORPORATION
           CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

                                                                                           THREE MONTHS ENDED
                                                                                               MARCH 31,
                                                                                          --------------------
                                                                                            1995       1996
                                                                                          ---------  ---------
                                                                                              (DOLLARS IN
                                                                                           THOUSANDS, EXCEPT
                                                                                            PER SHARE DATA)
Net patient service revenue.............................................................  $  27,625  $  49,898
Other revenue...........................................................................      1,102        783
                                                                                          ---------  ---------
    Net revenue.........................................................................     28,727     50,681
Operating expenses:
  Salaries and benefits.................................................................     12,762     22,006
  Other operating and administrative....................................................     10,913     19,232
  Provision for bad debts...............................................................      2,073      3,670
  Interest..............................................................................      2,630      4,587
  Depreciation and amortization.........................................................      1,532      3,016
  Equity in earnings of Dakota Heartland Health System..................................     (1,478)    (3,973)
                                                                                          ---------  ---------
    Total expenses......................................................................     28,432     48,538
                                                                                          ---------  ---------
    Income before income taxes..........................................................        295      2,143
Provision for income taxes..............................................................        118        750
                                                                                          ---------  ---------
    Net income..........................................................................  $     177  $   1,393
                                                                                          ---------  ---------
                                                                                          ---------  ---------
    Income (loss) applicable to common stock............................................  $  (1,312) $   1,344
                                                                                          ---------  ---------
                                                                                          ---------  ---------
Income (loss) per common share:
    Primary.............................................................................  $    (.31) $     .10
                                                                                          ---------  ---------
                                                                                          ---------  ---------
    Fully Diluted.......................................................................     N/A     $     .08
                                                                                          ---------  ---------
                                                                                          ---------  ---------

           See notes to condensed consolidated financial statements.

                        CHAMPION HEALTHCARE CORPORATION
           CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

                                                                                          THREE MONTHS ENDED
                                                                                              MARCH 31,
                                                                                        ----------------------
                                                                                           1995        1996
                                                                                        ----------  ----------
                                                                                        (DOLLARS IN THOUSANDS)
Operating activities:
  Net income..........................................................................  $      177  $    1,393
  Equity in earnings of Dakota Heartland Health System................................      (1,478)     (3,973)
  Depreciation and amortization.......................................................       1,532       3,016
  Provision for bad debts.............................................................       2,073       3,670
  Changes in assets and liabilities, net of effects from acquisitions
    Increase in assets................................................................      (1,008)     (5,195)
    Decrease in liabilities...........................................................      (2,459)     (4,477)
                                                                                        ----------  ----------
      Net cash used in operating activities...........................................      (1,163)     (5,566)
                                                                                        ----------  ----------
Investing activities:
  Additions to property and equipment.................................................      (7,060)     (2,697)
  Investment in Jordan Valley Hospital................................................                 (10,746)
  Investment in Dakota Heartland Health System........................................      (2,000)
  Investment in Salt Lake Regional Medical Center.....................................      (3,000)
  Proceeds from sale of property and equipment........................................       1,300
  Investment in note receivable.......................................................        (793)        (50)
  Other...............................................................................        (576)       (575)
                                                                                        ----------  ----------
      Net cash used in investing activities...........................................     (12,129)    (14,068)
                                                                                        ----------  ----------
Financing activities:
  Proceeds from the issuance of long-term obligations.................................                  18,512
  Payments on long-term debt and capital lease obligations............................      (1,989)       (768)
  Other...............................................................................        (235)        (23)
                                                                                        ----------  ----------
      Net cash provided by (used in) financing activities.............................      (2,224)     17,721
                                                                                        ----------  ----------
      Decrease in cash and cash equivalents...........................................     (15,516)     (1,913)
Cash and cash equivalents at beginning of period......................................      48,424       7,583
                                                                                        ----------  ----------
Cash and cash equivalents at end of period............................................  $   32,908  $    5,670
                                                                                        ----------  ----------
                                                                                        ----------  ----------

           See notes to condensed consolidated financial statements.

                        CHAMPION HEALTHCARE CORPORATION
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1.  BASIS OF PRESENTATION
    The accompanying unaudited condensed consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles for interim financial statements and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, these financial statements do not include all of the information and disclosures required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals)
considered necessary for a fair presentation of the results for the periods presented have been reflected. Such financial statements include the accounts of the Company and all wholly-owned and majority-owned subsidiaries and partnerships. All significant intercompany transactions and accounts have been eliminated in consolidation.

    The year-end condensed consolidated balance sheet data was derived from audited financial statements, but does not include all disclosures required by generally accepted accounting principles.

    These financial statements should be read in conjunction with the Company's audited consolidated financial statements for the year ended December 31, 1995, included in the Company's Annual Report on Form 10-K, as amended, for the year ended December 31, 1995.

    The Company's business is seasonal in nature and subject to general economic conditions and other factors. Accordingly, operating results for the three months ended March 31, 1996, are not necessarily indicative of the results that may be expected for the year ended December 31, 1996.

    In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 ("SFAS 123"), "Accounting for Stock-Based Compensation," which is effective for fiscal years beginning after December 15, 1995. SFAS 123 establishes new financial accounting and reporting standards for stock-based compensation plans. Entities will be allowed to measure compensation expense for stock-based compensation under SFAS 123 or APB Opinion No. 25, "Accounting for Stock Issued to Employees." The Company has elected to continue accounting for such compensation under the provisions of APB Opinion No. 25.

    In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121 ("SFAS 121"), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." SFAS 121, which is effective for fiscal years beginning after December 15, 1995, requires that long-lived assets and certain identifiable intangibles held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company's adoption of SFAS 121 on January 1, 1996, had no material effect on its financial statements.

2.  SUMMARIZED FINANCIAL INFORMATION OF EQUITY AFFILIATE
    The Company, through a wholly-owned subsidiary, owns 50% of a partnership operated as Dakota Heartland Health System ("DHHS"). DHHS owns and operates two general acute care hospitals with a total of 341 beds in Fargo, North Dakota, and the Company manages the combined operations of the two facilities pursuant to the partnership agreement and an operating agreement with DHHS. Under the terms of the partnership agreement, the Company is entitled to 55% of DHHS's net income and distributable cash flow ("DCF") until such time as it has recovered on a cumulative basis an additional $10,000,000 of DCF. The Company is also obligated to advance funds to DHHS to cover any and all operating deficits.

                        CHAMPION HEALTHCARE CORPORATION
  NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)

2.  SUMMARIZED FINANCIAL INFORMATION OF EQUITY AFFILIATE (CONTINUED)
    The Company accounts for its investment in DHHS under the equity method. The following table summarizes certain financial information of DHHS (dollars in thousands).

                                                                THREE MONTHS ENDED   THREE MONTHS ENDED
                                                                  MARCH 31, 1995       MARCH 31, 1996
                                                                -------------------  -------------------
INCOME STATEMENT DATA
  Net revenue.................................................      $    26,088          $    27,623
  Net income..................................................            2,687                7,223
  Company's equity in the earnings of DHHS....................            1,478                3,973


                                                                 DECEMBER 31, 1995     MARCH 31, 1996
                                                                -------------------  -------------------
BALANCE SHEET DATA
  Current assets..............................................      $    39,008          $    38,095
  Non-current assets..........................................           55,854               56,226
  Current liabilities.........................................           19,980               12,258
  Non-current liabilities.....................................               57                   15
  Partners' equity............................................           74,825               82,048

3.  LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS
    Long-term debt and capital lease obligations consisted of the following at December 31, 1995 and March 31, 1996 (dollars in thousands):

                                                                              DECEMBER 31,   MARCH 31,
                                                                                  1995         1996
                                                                              ------------  -----------
Revolving Loan..............................................................   $   47,700   $    66,200
11% Senior Subordinated Notes, net of discount (face amount of $99,089 and
 $98,705 at December 31, 1995 and March 31, 1996, respectively).............       98,447        98,076
Health Care REIT, Inc.......................................................       11,120        10,908
Other notes payable and capital lease obligations...........................        7,647         8,862
                                                                              ------------  -----------
  Total debt and capital lease obligations..................................      164,914       184,046
Less current portion........................................................       (2,467)       (2,834)
                                                                              ------------  -----------
  Total long-term debt and capital lease obligations........................   $  162,447   $   181,212
                                                                              ------------  -----------
                                                                              ------------  -----------

    The Company is subject to various loans, notes and mortgages that contain restrictive covenants which include, among others, restrictions on additional indebtedness, the payment of dividends and other distributions, the repurchase of common stock and related securities under certain circumstances, and the requirement to maintain certain financial ratios. The Company was in compliance with or has obtained permanent waivers for all loan covenants to which it was subject at March 31, 1996 and December 31, 1995.

4.  ACQUISITIONS

    JORDAN VALLEY HOSPITAL

    On March 1, 1996, the Company acquired Jordan Valley Hospital ("Jordan") from Columbia/ HCA Healthcare Corporation ("Columbia"). Jordan is a 50 bed acute care hospital located in West Jordan, Utah, a suburb of Salt Lake City. Jordan was acquired in exchange for Autauga Medical Center, an 85 bed acute care hospital, and Autauga Health Care Center, a 72 bed skilled nursing facility, both in Prattville, Alabama, plus preliminary cash consideration paid to Columbia of approximately $10,750,000. Cash consideration included approximately $3,750,000 for certain net working

                        CHAMPION HEALTHCARE CORPORATION
  NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)

4.  ACQUISITIONS (CONTINUED)
capital components, which are subject to adjustment and final settlement by the parties, and reimbursement of certain capital expenditures made previously by Columbia. The transaction did not result in a gain or loss. The Alabama facilities were acquired as part of the Company's acquisition of AmeriHealth, Inc. on December 6, 1994.

    The following selected unaudited pro forma financial information for the three months ended March 31, 1995 and 1996, assumes that the acquisition of Jordan and Salt Lake Regional Medical Center ("SLRMC") occurred on January 1, 1995. The Company acquired SLRMC on April 13, 1995. The pro forma financial information does not purport to be indicative of the results that actually would have been obtained had the operations been combined during the periods presented, and is not intended to be a projection of future results or trends.

                                                                                    THREE MONTHS ENDED
                                                                                        MARCH 31,
                                                                                   --------------------
                                                                                     1995       1996
                                                                                   ---------  ---------
                                                                                       (DOLLARS IN
                                                                                    THOUSANDS, EXCEPT
                                                                                     PER SHARE DATA)
Net revenue......................................................................  $  49,353  $  51,919
                                                                                   ---------  ---------
                                                                                   ---------  ---------
Net income.......................................................................  $   1,313  $   1,268
                                                                                   ---------  ---------
                                                                                   ---------  ---------
Income (loss) applicable to common stock.........................................  $    (176) $   1,219
                                                                                   ---------  ---------
                                                                                   ---------  ---------
Income (loss) per common share:
  Primary........................................................................  $   (0.04) $    0.09
                                                                                   ---------  ---------
                                                                                   ---------  ---------
  Fully diluted..................................................................     N/A     $    0.07
                                                                                              ---------
                                                                                              ---------
Weighted average number of common shares outstanding:
  Primary........................................................................      4,228     12,835
                                                                                   ---------  ---------
                                                                                   ---------  ---------
  Fully diluted..................................................................     N/A        18,184
                                                                                              ---------
                                                                                              ---------

5.  INCOME PER SHARE
    Primary income per common and common equivalent share is calculated by dividing the income attributable to common stock (net income less preferred stock dividend requirements and accretion of preferred stock issuance costs) by the weighted average number of common and common equivalent shares outstanding during each period, assuming the exercise of all stock options and warrants, when dilutive, with an exercise price less than the average market price of the common stock using the treasury stock method. Fully diluted income per share was not presented for the quarter ended March 31, 1995, due to the anti-dilutive effect of such calculation. The fully diluted income per share computation for the quarter ended March 31, 1996, assumed the conversion of 2,608,176 shares of convertible preferred stock into a weighted average of 5,216,027 common shares, and that no preferred dividends on the preferred stock were provided (See Note
6).

    The weighted average number of shares used in computing income (loss) per share are as follows:

                                                                       THREE MONTHS ENDED
                                                                           MARCH 31,
                                                                   --------------------------
                                                                      1995          1996
                                                                   -----------  -------------
Primary..........................................................    4,277,975     12,835,211
                                                                   -----------  -------------
                                                                   -----------  -------------
Fully Diluted....................................................          N/A     18,183,900
                                                                                -------------
                                                                                -------------

                        CHAMPION HEALTHCARE CORPORATION
  NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)

6.  CUMULATIVE CONVERTIBLE REDEEMABLE PREFERRED STOCK
    Effective December 31, 1995, the Company and its Preferred shareholders entered into the 1995 Recapitalization Agreement that, among other things, eliminated the accrual of future dividends on its outstanding Preferred Stock. At March 31, 1996, the Company had outstanding 2,608,176 shares of Series C and D Cumulative Convertible Redeemable Preferred Stock (collectively, "Preferred Stock") which were convertible into 5,216,352 shares of common stock. The Company's Certificate of Incorporation, as amended, certain preferred stock purchase agreements, and its Senior and other debt agreements prohibit or place limitations on the payment of cash dividends to holders of preferred and common stock.

7.  INCOME TAXES
    The income tax provision recorded for the quarters ended March 31, 1995 and 1996 differs from the expected income tax provision due to permanent differences, the provision for state income taxes and the realization of net deferred tax assets.

8.  CONTINGENCIES

    LITIGATION. The Company is subject to claims and legal actions arising in the ordinary course of operations. In the opinion of management, the ultimate resolution of such pending legal proceedings will not have a material effect on the Company's financial position, results of operations or liquidity.

    PROFESSIONAL LIABILITY. The Company is self-insured up to $1,000,000 per occurrence for the payment of claims arising from professional liability risks. The Company has accrued liabilities for potential professional liability risks based on estimates for losses limited to $1,000,000 per occurrence and
$4,000,000 in the aggregate. The Company is further insured by a commercial insurer for claims in excess of these limits up to an additional $10,000,000 over its self-insured retention. In the opinion of management, any unaccrued damages awarded will not have a material adverse effect on the Company's financial position, results of operations or liquidity.

9.  SUBSEQUENT EVENT
    Effective April 12, 1996, the Company executed a definitive Agreement and Plan of Merger (the "Merger Agreement") with Paracelsus Healthcare Corporation, a privately held California corporation ("Paracelsus") and PC Merger Sub., Inc., a newly formed Paracelsus subsidiary. The Merger Agreement provides for, among other things, the merger of PC Merger Sub., Inc. with and into the Company (the "Merger"). Each share of the Company's common stock will convert into one share of Paracelsus common stock, and each share of the Company's Preferred Stock will convert into two shares of Paracelsus common stock. Dr. Manfred George Krukemeyer, currently the Chairman of the Board and sole shareholder of Paracelsus, and members of Paracelsus management will own approximately 60% of the Company, and current Company security holders will own approximately 40% of Paracelsus common stock on a fully diluted basis. The consummation of the Merger is conditioned upon, among other things, Dr. Krukemeyer entering into a shareholder  agreement  (the  "Shareholder  Agreement")  with  Paracelsus  to be effective at the time of the Merger. The Shareholder Agreement, among other things, set forth (i) restrictions on certain acquisitions and dispositions of Paracelsus voting securities, (ii) certain rights and obligations relating to board representation and (iii) certain rights of first refusal for Dr. Krukemeyer. The Shareholder agreement will also impose other customary standstill restrictions. The Merger is subject to a number of customary conditions including filings with the Securities and Exchange Commission, approval of the stockholders of the Company and Paracelsus, and antitrust filings. In the event that the Merger Agreement is terminated, under certain circumstances Paracelsus and the Company have agreed to pay a termination fee to the other.

    Effective April 12, 1996, the Company and holders of its 11% Senior Subordinated Notes under agreements dated December 31, 1993, (the "Series D Notes") and May 1, 1995, (the "Series E Notes")

                        CHAMPION HEALTHCARE CORPORATION
  NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)

9.  SUBSEQUENT EVENT (CONTINUED)
and certain holders of its Preferred Stock entered into an Agreement in Contemplation of the Merger, that among other things provided (i) the parties thereto holding shares of Preferred Stock agreed to vote their Preferred Shares for the Merger, (ii) the holders of the Series D Notes agreed among other things
(a) to waive any rights to cause the Company to purchase from such holders the Series D Notes in the event of a change in control caused by the Merger and (b) surrender their Series D Notes for prepayment at a premium depending upon the year of prepayment, and (iii) the holder of the Series E Notes agreed among other things (x) to waive any rights to cause the Company to purchase from such holders the Series E Notes in the event of a change in control caused by the Merger and (y) to surrender their Series E Notes for prepayment at a premium depending upon the year of such prepayment and upon whether warrants to purchase Company common stock are surrendered in connection with such prepayment.


    Pursuant to the 1995 Recapitalization Agreement entered into by the Company and certain of its security holders effective December 31, 1995, the Company agreed to reduce the exercise prices of one series of 680,104 warrants from $5.90 to $5.25 per share and two series totaling 2,447,670 warrants from $9.00 to $7.00 per shares until May 13, 1996, after which the exercise prices revert to their prior amounts. As of May 13, 1996, warrants have been exercised to purchase approximately 2,370,000 shares of common stock, resulting in cash proceeds to the Company of approximately $8,715,000 and the tender of approximately $4,840,000 in Company subordinated notes in lieu of cash.


    On January 31, 1996, the Company entered into a letter of intent to sell the 149 bed Lakeland Regional Hospital in Springfield, MO, to Columbia/HCA Healthcare Corporation in exchange for the 100 bed Poplar Springs Hospital in Petersburg, VA. Both facilities are psychiatric hospitals. On May 6, 1996, the Company and Columbia mutually agreed to terminate this transaction.

                  PARACELSUS AND CHAMPION UNAUDITED PRO FORMA
                    CONDENSED COMBINING FINANCIAL STATEMENTS

    The Paracelsus and Champion Unaudited Pro Forma Condensed Combining Financial Statements set forth below have been derived from the Paracelsus Unaudited Pro Forma Condensed Combining Financial Statements and the Champion Unaudited Pro Forma Condensed Combining Statements of Income and Unaudited Historical Condensed Balance Sheet included elsewhere in this Prospectus. The
Paracelsus and Champion Unaudited Pro Forma Condensed Combining Financial Statements reflect the effect of the Merger and certain related transactions, in each case as if such transactions had occurred at the beginning of each period presented for purposes of the pro forma income statements and operating data and on March 31, 1996 for purposes of the pro forma balance sheet. The Paracelsus and Champion Unaudited Pro Forma Condensed Combining Financial Statements also give effect to certain acquisitions and dispositions by each of Paracelsus and Champion completed since the beginning of each of the periods presented.


    The Paracelsus and Champion Unaudited Pro Forma Condensed Combining Statement of Income for the fiscal year ended September 30, 1995 includes Paracelsus' historical results of operations for the fiscal year ended September 30, 1995 and Champion's historical results of operations for the year ended December 31, 1995. The Paracelsus and Champion Unaudited Pro Forma Condensed Combining Statement of Income for the six months ended March 31, 1995 and 1996 include Paracelsus' and Champion's historical results of operations for the same six-month periods. The Unaudited Pro Forma Condensed Combining Balance Sheet includes the historical balance sheets of Paracelsus and Champion as of March 31, 1996.



    The  Paracelsus  and  Champion  Unaudited  Pro  Forma  Condensed   Combining
Financial Statements set forth below and the Paracelsus Unaudited Pro Forma Condensed Combining Financial Statements and the Champion Unaudited Pro Forma Condensed Combining Statements of Income included elsewhere herein do not purport to present the financial position or results of operations of Paracelsus and Champion had the transactions and events assumed therein occurred on the dates specified, nor are they necessarily indicative of the results of operations that may be expected in the future. The Paracelsus and Champion Unaudited Pro Forma Condensed Combining Financial Statements set forth below are qualified in their entirety by reference to, and should be read in conjunction
with,  the  Paracelsus  Unaudited   Pro  Forma  Condensed  Combining   Financial
Statements and the Champion Unaudited Pro Forma Condensed Combining Statements of Income and Unaudited Historical Condensed Balance Sheet included elsewhere in this Prospectus. See "Risk Factors -- Significant Leverage," "Prospectus Summary
- -- Refinancings in Connection with the Merger," "Paracelsus Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Champion Management's Discussion and Analysis of Financial Condition and Results of Operations."

                  PARACELSUS AND CHAMPION UNAUDITED PRO FORMA
                    CONDENSED COMBINING STATEMENT OF INCOME
                  FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1995
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                                                             ADJUSTMENTS
                                                                  PARACELSUS    CHAMPION       FOR THE     PRO FORMA FOR
                                                                   PRO FORMA    PRO FORMA      MERGER       THE MERGER
Total operating revenues........................................  $   501,633  $   195,633  $     (367)(1)  $   696,899
Costs and expenses:
  Salaries and benefits.........................................      206,035       82,040                      288,075
  Supplies......................................................       44,816       26,012                       70,828
  Purchased services............................................       59,302       26,688                       85,990
  Provision for bad debts.......................................       41,054       14,562                       55,616
  Other operating expenses......................................       92,828       25,483        (400)(2)      117,911
  Depreciation and amortization.................................       17,167       10,344       4,912(3)        31,635
                                                                                                  (788)(4)
  Interest......................................................       17,241       15,738       3,824(5)        36,803
  Equity in earnings of DHHS....................................                    (8,881)                      (8,881)
  Restructuring and unusual charges.............................        4,177                                     4,177
                                                                  -----------  -----------  -------------  -------------
Total costs and expenses........................................      482,620      191,986       7,548          682,154
                                                                  -----------  -----------  -------------  -------------
Income before minority interests and income taxes...............       19,013        3,647      (7,915)          14,745
Minority interests..............................................       (1,927)                                   (1,927)
                                                                  -----------  -----------  -------------  -------------
Income before income taxes......................................       17,086        3,647      (7,915)          12,818
Income taxes....................................................        7,005          277      (1,936)(6)        5,346
                                                                  -----------  -----------  -------------  -------------
Net income......................................................       10,081        3,370      (5,979)           7,472
Preferred dividends accrued.....................................                    11,331     (11,331)(7)
                                                                  -----------  -----------  -------------  -------------
Income (loss) applicable to common stock........................  $    10,081  $    (7,961) $    5,352      $     7,472
                                                                  -----------  -----------  -------------  -------------
                                                                  -----------  -----------  -------------  -------------
  Income (loss) per share.......................................               $     (1.87)                 $      0.15
                                                                               -----------                 -------------
                                                                               -----------                 -------------
Weighted average number of common and common equivalent shares
 outstanding....................................................                     4,255      46,069(8)        50,324
                                                                               -----------  -------------  -------------
                                                                               -----------  -------------  -------------
Ratio of earnings to fixed charges (9)..........................          1.8x         1.2x                         1.3x
                                                                  -----------  -----------                 -------------
                                                                  -----------  -----------                 -------------


  See notes to Paracelsus and Champion unaudited pro forma condensed combining financial statements.

                  PARACELSUS AND CHAMPION UNAUDITED PRO FORMA
                    CONDENSED COMBINING STATEMENT OF INCOME
                    FOR THE SIX MONTHS ENDED MARCH 31, 1995
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                                                             ADJUSTMENTS
                                                                  PARACELSUS    CHAMPION       FOR THE     PRO FORMA FOR
                                                                   PRO FORMA    PRO FORMA      MERGER       THE MERGER
Total operating revenues........................................  $   250,331  $    97,109  $     (200)(1)  $   347,240
Costs and expenses:
  Salaries and benefits.........................................      106,039       42,168                      148,207
  Supplies......................................................       22,082       13,703                       35,785
  Purchased services............................................       27,502       12,113                       39,615
  Provision for bad debts.......................................       19,061        7,943                       27,004
  Other operating expenses......................................       44,796       12,823        (200)(2)       57,419
  Depreciation and amortization.................................        8,665        4,413       2,456(3)        15,338
                                                                                                  (196)(4)
  Interest......................................................        8,260        6,948       1,891(5)        17,099
  Equity in earnings of DHHS....................................                    (2,363)                      (2,363)
                                                                  -----------  -----------  -------------  -------------
Total costs and expenses........................................      236,405       97,748       3,951          338,104
                                                                  -----------  -----------  -------------  -------------
Income (loss) before minority interests
 and income taxes...............................................       13,926         (639)     (4,151)           9,136
Minority interests..............................................       (1,204)                                   (1,204)
                                                                  -----------  -----------  -------------  -------------
Income (loss) before income taxes...............................       12,722         (639)     (4,151)           7,932
Income taxes (benefit)..........................................        5,215           70      (1,048)(6)        4,237
                                                                  -----------  -----------  -------------  -------------
Net income (loss)...............................................        7,507         (709)     (3,103)           3,695
Preferred dividends accrued.....................................                     2,727      (2,727)(7)
                                                                  -----------  -----------  -------------  -------------
Income (loss) applicable to common stock........................  $     7,507  $    (3,436) $     (376)     $     3,695
                                                                  -----------  -----------  -------------  -------------
                                                                  -----------  -----------  -------------  -------------
Income (loss) per share.........................................               $     (0.81)                 $      0.07
                                                                               -----------                 -------------
                                                                               -----------                 -------------
Weighted average number of common and common equivalent shares
 outstanding....................................................                     4,244      46,083(8)        50,327
                                                                               -----------  -------------  -------------
                                                                               -----------  -------------  -------------
Ratio of earnings to fixed charges (9)..........................          2.2x     --                               1.4x
                                                                  -----------  -----------                 -------------
                                                                  -----------  -----------                 -------------


  See notes to Paracelsus and Champion unaudited pro forma condensed combining financial statements.

                  PARACELSUS AND CHAMPION UNAUDITED PRO FORMA
                    CONDENSED COMBINING STATEMENT OF INCOME
                    FOR THE SIX MONTHS ENDED MARCH 31, 1996
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                                                        ADJUSTMENTS    PRO FORMA
                                                              PARACELSUS    CHAMPION      FOR THE       FOR THE
                                                               PRO FORMA    PRO FORMA      MERGER       MERGER
Total operating revenues....................................  $   265,626  $   103,089  $    (160)(1) $   368,555
Costs and expenses:
  Salaries and benefits.....................................      111,987       43,940                    155,927
  Supplies..................................................       21,604       13,113                     34,717
  Purchased services........................................       33,786       13,757                     47,543
  Provision for bad debts...................................       20,987        6,858                     27,845
  Other operating expenses..................................       46,393       13,135       (200)(2)      59,328
  Depreciation and amortization.............................        8,275        6,905      2,456(3)       17,137
                                                                                             (499)(4)
  Interest..................................................        8,863        9,187      1,636(5)       19,686
  Equity in earnings of DHHS................................                    (6,609)                    (6,609)
  Settlement costs..........................................       22,356                                  22,356
                                                              -----------  -----------  ------------  -----------
Total costs and expenses....................................      274,251      100,286      3,393         377,930
                                                              -----------  -----------  ------------  -----------
Income (loss) before minority interests
 and income taxes...........................................       (8,625)       2,803     (3,553)         (9,375)
Minority interests..........................................       (1,072)                                 (1,072)
                                                              -----------  -----------  ------------  -----------
Income (loss) before income taxes...........................       (9,697)       2,803     (3,553)        (10,447)
Income taxes (benefit)......................................       (3,976)       1,037       (802)(6)      (3,741)
                                                              -----------  -----------  ------------  -----------
Net income (loss)...........................................       (5,721)       1,766     (2,751)         (6,706)
Preferred dividends accrued.................................                     6,899     (6,899)(7)
                                                              -----------  -----------  ------------  -----------
Income (loss) applicable to common stock....................  $    (5,721) $    (5,133) $   4,148     $    (6,706)
                                                              -----------  -----------  ------------  -----------
                                                              -----------  -----------  ------------  -----------
Loss per share..............................................               $     (0.63)               $     (0.14)
                                                                           -----------                -----------
                                                                           -----------                -----------
Weighted average number of common and common equivalent
 shares outstanding.........................................                     8,121     38,880(8)       47,001
                                                                           -----------  ------------  -----------
                                                                           -----------  ------------  -----------
Ratio of earnings to fixed charges (9)......................      --               1.3x                   --
                                                              -----------  -----------                -----------
                                                              -----------  -----------                -----------


  See notes to Paracelsus and Champion unaudited pro forma condensed combining financial statements.

                            PARACELSUS AND CHAMPION
             UNAUDITED PRO FORMA CONDENSED COMBINING BALANCE SHEET
                                 MARCH 31, 1996
                                 (IN THOUSANDS)

                                                                                                         ADJUSTMENTS    PRO FORMA
                                                                            PARACELSUS    CHAMPION         FOR THE       FOR THE
                                                                            PRO FORMA   HISTORICAL(A)      MERGER        MERGER

                                                             ASSETS
Current assets:
  Cash and cash equivalents...............................................  $   3,149     $  5,670      $(53,667)(10)   $   8,819
                                                                                                          53,667(10)
  Marketable securities...................................................     10,051       --                             10,051
  Accounts receivable, less allowance for uncollectibles..................    100,015       36,407                        136,422
  Supplies................................................................      9,652        3,872                         13,524
  Deferred income taxes...................................................     26,463        2,521        18,646(11)       47,630
  Other current assets....................................................      4,918        3,769        (1,000)(12)       7,687
                                                                            ---------   -------------   -------------   ---------
    Total current assets..................................................    154,248       52,239        17,646          224,133
Property and equipment, net of accumulated depreciation...................    195,809      166,997        38,022(13)      400,828
Investment in DHHS........................................................                  52,118                         52,118
Other assets..............................................................     57,854       36,668        60,215(13)      151,737
                                                                                                          (3,000)(12)
                                                                            ---------   -------------   -------------   ---------
    Total assets..........................................................  $ 407,911     $308,022      $112,883        $ 828,816
                                                                            ---------   -------------   -------------   ---------
                                                                            ---------   -------------   -------------   ---------

                                              LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable and other current liabilities..........................  $  77,411     $ 33,655      $  4,000(14)    $ 115,066
  Current maturities of long-term debt....................................        458        2,834                          3,292
                                                                            ---------   -------------   -------------   ---------
    Total current liabilities.............................................     77,869       36,489         4,000          118,358
Long-term debt and capital lease obligations..............................    183,102      181,212        49,667(10)      413,981
Deferred income taxes.....................................................     24,607        7,394        15,589(13)       47,590
Other long-term liabilities...............................................     25,968        3,051         1,500(14)       30,519
Redeemable preferred stock................................................                  46,078       (46,078)(13)
Shareholders' equity......................................................     96,365       33,798       (21,113)(15)     218,368
                                                                                                          (9,604)(16)
                                                                                                           5,478(13)
                                                                                                         147,242(13)
                                                                                                         (33,798)(13)
                                                                            ---------   -------------   -------------   ---------
    Total liabilities and shareholders' equity............................  $ 407,911     $308,022      $112,883        $ 828,816
                                                                            ---------   -------------   -------------   ---------
                                                                            ---------   -------------   -------------   ---------


- ------------------------
(a) There are no pro forma adjustments to the Champion historical balance sheet.

  See notes to Paracelsus and Champion unaudited pro forma condensed combining financial statements.

              NOTES TO PARACELSUS AND CHAMPION UNAUDITED PRO FORMA
                    CONDENSED COMBINING FINANCIAL STATEMENTS

(1) To reflect the pro forma reduction in interest income as a result of the repayment of a $4,000,000 promissory note due to Paracelsus, which is expected to be paid in full by Dr. Krukemeyer contemporaneously with the payment of the Dividend.

(2) To reflect the pro forma reduction in other operating expenses due to the termination of the Know-how Contract upon consummation of the Merger. See "Certain Relationships and Related Transactions -- Other Transactions."

(3) To adjust depreciation and amortization expense based on the revaluation of Champion's depreciable assets and the increase in goodwill in connection with the allocated purchase price (see Note 13). The acquired assets are estimated to have an average remaining useful life of approximately 20 years based on the Company's assumption that Champion's hospital assets consist of 65% buildings and improvements and 35% equipment with the useful lives of such assets determined in accordance with Paracelsus' depreciation policy (35 years, 20 years and 10 years for buildings, improvements and equipment, respectively). Cost in excess of the fair market value of net assets acquired ("Goodwill") is amortized on a straight line basis over a 20 year period.

(4) To record the pro forma decrease in amortization of deferred financing costs associated with the Champion Credit Facility, Champion Notes and certain other Champion indebtedness. Unaudited Pro Forma Condensed Combining Statements of Income assume that no value is assigned to such deferred financing costs in connection with the purchase price allocation.

(5) To record interest expense on the pro forma increase of approximately $42,482,000 in the Existing Paracelsus Credit Facility to pay for various Merger related expenditures (See Note 10) and the pro forma issuance of the Shareholder Subordinated Note. The interest rates in effect under the Existing Paracelsus Credit Facility were 7.9% for the year ended September 30, 1995, 7.8% for the six months ended March 31, 1995, and 6.6% for the six months ended March 31, 1996. The Shareholder Subordinated Note will have an annual interest rate of 6.51%. The following table summarizes the pro forma change in interest expense.

                                                             FISCAL YEAR     SIX MONTHS ENDED
                                                                ENDED           MARCH 31,
                                                            SEPTEMBER 30,  --------------------
                                                                1995         1995       1996
                                                                      (IN THOUSANDS)
Merger related increase in Existing Paracelsus Credit
 Facility.................................................    $   3,356    $   1,657  $   1,402
Shareholder Subordinated Note.............................          468          234        234
                                                            -------------  ---------  ---------
    Pro forma adjustment..................................    $   3,824    $   1,891  $   1,636
                                                            -------------  ---------  ---------
                                                            -------------  ---------  ---------

              NOTES TO PARACELSUS AND CHAMPION UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL STATEMENTS (CONTINUED)

(6)  To reflect the pro forma  provision for income taxes at the effective  rate
     (41%)   giving  effect  to  the   acquired  operations  and  excluding  the
     amortization of Goodwill, which is non-deductible for tax purposes.

                                                           FISCAL YEAR     SIX MONTHS ENDED
                                                              ENDED           MARCH 31,
                                                          SEPTEMBER 30,  --------------------
                                                              1995         1995       1996
                                                                    (IN THOUSANDS)
Pro forma adjustments to income before income taxes.....    $   7,915    $   4,151  $   3,553
Non-deductible Goodwill amortization....................       (3,193)      (1,596)    (1,596)
                                                          -------------  ---------  ---------
                                                                4,722        2,555      1,957
Effective tax rate......................................           41%          41%        41%
                                                          -------------  ---------  ---------
  Pro forma adjustment..................................    $   1,936    $   1,048  $     802
                                                          -------------  ---------  ---------
                                                          -------------  ---------  ---------

(7) To eliminate the historical dividend requirements on the Champion Preferred Stock outstanding during the respective periods as a result of the conversion of each share of Champion Preferred Stock into two shares of Paracelsus Common Stock pursuant to the Merger.

              NOTES TO PARACELSUS AND CHAMPION UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL STATEMENTS (CONTINUED)

(8)  To  adjust common  and common equivalent  shares used  to calculate  income
     (loss) per share. The pro forma adjustment reflects the following events related to the Merger for the fiscal year ended September 30, 1995 and the six months ended March 31, 1995 and 1996 as more specifically described below:


                                                          FISCAL YEAR     SIX MONTHS ENDED
                                                             ENDED           MARCH 31,
                                                         SEPTEMBER 30,  --------------------
                                                             1995         1995       1996
                                                                   (IN THOUSANDS)
Paracelsus Stock Split of each share of Paracelsus
 Common Stock outstanding prior to the Effective Time
 of the Merger into 66,159.426 shares of Paracelsus
 Common Stock..........................................        29,772      29,772     29,772
Dilutive effect of shares of Champion Common Stock
 issued during the period in connection with (i) the
 exercise of Champion Options and Champion Warrants and
 (ii) the conversion of Champion Preferred Stock into
 Champion Common Stock in connection with Champion's
 1995 recapitalization.................................         7,613       2,809      3,892
Dilutive effect of Champion Common Stock equivalents,
 based on the treasury stock method using the
 historical stock prices of Champion Common Stock......           729         837     --    (a)
Conversion of each share of Champion Preferred Stock
 into two shares of Paracelsus Common Stock in the
 Merger................................................         5,211       9,920      5,216
Dilutive effect of Paracelsus Options to be outstanding
 upon consummation of the Merger, based on the treasury
 stock method using the historical stock prices of
 Champion Common Stock.................................         2,744       2,745     --    (a)
                                                         -------------  ---------  ---------
Pro forma adjustment...................................        46,069      46,083     38,880
                                                         -------------  ---------  ---------
                                                         -------------  ---------  ---------


       -------------------------------
        (a) Not applicable due to anti-dilutive impact.

(9) For purposes of computing the ratio of earnings to fixed charges, earnings include income before fixed charges, provision for Federal and state income taxes and minority interests. Fixed charges consist of interest expense, including amortization of financing costs and the interest component of capitalized leases and that portion of operating lease expense which management believes is representative of the interest component of rental expenses. For the six months ended March 31, 1995, Champion pro forma earnings were inadequate to cover fixed charges by $639,000. For the six months ended March 31, 1996, after giving effect to the Merger, combined pro forma earnings were inadequate to cover fixed charges by $9,375,000.

              NOTES TO PARACELSUS AND CHAMPION UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL STATEMENTS (CONTINUED)

(10) To reflect the pro forma sources and uses of cash in connection with the Shareholder Subordinated Note and other Merger-related expenditures as of March 31, 1996, summarized as follows (in thousands):

                                                                        PRO FORMA    PRO FORMA
                                                                       ADJUSTMENT   ADJUSTMENT
                                                                         TO CASH      TO DEBT
                                                                            (IN THOUSANDS)
Sources:
  Merger related increase in Existing Paracelsus Credit Facility.....   $  42,482    $  42,482
  Shareholder Subordinated Note......................................       7,185        7,185
  Repayment of Dr. Krukemeyer's promissory note due to Paracelsus....       4,000
                                                                       -----------  -----------
      Pro forma adjustment -- total sources..........................   $  53,667    $  49,667
                                                                       -----------  -----------
                                                                       -----------  -----------
Uses:
  Estimated Merger expenses..........................................   $   6,000
  Bonuses to be paid to Champion officers upon consummation of the
   Merger............................................................       3,054
  Cash compensation paid in connection with the cancellation of the
   Phantom Equity Plan (as defined below)............................      20,500
  Estimated severance and relocation costs...........................       3,000
  Paracelsus Dividend................................................      21,113
                                                                       -----------
      Pro forma adjustment -- total uses.............................   $  53,667
                                                                       -----------
                                                                       -----------

(11) To record current deferred tax assets at the effective rate (41%) resulting from the following Merger-related events (in thousands):

Compensation expense associated with the cancellation of the
 Phantom Equity Plan:
  Cash compensation...............................................  $  20,500
  Grant of Value Options..........................................     12,317
Estimated severance and relocation costs..........................      3,000
Record vesting of Paracelsus employees in SERP (as defined below)
 upon consummation of the Merger..................................      4,000
Compensation expense associated with Paracelsus Options granted to
 Paracelsus officers and directors................................      3,833
                                                                    ---------
                                                                       43,650
Income tax benefit at the effective rate of 41%...................         41%
                                                                    ---------
                                                                       17,896
Reversal of valuation allowance on Champion deferred tax assets...        750
                                                                    ---------
  Pro forma adjustment............................................  $  18,646
                                                                    ---------
                                                                    ---------

              NOTES TO PARACELSUS AND CHAMPION UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL STATEMENTS (CONTINUED)

(12) To reflect the pro forma repayment of Dr. Krukemeyer's promissory note due to Paracelsus ($1,000,000 current, $3,000,000 long-term (see Note 10)).


(13) To record the Merger using the purchase method of accounting, including the adjustment of Champion's balance sheet to reflect the estimated fair market value of its property and equipment, based on the per share market price of Champion Common Stock on April 12, 1996, the last trading day prior to the announcement of the Merger ($10.50), less a 25% discount to reflect the limited number of shares of Champion Common Stock that were freely tradable at the date of the Merger. The Merger Agreement does not specify the Champion Common Stock market price to be used in the calculation of the purchase price. The purchase price allocation reflected in the Unaudited Pro Forma Condensed Combining Balance Sheet is based upon the best information currently available without a final independent appraisal of Champion's facilities. For the purpose of allocating net acquisition costs among the Champion assets acquired, Paracelsus has tentatively allocated 35% of the excess acquisition cost over the carrying value of Champion's assets to property and equipment and 65% to Goodwill. It is the intention of Paracelsus and Champion to more fully evaluate the net assets acquired and, as a result, the allocation of acquisition cost may change. Paracelsus and Champion do not expect the final allocation of acquisition cost to be materially different from that assumed in the Unaudited Pro Forma Condensed Combining Balance Sheet. The following table summarizes the calculation of the preliminary purchase price allocation (in thousands, except market price data):


Champion common and common equivalent shares outstanding (a).........                21,856
Discounted per share price (b).......................................             $    7.88
                                                                                  ---------
Discounted market value of Champion Common Stock.....................             $ 172,225
Less proceeds from options and warrants assumed exercised............               (24,983)
                                                                                  ---------
                                                                                    147,242
Plus:      Estimated Merger expenses.................................                 6,000
           Bonuses to be paid to Champion officers upon consummation
            of the Merger............................................                 3,054
           Prior service cost of including certain Champion officers
            in SERP..................................................                 1,500
           Market value of Paracelsus Options to be granted to
            Champion officers........................................                 5,478
                                                                                  ---------
             Total purchase price....................................               163,274
Less:      Champion stockholders' equity.............................  $ (33,798)
           Champion Preferred Stock..................................    (46,078)
           Reversal of valuation allowance on Champion deferred tax
            assets (see Note 11).....................................       (750)
Plus assets not acquired:
           Champion Goodwill.........................................     21,238
           Champion deferred financing costs.........................      4,749
                                                                       ---------
           Net assets acquired.......................................               (54,639)
                                                                                  ---------
             Acquisition cost in excess of net assets acquired.......             $ 108,635
                                                                                  ---------
                                                                                  ---------

ALLOCATION OF ACQUISITION COSTS IN EXCESS OF NET ASSETS ACQUIRED:
Acquisition costs in excess of net assets acquired allocated to
 property and equipment -- 35%.......................................             $  38,022
                                                                                  ---------
                                                                                  ---------
Acquisition costs in excess of net assets acquired allocated to
 Goodwill -- 65%.....................................................             $  70,613
Less:      Champion Goodwill.........................................               (21,238)
           Champion deferred financing costs.........................                (4,749)
                                                                                  ---------
                                                                                     44,626
Pro forma increase in deferred tax liability due to step up in
 property and equipment..............................................                15,589
                                                                                  ---------
Net pro forma adjustment to Goodwill.................................             $  60,215
                                                                                  ---------
                                                                                  ---------

              NOTES TO PARACELSUS AND CHAMPION UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL STATEMENTS (CONTINUED)

- --------------------------

      (a)  Champion total common and common equivalent shares consist of the following components as of March 31, 1996:
           Shares of Champion Common Stock outstanding...........................     12,013
           Conversion of Champion Preferred Stock (each share of Champion
            Preferred Stock into two shares of Paracelsus Common Stock in the
            Merger)..............................................................      5,216
           Champion Options, Champion Warrants and subscription for Champion
            Common Stock Shares assumed exercised................................      4,627
                                                                                   ---------
           Champion total common and common equivalent shares outstanding........     21,856
                                                                                   ---------
                                                                                   ---------
      (b)  Per share discount of Champion Common Stock:
           Market price of Champion Common Stock on April 12, 1996, the last
            trading date prior to the announcement of the Merger.................  $   10.50
           Estimated discounted value due to limited liquidity of Champion Common
            Stock................................................................         75%
                                                                                   ---------
           Discounted per share price............................................  $    7.88
                                                                                   ---------
                                                                                   ---------

(14) To record a pro forma increase in current liabilities of approximately $4,000,000 in connection with the vesting of Paracelsus employees in the SERP and a pro forma increase in long-term liabilities of approximately $1,500,000 as a result of the inclusion of the certain Champion officers in the SERP.

(15) To reflect the pro forma payment of the Dividend in the amount of $21,113,000.

(16) To reflect the pro forma reduction in shareholders' equity for the following Merger-related events (in thousands):

Cash compensation paid in connection with the cancellation of the
 Phantom Equity Plan (see Note 10)................................  $  20,500
Record vesting of Paracelsus employees in SERP upon consummation
 of the Merger (see Note 14)......................................      4,000
Estimated severance and relocation costs (see Note 10)............      3,000
                                                                    ---------
    Total.........................................................     27,500
                                                                    ---------
Less income tax effect:
  Income tax benefit at the effective rate of 41%.................     11,275
  Grant of Value Options upon cancellation of Phantom Equity
   Plan...........................................................      5,050
  Options granted to Paracelsus officers..........................      1,571
                                                                    ---------
    Net income tax effect.........................................     17,896
                                                                    ---------
Pro forma adjustment to shareholders' equity......................  $   9,604
                                                                    ---------
                                                                    ---------

    The Unaudited Pro Forma Condensed Combining Statements of Income for the fiscal year ended September 30, 1995 and the six months ended March 31, 1995 and 1996, exclude the effects of the following charges resulting from the Merger (in thousands):

Total charges excluded from the Unaudited Pro Forma Condensed
 Combining Statements of Income (see Note 11)....................  $  43,650
Income tax benefit at the effective rate of 41%..................    (17,896)
                                                                   ---------
Net reduction to income (loss) applicable to common stock........  $  25,754
                                                                   ---------
                                                                   ---------

              NOTES TO PARACELSUS AND CHAMPION UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL STATEMENTS (CONTINUED)

       Loss per share would have been the following if the impact of such charges were reflected on the Unaudited Pro Forma Condensed Combining Statements of Income:


                                                                     SIX MONTHS ENDED
                                                                        MARCH 31,
                                               FISCAL YEAR ENDED   --------------------
                                              SEPTEMBER 30, 1995     1995       1996

Loss per share..............................       $   (0.39)      $   (0.47) $   (0.69)
                                                      ------       ---------  ---------
                                                      ------       ---------  ---------

    PARACELSUS UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL STATEMENTS


    The following tables present the Paracelsus Unaudited Pro Forma Condensed Combining Balance Sheet as of March 31, 1996, and the Paracelsus Unaudited Pro Forma Condensed Combining Statements of Income for the six months ended March 31, 1996 and 1995 and the fiscal year ended September 30, 1995, to reflect the effect of the acquisition by Paracelsus of the Columbia Hospitals (Pioneer, a 139-bed hospital in West Valley City, Utah, Davis, a 120-bed hospital in Layton, Utah, and Santa Rosa, a 129-bed hospital in Milton, Florida) on May 17, 1996, the sale by Paracelsus of Womans Hospital, a 111-bed hospital in Jackson, Mississippi on September 30, 1995 and the closure of the Closed Facility, Bellwood Health Center, a psychiatric facility in Bellwood, California, on April 24, 1995. The Paracelsus Unaudited Pro Forma Condensed Combining Balance Sheet assumes that the acquisition of the Columbia Hospitals occurred on March 31, 1996, and the Paracelsus Unaudited Pro Forma Combining Statements of Income assume that the acquisition of the Columbia Hospitals occurred at the beginning of each period and the sale of Womans Hospital and the closure of the Closed Facility occurred on October 1, 1994.


    Paracelsus acquired the Columbia Hospitals from Columbia for consideration consisting of $38,500,000 in cash and the exchange of the Exchanged Hospitals (Peninsula, a 119-bed hospital in Ormond Beach, Florida, Elmwood, a 135-bed hospital in Jefferson, Louisiana, and Halstead, a 190-bed hospital in Halstead, Kansas). The acquisition was accounted for as a purchase transaction. Paracelsus financed the cash portion of the acquisition of the Columbia Hospitals from borrowings under the Existing Paracelsus Credit Facility. Paracelsus also engaged in the Real Property Purchase and Sale Transaction whereby it purchased the real property of Elmwood and Halstead from a REIT, exchanged the Elmwood and Halstead real properties with Columbia for Pioneer's real property, and sold Pioneer's real property to the REIT.

    Paracelsus sold Womans Hospital to the facility's lessee for $17,800,000 in cash, which resulted in a gain of $9,189,000. In August of 1994, Paracelsus had divested the operations of Womans Hospital and entered into an operating lease agreement with the lessee, which granted the lessee the option to purchase the facility at an amount defined in the lease agreement.

    In connection with the closure of the Closed Facility, Paracelsus recorded a restructuring charge of $973,000 for employee severance benefits and contract termination costs.


    The Paracelsus Unaudited Pro Forma Condensed Combining Statement of Income for the fiscal year ended September 30, 1995 includes Paracelsus' historical results of operations for the fiscal year ended September 30, 1995 and the Columbia Hospitals' historical results of operations for the year ended December 31, 1995. The Paracelsus Unaudited Pro Forma Condensed Combining Statements of Income for the six months ended March 31, 1995 and 1996 include Paracelsus' and the Columbia Hospitals' historical results of operations for the same six-month period. The Paracelsus Unaudited Pro Forma Condensed Combining Balance Sheet includes the historical balance sheets of Paracelsus and the Columbia Hospitals as of March 31, 1996.


    The Paracelsus Unaudited Pro Forma Condensed Combining Financial Statements do not purport to present the financial position or results of operations of Paracelsus had the acquisitions occurred on the dates specified, nor are they necessarily indicative of the results of operations that may be expected in the future. The Paracelsus Unaudited Pro Forma Condensed Combining Financial Statements following are qualified in their entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements of Paracelsus and the historical combined financial statements of the Columbia Hospitals included elsewhere herein.

     PARACELSUS UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENT OF INCOME
                  FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1995
                                 (IN THOUSANDS)


                                                                                            BELLWOOD
                                                                               WOMANS        HEALTH
                                                                              HOSPITAL       CENTER
                                                                            (OCTOBER 1,    (OCTOBER 1,
                                                                              1994 TO        1994 TO
                                                   PARACELSUS   COLUMBIA     SEPTEMBER      APRIL 24,     PRO FORMA     PARACELSUS
                                                   HISTORICAL   HOSPITALS    30, 1995)        1995)      ADJUSTMENTS    PRO FORMA
Total operating revenues.........................   $509,729    $105,307       $(11,003)      $(5,706)   $(96,694)(1)   $501,633
Costs and expenses:
  Salaries and benefits..........................    209,672      39,088        --             (1,731)    (40,994)(1)    206,035
  Supplies.......................................     40,780      14,680        --                 (5)    (10,639)(1)     44,816
  Purchased services.............................     58,113      10,158        --               (594)     (8,375)(1)     59,302
  Provision for bad debts........................     39,277       7,515        --               (843)     (4,895)(1)     41,054
  Other operating expenses.......................     99,777      17,776           (265)       (4,208)    (20,252)(2)     92,828
  Depreciation and amortization..................     17,276       5,570           (622)         (183)     (4,874)(3)     17,167
  Interest.......................................     15,746       3,280        --               (228)     (1,557)(4)     17,241
  Restructuring and unusual charges..............      5,150       --           --               (973)                     4,177
                                                   ----------   ---------   ------------   -----------   ------------   ---------
Total costs and expenses.........................    485,791      98,067           (887)       (8,765)    (91,586)       482,620
                                                   ----------   ---------   ------------   -----------   ------------   ---------
Income before minority interests and income
 taxes...........................................     23,938       7,240        (10,116)        3,059      (5,108)        19,013
Minority interests...............................     (1,927)      --           --             --                         (1,927)
                                                   ----------   ---------   ------------   -----------   ------------   ---------
Income (loss) before income taxes................     22,011       7,240        (10,116)        3,059      (5,108)        17,086
Income taxes (benefit)...........................      9,024       2,869         (4,148)        1,254      (1,994)(5)      7,005
                                                   ----------   ---------   ------------   -----------   ------------   ---------
Net income (loss)................................   $ 12,987    $  4,371       $ (5,968)      $ 1,805    $ (3,114)      $ 10,081
                                                   ----------   ---------   ------------   -----------   ------------   ---------
                                                   ----------   ---------   ------------   -----------   ------------   ---------
Ratio of earnings to fixed
 charges (9).....................................       2.1x                                                                1.8x
                                                   ----------                                                           ---------
                                                   ----------                                                           ---------

   See notes to Paracelsus unaudited pro forma condensed combining financial statements.

     PARACELSUS UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENT OF INCOME
                    FOR THE SIX MONTHS ENDED MARCH 31, 1995
                                 (IN THOUSANDS)



                                   PARACELSUS    COLUMBIA      WOMANS       BELLWOOD       PRO FORMA    PARACELSUS
                                   HISTORICAL    HOSPITALS    HOSPITAL    HEALTH CENTER   ADJUSTMENTS    PRO FORMA
Total operating revenues.........   $ 252,356    $  52,136    $    (922)    $  (5,389)   $  (47,850)(1)  $ 250,331
Costs and expenses:
  Salaries and benefits..........     108,575       18,674                     (1,731)      (19,479)(1)    106,039
  Supplies.......................      21,432        7,093                         (5)       (6,438)(1)     22,082
  Purchased services.............      28,118        4,701                       (594)       (4,723)(1)     27,502
  Provision for bad debts........      19,283        3,116                       (843)       (2,495)(1)     19,061
  Other operating expenses.......      46,730        7,215         (121)       (2,261)       (6,767)(2)     44,796
  Depreciation and
   amortization..................       8,734        3,165         (309)         (129)       (2,796)(3)      8,665
  Interest.......................       7,652        1,832                       (114)       (1,110)(4)      8,260
                                   -----------  -----------  -----------  -------------  -------------  -----------
Total costs and expenses.........     240,524       45,796         (430)       (5,677)      (43,808)       236,405
                                   -----------  -----------  -----------  -------------  -------------  -----------
Income (loss) before minority
 interests and income taxes......      11,832        6,340         (492)          288        (4,042)        13,926
Minority interests...............      (1,204)      --           --            --             --            (1,204)
                                   -----------  -----------  -----------  -------------  -------------  -----------
Income (loss) before income
 taxes...........................      10,628        6,340         (492)          288        (4,042)        12,722
Income taxes (benefit)...........       4,357        2,599         (202)          118        (1,657)(5)      5,215
                                   -----------  -----------  -----------  -------------  -------------  -----------
Net income (loss)................   $   6,271    $   3,741    $    (290)    $     170    $   (2,385)     $   7,507
                                   -----------  -----------  -----------  -------------  -------------  -----------
                                   -----------  -----------  -----------  -------------  -------------  -----------
Ratio of earnings to fixed
 charges (9).....................        2.1x                                                                 2.2x
                                   -----------                                                          -----------
                                   -----------                                                          -----------


   See notes to Paracelsus unaudited pro forma condensed combining financial statements.

     PARACELSUS UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENT OF INCOME
                    FOR THE SIX MONTHS ENDED MARCH 31, 1996
                                 (IN THOUSANDS)


                                                             PARACELSUS   COLUMBIA     PRO FORMA     PARACELSUS
                                                             HISTORICAL   HOSPITALS   ADJUSTMENTS     PRO FORMA
Total operating revenues...................................  $   260,590  $  54,999  $  (49,963)(1)  $   265,626
Costs and expenses:
  Salaries and benefits....................................      113,162     21,096     (22,271)(1)      111,987
  Supplies.................................................       19,363      7,769      (5,528)(1)       21,604
  Purchased services.......................................       34,174      5,301      (5,689)(1)       33,786
  Provision for bad debts..................................       20,191      3,264      (2,468)(1)       20,987
  Other operating expenses.................................       46,906     12,849     (13,362)(2)       46,393
  Depreciation and amortization............................        7,972      3,134      (2,831)(3)        8,275
  Interest.................................................        7,685      1,377        (199)(4)        8,863
  Settlement costs.........................................       22,356     --                           22,356
                                                             -----------  ---------  --------------  -----------
Total costs and expenses...................................      271,809     54,790     (52,348)         274,251
                                                             -----------  ---------  --------------  -----------
Income (loss) before minority interests and income taxes...      (11,219)       209       2,385           (8,625)
Minority interests.........................................       (1,072)    --                           (1,072)
                                                             -----------  ---------  --------------  -----------
Income (loss) before income taxes..........................      (12,291)       209       2,385           (9,697)
Income taxes (benefit).....................................       (5,040)        86         978(5)        (3,976)
                                                             -----------  ---------  --------------  -----------
Net income (loss)..........................................  $    (7,251) $     123  $    1,407      $    (5,721)
                                                             -----------  ---------  --------------  -----------
                                                             -----------  ---------  --------------  -----------
Ratio of earnings to fixed charges (9).....................      --                                      --
                                                             -----------                             -----------
                                                             -----------                             -----------

   See notes to Paracelsus unaudited pro forma condensed combining financial statements.

        PARACELSUS UNAUDITED PRO FORMA CONDENSED COMBINING BALANCE SHEET
                                 MARCH 31, 1996
                                 (IN THOUSANDS)


                                                           PARACELSUS   COLUMBIA       PRO FORMA      PARACELSUS
                                                           HISTORICAL   HOSPITALS     ADJUSTMENTS      PRO FORMA
                                                     ASSETS
Current assets:
  Cash and cash equivalents..............................  $     3,149  $     206  $      (206)(6)    $     3,149
  Marketable securities..................................       10,051     --                              10,051
  Accounts receivable, less allowance for
   uncollectibles........................................      100,121     15,664      (15,770)(6)(7)     100,015
  Supplies...............................................       10,634      2,019       (3,001)(6)(7)       9,652
  Deferred income taxes..................................       26,463     --                              26,463
  Other current assets...................................        4,798      1,040         (920)(6)(7)       4,918
                                                           -----------  ---------     --------        -----------
    Total current assets.................................      155,216     18,929      (19,897)           154,248
Property and equipment, net of accumulated depreciation
 and amortization........................................      165,729     47,561      (17,481)(8)        195,809
Other assets.............................................       47,271     12,781       (2,198)(6)(8)      57,854
                                                           -----------  ---------     --------        -----------
    Total assets.........................................  $   368,216  $  79,271  $   (39,576)       $   407,911
                                                           -----------  ---------     --------        -----------
                                                           -----------  ---------     --------        -----------

                                      LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
  Accounts payable and other current liabilities.........  $    76,615  $   8,750  $    (7,954)(6)(7) $    77,411
  Current maturities of long-term debt and capital lease
   obligations...........................................        5,186     --           (4,728)(4)            458
                                                           -----------  ---------     --------        -----------
    Total current liabilities............................       81,801      8,750      (12,682)            77,869
Long-term debt and capital lease obligations.............      139,475     --           43,627(4)         183,102
Deferred income taxes....................................       24,607     --                              24,607
Other long-term liabilities..............................       25,968     36,324      (36,324)(6)         25,968
Shareholder's equity.....................................       96,365     34,197      (34,197)(6)         96,365
                                                           -----------  ---------     --------        -----------
    Total liabilities and shareholder's equity...........  $   368,216  $  79,271  $   (39,576)       $   407,911
                                                           -----------  ---------     --------        -----------
                                                           -----------  ---------     --------        -----------


   See notes to Paracelsus unaudited pro forma condensed combining financial statements.

               NOTES TO PARACELSUS UNAUDITED PRO FORMA CONDENSED
                         COMBINING FINANCIAL STATEMENTS

(1) To remove the historical operating results of the Exchanged Hospitals.

(2) To adjust other operating expenses for the exchange of the Exchanged Hospitals, the acquisition, sale and leaseback of the Pioneer real property, and the net change in allocated corporate overhead. Other operating expenses are estimated to decrease on a pro forma basis as follows (in thousands):

                                                                               SIX MONTHS ENDED
                                                                                   MARCH 31,
                                                         FISCAL YEAR ENDED   ---------------------
                                                         SEPTEMBER 30, 1995    1995        1996
Operating expenses related to Paracelsus Hospitals.....     $    (21,518)    $  (9,609) $  (10,454)
Payments under operating lease arrangement to REIT.....            7,051         3,555       3,526
Decrease in Columbia Hospitals allocated corporate
 overhead..............................................           (5,785)         (713)     (6,434)
                                                                --------     ---------  ----------
  Pro forma adjustment.................................     $    (20,252)    $  (6,767) $  (13,362)
                                                                --------     ---------  ----------
                                                                --------     ---------  ----------

    Paracelsus assumed there would be no incremental increase in corporate overhead as a result of the acquisition of the Columbia Hospitals and the related disposition of the Exchanged Hospitals because the overall corporate overhead after the transaction is expected to be the same as it was before the transactions.


(3) To adjust depreciation and amortization based on the revaluation of the acquired depreciable assets to fair value and the increase in Goodwill in connection with the purchase price allocation (see Note 8). The acquired assets are estimated to have an average useful life of approximately 18 years based on an allocation of the appraised values of the assets acquired and the useful lives of such assets in accordance with Paracelsus' depreciation policy (35 years, 20 years and 10 years for buildings, improvements, and equipment, respectively). The Goodwill is being amortized over a 20-year period. Depreciation and amortization are estimated to decrease on a pro forma basis, as follows (in thousands):


                                                                                 SIX MONTHS ENDED
                                                                                    MARCH 31,
                                                           FISCAL YEAR ENDED   --------------------
                                                           SEPTEMBER 30, 1995    1995       1996
Depreciation expense related to the Exchanged
 Hospitals...............................................      $   (3,381)     $  (1,626) $  (1,693)
Excess historical depreciation and amortization expense
 for the Columbia Hospitals acquired over the
 depreciation and amortization of the fair value of the
 Columbia Hospitals' assets acquired.....................          (1,579)        (1,170)    (1,138)
Adjustment for Bellwood Health Center corporate
 allocation..............................................              86         --         --
                                                                  -------      ---------  ---------
  Pro forma adjustment...................................      $   (4,874)     $  (2,796) $  (2,831)
                                                                  -------      ---------  ---------
                                                                  -------      ---------  ---------

    The net decrease in historical cost depreciation and amortization for each of the periods presented resulted from the acquisition, sale and leaseback of the Pioneer real property (See Note 2).

(4) To record the pro forma increase in the Paracelsus Existing Credit Facility and related interest expense as a result of the acquisition of the Columbia Hospitals, net of the effect of the sale of Womans Hospital (year ended September 30, 1995 only). The acquisition of the Columbia Hospitals assumes an increase in the principal amount outstanding under the Paracelsus Existing Credit Facility by $43,627,000. Such amount is comprised of $38,500,000 in cash consideration, $1,626,000 for payment of closing costs, $4,728,000 to refinance current maturities of long-term

               NOTES TO PARACELSUS UNAUDITED PRO FORMA CONDENSED
                   COMBINING FINANCIAL STATEMENTS (CONTINUED)

    debt of the Paracelsus Hospitals not assumed by Columbia, offset in part by a payment from Columbia of $1,764,000 for a net working capital deficit assumed by Paracelsus, net of a $537,000 payment for a note receivable acquired (included in Other Assets). The average interest rates in effect under the Paracelsus Existing Credit Facility were 7.90% for the fiscal year ended September 30, 1995, and 7.80% and 6.60% for the six months ended March 31, 1995 and 1996, respectively. Interest expense on a pro forma basis decreased, as follows (in thousands):


                                                                                 SIX MONTHS ENDED
                                                                                    MARCH 31,
                                                           FISCAL YEAR ENDED   --------------------
                                                           SEPTEMBER 30, 1995    1995       1996
Increase in interest expense to finance the acquisition
 of the Columbia Hospitals...............................      $    3,447      $   1,701  $   1,440
Interest expense on the Columbia Hospitals debt not
 assumed by Paracelsus...................................          (3,280)        (1,832)    (1,377)
Interest expense on the Exchanged Hospitals debt assumed
 by Columbia.............................................            (546)          (399)      (262)
Adjustment for Bellwood Health Center corporate
 allocation..............................................             228            114
Reduction in interest expense assuming the proceeds from
 the sale of Womans Hospital were applied to reduce
 Paracelsus' credit facility.............................          (1,406)          (694)
                                                                  -------      ---------  ---------
  Pro forma adjustment...................................      $   (1,557)     $  (1,110) $    (199)
                                                                  -------      ---------  ---------
                                                                  -------      ---------  ---------

(5) To reflect the pro forma provision for income taxes at the statutory rate (41%) giving effect to the hospitals acquired and divested.

(6) To remove the assets not acquired, liabilities not assumed and the shareholder's equity of the Columbia Hospitals acquired.

(7) To remove the assets and liabilities of the Exchanged Hospitals as partial consideration for the Columbia Hospitals acquired.

(8) To record the acquisition of the Columbia Hospitals using the purchase method of accounting, including adjustment of the balance sheet of the Columbia Hospitals acquired to reflect the transfer of assets of the Exchanged Hospitals and the allocation of the estimated fair values of property and equipment acquired in excess of the carrying values. The purchase price allocation

               NOTES TO PARACELSUS UNAUDITED PRO FORMA CONDENSED
                   COMBINING FINANCIAL STATEMENTS (CONTINUED) reflected in the Unaudited Pro Forma Condensed Combined Balance Sheet is based upon an independent appraisal. The following table summarizes the calculation of the purchase price allocation (in thousands):

Total cash consideration, including estimated closings costs (See
 Note 4).............................................................  $  40,126
Fair value of the Exchanged Hospitals transferred to Columbia........     31,761
                                                                       ---------
  Total estimated purchase price.....................................     71,887
Columbia's basis in property and equipment transferred to
 Paracelsus..........................................................    (47,561)
                                                                       ---------
  Excess purchase price..............................................     24,326
Purchase price allocated to Goodwill.................................    (13,069)
                                                                       ---------
  Purchase price allocated to property and equipment.................     11,257
Basis of the Exchanged Hospitals transferred to Columbia.............    (28,738)
                                                                       ---------
    Net pro forma adjustment.........................................  $ (17,481)
                                                                       ---------
                                                                       ---------
Purchase price allocated to Goodwill.................................  $  13,069
Less: Basis in Goodwill of the Exchanged Hospitals...................     (3,023)
     Columbia Hospitals long-term net assets not acquired............    (12,244)
                                                                       ---------
    Net pro forma adjustment.........................................  $  (2,198)
                                                                       ---------
                                                                       ---------

    The Real Property Purchase and Sale Transaction was accounted for as an exchange of assets between Paracelsus, Columbia and the REIT which had no effect on the Paracelsus Unaudited Pro Forma Condensed Combining Balance Sheet.


(9) For purposes of computing the ratio of earnings to fixed charges, earnings include income before fixed charges, provision for Federal and state income taxes and minority interests. Fixed charges consist of interest expense, including amortization of financing costs and the interest component of capitalized leases and that portion of operating lease expense which management believes is representative of the interest component of rental expenses. Historical and pro forma earnings were insufficient to cover fixed charges by $11,219,000 and $8,625,000, respectively, for the six months ended March 31, 1996.

   CHAMPION UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENTS OF INCOME AND
                  UNAUDITED HISTORICAL CONDENSED BALANCE SHEET


    The following tables present the Unaudited Pro Forma Condensed Combining Statements of Income for the year ended December 31, 1995 and the six months ended March 31, 1995 and 1996, to illustrate the effect of Champion's acquisition of Jordan Valley, a 50-bed hospital in West Jordan, Utah, on March 1, 1996, the acquisition of SLRMC, a 200-bed hospital in Salt Lake City, Utah, on April 13, 1995, the formation of DHHS, the partnership between the wholly owned subsidiary of Champion that owned Heartland Medical Center ("Heartland"), a 142-bed general acute care hospital in Fargo, North Dakota, and Dakota Hospital ("Dakota"), a not-for-profit corporation that owned a 199-bed general acute care hospital also in Fargo, North Dakota, effective December 31, 1994 and the AmeriHealth Merger on December 6, 1994. The Unaudited Pro Forma Condensed Combining Statements of Income assume the acquisition of Jordan Valley occurred at the beginning of each period. The Unaudited Pro Forma Condensed Combining Statements of Income for the year ended December 31, 1995 and the six months ended March 31, 1995 assume the acquisition of SLRMC occurred on January 1, 1995 and October 1, 1994, respectively. The Unaudited Pro Forma Condensed Combining Statement of Income for the six months ended March 31, 1995 assumes the formation of DHHS and the AmeriHealth Merger occurred October 1, 1994. The Unaudited Historical Condensed Balance Sheet is presented for informational purposes only.



    Jordan Valley is a 50-bed acute care hospital located in West Jordan, Utah, a suburb of Salt Lake City. Jordan Valley was acquired from Columbia in exchange for Autauga, an 85-bed acute care hospital and a 72-bed skilled nursing facility, both in Prattville, Alabama, plus preliminary cash consideration paid to Columbia of approximately $10,750,000. Cash consideration included approximately $3,750,000 for certain net working capital components, which are subject to adjustment and final settlement by the parties, and reimbursement of certain capital expenditures made previously by Columbia. The acquisition was accounted for as a purchase transaction with operations reflected in the consolidated financial statements beginning March 1, 1996.


    SLRMC is comprised of a 200-bed tertiary care hospital and five clinics and is located in Salt Lake City, Utah. SLRMC was acquired from Columbia for total consideration of approximately $61,042,000, which consisted of approximately $56,816,000 in cash and a note payable due to Columbia of approximately $1,767,000, as well as the assumption of approximately $2,459,000 in capital lease obligations. Cash consideration included approximately $11,783,000 for certain working capital components, resulting in a net purchase price of approximately $49,259,000. Champion funded the asset purchase from available cash and approximately $30,000,000 in borrowings under its then outstanding credit facility, which Champion subsequently repaid from the proceeds from the issuance of the Champion Series E Notes. The acquisition was accounted for as a purchase transaction with operations reflected in the consolidated financial statements beginning April 14, 1995.

    On December 6, 1994, Champion's predecessor merged with AmeriHealth. The AmeriHealth Merger was accounted for as a recapitalization of Champion with Champion as the acquiror (a reverse acquisition). The common shareholders of AmeriHealth received one share of Champion common stock for every 5.70358 shares of common stock of AmeriHealth and a cash distribution of $0.085 per AmeriHealth common share. The common shareholders of Champion's predecessor received one share of Champion Common Stock for each predecessor share of common stock outstanding prior to the AmeriHealth Merger. The preferred shareholders of Champion's predecessor received one share of Champion preferred stock for each predecessor share of preferred stock outstanding prior to the AmeriHealth Merger. Additionally, Champion assumed approximately $17,700,000 in debt, resulting in a net purchase price of approximately $38,876,000. The AmeriHealth Merger was accounted for as a purchase transaction. AmeriHealth owned and managed two acute care hospitals with a combined total of 265 licensed beds:
Metropolitan Hospital in Richmond, Virginia with 180 beds and Autauga Medical Center in Prattville, Alabama with 85 beds. AmeriHealth also owned a 72 bed skilled nursing facility, Autauga Health Care Center in Prattville, Alabama.

    In connection with the formation of DHHS, Champion and Dakota contributed their respective hospitals both debt and lien free (except for capitalized leases), and Champion contributed an additional $20,000,000 in cash, each in exchange for 50% ownership in DHHS. In addition, each partner contributed $2,000,000 in cash to the working capital of DHHS. A $20,000,000 special distribution was made to Dakota after capitalization of DHHS in accordance with the terms of the partnership agreement. The ownership interest acquired by each partner was based on the value of the assets contributed to DHHS. Also on December 21, 1994, Champion entered into an operating agreement with DHHS and Dakota to manage the combined operations of the two hospitals. Under the terms of the partnership agreement, Champion is obligated to advance funds to DHHS to cover any and all operating deficits of DHHS. Champion will receive 55% of the net income and distributable cash flow ("DCF") of DHHS until such time as it has recovered on a cumulative basis an additional $10,000,000 of DCF in the form of an "excess" distribution. Champion accounts for its investment in DHHS under the equity method.

    These Unaudited Pro Forma Condensed Combining Statements of Income do not purport to present the financial position or results of operations of Champion had the acquisitions occurred on the dates specified, nor are they necessarily indicative of the results of operations that may be expected in the future. The Unaudited Pro Forma Condensed Combining Statements of Income following are qualified in their entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements of Champion included elsewhere herein.

      CHAMPION UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                               CHAMPION     JORDAN     SLRMC (3
                                              HISTORICAL    VALLEY    MONTHS AND       PRO FORMA       CHAMPION
                                                 (1)       HOSPITAL    13 DAYS)       ADJUSTMENTS      PRO FORMA
Net revenue................................   $  167,520   $  20,973   $  22,438   $  (15,298)(2)(3)  $   195,633
Costs and expenses:
  Salaries and benefits....................       72,188       8,000       8,090       (6,238)(2)          82,040
  Supplies.................................       21,113       2,751       4,012       (1,864)(2)          26,012
  Purchased services.......................       23,595       2,570       2,296       (1,773)(2)          26,688
  Provision for bad debts..................       12,016       1,929       1,527         (910)(2)          14,562
  Other operating expenses.................       20,999       3,531       3,611       (2,658)(2)(4)       25,483
  Depreciation and amortization............        9,290       1,128       1,372       (1,446)(2)(5)       10,344
  Interest.................................       13,618      --              45        2,075(6)           15,738
  Equity in earnings of DHHS...............       (8,881)     --          --                               (8,881)
                                             ------------  ---------  -----------    --------         -----------
Total costs and expenses...................      163,938      19,909      20,953      (12,814)            191,986
                                             ------------  ---------  -----------    --------         -----------
Income before income taxes.................        3,582       1,064       1,485       (2,484)              3,647
Income taxes...............................          150         394         557         (824)(7)             277
                                             ------------  ---------  -----------    --------         -----------
Net income.................................        3,432         670         928       (1,660)              3,370
Preferred dividends accrued................       11,331      --          --                               11,331
                                             ------------  ---------  -----------    --------         -----------
Loss applicable to common stock............   $   (7,899)  $     670   $     928   $   (1,660)        $    (7,961)
                                             ------------  ---------  -----------    --------         -----------
                                             ------------  ---------  -----------    --------         -----------
Loss per share.............................   $    (1.86)                                             $     (1.87)
                                             ------------                                             -----------
                                             ------------                                             -----------
Weighted average number of common and
 common equivalent shares outstanding......        4,255                                                    4,255
                                             ------------                                             -----------
                                             ------------                                             -----------
Ratio of Earnings to Fixed Charges(15).....         1.2x                                                     1.2x
                                             ------------                                             -----------
                                             ------------                                             -----------


  See notes to Champion unaudited pro forma condensed combining statements of income.

      CHAMPION UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENT OF INCOME
                    FOR THE SIX MONTHS ENDED MARCH 31, 1995
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                       PRO FORMA        PRO FORMA
                                                         1994            FOR THE
                                                      ACQUISITION         1994          JORDAN
                        CHAMPION      AMERIHEALTH   AND INVESTMENT     ACQUISITION      VALLEY                    PRO FORMA
                      HISTORICAL (1)  (2 MONTHS)      ADJUSTMENTS    AND INVESTMENT    HOSPITAL       SLRMC      ADJUSTMENTS
Net revenue.........    $  61,623      $   4,683     $ (10,497)(8)(9)    $  55,809     $  11,035    $  37,144   $  (6,879)(2)(3)
Cost and expenses:
  Salaries and
   benefits.........       26,951          3,662        (3,962)(9)         26,651          4,149       14,261      (2,893)(2)
  Supplies..........        6,818          1,071        (1,304)(9)          6,585          1,300        6,895      (1,077)(2)
  Purchase
   services.........        8,804          1,195        (2,871)(9)(10)        7,128        1,006        5,030      (1,051)(2)
  Provision for bad
   debts............        5,183          1,713          (529)(9)          6,367          1,263        1,979      (1,666)(2)
  Other operating
   expenses.........        8,886            894        (1,335)(9)          8,445            884        4,323        (829)(2)
  Depreciation and
   amortization.....        3,023            366          (197)(9)(11)        3,192          718        2,402      (1,899)(2)(5)
  Interest..........        4,204            331          (145)(9)(12)        4,390                       307       2,251(6)
  Equity in earnings
   of DHHS..........       (1,478)                        (885)(9)(13)       (2,363)
                      -------------  -------------  ---------------  ---------------  -----------  -----------    -------
Total costs and
 expenses...........       62,391          9,232       (11,228)            60,395          9,320       35,197      (7,164)
                      -------------  -------------  ---------------  ---------------  -----------  -----------    -------
Income (loss) before
 income taxes.......         (768)        (4,549)          731             (4,586)         1,715        1,947         285
Income taxes
 (benefit)..........           70           (274)          274(7)              70            635          731      (1,366)(7)
                      -------------  -------------  ---------------  ---------------  -----------  -----------    -------
Net income (loss)...         (838)        (4,275)          457             (4,656)         1,080        1,216       1,651
Preferred dividends
 accrued............        2,727                                           2,727
                      -------------  -------------  ---------------  ---------------  -----------  -----------    -------
Income (loss)
 applicable to
 common stock.......    $  (3,565)     $  (4,275)    $     457          $  (7,383)     $   1,080    $   1,216   $   1,651
                      -------------  -------------  ---------------  ---------------  -----------  -----------    -------
                      -------------  -------------  ---------------  ---------------  -----------  -----------    -------
Loss per share......    $   (1.10)     $   (0.25)                       $   (1.74)
                      -------------  -------------                   ---------------
                      -------------  -------------                   ---------------
Weighted average
 number of common
 and common
 equivalent shares
 outstanding........        3,244         16,924       (15,924)(14)         4,244
                      -------------  -------------  ---------------  ---------------
                      -------------  -------------  ---------------  ---------------
Ratio of earnings to
 fixed charges
 (15)...............       --
                      -------------
                      -------------


                       CHAMPION
                       PRO FORMA
Net revenue.........   $  97,109
Cost and expenses:
  Salaries and
   benefits.........      42,168
  Supplies..........      13,703
  Purchase
   services.........      12,113
  Provision for bad
   debts............       7,943
  Other operating
   expenses.........      12,823
  Depreciation and
   amortization.....       4,413
  Interest..........       6,948
  Equity in earnings
   of DHHS..........      (2,363)
                      -----------
Total costs and
 expenses...........      97,748
                      -----------
Income (loss) before
 income taxes.......        (639)
Income taxes
 (benefit)..........          70
                      -----------
Net income (loss)...        (709)
Preferred dividends
 accrued............       2,727
                      -----------
Income (loss)
 applicable to
 common stock.......   $  (3,436)
                      -----------
                      -----------
Loss per share......   $   (0.81)
                      -----------
                      -----------
Weighted average
 number of common
 and common
 equivalent shares
 outstanding........       4,244
                      -----------
                      -----------
Ratio of earnings to
 fixed charges
 (15)...............      --
                      -----------
                      -----------


  See notes to Champion unaudited pro forma condensed combining statements of income.

      CHAMPION UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENT OF INCOME
                    FOR THE SIX MONTHS ENDED MARCH 31, 1996
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                          JORDAN
                                                             CHAMPION     VALLEY        PRO FORMA       CHAMPION
                                                           HISTORICAL(1) HOSPITAL      ADJUSTMENTS      PRO FORMA
Net revenue..............................................   $  100,366   $   8,830  $   (6,107)(2)     $   103,089
Cost and expenses:
  Salaries and benefits..................................       43,296       3,472      (2,828)(2)          43,940
  Supplies...............................................       12,730       1,174        (791)(2)          13,113
  Purchased services.....................................       13,079       1,288        (610)(2)          13,757
  Provision for bad debts................................        6,701         362        (205)(2)           6,858
  Other operating expenses...............................       12,560       2,380      (1,805)(2)(4)       13,135
  Depreciation and amortization..........................        6,335         303         267 (2)(5         6,905
  Interest...............................................        8,799      --             388(6)            9,187
  Equity in earnings of DHHS.............................       (6,609)     --                              (6,609)
                                                           ------------  ---------    --------         -----------
Total costs and expenses.................................       96,891       8,979      (5,584)            100,286
                                                           ------------  ---------    --------         -----------
Income (loss) before income taxes........................        3,475        (149)       (523)              2,803
Income taxes (benefit)...................................          447         (55)        645(7)            1,037
                                                           ------------  ---------    --------         -----------
Net income (loss)........................................        3,028         (94)     (1,168)              1,766
Preferred dividends accrued..............................        6,899      --                               6,899
                                                           ------------  ---------    --------         -----------
Loss applicable to common stock..........................   $   (3,871)  $     (94) $   (1,168)        $    (5,133)
                                                           ------------  ---------    --------         -----------
                                                           ------------  ---------    --------         -----------
Loss per share...........................................   $    (0.48)                                $     (0.63)
                                                           ------------                                -----------
                                                           ------------                                -----------
Weighted average number of common and common equivalent
 shares outstanding......................................        8,121                                       8,121
                                                           ------------                                -----------
                                                           ------------                                -----------
Ratio of earnings to fixed charges(15)...................         1.4x                                        1.3x
                                                           ------------                                -----------
                                                           ------------                                -----------


  See notes to Champion unaudited pro forma condensed combining statements of income.

             CHAMPION UNAUDITED HISTORICAL CONDENSED BALANCE SHEET
                                 MARCH 31, 1996
                                 (IN THOUSANDS)


                                           ASSETS
Current assets:
  Cash and cash equivalents......................................................  $   5,670
  Accounts receivable, less allowance for uncollectibles.........................     36,407
  Supplies.......................................................................      3,872
  Deferred income taxes..........................................................      2,521
  Other current assets...........................................................      3,769
                                                                                   ---------
    Total current assets.........................................................     52,239
Property and equipment, net of accumulated depreciation and amortization.........    166,997
Investment in DHHS...............................................................     52,118
Other assets.....................................................................     36,668
                                                                                   ---------
    Total assets.................................................................  $ 308,022
                                                                                   ---------
                                                                                   ---------

                            LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable and other current liabilities.................................  $  33,655
  Current maturities of long-term debt and capital lease obligations.............      2,834
                                                                                   ---------
    Total current liabilities....................................................     36,489
Long-term debt and capital lease obligations.....................................    181,212
Deferred income taxes............................................................      7,394
Other long-term liabilities......................................................      3,051
Redeemable preferred stock.......................................................     46,078
Stockholders' equity.............................................................     33,798
                                                                                   ---------
    Total liabilities and stockholders' equity...................................  $ 308,022
                                                                                   ---------
                                                                                   ---------


  See notes to Champion unaudited pro forma condensed combining statements of income.
 There are no pro forma adjustments to the Champion unaudited condensed balance sheet.

                     NOTES TO CHAMPION UNAUDITED PRO FORMA
                    CONDENSED COMBINING STATEMENTS OF INCOME

(1) Summarized from Champion's historical financial statements.

(2) To remove the historical operating results of Autauga.

(3) To reflect a decrease in interest earnings for the pro forma decrease in cash. This adjustment assumes that approximately $26,248,000 of SLRMC acquisition costs were paid from available cash at January 1, 1995. Interest earnings are computed at 3.35% for the six months ended March 31, 1995 and 5.63% for the period January 1, 1995 through April 13, 1995. Such percentages represent Champion's average investment rate for the period.

(4) To record a pro forma decrease of approximately $1,091,000 and $1,255,000 in management fees charged to Jordan Valley by Columbia for the year ended
    December 31, 1995, and the six months ended March 31, 1996, respectively. Champion does not believe that overhead and other costs allocable to the facility will be materially different from costs incurred historically by Champion with respect to its management of Autauga.


(5) To adjust depreciation expense for the step up in basis for the depreciable assets of Jordan Valley and SLRMC. The allocation with respect to SLRMC was based on an independent appraisal obtained by Champion and resulted in a pro forma decrease in depreciation expense of approximately $665,000 for the year ended December 31, 1995 and $1,150,000 for the six months ended March 31, 1995. With respect to Jordan Valley, the acquired assets are estimated to have an average remaining useful life of approximately 17 years based on management's assumption that an acute care hospital's assets consist of 50% buildings and 50% equipment with a 30-year life and a five-year life, respectively. Based on this preliminary allocation, depreciation expense increased approximately $190,000 and $244,000 on a pro forma basis for the year ended December 31, 1995 and the six months ended March 31, 1996, respectively and decreased approximately $59,000 for the six months ended March 31, 1995.


(6) To record interest expense on the pro forma increase in the Champion Credit Facility, the Champion Notes and notes payable as a result of its acquisitions' of Jordan Valley and SLRMC.

    With respect to Jordan Valley, the Pro Forma Condensed Combining Statement of Income assumes Champion increased the principal amount outstanding under its revolving credit facility by $10,750,000 as of January 1, 1995 and October 1, 1995. Such amount is comprised of $7,000,000 in cash consideration attributable to property and equipment and approximately $3,750,000 for certain net working capital components, which are subject to adjustment and final settlement by the parties. The average interest rates in effect under the Champion Credit Facility were 9.33% for the year ended December 31, 1995 and 8.91% and 8.81% for the six months ended 1995 and 1996, respectively.

    With respect to SLRMC, the Pro Forma Condensed Combining Statement of Income for the year ended December 31, 1995 assumes Champion financed the acquisition of SLRMC through (i) the issuance of $30,000,000 principal amount of Series E Notes at an effective annual interest rate of 11.35% and
    (ii) a note payable to Columbia in the amount of approximately $1,767,000 bearing interest at an effective annual rate of 10%. Such debentures and notes are assumed to have been issued on January 1, 1995.


    Interest expense with respect to the above increased approximately $2,094,000 on a pro forma basis for the year ended December 31, 1995 and approximately $2,270,000 and $393,000 for the six months ended March 31, 1995 and 1996, respectively, less $19,000, $19,000 and $5,000, respectively, associated with Autauga capital lease obligations.


(7) To reflect the pro forma provision for income taxes due to the inclusion of the acquired operations and, for the six months ended March 31, 1996, to eliminate the effect of fiscal 1995 net operating loss utilization on the fiscal 1996 annual period. For the year ended December 31, 1995, loss carryovers of Champion can be utilized to reduce the provision for income taxes.

(8) To reflect a decrease in interest earnings of approximately $229,000 for the pro forma decrease in cash as a result of Champion's $20,000,000 capital contribution to DHHS, its $2,000,000 contribution to DHHS working capital and with respect to the AmeriHealth Merger, the retirement of

                     NOTES TO CHAMPION UNAUDITED PRO FORMA
              CONDENSED COMBINING STATEMENTS OF INCOME (CONTINUED)



    an $8,516,000 loan held by the Resolution Trust Corporation (the "RTC Loan"), net of a discount of approximately $384,000 obtained by Champion concurrent with the AmeriHealth Merger. Such funds were assumed expended on of October 1, 1994. Interest earnings are computed at 3.35%, Champion's average investment rate for the period.


 (9)To remove the historical operating results of HMC for the three months ended December 31, 1994. Champion contributed Heartland to DHHS effective December 31, 1994.

(10)To remove approximately $1,074,000 in merger related expenses incurred by AmeriHealth.

(11)Reflects a $42,000 pro forma increase to depreciation expense based upon the step up in basis for the depreciable assets of AmeriHealth.

(12)Reflects a pro forma reduction in interest expense of approximately $136,000 related to the retirement of the RTC Loan concurrent with the AmeriHealth Merger. The Champion Unaudited Pro Forma Condensed Combining Statement of Income assumes the RTC Loan was retired from available funds on October 1, 1994.

(13)To record Champion's equity in the pro forma earnings of DHHS for the three months ended December 31, 1994. DHHS began operations effective January 1, 1995.

(14)To adjust common and common equivalent shares used to calculate loss per share. The pro forma adjustment reflects the following events:

    (a) The exchange of each 5.70358 shares of AmeriHealth common and common equivalent shares into one share of the Champion Common Stock. For the two months ended November 31, 1994, AmeriHealth's weighted average common and common equivalent shares would have decreased from 16,924,000 shares to 2,967,000 shares of the Champion Common Stock.

    (b) Champion purchased 880,000 shares of the AmeriHealth's common stock in a private transaction, which were retired concurrent with the AmeriHealth Merger, resulting in a reduction of 154,000 shares of Champion Common Stock that would have otherwise been issued.

        The common shareholders of Champion's predecessor received one share of Champion Common Stock for each predecessor share of common stock outstanding prior to the AmeriHealth Merger. The preferred shareholders of Champion's predecessor received one share of Champion preferred stock for each predecessor share of preferred stock outstanding prior to the the AmeriHealth Merger.

        The following table summarizes the adjustment to shares used in the calculation of loss per share:

Adjustment to AmeriHealth's common and common equivalent shares
 for the exchange ratio (a)......................................    (13,957)
AmeriHealth common shares canceled (b)...........................        726
Effect of shares of (i) AmeriHealth common stock issued in
 exchange for shares of AmeriHealth preferred stock during the period and (ii) Champion Common Stock issued in connection with
 the AmeriHealth Merger..........................................     (2,693)
                                                                   ---------
                                                                     (15,924)
                                                                   ---------
                                                                   ---------


(15)For purposes of computing the ratio of earnings to fixed charges, earnings include income before fixed charges, provision for Federal and state income taxes and minority interests. Fixed charges consist of interest expense, including amortization of financing costs and the interest component of capitalized leases and that portion of operating lease expense which management believes is representative of the interest component of rental expenses. Historical and pro forma earnings were inadequate to cover fixed charges by $768,000 and $639,000, respectively, for the six months ended March 31, 1995.

- ------------------------------------------------
                                ------------------------------------------------
- ------------------------------------------------
                                ------------------------------------------------

    NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, CHAMPION OR ANY OF THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION OF AN OFFER TO BUY THE NOTES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON IN ANY CIRCUMSTANCE IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR CHAMPION SINCE THE DATE HEREOF.

                           --------------------------

                               TABLE OF CONTENTS


                                                    PAGE
Prospectus Summary.............................           3
Risk Factors...................................          10
The Merger and Financing.......................          17
Use of Proceeds................................          19
Capitalization.................................          20
Company Unaudited Pro Forma Condensed Combining
 Financial Statements..........................          21
Paracelsus Selected Historical Consolidated
 Financial and Operating Data..................          28
Paracelsus Management's Discussion and Analysis
 of Financial Condition and Results of
 Operations....................................          30
Champion Selected Historical Consolidated
 Financial and Operating Data..................          35
Champion Management's Discussion and Analysis
 of Financial Condition and Results of
 Operations....................................          37
Business.......................................          43
Management.....................................          59
Executive Compensation.........................          63
Certain Relationships and Related
 Transactions..................................          70
Security Ownership of Management and Certain
 Beneficial Owners.............................          74
Description of the Notes.......................          76
Description of the New Credit Facility.........          95
Underwriting...................................          96
Validity of Notes..............................          97
Experts........................................          97
Available Information..........................          98
Index to Financial Statements and Certain Pro
 Forma Financial Statements....................         F-1



                                  $250,000,000

                                     [LOGO]

                             PARACELSUS HEALTHCARE
                                  CORPORATION

                               % SENIOR SUBORDINATED

                                 NOTES DUE 2006


                               -----------------

                                   PROSPECTUS

                               -----------------

                          DONALDSON, LUFKIN & JENRETTE
                             SECURITIES CORPORATION


                              BA SECURITIES, INC.



                       NATIONSBANC CAPITAL MARKETS, INC.


- ------------------------------------------------
                                ------------------------------------------------
- ------------------------------------------------
                                ------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


    The estimated expenses payable by the Company in connection with the issuance and distribution of the Notes to be registered hereby are as follows:



SEC registration fee...........................................  $   94,828
NASD filing fees...............................................      28,000
Printing and engraving expenses................................       *
Legal fees and expenses........................................       *
Accounting fees and expenses...................................       *
Blue Sky expenses..............................................      20,000
Trustee fees and expenses......................................       *
Miscellaneous..................................................       *
                                                                 -----------
    Total......................................................  $    *
                                                                 -----------
                                                                 -----------


- ------------------------
* To be completed by amendment.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.


    Section 317 of the California Corporations Code authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article IV of the Registrant's Amended and Restated Articles of Incorporation (Exhibit 3.1 hereto) and Article V of the Registrant's Amended and Restated Bylaws (Exhibit 3.2 hereto) provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the California Corporations Code. In addition, the Registrant has entered into Indemnification Agreements (Exhibit 10.56 hereto)  with certain of its  officers and directors. Reference  is also made to
Section 7 of the Underwriting Agreement (Exhibit 1.1 hereto) which provides for the indemnification of officers, directors and controlling persons of the Registrant against certain liabilities.


ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a) Exhibits


 1.1*      Form of Underwriting Agreement with respect to the Notes Offering between
           Paracelsus and the underwriters named therein
 2.1       Amended and Restated Agreement and Plan of Merger dated as of May 29, 1996, by and among Paracelsus, Champion and PC Merger Sub, Inc. (filed as Exhibit 2.1 to
           Champion's Current Report on Form 8-K dated June 13, 1996 and incorporated herein by reference)
 3.1*      Amended and Restated Articles of Incorporation of Paracelsus
 3.2*      Amended and Restated Bylaws of Paracelsus
 4.1*      Form of Indenture between the Company and AmSouth Bank of Alabama, as Trustee
           (including the form of certificate representing the   % Senior Subordinated Notes
           due 2006)
 4.2       Indenture, dated as of October 15, 1993, between Paracelsus and NationsBank of
           Tennessee, N.A., as Trustee (filed as an exhibit to Paracelsus' Annual Report on
           Form 10-K on December 23, 1993 and incorporated herein by reference)
 4.3*      Form of Shareholder Protection Rights Agreement between Paracelsus and the Rights
           Agent

 4.4       Series D Note and Stock Purchase Agreement, dated December 31, 1993, as amended, between Champion and the parties listed therein (filed as Exhibit 10.5 to
           Champion's Current Report on Form 8-K dated December 6, 1994 and incorporated herein by reference)
 4.5       Series E Note Purchase Agreement dated May 1, 1995, as amended, between Champion and the parties listed therein (filed as Exhibit 4.01(d) to Champion's Annual
           Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference)
 4.6       Form of Warrant issued pursuant to Champion Series E Note Purchase Agreement, dated May 1, 1995, as amended (filed as Exhibit 10.23(g) to Champion's Annual
           Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference)
 4.7       Form of Warrant issued pursuant to Champion Series D Note and Stock Purchase
           Agreement dated December 31, 1993, as amended (filed as Exhibit 10.23(f) to
           Champion's Annual Report on Form 10-K for the year ended December 31, 1994 and incorporated herein by reference)
 4.8       Amended and Restated Loan Agreement dated as of May 31, 1995, among Champion,
           Banque Paribas, as agent, and the banks named therein (filed as Exhibit 4.01(c) to
           Champion's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference)
 5.1*      Opinion of Skadden, Arps, Slate, Meagher & Flom
10.1       Promissory Note Agreement, dated May 1, 1994, between Paracelsus and Dr. Hartmut
           Krukemeyer in the amount of $5,000,000 (filed as Exhibit 4.1 to Paracelsus'
           Quarterly Report on Form 10-Q filed by Paracelsus on May 16, 1994 and incorporated herein by reference)
10.2       Indenture, dated as of October 15, 1993, between Paracelsus and NationsBank of
           Tennessee, N.A., as Trustee (filed as Exhibit 4.2 to the Registration Statement on
           Form S-1 filed by Paracelsus on August 5, 1993 (Commission File No. 33-67040) and
           incorporated herein by reference)
10.3       Note, dated as of August 23, 1994, by Dr. Manfred George Krukemeyer in favor of
           INC Capital Corporation (filed as Exhibit 4.2 to Paracelsus' Current Report on
           Form 8-K filed by Paracelsus on September 6, 1994 and incorporated herein by reference)
10.4       Pledge Agreement, dated as of August 23, 1994, by and between Dr. Manfred George
           Krukemeyer and INC Capital Corporation (filed as Exhibit 4.2 to Paracelsus'
           Current Report on Form 8-K filed by Paracelsus on September 6, 1994 and incorporated herein by reference)
10.5       Agreement and Consent, dated as of August 23, 1994, by and between Paracelsus and
           INC Capital Corporation (filed as Exhibit 4.3 to Paracelsus' Current Report on
           Form 8-K filed by Paracelsus on September 6, 1994 and incorporated herein by reference)
10.6       Agreement, dated as of August 23, 1994, by and among Dr. Manfred George
           Krukemeyer, Paracelsus, Bank of America and NationsBank (filed as Exhibit 4.4 to
           Paracelsus' Current Report on Form 8-K filed by Paracelsus on September 6, 1994 and incorporated herein by reference)
10.7       Second Amended and Restated Guaranty and Pledge Agreement, dated as of August 23,
           1994, by and among Dr. Manfred George Krukemeyer and Bank of America (filed as
           Exhibit 4.6 to Paracelsus' Current Report on Form 8-K filed by Paracelsus on
           September 6, 1994 and incorporated herein by reference)

10.8       Pooling Agreement, dated as of April 16, 1993, among PHC Funding Corp. II ("PFC
           II"), Sheffield Receivables Corporation and Bankers Trust Company, as trustee (the
           "Trustee") (filed as Exhibit 10.1 to the Registration Statement on Form S-1 filed by Paracelsus on August 5, 1993 (Commission File Number 33-67040) and incorporated herein by reference)
10.9       Servicing Agreement, dated as of April 16, 1993, among PFC II, Paracelsus and the
           Trustee (filed as Exhibit 10.2 to the Registration Statement on Form S-1 filed by
           Paracelsus on August 5, 1993 (Commission File Number 33-67040) and incorporated herein by reference)
10.10      Guarantee, dated as of April 16, 1993, by Paracelsus in favor of PFC II (filed as
           Exhibit 10.3 to the Registration Statement on Form S-1 filed by Paracelsus on
           August 5, 1993 (Commission File Number 33-67040) and incorporated herein by reference)
10.11      Form of Sale and Servicing Agreement between subsidiaries of Paracelsus (the
           "Hospitals") and PFC II (filed as Exhibit 10.4 to the Registration Statement on
           Form S-1 filed by Paracelsus on August 5, 1993 (Commission File Number 33-67040)
           and incorporated herein by reference)
10.12      Form of Subordinate Note by PFC II in favor of Hospitals (filed as Exhibit 10.5 to the Registration Statement on Form S-1 filed by Paracelsus on August 5, 1993
           (Commission File Number 33-67040) and incorporated herein by reference)
10.13      Lease, dated as of March 1, 1993, between AHP of New Orleans, Inc., as lessor, and
           Paracelsus Elmwood Medical Center, Inc., as lessee (filed as Exhibit 10.6 to the
           Registration Statement on Form S-1 filed by Paracelsus on August 5, 1993
           (Commission File Number 33-67040) and incorporated herein by reference)
10.14      Lease, dated as of June 30, 1993, between AHP of New Orleans, Inc., as lessor, and
           Paracelsus Halstead Hospital, Inc., as lessee (filed as Exhibit 10.7 to the
           Registration Statement on Form S-1 filed by Paracelsus on August 5, 1993
           (Commission File Number 33-67040) and incorporated herein by reference)
10.15      Service and Consulting Agreement, dated as of July 4, 1983, between Paracelsus and
           European Investors Inc. and Incofinas Limited (filed as Exhibit 10.14 to the
           Registration Statement on Form S-1 filed by Paracelsus on August 5, 1993
           (Commission File Number 33-67040) and incorporated herein by reference)
10.16*     The Restated Paracelsus Healthcare Corporation Supplemental Executive Retirement
           Plan
10.17*     Form of Amendment No. 1 to the Supplemental Executive Retirement Plan
10.18      Paracelsus Healthcare Corporation Phantom Equity Long-Term Incentive Plan (filed as Exhibit 10.16 to the Registration Statement on Form S-1 filed by Paracelsus on
           August 5, 1993 (Commission File Number 33-67040) and incorporated herein by reference)
10.19      Paracelsus Healthcare Corporation Annual Incentive Plan (filed as Exhibit 10.17 to the Registration Statement on Form S-1 filed by Paracelsus on August 5, 1993
           (Commission File Number 33-67040) and incorporated herein by reference)
10.20      Promissory Note, dated as of December 1, 1993, of Dr. Hartmut Krukemeyer d/b/a
           Paracelsus Klinik in favor of Paracelsus in the amount of $3,200,000 (filed as
           Exhibit 4.11 to the Registration Statement on Form S-1 filed by Paracelsus on
           August 5, 1993 (Commission File Number 33-67040) and incorporated herein by reference)

10.21      Facility Lease dated as of June 7, 1991, between Bell Atlantic Tricon Leasing
           Corporation (Landlord) and Chico Rehabilitation Hospital, Inc. (Tenant) (filed as
           Exhibit 10.1 to Paracelsus' Quarterly Report on Form 10-Q filed by Paracelsus on
           August 11, 1994 and incorporated herein by reference)
10.22      Amendment to Lease dated June 30, 1994, between Tricon Capital (Landlord) and
           Chico Rehabilitation Hospital, Inc. (Tenant)(filed as Exhibit 10.2 to Paracelsus'
           Quarterly Report on Form 10-Q filed by Paracelsus on August 11, 1994 and incorporated herein by reference)
10.23      Amendment to Lease dated June 30, 1994, between Tricon Capital (Landlord) and
           Beaumont Rehab Associates Limited Partnership (Tenant) (filed as Exhibit 10.3 to
           Paracelsus' Quarterly Report on Form 10-Q filed by Paracelsus on August 11, 1994 and incorporated herein by reference)
10.24      Amended and Restated Know-How Contract, dated as of October 1, 1994, between
           Paracelsus Klinik and Paracelsus (filed as Exhibit 10.35 to Paracelsus' Annual
           Report on Form 10-K filed by Paracelsus on December 23, 1994 and incorporated herein by reference)
10.25*     Asset Purchase Agreement, dated as of March 29, 1996, between Paracelsus and FHP,
           Inc.
10.26      Stock Purchase Agreement by and between Paracelsus and General Hospitals of Galen,
           Inc., dated as of November 28, 1995 (filed as Exhibit 10.40 to Paracelsus' Annual
           Report on Form 10-K for the fiscal year ended December 31, 1995 and incorporated herein by reference)
10.27      Asset Exchange Agreement by and between Paracelsus Halstead Hospital Inc.,
           Paracelsus Elmwood Medical Center, Inc., Paracelsus Peninsula Medical Center,
           Inc., and Paracelsus Real Estate Corporation and Pioneer Valley Hospital, Inc. and
           Medical Center of Santa Rosa, Inc., dated November 28, 1995 (filed as Exhibit
           10.41 to Paracelsus' Annual Report on Form 10-K for the fiscal year ended December
           31, 1995 and incorporated herein by reference)
10.28      Amended and Restated Partnership Agreement of Dakota/Champion Partnership dated
           December 21, 1994 (filed as Exhibit 10 to Champion's Form 8-K dated December 21,
           1994 and incorporated herein by reference)
10.29      Operating Agreement between Dakota/Champion Partnership and Champion, dated
           December 21, 1994 (filed as Exhibit 10.1 to Champion's Current Report on Form 8-K
           filed by Champion on January 5, 1995 and incorporated herein by reference)
10.30      Asset Purchase Agreement, dated January 25, 1995, as amended, among Medical
           Services of Salt Lake City, Inc., HealthTrust, Inc. -- The Hospital Company, CHC
           -- Salt Lake City, Inc. and Champion (filed as Exhibit 10.1 to Champion's Current
           Report on Form 8-K dated April 13, 1995 and incorporated herein by reference)
10.31      Second Amended and Restated Credit Agreement, dated as of December 8, 1995, among
           Paracelsus, Bank of America National Trust and Savings Association ("B of A"),
           NationsBank of Texas, N.A., The Bank of New York, Mellon Bank, N.A., Toronto-
           Diminion (Texas), Inc., Wells Fargo Bank, N.A., and the Bank of California, N.A.,
           as lenders, B of A, as lead agent for lenders, and NationsBank, as co-agent (filed as Exhibit 4.1 to Paracelsus' Current Report on Form 8-K filed by Paracelsus on
           December 12, 1995 and incorporated herein by reference)
10.32      Agreement in Contemplation of Merger, dated April 12, 1996, between Champion and the Champion investors listed therein (filed as Exhibit 10.1 to Champion's Current
           Report on Form 8-K dated April 15, 1996 and incorporated herein by reference)
10.33*     Form of Restated Champion Healthcare Corporation Founders' Stock Option Plan

10.34*     Form of License Agreement between Dr. Manfred George Krukemeyer and Paracelsus
10.35      Asset Exchange Agreement dated November 9, 1995, by and between Champion
           Healthcare Holdings, Inc., CHC-Prattville, Inc. and CHC-Nursing Center, Inc. and
           West Jordan Hospital Corporation (filed as Exhibit 10.1 to Champion's Current
           Report on Form 8-K dated March 1, 1996 and incorporated herein by reference)
10.36*     Form of Registration Rights Agreement between the Company and Park Hospital GmbH
10.37*     Form of Voting Agreement between Park Hospital GmbH and Messrs. Miller and
           VanDevender
10.38*     Form of Services Agreement between the Company and Dr. Manfred George Krukemeyer
10.39*     Form of Insurance Agreement between the Company and Dr. Manfred George Krukemeyer
10.40*     Form of Non-Compete Agreement between the Company and Dr. Manfred George
           Krukemeyer
10.41*     Form of Shareholders Agreement between the Company and Park Hospital GmbH, as guaranteed by Dr. Manfred George Krukemeyer
10.42*     Form of Dividend and Note Agreement between the Company and Park Hospital GmbH
10.43*     Form of Employment Agreement between Charles R. Miller and the Company
10.44*     Form of Employment Agreement between R.J. Messenger and the Company
10.45*     Form of Employment Agreement between James G. VanDevender and the Company
10.46*     Form of Employment Agreement between Ronald R. Patterson and the Company
10.47*     Form of Employment Agreement between Robert C. Joyner and the Company
10.48*     Form of Paracelsus Healthcare Corporation 1996 Stock Incentive Plan
10.49*     Form of Paracelsus Healthcare Corporation Executive Officer Performance Bonus Plan
10.50*     Form of Right of First Refusal Agreement Among Park Hospital GmbH, Dr. Manfred
           George Krukemeyer, R.J. Messenger, Charles R. Miller, James G. VanDevender and
           Ronald R. Patterson
10.51*     Form of Champion Healthcare Corporation 1996 Annual Bonus Plan
10.52      Subscription Agreement between Champion and James G. VanDevender dated February
           10, 1990, as amended (filed as Exhibit 10.13 to Champion's Annual Report on Form
           10-K for the year ended December 31, 1994 and incorporated herein by reference)
10.53*     Clarification Letter to the Subscription Agreement between Champion and James G.
           VanDevender dated July 12, 1996
10.54*     Form of Registration Rights Agreement among Paracelsus and certain Champion
           Investors
10.55*     Donaldson, Lufkin & Jenrette Securities Corporation Engagement Letter with
           Champion, dated July 15, 1996
10.56*     Form of Indemnity and Insurance Coverage Agreement
10.57      AmeriHealth Amended and Restated 1988 Non-Qualified Stock Option Plan (filed as
           Exhibit 10.06 to AmeriHealth's Annual Report on Form 10-K for the year ended
           December 31, 1992 and incorporated herein by reference)
10.58      Champion Employee Stock Option Plan dated December 31, 1991, as amended (filed as
           Exhibit 10.14 to Champion's Annual Report on Form 10-K for the year ended December
           31, 1994 and incorporated herein by reference)

10.59      Champion Employee Stock Option Plan No. 2 dated May 27, 1992, as amended (filed as
           Exhibit 10.15 to Champion's Annual Report on Form 10-K for the year ended December
           31, 1994 and incorporated herein by reference)
10.60      Champion Employee Stock Option Plan No. 3, dated September 1992, as amended (filed as Exhibit 10.16 to Champion's Annual Report on Form 10-K for the year ended
           December 31, 1994 and incorporated herein by reference)
10.61      Champion Employee Stock Option Plan No. 4, dated January 5, 1994, as amended
           (filed as Exhibit 10.17 to Champion's Annual Report on Form 10-K for the year ended December 31, 1994 and incorporated herein by reference)
10.62      Champion Selected Executive Stock Option Plan No. 5, dated May 25, 1995 (filed as
           Exhibit 4.12 to Champion's Current Report on Form S-8 filed on or about August 3,
           1995 and incorporated herein by reference)
10.63      Champion Directors' Stock Option Plan, dated 1992 (filed as Exhibit 10.18 to
           Champion's Annual Report on Form 10-K for the year ended December 31, 1994 and incorporated herein by reference)
10.64      Champion Healthcare Corporation Physicians Stock Option Plan (filed as Exhibit 4.2 to Champion's Current Report on Form S-8 filed on or about August 3, 1995 and incorporated herein by reference)
10.65*     Form of Paracelsus' 6.51% Subordinated Note Due 2006
11.1*      Statement re computation of per share earnings
12.1       Statement re computation of ratios
21.1*      List of Subsidiaries of Paracelsus
23.1       Consent of Ernst & Young LLP
23.2       Consent of Coopers & Lybrand L.L.P.
23.3*      Consent of Skadden, Arps, Slate, Meagher & Flom (included in Exhibit 5.1 hereto)
23.4*      Consent of James A. Conroy
23.5*      Consent of Charles R. Miller
23.6*      Consent of James G. VanDevender
23.7*      Consent of Angelo R. Mozilo
23.8*      Consent of Daryl J. White
24.1**     Power of Attorney
25.1*      Statement of Eligibility of AmSouth Bank of Alabama on Form T-1


- ------------------------
 * To be filed by amendment.


** Previously filed.


    (b) Financial Statement Schedules

    Report of Independent Auditors

  SCHEDULE     DESCRIPTION
- -------------  --------------------------------------------------------------------------------------------------------
         II    Valuation and Qualifying Accounts

ITEM 17.  UNDERTAKINGS.

    (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (b)  The Registrant undertakes that:

        (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
    (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                   SIGNATURES



    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 17th day of July, 1996.


                                          PARACELSUS HEALTHCARE CORPORATION

                                          By:          /s/ JAMES T. RUSH
                                       -----------------------------------------
                                          Name: James T. Rush
                                          Title:  Vice President, Finance and
                                                 Chief Financial Officer

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                                          TITLE                         DATE
- ------------------------------------------------------  ---------------------------------------  ----------------
                          *
     -------------------------------------------        Chairman of the Board and Director        July 17, 1996
            Dr. Manfred George Krukemeyer

                          *                             President, Chief Executive Officer,
     -------------------------------------------         Secretary and Director (principal        July 17, 1996
                    R.J. Messenger                       executive officer)

                         /s/ JAMES T. RUSH              Vice President, Finance and Chief
     -------------------------------------------         Financial Officer (principal financial   July 17, 1996
                    James T. Rush                        officer)

                          *
     -------------------------------------------        Assistant Vice President and Corporate    July 17, 1996
                     Scott Barton                        Controller (controller)

                          *
     -------------------------------------------        Director                                  July 17, 1996
                  Michael D. Hofmann

                          *
     -------------------------------------------        Director                                  July 17, 1996
                  Christian A. Lange

                *By:/s/ JAMES T. RUSH
                    James T. Rush
                   ATTORNEY-IN-FACT

                         REPORT OF INDEPENDENT AUDITORS

    We have audited the consolidated financial statements of Paracelsus Healthcare Corporation as of September 30, 1994 and 1995, and for each of the three years in the period ended September 30, 1995, and have issued our report thereon dated December 14, 1995 (included elsewhere in this Registration Statement). Our audits also included the financial statement schedule listed in
Item 21(b) of this Registration Statement. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.

    In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                          ERNST & YOUNG LLP

Los Angeles, California
December 14, 1995

                       PARACELSUS HEALTHCARE CORPORATION
                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS
                             (DOLLARS IN THOUSANDS)

                                                             ADDITIONS
                                                      ------------------------
                                         BALANCE AT   CHARGED TO     CHARGED
                                          BEGINNING    COSTS AND    TO OTHER                 BALANCE AT
                                           OF YEAR     EXPENSES    ACCOUNTS(1)  DEDUCTIONS(2) END OF YEAR
                                         -----------  -----------  -----------  -----------  -----------
Year ended September 30, 1993:
  Allowance for doubtful accounts......   $  18,867    $  26,629    $  10,034    $ (25,103)   $  30,427
                                         -----------  -----------  -----------  -----------  -----------
                                         -----------  -----------  -----------  -----------  -----------

Year ended September 30, 1994:
  Allowance for doubtful accounts......   $  30,427    $  33,110    $     342    $ (33,041)   $  30,838
                                         -----------  -----------  -----------  -----------  -----------
                                         -----------  -----------  -----------  -----------  -----------

Year ended September 30, 1995:
  Allowance for doubtful accounts......   $  30,838    $  39,277    $  (2,585)   $ (42,305)   $  25,225
                                         -----------  -----------  -----------  -----------  -----------
                                         -----------  -----------  -----------  -----------  -----------

- ------------------------
(1) Reflects recoveries of amounts previously written off.

(2) Reflects write-offs of uncollectible accounts.

                                      S-2